Filed Pursuant to Rule 424B5
Registration File No.: 333-130684

Prospectus Supplement
(To Prospectus Dated December 1, 2006)
$1,118,406,100
(Approximate)
Morgan Stanley Mortgage Loan Trust 2007-7AX
(Issuing Entity)
Mortgage Pass-Through Certificates, Series 2007-7AX
Morgan Stanley Capital I Inc.
(Depositor)
Morgan Stanley Mortgage Capital Inc.
(Sponsor and Seller)
Wells Fargo Bank, National Association
(Master Servicer)

Morgan Stanley Mortgage Loan Trust 2007-7AX is issuing nineteen classes of certificates, but is offering only seventeen of these classes of certificates through this prospectus supplement.

Each class of certificates will receive monthly distributions of interest, principal or both, commencing May 25, 2007.

You should read the section entitled “Risk Factors” starting on page S-16 of this prospectus supplement and page 6 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

The certificates represent interests in the assets of the issuing entity only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The Assets of the Issuing Entity—
•The assets of the issuing entity will consist primarily of two loan groups of adjustable-rate and hybrid adjustable-rate mortgage loans, all of which are secured by first-lien mortgages on residential real properties with original terms to maturity of up to 30 years.
The Certificates—
•The certificates will represent beneficial interests in the assets of the issuing entity, as described in this prospectus supplement.
Credit Enhancement—
•Cross-Collateralization, Subordination, Excess Interest and Overcollateralization as described in this prospectus supplement.
Interest Enhancement—
•A cap contract and an interest rate swap agreement, each as described in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchanges or on any automated quotation system of any securities association.

The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately 99.98% of the principal balance of these classes of certificates (excluding accrued interest) before the deduction of expenses payable by the depositor, estimated to be approximately $800,000.  The offered certificates, other than the Class A-R Certificates, will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about April 30, 2007.

MORGAN STANLEY
April 26, 2007

Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the certificates in two separate documents that provide more detail in progression:  (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.  If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the Mortgage Pass-Through Certificates, Series 2007-7AX in any state or other jurisdiction where the offer is not permitted.

For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic.  The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

Some of the terms used in this prospectus supplement are capitalized.  These capitalized terms have specified definitions, which can be located using the “Index of Certain Definitions” at the end of this prospectus supplement.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to Morgan Stanley Capital I Inc.

Morgan Stanley Capital I Inc.’s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(a) of the FSMA does not apply to the issuing entity; and

(b)           it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice To United Kingdom Investors

The distribution of this prospectus supplement, if made by a person who is not an authorized person under the FSMA, is being made only to, or direct only at persons, who (1) are outside the United Kingdom, (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associates, etc.”) or 19 (Investment Professionals) of the FSMA (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”).  This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons.  Any investment or investment activity to which this prospectus supplement relates, including the offered notes, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

THE SERIES 2007-7AX CERTIFICATES

						Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Moody’s
Offered Certificates
Class 1-A	$177,425,000	Floating Rate (3), (4)	Senior	Distribution Date to Distribution Date (5)	Actual/360 (6)	AAA	Aaa
Class 2-A-1	$371,063,000	Floating Rate (3), (7)	Senior, Sequential	Distribution Date to Distribution Date (5)	Actual/360 (6)	AAA	Aaa
Class 2-A-2	$232,900,000	Floating Rate (3), (8)	Senior, Sequential	Distribution Date to Distribution Date (5)	Actual/360 (6)	AAA	Aaa
Class 2-A-3	$74,359,000	Floating Rate (3), (9)	Senior, Sequential	Distribution Date to Distribution Date (5)	Actual/360 (6)	AAA	Aaa
Class 2-A-4	$75,370,000	Floating Rate (3), (10)	Senior	Distribution Date to Distribution Date (5)	Actual/360 (6)	AAA	Aaa
Class 2-A-5	$100,000,000	Floating Rate (3), (11)	Senior	Distribution Date to Distribution Date (5)	Actual/360 (6)	AAA	Aaa
Class 2-A-6	$17,883,000	Floating Rate (3), (12)	Senior	Distribution Date to Distribution Date (5)	Actual/360 (6)	AAA	Aaa
Class M-1	$16,364,000	Floating Rate (3), (13)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	AA+	Aa1
Class M-2	$13,543,000	Floating Rate (3), (14)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	AA	Aa2
Class M-3	$8,464,000	Floating Rate (3), (15)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	AA	Aa3
Class M-4	$6,771,000	Floating Rate (3), (16)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	AA-	A1
Class M-5	$5,643,000	Floating Rate (3), (17)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	A+	A2
Class M-6	$5,079,000	Floating Rate (3), (18)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	A+	A3
Class B-1	$3,950,000	Floating Rate (3), (19)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	A-	Baa1
Class B-2	$5,642,000	Floating Rate (3), (20)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	A-	Baa2
Class B-3	$3,950,000	Floating Rate (3), (21)	Subordinate	Distribution Date to Distribution Date (5)	Actual/360 (6)	BBB+	Baa3
Class A-R	$100	6.50987%	Senior, Residual	Calendar month (22)	30/360 (23)	AAA	Aaa
Non-Offered Certificates
Class OC	(24)	N/A	Subordinate	N/A	N/A	(25)	(25)
Class P	$1,000	N/A (26)	N/A	N/A	N/A	(25)	(25)

(1)	Approximate, subject to adjustment as described in this prospectus supplement.

(2)
A description of the ratings of the offered certificates is set forth under the heading “Ratings” in this prospectus supplement.  The ratings of the certificates do not address the likelihood that any prepayment interest shortfalls, relief act interest shortfalls, or basis risk carry forward amounts, each as described in this prospectus supplement, will be paid to certificateholders.

(3)
The pass-through rate for each class of LIBOR Certificates will be subject to the weighted average adjusted net rate of the mortgage loans in both loan group 1 and loan group 2, in each case minus any net payments payable to the swap counterparty (the “Pool Net WAC Cap”).  In addition, the pass-through rate for each class of group 1 senior certificates will be subject to the weighted average adjusted net rate of the mortgage loans in loan group 1, minus any net payments payable to the swap counterparty (the “Group 1 WAC Cap”), and the pass-through rate for each class of group 2 senior certificates will be subject to the weighted average adjusted net rate of the mortgage loans in loan group 2, minus any net payments payable to the swap counterparty (the “Group 2 WAC Cap,” and each of the Group 1 WAC Cap, the Group 2 WAC Cap and the Pool Net WAC Cap is referred to as a “Net WAC Cap”).  See “Description of the Certificates—Glossary” and “—Interest Distributions on the Offered Certificates” in this prospectus supplement for a description of the Pool Net WAC Cap, the Group 1 WAC Cap and the Group 2 WAC Cap.  The “Optional Termination Date” is the first distribution date on which the aggregate stated principal balance of the mortgage loans is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

(4)
The pass-through rate for the Class 1-A Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.22000%, (ii) the Pool Net WAC Cap and (iii) the Group 1 WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class 1-A Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.44000%, (ii) the Pool Net WAC Cap and (iii) the Group 1 WAC Cap.

(5)
For the May 2007 distribution date, the interest accrual period for this class of certificates will be the period commencing on the closing date and ending on the day immediately preceding that distribution date.  For any distribution date thereafter, the interest accrual period for this class of certificates will be the period commencing on the distribution date in the prior calendar month and ending on the day immediately preceding that distribution date.

(6)	Interest will accrue on this class of certificates at the rate described in this table on the basis of a 360 day year and the actual number of days that elapsed in the related interest accrual period.

(7)
The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.12000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class 2-A-1 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.24000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.

(8)
The pass-through rate for the Class 2-A-2 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.24000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class 2-A-2 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.48000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.

(9)
The pass-through rate for the Class 2-A-3 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.36000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class 2-A-3 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.72000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.

(10)
The pass-through rate for the Class 2-A-4 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.32000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class 2-A-4 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.64000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.

(11)
The pass-through rate for the Class 2-A-5 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.20000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class 2-A-5 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.40000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.

(12)
The pass-through rate for the Class 2-A-6 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.32000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class 2-A-6 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.64000%, (ii) the Pool Net WAC Cap and (iii) the Group 2 WAC Cap.

(13)
The pass-through rate for the Class M-1 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.40000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.60000% and (ii) the Pool Net WAC Cap.

(14)
The pass-through rate for the Class M-2 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.55000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.82500% and (ii) the Pool Net WAC Cap.

v

(15)
The pass-through rate for the Class M-3 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.65000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.97500% and (ii) the Pool Net WAC Cap.

(16)
The pass-through rate for the Class M-4 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.20000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-4 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.80000% and (ii) the Pool Net WAC Cap.

(17)
The pass-through rate for the Class M-5 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.50000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-5 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.25000% and (ii) the Pool Net WAC Cap.

(18)
The pass-through rate for the Class M-6 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.00000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-6 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 3.00000% and (ii) the Pool Net WAC Cap.

(19)
The pass-through rate for the Class B-1 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.50000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 3.75000% and (ii) the Pool Net WAC Cap.

(20)
The pass-through rate for the Class B-2 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.50000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 3.75000% and (ii) the Pool Net WAC Cap.

(21)
The pass-through rate for the Class B-3 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.50000% and (ii) the Pool Net WAC Cap.  Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 3.75000% and (ii) the Pool Net WAC Cap.

(22)	The interest accrual period for this class of certificates and any distribution date will be the calendar month before the month of that distribution date.

(23)	Interest will accrue for this class of certificates at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(24)
The class principal balance of the Class OC Certificates for any distribution date will be equal to the aggregate stated principal balance of the mortgage loans minus the aggregate class principal balance of the LIBOR Certificates as of that distribution date.  As of the closing date, the class principal balance of the Class OC Certificates is expected to equal approximately $10,157,893.  The Class OC Certificates are not entitled to receive any distributions of interest.

(25)	The depositor has not requested that this class of certificates be rated by this rating agency.

(26)	The Class P Certificates will receive all payments in respect of prepayment penalties on the mortgage loans and are not entitled to receive any distributions of interest.

TRANSACTION PARTIES OVERVIEW

The following diagram illustrates the various parties involved in this transaction and their respective functions:

Wilmington Finance, Inc (Originator)
Originators of less than 10% of the Mortgage Loans
Mortgage Loans
$
Morgan Stanley Mortgage Capital Inc. (Originator and Sponsor)
Mortgage Loans
Morgan Stanley Capital Services Inc. (as Swap Counterparty)
Morgan Stanley Capital I Inc. (Depositor)
Net Swap Receipts
Net Swap Payments to the Swap Counterparty
Mortgage Loans
Certificates
Morgan Stanley Mortgage Loan Trust 2007-7AX (Issuing Entity) LaSalle Bank National Association (Trustee)
Custody of mortgage loan files
LaSalle Bank National Association (Custodian)
Payment of certain interest shortfalls on the LIBOR certificates
Morgan Stanley Capital Services Inc. (as Cap Counterparty)
Master Servicer pays Trustee fee out of master servicing compensation
Master Servicing Compensation
Master Servicing and Securities Administration
Master Servicer pays Custodian fees out of master servicing compensation
Wells Fargo Bank, N.A. (Master Servicer and Securities Administrator)
Servicing Fee (payable out of interest paid on the
Primary Mortgage Loan Servicing
GMAC Mortgage, LLC (Servicer)
GreenPoint Mortgage Funding, Inc. (Servicer)
HSBC Mortgage Corporation (USA) (Servicer)
National City Mortgage (Servicer)
Wells Fargo Bank, N.A. (Servicer)
Wachovia Mortgage Corporation (Servicer)

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-16
Certificates May Not Be Appropriate for Individual Investors	S-16
Credit Enhancement May Not Be Adequate	S-17
There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields	S-19
Your Yield Will Be Affected By The Interest-Only Feature Of Most Of The Mortgage Loans	S-20
Your Yield May Be Affected By Changes In Interest Rates	S-21
Your Yield Will Be Affected By How Mortgage Loan Interest Rate Adjustments Are Limited	S-21
Information Regarding Historical Performance of Other Mortgage Loans May Not be Indicative of the Performance of the Mortgage Loans Owned by the Issuing Entity	S-21
The Pass-Through Rates on the Offered Certificates Are Subject to Weighted Average Net Rate Caps	S-21
The Pass-Through Rates on the LIBOR Certificates Are Sensitive to One-Month LIBOR	S-22
The Swap Agreement and the Cap Contract will be Subject to Counterparty Risk	S-22
High Balance Mortgage Loans Pose Special Risks	S-23
High Loan-To-Value Ratios Increase Risk of Loss	S-23
Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property	S-24
Inadequacy of Value of Properties Could Affect Severity of Losses	S-24
Bankruptcy of Borrowers May Adversely Affect Distributions on the Certificates	S-24
There Are Risks in Holding Subordinated Certificates	S-25
Excess Interest from the Mortgage Loans May Not Provide Adequate Credit Enhancement to the Related Certificates	S-26
Geographic Concentration Could Increase Losses on The Mortgage Loans	S-26
Hurricane Katrina And Its Aftermath May Pose Special Risks	S-27
Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates	S-27
Recourse on Defective Mortgage Loans Is Limited; Limited Recourse	S-27
Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates	S-28
You Could be Adversely Affected by Violations of Consumer Protection Laws	S-28
Failure of Servicers and Master Servicer to Perform May Adversely Affect Distributions on Certificates	S-29
The Servicing Compensation May Be Insufficient To Engage Replacement Servicers or Master Servicer	S-29
Your Yield May be Affected if There is a Transfer of Servicing of Certain Mortgage Loans	S-29
Limited Liquidity May Adversely Affect Market Value of Certificates	S-29
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-30
Military Action and Terrorist Attacks	S-30
Risks Related to the Class A-R Certificates	S-30
FORWARD-LOOKING STATEMENTS	S-31
DESCRIPTION OF THE MORTGAGE LOANS	S-32
General	S-32
Tabular Characteristics of the Mortgage Loans	S-36
Assignment of the Mortgage Loans; Representations and Warranties Relating to the Mortgage Loans	S-54
Loan Purchasing Guidelines and/or Underwriting Standards	S-56
Loan Purchasing Guidelines—Morgan Stanley Mortgage Capital Inc.	S-56
THE SERVICERS	S-57
General	S-57
GMAC Mortgage, LLC	S-57
SERVICING OF THE MORTGAGE LOANS	S-60
Servicing and Collection Procedures	S-60
Servicing Compensation and Payment of Expenses; Master Servicing Compensation; Administrative Fees	S-61
Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans	S-65
Advances	S-65
Evidence as to Compliance	S-66

Master Servicer Default; Servicer Default	S-66
Resignation of the Master Servicer or a Servicer; Assignment and Merger	S-67
Eligibility Requirements for Trustee and Securities Administrator; Resignation and Removal of Trustee or Securities Administrator	S-67
Seller’s Retention of Servicing Rights	S-68
THE SPONSOR	S-69
STATIC POOL INFORMATION	S-70
THE DEPOSITOR	S-70
THE ISSUING ENTITY	S-71
THE TRUSTEE	S-71
THE MASTER SERVICER AND SECURITIES ADMINISTRATOR	S-72
THE SWAP COUNTERPARTY AND CAP COUNTERPARTY	S-73
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-73
DESCRIPTION OF THE CERTIFICATES	S-74
General	S-74
Senior Certificates	S-74
Subordinated Certificates	S-74
Class P Certificates	S-75
Designations	S-75
Forms and Denominations of Offered Certificates; Distributions to Certificates	S-76
Book-Entry Certificates	S-77
Physical Certificates	S-79
Calculation of One-Month LIBOR	S-79
Payments on Mortgage Loans; Accounts	S-80
Investments of Amounts Held in Accounts	S-81
Priority of Distributions Among Certificates	S-81
Priority of Distributions	S-84
Glossary	S-85
Interest Distributions on the Offered Certificates	S-95
Principal Distributions on the Offered Certificates	S-96
Allocation of Principal Payments to the Class A Certificates	S-97
Net Monthly Excess Cashflow and Overcollateralization Provisions on the Offered Certificates	S-99
The Derivative Account	S-100
The Cap Contract	S-102
The Swap Agreement	S-103
Subordination and Allocation of Losses on the Offered Certificates	S-106
Residual Certificates	S-107
Reports to Certificateholders	S-107
Last Scheduled Distribution Date	S-110
Structuring Assumptions	S-110
Depositor’s Option to Purchase Breached Mortgage Loans	S-120
Auction and Optional Termination of the Offered Certificates	S-120
Voting Rights	S-121
Amendment	S-121
Certain Matters Regarding the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Custodians and the Trustee	S-122
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE	S-123
General	S-123
Prepayment Considerations and Risks	S-123
Overcollateralization	S-124
Interest Shortfalls and Realized Losses	S-125
Pass-Through Rates	S-125
Weighted Average Lives of the Offered Certificates	S-126
Decrement Tables	S-127
Hypothetical Available Funds and Supplemental Interest Rate Cap Tables	S-132
USE OF PROCEEDS	S-137
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-137
General	S-137
Taxation of Regular Certificates	S-137
The Class A-R Certificates	S-139
OTHER TAXES	S-140
ERISA MATTERS	S-141
METHOD OF DISTRIBUTION	S-144
LEGAL MATTERS	S-144
RATINGS	S-144
INDEX OF CERTAIN DEFINITIONS	S-146
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1
ANNEX II CAP CONTRACT AND SWAP AGREEMENT SCHEDULES	II-1

PROSPECTUS

SUMMARY OF PROSPECTUS	1
RISK FACTORS	6
DESCRIPTION OF THE TRUST FUNDS	29
Assets	29
Mortgage Loans	29
Mortgage-Backed Securities	31
Government Securities	32
Accounts	33
Credit Support	33
Cash Flow Agreements and Derivatives	33
USE OF PROCEEDS	34
YIELD CONSIDERATIONS	34
General	34
Pass-Through Rate	34
Timing of Payment of Interest	34
Payments of Principal; Prepayments	35
Prepayments, Maturity and Weighted Average Life	36
Other Factors Affecting Weighted Average Life	37
THE DEPOSITOR	38
THE SPONSOR	39
STATIC POOL INFORMATION	39
ISSUING ENTITY	39
DESCRIPTION OF THE CERTIFICATES	39
General	39
Categories of Classes of Certificates	40
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	42
LIBOR	42
COFI	43
Treasury Index	44
Prime Rate	45
Distributions	45
Available Distribution Amount	46
Distributions of Interest on the Certificates	46
Distributions of Principal of the Certificates	47
Components	47
Distributions on the Certificates of Prepayment Premiums	47
Allocation of Losses and Shortfalls	47
Advances in Respect of Delinquencies	47
Reports to Certificateholders	48
Termination	50
Book-Entry Registration and Definitive Certificates	51
Exchangeable Securities	54
DESCRIPTION OF THE AGREEMENTS	57
Assignment of Assets; Repurchases	57
Representations and Warranties; Repurchases	59
Certificate Account and Other Collection Accounts	60
Pre-Funding Account	63
Collection and Other Servicing Procedures	64
Subservicers	65
Realization Upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	67
Fidelity Bonds and Errors and Omissions Insurance	69
Due-on-Sale Provisions	69
Retained Interest; Servicing Compensation and Payment of Expenses	69
Evidence as to Compliance	70
Matters Regarding a Master Servicer and the Depositor	70
Events of Default	72
Rights Upon Event of Default	72
Amendment	73
The Trustee	74
Duties of the Trustee	74
Matters Regarding the Trustee	74
Resignation and Removal of the Trustee	74
DESCRIPTION OF CREDIT SUPPORT	75
General	75
Subordinate Certificates	76
Cross-Support Provisions	76
Insurance or Guarantees for the Mortgage Loans	76
Letter of Credit	76
Insurance Policies and Surety Bonds	76
Reserve Funds	77
Derivative Products	77
Credit Support for Mortgage-Backed Securities	77
LEGAL ASPECTS OF MORTGAGE LOANS	78
General	78
Types of Mortgage Instruments	78
Interest in Real Property	79
Cooperative Loans	79
Foreclosure	80
Junior Mortgages	84
Anti-Deficiency Legislation and Other Limitations on Lenders	84
Environmental Legislation	85
Due-on-Sale Clauses	85
Prepayment Charges	86
Subordinate Financing	86
Applicability of Usury Laws	86
Alternative Mortgage Instruments	87
Servicemembers’ Civil Relief Act	88
Forfeiture for Drug, RICO and Money Laundering Violations	88
FEDERAL INCOME TAX CONSEQUENCES	89
General	89
Grantor Trust Funds	89
a. Single Class of Grantor Trust Certificates	89

x

b. Multiple Classes of Grantor Trust Certificates	93
c. Sale or Exchange of a Grantor Trust Certificate	96
d. Non-U.S. Persons	97
e. Information Reporting and Backup Withholding	97
REMICS	98
a. Taxation of Owners of REMIC Regular Certificates	100
b. Taxation of Owners of REMIC Residual Certificates	108
Prohibited Transactions and Other Taxes	113
Liquidation and Termination	114
Administrative Matters	114
Tax-Exempt Investors	114
Residual Certificate Payments – Non-U.S. Persons	114
Tax Related Restrictions on Transfers of REMIC Residual Certificates	115
Reportable Transactions	117
Taxation of Classes of Exchangeable Securities	118
STATE TAX CONSIDERATIONS	118
ERISA CONSIDERATIONS	119
General	119
Prohibited Transactions	119
Review by Plan Fiduciaries	122
LEGAL INVESTMENT	123
PLAN OF DISTRIBUTION	124
LEGAL MATTERS	126
FINANCIAL INFORMATION	126
RATING	126
INCORPORATION OF INFORMATION BY REFERENCE	126
GLOSSARY OF TERMS	128

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  To understand the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, distribution priorities and other information to aid your understanding, you should carefully read the full descriptions of the calculations, distribution priorities and other information in this prospectus supplement and the accompanying prospectus before making an investment decision.

Relevant Parties

See “Transaction Parties Overview” in this prospectus supplement for a diagram that illustrates the various parties involved in the transaction and their functions.

Issuing Entity

Morgan Stanley Mortgage Loan Trust 2007-7AX.  The issuing entity will be established under a pooling and servicing agreement, dated as of the cut-off date, among Morgan Stanley Capital I Inc., as depositor, Morgan Stanley Mortgage Capital Inc., as seller, Wells Fargo Bank, National Association, as master servicer and securities administrator, and LaSalle Bank National Association, as trustee.  The issuing entity will be a common law trust formed under the laws of the State of New York.

Depositor

Morgan Stanley Capital I Inc., a Delaware corporation.  The depositor’s address is 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.  See “The Depositor” in this prospectus supplement and in the accompanying prospectus.

Sponsor and Seller

Morgan Stanley Mortgage Capital Inc., a New York corporation.  The sponsor and seller is an affiliate of the depositor, of Morgan Stanley & Co. Incorporated, the underwriter, and of the swap counterparty and cap counterparty.  The sponsor’s and seller’s address is 1221 Avenue of the Americas, New York, New York 10020.  See “Description of the Mortgage Loans—Assignment of the Mortgage Loans; Representations and Warranties Relating to the Mortgage Loans” and “The Sponsor” in this prospectus supplement.

Master Servicer, Securities Administrator and Auction Administrator

Wells Fargo Bank, National Association, a national banking association will act as master servicer, securities administrator, and in its capacity as securities administrator, as auction administrator under the pooling and servicing agreement.  Wells Fargo’s offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for certificate transfer purposes, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland, 21045.  See “Servicing of the Mortgage Loans” and “The Master Servicer and Securities Administrator” in this prospectus supplement.

Originators

The sponsor previously acquired the mortgage loans from various qualified correspondent lenders, other mortgage loan sellers who originated less than 10% of the mortgage loans and the following originator which originated 10% or more of the mortgage loans in a loan group:

•	Wilmington Finance Company
401 Plymouth Road, Suite 400
Plymouth Meeting, Pennsylvania 19462

On the closing date, the sponsor will sell all of its interest in the mortgage loans (other than the servicing rights on the mortgage loans serviced by GMAC Mortgage, LLC) to the depositor.

Servicers

The following entities will initially act as the direct servicers of the mortgage loans:

•	GMAC Mortgage, LLC
100 Witmer Road
Horsham, Pennsylvania 19044

See “The Servicers—GMAC Mortgage, LLC” in this prospectus supplement.

•	GreenPoint Mortgage Funding, Inc.,
100 Wood Hollow Drive
Novato, California 94945

•	HSBC Mortgage Corporation (USA)
2929 Walden Ave
Depew, New York 14043

•	National City Mortgage Co.
3232 Newmark Drive
Miamisburg, Ohio  45342

•	Wachovia Mortgage Corporation
1100 Corporate Center Drive
Raleigh, North Carolina 27607

•	Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-0001

We refer you to “Servicing of the Mortgage Loans” in this prospectus supplement for more information.

Trustee and Custodian

LaSalle Bank National Association having an address at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603; Attn:  Global Securities and Trust Services MSM-2007-7AX will be the trustee.  The Trustee will also act as custodian of the mortgage loans.  LaSalle Bank National Association’s custodial offices are located at 2571 Busse Road, Suite 200, Elk Grove Village Illinois 60007.  See “The Trustee” in this prospectus supplement.

Rating Agencies

Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. will issue ratings with respect to the offered certificates.

Cap Counterparty and Swap Counterparty

Morgan Stanley Capital Services Inc. See “The Swap Counterparty and Cap Counterparty” in this prospectus supplement

Relevant Dates

Cut-off Date

April 1, 2007.

Closing Date

On or about April 30, 2007.

Distribution Date

The 25th day of each month or, if that day is not a business day, the next business day, beginning May 25, 2007.

Interest Accrual Period

For the LIBOR Certificates and the May 2007 distribution date, the period commencing on the closing date and ending on the day immediately preceding that distribution date.  For the LIBOR Certificates and any distribution date thereafter, the period commencing on the distribution date in the prior calendar month and ending on the day immediately preceding that distribution date.  For each other class of certificates and any distribution date, the calendar month immediately prior to the month in which the relevant distribution date occurs.  Interest is required to be calculated on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in that interest accrual period, and on each other class of certificates on the basis of a 360-day year consisting of twelve 30-day months.

Record Date

For the LIBOR Certificates and any distribution date, the business day immediately preceding that distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.  For each other class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.

Last Scheduled
Distribution Date

The last scheduled distribution date is the distribution date occurring in April 2037, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.  The actual final distribution date of any class of certificates may be earlier or later, and could be substantially earlier, than such class’ last scheduled distribution date.

Offered Certificates

We are offering the classes of certificates in the approximate original principal balance set forth on page iv of this prospectus supplement, subject to a permitted variance of plus or minus 5%.

The certificates will consist of a total of nineteen classes.  The Class OC and Class P Certificates are not being offered through this prospectus supplement and the accompanying prospectus.

Interest Distributions

The offered certificates will bear interest at the per annum rates calculated as set forth or described on pages v and vi of this prospectus supplement.

The actual amount of interest you receive on your certificates on each distribution date will depend on:

•	the amount of interest accrued on your certificates;

•	the total amount of funds available for distribution to your certificates;

•	the amount of any interest accrued at the related pass-through rate not paid on your certificates on earlier distribution dates.

See “Description of the Certificates” in this prospectus supplement.

Principal Distributions

On each distribution date, one or more classes of the offered certificates will be entitled to distributions of principal.  See “Description of the Certificates Principal Distributions on the Offered Certificates” in this prospectus supplement for a detailed discussion of the amount and timing of principal distributions.

Distribution Priorities

As more fully described in this prospectus supplement, payments to the swap counterparty will be made on each distribution date from and including the distribution date in April 2008 to and including the distribution date in February 2012 from the available distribution amount from all of the mortgage loans, distributions on the group 1 senior certificates and group 2 senior certificates will be made on each distribution date primarily from the remaining available distribution amount of the related loan group for such distribution date and under certain circumstances from the remaining available distribution amount of the other loan group for such distribution date.  Thereafter, the remaining available distribution amount will be used to make distributions on the subordinated certificates.  These distributions will be made in the following order of priority:

1.  Distributions of Interest

from the interest remittance amount for both loan group 1 and loan group 2, to the derivative account for certain payments to the swap counterparty;

 $

 concurrently and pro rata:
•
from the remaining interest remittance amount for loan group 1, to current interest and unpaid interest from prior distribution dates (other than any basis risk carry forward amounts) concurrently on each class of group 1 senior certificates, pro rata, and

•
from the remaining interest remittance amount for loan group 2, to current interest and unpaid interest from prior distribution dates (other than any basis risk carry forward amounts) concurrently on each class of group 2 senior certificates, pro rata, in each case up to the  amount of interest to be distributed to those classes on that distribution date;

 $

 concurrently and pro rata:
•
from the remaining interest remittance amount for loan group 1, to any remaining current interest and unpaid interest from prior distribution dates (other than any basis risk carry forward amounts) on each class of group 2 senior certificates, pro rata, and

•
from the remaining interest remittance amount for loan group 2, to any remaining current interest and unpaid interest from prior distribution dates (other than any basis risk carry forward amounts) on each class of group 1 senior certificates, pro rata, in each case up to the amount of interest to be distributed to those classes on that distribution date; and

$

 from the remaining interest remittance amount for both loan group 1 and loan group 2, sequentially, to current interest on the subordinated certificates, in the order of their priorities of payment, in each case up to the amount of interest to be distributed to those classes on that distribution date.

2.  Distributions of Principal

from the principal distribution amount for both loan group 1 and loan group 2, to the derivative account for certain payments to the swap counterparty remaining unpaid;

$

 concurrently:
•	from the remaining principal distribution amount for loan group 1, to each class of group 1 senior certificates then entitled to receive distributions of principal, and
•	from the remaining principal distribution amount for loan group 2, to each class of group 2 senior certificates then entitled to receive distributions of principal, in each case up to the amount of principal to be distributed to those classes on that distribution date;

 $

 concurrently:
•
from the remaining principal distribution amount for loan group 1, to each class of group 2 senior certificates still entitled to receive distributions of principal after the application of the principal distribution amount for loan group 2 for that distribution date, and

•
from the remaining principal distribution amount for loan group 2, to each class of group 1 senior certificates still entitled to receive distributions of principal after the application of the principal distribution amount for loan group 1 for that distribution date, in each case up to the amount of principal to be distributed to those classes on that distribution date; and

 $

 from the remaining principal distribution amount for both loan group 1 and loan group 2, sequentially, to principal on the subordinated certificates, in the order of their priorities of payment, in each case up to the amount of principal to be distributed to those classes on that distribution date.

3.  Distributions of Net Monthly Excess Cashflow

 from net monthly excess cashflow, to unpaid interest shortfall amounts (other than any basis risk carry forward amounts) and allocated unreimbursed realized loss amounts, in that order, sequentially, to the subordinated certificates, in the order of their priorities of payment;

 $

 from the remaining net monthly excess cashflow, to basis risk carry forward amounts on each class of senior certificates (other than the Class A-R Certificates), pro rata;

$

 from the remaining net monthly excess cashflow, to basis risk carry forward amounts sequentially, to the subordinated certificates, in the order of their priorities of payment;

$

 from the remaining net monthly excess cashflow, to prepayment interest and Relief Act shortfalls on each class of senior certificates (other than the Class A-R Certificates), pro rata;

 $

 from the remaining net monthly excess cashflow, to prepayment interest and Relief Act shortfalls sequentially, to the subordinated certificates, in the order of their priorities of payment; and

 $

 from the remaining net monthly excess cashflow, to the Class OC Certificates.

4.  Distributions of Amounts Received under Cap Contract

As more fully described in this prospectus supplement, on each distribution date to and including the distribution date in March 2008 amounts received under the cap contract will be distributed to the LIBOR Certificates in the following order of priority:

 from amounts on deposit in the derivative account, concurrently, to interest carry forward amounts on each class of LIBOR Certificates, pro rata, based upon their respective class principal balances immediately prior to that distribution date;

 $

 from the remaining amounts on deposit in the derivative account, concurrently, to interest carry forward amounts on each class of LIBOR Certificates, pro rata, based upon their respective remaining interest carry forward amounts;

 $

 from the remaining amounts on deposit in the derivative account, concurrently, to basis risk carry forward amounts on each class of LIBOR Certificates, pro rata, based upon their respective class principal balances immediately prior to that distribution date; and

$

 from the remaining amounts on deposit in the derivative account, concurrently, to basis risk carry forward amounts on each class of LIBOR Certificates, pro rata, based upon their respective remaining basis risk carry forward amounts.

5.  Distributions of Amounts Received under the Swap Agreement

As more fully described in this prospectus supplement, on each distribution date from and including the distribution date in April 2008 to and including the distribution date in February 2012 amounts received under the swap agreement will be distributed to the LIBOR Certificates in the following order of priority:

 from amounts on deposit in the derivative account, to the swap counterparty for certain amounts owed to the swap counterparty remaining unpaid;

 $

 from the remaining amounts on deposit in the derivative account, to unpaid interest shortfall amounts (other than any basis risk carry forward amounts) on each class of senior certificates (other than the Class A-R Certificates), pro rata;

 $

 from the remaining amounts on deposit in the derivative account, to distributions of principal in accordance with the distribution priorities in effect on that distribution date, sequentially, to the LIBOR Certificates, in the order of their priorities of payment, in an amount up to the amount necessary to maintain the required level of overcollateralization for that distribution date;

 $

 from the remaining amounts on deposit in the derivative account, to remaining basis risk carry forward amounts on the senior certificates (other than the Class A-R Certificates), concurrently, in an amount up to their pro rata portion of amounts remaining on deposit in the derivative account;

$

 from the remaining amounts on deposit in the derivative account, to remaining basis risk carry forward amounts on the subordinated certificates, sequentially, in each case in an amount up to their pro rata portion of amounts remaining on deposit in the derivative account;

 $

 from the remaining amounts on deposit in the derivative account, to remaining basis risk carry forward amounts, concurrently, to the LIBOR Certificates, pro rata;

 $

 from the remaining amounts on deposit in the derivative account, to the swap counterparty for certain amounts owed to the swap counterparty remaining unpaid; and

 $

 from the remaining amounts on deposit in the derivative account, to the Class OC Certificates.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the offered certificates on any distribution date will generally consist of the following amounts (subject to fees and expenses to be netted as described below):

•
all scheduled installments of interest (net of the related fees and expenses and net of net swap payments paid to the swap counterparty) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the applicable servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans;

•	partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment and the compensating interest payable by the related servicer;

•	any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the depositor, the seller or the related originator; and

•	any net swap receipts received from the swap counterparty and amounts received under the cap contract from the cap counterparty.

Relationship Between Loan Groups and Certificate Groups

The certificates with a “1” prefix are sometimes referred to in this prospectus supplement as the group 1 certificates and they are related to the mortgage loans in loan group 1.  The certificates with a “2” prefix are sometimes referred to in this prospectus supplement as the group 2 certificates and they are related to the mortgage loans in loan group 2.  The subordinated certificates and the Class A-R, Class OC and Class P Certificates are related to the mortgage loans in loan group 1 and loan group 2.  The subordinated certificates, together with the group 1 certificates, group 2 certificates and Class A-R Certificates, are sometimes referred to in this prospectus supplement as the offered certificates, and the group 1 and group 2 mortgage loans in the aggregate are sometimes referred to in this prospectus supplement as the mortgage loans.  The offered certificates, other than the Class A-R Certificates, are sometimes referred to in this prospectus supplement as the LIBOR Certificates.  The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

See “Description of the Certificates—General” and “—Book-Entry Certificates” in this prospectus supplement, “Description of the Mortgage Loans—General” in this prospectus supplement and “Description of the Trust Funds—Mortgage Loans” in the accompanying prospectus.

The Mortgage Loans

The assets of the issuing entity will be comprised primarily of two groups of adjustable-rate and hybrid adjustable-rate mortgage loans (“loan group 1” and “loan group 2,” respectively, and each a “loan group”) all of which are secured by first priority mortgages or deeds of trust on residential one- to four- family properties and that have original terms to maturity of up to approximately 30 years.

The mortgage loans to be deposited into the trust on the closing date are expected to have the following approximate characteristics based on the stated principal balances of the mortgage loans as of April 1, 2007:

Loan Group 1

Number of Mortgage Loans:	836
Aggregate Scheduled Principal Balance:	$190,882,343
Range of Scheduled Principal Balances:	$39,905 to $628,000
Average Scheduled Principal Balance:	$228,328
Range of Current Mortgage Interest Rates:	4.875% to 9.990%
Aggregate Original Principal Balance:	$191,014,631
Weighted Average Current Mortgage Interest Rate:	7.027%
Weighted Average Maximum Mortgage Interest Rate:	12.811/%
Weighted Average Gross Margin:	3.185%
Weighted Average Months to Roll:	50 months
Weighted Average Original Term to Maturity:	360 months
Weighted Average Remaining Scheduled
Term to Maturity:	356 months
Weighted Average Original Loan-to-Value Ratio:	79.43%
Owner-Occupied:	70.67%
Weighted Average Credit Score:	691

Geographic Concentration of Mortgaged Properties
Securing Mortgage Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:	California	29.64%
	Arizona	7.05%
	Nevada	6.31%
	Florida	5.85%

Loan Group 2

Number of Mortgage Loans:	2,179
Aggregate Scheduled Principal Balance:	$937,681,551
Range of Scheduled Principal Balances:	$53,902 to $2,000,000
Average Scheduled Principal Balance:	$430,327
Range of Current Mortgage Interest Rates:	3.750% to 10.000%
Aggregate Original Principal Balance:	$939,273,029
Weighted Average Current Mortgage Interest Rate:	6.890%
Weighted Average Maximum Mortgage Interest Rate:	12.620%
Weighted Average Gross Margin:	2.673%
Weighted Average Months to Roll:	54 months
Weighted Average Original Term to Maturity:	360 months
Weighted Average Remaining Scheduled
Term to Maturity:	357 months
Weighted Average Original Loan-to-Value Ratio:	77.31%
Owner-Occupied:	88.21%
Weighted Average Credit Score:	697

Geographic Concentration of Mortgaged Properties
Securing Mortgage Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:	California	56.39%
	Florida	5.46%

See “Description of the Mortgage Loans” in this prospectus supplement.

Servicing of the Mortgage Loans

The master servicer will supervise the performance of each servicer under the related underlying servicing agreement to the extent required by the pooling and servicing agreement.

Under the underlying servicing agreements, each servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans serviced by that servicer on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement and required by the pooling and servicing agreement.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, neither the master servicer nor the servicers will be obligated to make advances which it determines to be nonrecoverable from future payments and collections on the related mortgage loans, and such parties will be entitled to reimbursement for advances subsequently determined to be nonrecoverable prior to any distributions to certificateholders.

The servicers will also make interest payments out of their servicing fees to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan.  If a servicer fails to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing compensation to the extent necessary to fund any such shortfalls.

Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account.  The servicing fee will be an amount equal to interest at one twelfth of a rate equal to between 0.250% and 0.375% on the stated principal balance of each mortgage loan.  As of the cut-off date the weighted average servicing fee is approximately 0.373% per annum.

For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the distribution date.  From its compensation, the master servicer will pay the fees of the securities administrator and the trustee and any custodians’ ongoing (safekeeping and loan file release only) fees.

See “Servicing of the Mortgage Loans” and “Servicing of the Mortgage Loans —Advances” in this prospectus supplement.

Retention of Certain Servicing Rights

The sponsor, as the original owner of the mortgage loans to be sold to the issuing entity will retain certain rights relating to the servicing by GMAC Mortgage, LLC of certain of the mortgage loans, including the right to terminate GMAC Mortgage, LLC as servicer at any time, without cause, as further specified in the pooling and servicing agreement.  The seller may, at its option, sell those servicing rights in the future.

See “Servicing of the Mortgage Loans—Seller’s Retention of Servicing Rights” in this prospectus supplement.

Required Repurchasesor Substitutions of Mortgage Loans

The originators and the sponsor have each made or will make certain representations and warranties relating to the mortgage loans.  If with respect to any mortgage loan any of the representations and warranties made by the originators or the sponsor are breached in any material respect as of the date made, or there exists any uncured material document defect, the related originator or the sponsor will be obligated to repurchase, or substitute for, the mortgage loan as further described in this prospectus supplement under “Description of the Mortgage Loans—Assignment of the Mortgage Loans; Representations and Warranties Relating to the Mortgage Loans.”

Credit Enhancement

Credit enhancement provides limited protection to holders of the certificates related to one or more loan groups against shortfalls in payments received on the related mortgage loans.  This transaction employs the following forms of credit enhancement for the offered certificates:

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinated certificates.  Within the classes of subordinated certificates, the Class M Certificates will have payment priority over the Class B Certificates.  The payment priority within the Class M and Class B Certificates is in numerical order, with the class of certificates with the lowest numerical designation having the highest priority of payment.  The Class OC Certificates, which are not being offered to the public, are also subordinated to all of the classes of offered certificates.

Subordination is designed to provide the holders of certificates in a certificate group having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in a related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

The pooling and servicing agreement does not permit the allocation of realized losses to the senior certificates in any senior certificate group or to the Class P Certificates.

See “Description of the Certificates—Subordination and Allocation of Losses on the Offered Certificates” in this prospectus supplement.

Shifting of Interests

Except under the circumstances described in “Description of the Certificates —Principal Distributions on the Offered Certificates” in this prospectus supplement, the senior certificates will receive 100% of principal payments received on the mortgage loans for the first three years following the closing date, and if certain loss and delinquency levels are exceeded thereafter, the senior certificates may once again receive 100% of principal payments received on the mortgage loans.

However, if certain mortgage loan performance triggers are failed, and for so long as those trigger tests are failed, the Class 2-A-4 and Class 2-A-6 Certificates will not receive any distributions of principal until the respective class principal balances of the Class 2-A-3 and Class 2-A-5 Certificates have been reduced to zero.  See “Description of the Certificates—Allocation of Principal Payments to the Class A Certificates” in this prospectus supplement.

Overcollateralization

The amount by which the aggregate stated principal balance of the mortgage loans is greater than the aggregate class principal balance of the LIBOR Certificates is referred to as “overcollateralization.” On the closing date the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class principal balance of the LIBOR Certificates by approximately $10,157,893.  In other words, it is expected that there will be at least 0.90% overcollateralization of the LIBOR Certificates as of the closing date.

In addition, the mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and the expenses of the issuing entity (which includes payments to be made to the swap counterparty) because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the related weighted average expense fee rate and payments to be made under the swap agreement.  Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and related trust expenses and fees will be used to reduce the total class principal balance of the certificates, thereby creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

We refer you to “Description of the Certificates—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Offered Certificates” in this prospectus supplement for more information.

Cross-Collateralization

Although the group 1 senior certificates and the group 2 senior certificates are expected to receive distributions primarily from amounts received on the mortgage loans in the related loan group, distributions of both interest and principal to the group 1 senior certificates and the group 2 senior certificates will be made from amounts received on all of the mortgage loans before any distributions will be made to the subordinated certificates.

Subordination

If there is no overcollateralization or excess interest generated by the mortgage loans when realized losses on the mortgage loans occur, loss protection is accomplished by allocating realized losses on the mortgage loans among the offered certificates that are subordinated, beginning with the class of offered certificates then outstanding with the lowest payment priority, before realized losses are allocated to the classes of offered certificates with higher priorities of payment.

The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the mortgage loans to pay the senior certificates all interest and principal amounts to which such classes of certificates are then entitled.

The Cap Contract Agreement

The holders of the LIBOR Certificates will have the benefit of a cap contract which will be provided by Morgan Stanley Capital Services Inc., as cap counterparty.  The cap counterparty’s payment obligations are 100% guaranteed by Morgan Stanley.  Morgan Stanley is rated “Aa3” by Moody’s Investors Service, Inc., “A+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “AA-” by Fitch, Inc. All obligations of the issuing entity under the cap contract will be paid on or prior to the closing date.

For further information regarding the cap counterparty, see “The Swap Counterparty and Cap Counterparty” in this prospectus supplement.

The cap contract relating to the LIBOR Certificates will have an initial notional balance of $111,840,600.00.  In connection with each distribution date from the distribution date in May 2007 to and including the distribution date in March 2008, the cap counterparty will be obligated under the cap contract to pay to the supplemental interest trust, for the benefit of the holders of the LIBOR Certificates an amount equal to the product of (i) the excess, if any, of then current one-month LIBOR over the cap strike rate (on an actual/360 day count basis) for such distribution date described on Annex II, (ii) the notional balance for that distribution date described on Annex II and (iii) 10.  The cap counterparty’s obligations under the cap contract will terminate immediately following the distribution date in March 2008.

Amounts, if any, payable under the cap contract with respect to any distribution date will be used to pay interest carry forward amounts and basis risk carry forward amounts on the LIBOR Certificates as described in this prospectus supplement under “Description of the Certificates—The Derivative Account” and “—The Cap Contract.”

The Swap Agreement

The holders of the LIBOR Certificates will have the benefit of a swap agreement entered into with Morgan Stanley Capital Services Inc., as swap counterparty. Under the swap agreement, with respect to each distribution date from and including the distribution date in April 2008 to and including the distribution date in February 2012, the supplemental interest trust will pay to the swap counterparty a fixed payment at a rate of 4.770% per annum, determined on a “30/360” basis from the 25th day of the month preceding that distribution date to the 24th day of the month in which the distribution date occurs, and the swap counterparty will agree to pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the swap agreement), determined on an “actual/360” basis from distribution date to distribution date, in each case calculated on the lesser of (i) the product of the scheduled notional amount and the multiplier set forth on annex II to this prospectus supplement for that distribution date and (ii) the aggregate class principal balance of the Class A and Class M Certificates immediately prior to that distribution date.  To the extent that the fixed payment payable by the supplemental interest trust exceeds the floating payment payable by the swap counterparty, amounts otherwise available for payments on the offered certificates will be applied on or prior to such distribution date to make a net payment to the swap counterparty (such payment by the issuing entity, a “net swap payment”), and to the extent that the floating payment payable by the swap counterparty exceeds the fixed payment payable by the supplemental interest trust, the swap counterparty will make a net payment to the supplemental interest trust (such payment by the swap counterparty to the supplemental interest trust, a “net swap receipt”) on or prior to such distribution date.  Since amounts payable with respect to the swap agreement will be paid prior to making any distributions to holders of the LIBOR Certificates, net swap receipts will increase and net swap payments will reduce the amount available to make payments on the LIBOR Certificates.

For further information regarding the swap agreement, see “Description of the Certificates—The Swap Agreement” in this prospectus supplement.

Registration and Denominations of the Certificates

The LIBOR Certificates initially will be issued in book-entry form.  The Class A-R Certificates are expected to be issued in fully registered, certificated form.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person’s interest in the assets of the issuing entity, except under limited circumstances as described in this prospectus supplement.  Beneficial owners may elect to hold their interests through The Depository Trust Company.  Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.

The LIBOR Certificates will be issued and available only in book entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000.  One certificate of each class of offered certificates may be issued in an amount less than the amount described above.  The Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

See “Description of the Certificates—Forms and Denominations of Offered Certificates; Distributions to Certificates” in this prospectus supplement.

Depositor’s Option to Purchase Breached Mortgage Loans

The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

See “Description of the Certificates—Depositor’s Option to Purchase Breached Mortgage Loans” in this prospectus supplement.

Optional Termination or Auction

On any distribution date on or after the distribution date in the month in which the aggregate stated principal balance of the mortgage loans declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the auction administrator shall solicit bids for the purchase of the mortgage loans in accordance with the procedures set forth under “Description of the Certificates—Auction and Optional Termination of the Offered Certificates” in this prospectus supplement, and, to the extent the auction is successful, thereby effect the early retirement of the certificates.  In the event that the auction is unsuccessful, then, beginning on the subsequent distribution date, the master servicer shall have the right, at its option, to purchase all of the mortgage loans and any related REO properties owned by the issuing entity and thereby effect the early retirement of the certificates.

Tax Status

For federal income tax purposes, the assets of the issuing entity (exclusive of the cap contract, the swap agreement and the assets held in the derivative account) will comprise one or more REMICs:  one or more underlying REMICs and the master REMIC.  Each underlying REMIC (if any) will hold the mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The master REMIC will hold as assets regular interests issued by one or more underlying REMICs (or if there are no underlying REMICs, the mortgage loans) and will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC.  In addition, the LIBOR Certificates will represent a beneficial interest in the right to receive certain payments that are treated as separate contractual rights for federal income tax purposes.  The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The swap agreement and the assets held in the derivative account will be held by the supplemental interest trust and will not constitute any part of any REMIC created under the pooling and servicing agreement.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the accompanying prospectus.

ERISA Considerations

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate.  Subject to a number of conditions, it is expected that LIBOR Certificates will be eligible for purchase by such investors.  See “ERISA Matters” in this prospectus supplement.

In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the swap agreement as discussed under “ERISA Matters” in this prospectus supplement.

Legal Investment

The offered certificates (other than the Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates) will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

The Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will not constitute “mortgage-related securities.” See “Legal Investment” in the accompanying prospectus.

Certificate Ratings

On the closing date, the offered certificates must have ratings not lower than those set forth on page iv of this prospectus supplement by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and by Moody’s Investors Service, Inc.

The depositor has requested that S&P and Moody’s maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or Moody’s will continue its surveillance of the ratings assigned to the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

See “Ratings” in this prospectus supplement for a discussion of the primary factors on which the ratings are based.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans.

The certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the factors described below and under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” in the accompanying prospectus before purchasing the certificates.

Certificates May Not Be Appropriate for Individual Investors

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

•
The amounts you receive on your offered certificates will depend on the amount of the payments borrowers make on the mortgage loans.  Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect.  In addition, the life of your certificates may be longer or shorter than anticipated.  Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.  You bear the reinvestment risks resulting from a rate of principal payments that is faster or slower than you expect.

•	The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans.

•
Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates.  During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates.  Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates.  During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

•
Approximately 0.03%, 0.01%, 6.96%, 9.38%, 80.41%, 1.28%, and 1.92% of the mortgage loans, by aggregate stated principal balance, have fixed interest rates for six months, one year, 2 years, 3 years, 5 years, 7 years and 10 years, respectively, from the date of origination and then adjust based upon a specified index either semi-annually or annually, depending on the terms of the related mortgage note.  The mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may want to avoid periodic changes to their monthly payments.

•
All of the pass-through rates of the certificates are based to some extent on the weighted average of the net mortgage rates of the mortgage loans.  If the mortgage loans with relatively higher mortgage rates prepay, the related Net WAC Cap will be reduced.  In addition, the pass-through rates of the group 1 senior certificates will be further limited by the Group 1 WAC Cap, and the pass-through rates of the group 2 senior certificates will be further limited by the Group 2 WAC Cap, each of which is based upon the net mortgage rates of the mortgage loans in the related loan group, and which may be lower than the Pool Net WAC Cap.  Reductions in the net mortgage rates of the mortgage loans in a loan group could affect both the yield on the certificates in the related certificate group and the amount of excess interest generated by the mortgage loans in the related loan group.

Credit Enhancement May Not Be Adequate

Risks Related to the Offered Certificates.  A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

The certificates are not insured by any financial guaranty insurance policy.  The subordination, loss allocation and overcollateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

The senior certificates will generally receive 100% of principal payments received on the related mortgage loans for three years following the closing date and if the loss and delinquency levels described in “Description of the Certificates—Glossary” are exceeded thereafter, the senior certificates may once again receive 100% of principal payments received on the mortgage loans and as a result the subordinated certificates may continue (unless the aggregate class principal balance of the senior certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates.  After taking into account certain payments by the issuing entity pursuant to the swap agreement, the weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

If, as a result of losses on the mortgage loans, the certificate principal balance of the Class OC Certificates is reduced to zero and there is no excess interest on the mortgage loans, the yield on each class of subordinated certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Delinquencies on the mortgage loans that are not covered by amounts advanced by the servicers or the master servicer, as applicable, because the servicers or the master servicer believe the amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order.  Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans after taking into account certain payments received or paid by the issuing entity pursuant to the swap agreement will be borne first by the Class OC Certificates and then by the subordinated certificates, in the reverse order of their priority of payment.  Realized losses will be allocated to a class of subordinated certificates by reducing or “writing down” the principal balance thereof.  Such written down amounts will not accrue interest, nor, except under certain circumstances, will such amounts be reinstated.  However, if funds are available after all payments of interest and principal required to be made on a distribution date to the senior certificates are paid thereto, the holders of subordinated certificates may receive a payment in respect of such written down principal in order of their seniority.

The yield on the subordinated certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans.  In general, losses on the mortgage loans and the resulting reduction in the principal balance of the subordinated certificates will mean that less interest will accrue on such certificates than would otherwise be the case.  The earlier a loss and resulting reduction in principal balance occurs, the greater the effect on an investor’s yields.

The amount of any realized losses experienced on the mortgage loans, to the extent not covered by either excess interest, or from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, will be applied to reduce the class principal balance of the Class OC Certificates, the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the principal balance of each such class has been reduced to zero.  If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive payments in respect of their entire class principal balances.  The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the mortgage loans to pay the senior certificates all interest and principal amounts to which these classes of certificates are then entitled.  You should consider the following:

•
if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-3 Certificates by the amount of that excess;

•
if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-3, Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-2 Certificates by the amount of that excess;

•
if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-2, Class B-3, Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-1 Certificates by the amount of that excess;

•
if you buy a Class M-6 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-6 Certificates by the amount of that excess;

•
if you buy a Class M-5 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-5 Certificates by the amount of that excess;

•
if you buy a Class M-4 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-4 Certificates by the amount of that excess;

•
if you buy a Class M-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-3 Certificates by the amount of that excess;

•
if you buy a Class M-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-2 Certificates by the amount of that excess; and

•
if you buy a Class M-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, from and including the distribution date in April 2008 to and including the distribution date in February 2012, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-1 Certificates by the amount of that excess.

Risks relating to the Class 2-A-4 and Class 2-A-6 Certificates.  The Class 2-A-4 and Class 2-A-6 Certificates are entitled to receive distributions of interest concurrently with the other classes of group 2 senior certificates on a pro rata basis, and the Class 2-A-4 and Class 2-A-6 Certificates are supported by the subordination of the subordinated certificates and the Class OC Certificates.  However, the Class 2-A-4 and Class 2-A-6 Certificates will not receive any principal distributions until the respective class principal balances of the Class
2-A-3 and Class 2-A-5 Certificates have been reduced to zero, if:

•
with respect to any distribution date occurring before May 2009, the aggregate amount of realized losses on the mortgage loans since the cut-off date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, exceeds 0.25%, or

•
with respect to any distribution date occurring in or after May 2009, delinquencies and/or cumulative realized losses on the mortgage loans exceed certain specified levels as described under “Description of the Certificates —Principal Distributions on the Offered Certificates” and “—Allocation of Principal Payments to the Class A Certificates” in this prospectus supplement.

The allocation described above will increase the risk that shortfalls in principal from the mortgage loans will be borne by the Class 2-A-4 and Class 2-A-6 Certificates.  If such shortfalls are borne by the Class 2-A-4 or Class 2-A-6 Certificates, the yield to investors in the Class 2-A-4 and Class 2-A-6 Certificates will be adversely affected.

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group, in the case of the senior certificates, or all of the mortgage loans, in the case of the subordinated certificates.  For example, the rate of principal payments on the mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans; and

•	the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

•	refinancing by borrowers;

•	liquidations of defaulted loans by a servicer; and

•	repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

The yield to maturity of the certificates will also be affected by the exercise of the optional termination of the issuing entity by the master servicer or if a successful auction occurs.

With the exception of approximately 43.18% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty.  The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.  We cannot predict the rate at which borrowers will repay their mortgage loans.  Please consider the following:

•	if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

•	if you are purchasing an offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

•	if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

•
the earlier a payment of principal occurs, the greater the impact on your yield.  For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

•
the priorities governing payments of scheduled and unscheduled principal on the mortgage loans will have the effect of accelerating the rate of principal payments to holders of the classes of the senior certificates relative to the classes of subordinated certificates.

Prepayment penalties on the mortgage loans will be distributed to the Class P Certificates and will not be available to the holders of other classes of certificates.  See “Yield, Prepayment and Weighted Average Life” and “Description of the Certificates—Principal Distributions on the Offered Certificates” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Your Yield Will Be Affected By The Interest-Only Feature Of Most Of The Mortgage Loans

Approximately 89.83% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, require monthly payments of only accrued interest for a substantial period of time after origination.  During the interest-only period, less principal will be available for distribution to the holders of the related certificates than otherwise would be the case.  In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan.  In addition, during the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing.  As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

Investors should consider the fact that interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers pursuant to originators’ underwriting guidelines.  As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully-amortizing mortgage loan or may allow them to qualify for a larger loan than would otherwise be the case.

Your Yield May Be Affected By Changes In Interest Rates

After their respective initial fixed-rate periods, if any, the mortgage rate on each mortgage loan adjusts based upon six month LIBOR, one-year LIBOR or one-year CMT, depending on the terms of the related mortgage note.  No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the certificates.

See “Description of the Certificates—Interest Distributions on the Offered Certificates” in this prospectus supplement.

Your Yield Will Be Affected By How Mortgage Loan Interest Rate Adjustments Are Limited

The certificates will accrue interest at a pass-through rate based on or subject to the weighted average of the interest rates on the mortgage loans in the related loan group, in the case of the senior certificates, and in all of the mortgage loans, in the case of the subordinated certificates, net of certain expenses of the issuing entity.  A majority of the mortgage loans that have adjustable mortgage rates have periodic and maximum limitations on adjustments to the interest rate on the mortgage loans.  Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

Information Regarding Historical Performance of Other Mortgage Loans May Not be Indicative of the Performance of the Mortgage Loans Owned by the Issuing Entity

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time.  In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans owned by the issuing entity to differ from the performance of other loans of a similar type.  When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•	differences in loan type;

•	the relative seasoning of the pools;

•	differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•	the extent to which the loans in a pool have prepayment penalties;

•	whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans owned by the issuing entity, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

The Pass-Through Rates on the Offered Certificates Are Subject to Weighted Average Net Rate Caps

The pass-through rates on the offered certificates are subject to a cap (the “Pool Net WAC Cap”) equal to the weighted average of the mortgage rates of the mortgage loans, net of certain expenses of the issuing entity and any net swap payments required to be made to the swap counterparty.  In addition, the pass-through rate for each class of group 1 senior certificates will be subject to the lesser of the weighted average adjusted net rate of the mortgage loans in loan group 1, minus any net payments payable to the swap counterparty (the “Group 1 WAC Cap”) and the Pool Net WAC Cap, and the pass-through rate for each class of group 2 senior certificates will be subject to the lesser of the weighted average adjusted net rate of the mortgage loans in loan group 2, minus any net payments payable to the swap counterparty (the “Group 2 WAC Cap”) and the Pool Net WAC Cap.

As a result, the prepayment of the mortgage loans in any loan group with higher mortgage rates may result in a lower rate cap, and therefore a lower pass-through rate, on the certificates related to that loan group.

The Pass-Through Rates on the LIBOR Certificates Are Sensitive to One-Month LIBOR

The pass-through rates on the LIBOR Certificates for any distribution date will be equal to the value of one-month LIBOR plus the related margin, but are subject to certain limitations.  Your yield on the offered certificates will be sensitive to:

(1)           the level of one-month LIBOR,

(2)           the imposition of the related Net WAC Cap, and

(3)           in the case of the group 1 senior certificates, the Group 1 WAC Cap, and in the case of the group 2 senior certificates, the Group 2 WAC Cap.

To the extent the pass-through rate for any class of LIBOR Certificates is limited on any distribution date by the application of a rate cap, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such rate cap will create a shortfall.  That shortfall will carry forward with interest thereon.  These shortfalls may remain unpaid on the optional termination date or in the event of a successful auction or, if the optional termination is not exercised and a successful auction does not occur, on the related final payment date.

In addition, when a Net WAC Cap applies, there may be little or no excess cash flow or amounts paid by the swap counterparty to the issuing entity, to cover losses and to maintain the required level of overcollateralization.  No assurance can be given that the excess cash flow on the mortgage loans may be available and/or amounts paid by the swap counterparty for the benefit of the LIBOR Certificates, to cover the shortfalls resulting from the related Net WAC Cap will be sufficient for that purpose.  Amounts paid under the cap contract will not be used to make distributions in respect of losses or overcollateralization.

Although holders of each class of LIBOR Certificates will be entitled to receive any basis risk carry forward from and to the limited extent of any net monthly excess cashflow, plus amounts paid by the swap counterparty and/or the cap counterparty for the benefit of the LIBOR Certificates, there is no assurance that those funds will be available or sufficient to pay such basis risk carry forward amount.  There can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of offered certificates is limited by the related Net WAC Cap, there will be little or no net monthly excess cashflow on the mortgage loans.

See “Description of the Certificates—Interest Distributions on the Offered Certificates,” “—The Cap Contract,” “—The Swap Agreement” and “—The Derivative Account” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Swap Agreement and the Cap Contract will be Subject to Counterparty Risk

The LIBOR Certificates will have the benefit of a supplemental interest trust, which will hold the cap contract and the swap agreement entered into by the securities administrator for the benefit of the LIBOR Certificates.  The cap contract will require the cap counterparty to make certain payments for the benefit of the LIBOR Certificates.  The swap agreement will either require the swap counterparty to make certain payments for the benefit of the LIBOR Certificates or the securities administrator to make certain payments to the swap counterparty out of funds otherwise distributable to the LIBOR Certificates.  To the extent that payments on the LIBOR Certificates depend in part on payments to be received by the supplemental interest trust under the cap contract or the swap agreement, the ability of the securities administrator to make such payments on the LIBOR Certificates will be subject to the credit risk of the counterparty.  Payments from the cap counterparty will only be available to cover basis risk carry forward amounts on the LIBOR Certificates, as described in this prospectus supplement under “Description of the Certificates—The Derivative Account” and “—The Cap Contract”.  Payments from the swap counterparty will only be available to cover certain shortfalls or losses on the LIBOR Certificates, as described in this prospectus supplement under “Description of the Certificates—The Swap Agreement” and “—The Derivative Account”.

On each distribution date until the cap contract is terminated there will only be amounts payable under the cap contract by the cap counterparty if one-month LIBOR exceeds the amount set forth on Annex II for that distribution date.  No assurance can be made that any amounts will be received under the cap contract, or that any such amounts that are received will be sufficient for their intended purpose.  The benefits of the cap contract will terminate on or prior to the distribution date in March 2008.

Any net payments payable under the swap agreement by the swap counterparty will only be payable if the amount owed by the swap counterparty on a distribution date from and including the distribution date in April 2008 to and including the distribution date in February 2012, which is equal to one-month LIBOR, exceeds the amount owed to the swap counterparty, which is a fixed payment of 4.770% per annum, on such distribution date.  No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient for their intended purpose.  Any net swap payment payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for distribution to the offered certificateholders, and may reduce the interest distributed to the LIBOR Certificates.  In addition, any swap termination payment payable to the swap counterparty in the event of early termination of the swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap counterparty, as described in this prospectus supplement under “Description of the Certificates—The Derivative Account” and “—The Swap Agreement”) will reduce amounts available for distribution to the offered certificateholders.  The benefits of the swap agreement will not be in effect until the distribution date in April 2008 and will terminate on or prior to the distribution date in February 2012.

Upon early termination of a swap agreement, a payment may be owed by either the swap counterparty or the supplemental interest trust, regardless of which party caused the termination.  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement described in this prospectus supplement under “Description of the Certificates—The Derivative Account” and “—The Swap Agreement”.  In the event that the swap counterparty is entitled under the swap agreement to receive a swap termination payment, the issuing entity, through the supplemental interest trust, will be required to make that payment on the related distribution date, and on any subsequent distribution dates until the swap counterparty has been paid in full, prior to distributions to the offered certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap counterparty, which swap termination payments generally will be subordinated to distributions to the holders of the offered certificates, as described in this prospectus supplement under “Description of the Certificates—The Derivative Account” and “—The Swap Agreement”).  This feature may result in losses on the subordinated certificates.  Due to the priority of the applications of the available distribution amount, any classes of offered certificates that are subordinated in right of payment to payments made to the swap counterparty will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment before such effects are borne by the offered certificates that are senior in right of payment to the swap counterparty.

High Balance Mortgage Loans Pose Special Risks

Approximately 45.04% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, had principal balances greater than $500,000.  You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the mortgage loans as a whole.

High Loan-To-Value Ratios Increase Risk of Loss

Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below.  Approximately 7.37% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, had loan-to-value ratios at origination in excess of 80.00%.  Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or effective loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately 1.53% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, are balloon loans.  Mortgage loans that are balloon loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity.  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition of the mortgagor;

•	tax laws;

•	prevailing general economic conditions; and

•	the availability of credit for single family real properties generally.

Inadequacy of Value of Properties Could Affect Severity of Losses

Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans.  We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans.  Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans.  As a result, the risk that you will suffer losses could increase.  If any of the properties fail to provide adequate security for the related loan, you may experience a loss.  See “Legal Aspects of Mortgage Loans—Foreclosure” in the accompanying prospectus.

Based upon representations of the related mortgagors, approximately 11.05% of the mortgage loans, by aggregate stated principal balance as of the cut-off date, are investment properties.  Investment properties are generally considered to be subject to a greater risk of delinquency and/or default than primary residences and therefore the offered certificates may be more likely to suffer losses.

Bankruptcy of Borrowers May Adversely Affect Distributions on the Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.  See “—Credit Enhancement May Not Be Adequate” above.

There Are Risks in Holding Subordinated Certificates

The protections afforded the senior certificates create risks for the subordinated certificates.  Prior to any purchase of any class of subordinated certificates, consider the following factors that may adversely impact your yield:

•
Because the subordinated certificates generally receive interest and principal distributions after the senior certificates receive those distributions, there is a greater likelihood that those subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

•
If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the related certificates which will impact the subordinated certificates.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, and after taking into account certain payments received or paid by pursuant to the swap agreement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR Certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.  The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loans falls below the related required level.  An earlier return of principal to the holders of the LIBOR Certificates as a result of the overcollateralization provisions will influence the yield on the certificates and are likely to influence the yield on the LIBOR Certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the certificates.  In addition, losses resulting from the liquidation of defaulted mortgage loans that are not covered by excess interest or overcollateralization or net swap receipts paid by the counterparty, will be allocated to the subordinated certificates.  A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder.  A lower certificate balance will result in less interest accruing on the certificate.

•	The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on your yield on the subordinated certificates.

The pooling and servicing agreement does not permit the allocation of realized losses on any of the mortgage loans to the Class P Certificates or the senior certificates.  See “Description of the Certificates” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Unless the aggregate class principal balance of the senior certificates has been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until at least May 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies and/or realized losses on the mortgage loans exceed the related levels set forth in this prospectus supplement.

Additionally, if losses on the mortgage loans exceed certain levels set forth in this prospectus supplement, the Class 2-A-4 and Class 2-A-6 Certificates will not receive any distributions of principal until the class principal balances of the Class 2-A-3 and Class 2-A-5 Certificates, respectively, have been reduced to zero, as described under “Description of the Certificates —Allocation of Principal Payments to the Class A Certificates” in this prospectus supplement.  In such circumstances, the Class 2-A-4 and Class 2-A-6 Certificates will be extremely sensitive to losses and shortfalls on the related mortgage loans.

Excess Interest from the Mortgage Loans May Not Provide Adequate Credit Enhancement to the Related Certificates

After taking into account certain payments received or paid by the issuing entity pursuant to the swap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and the related expenses of the issuing entity because the weighted average interest rate on the mortgage loans is expected to be higher than is needed to make distributions of interest on the offered certificates plus the related weighted average expense fee rate.  If the mortgage loans generate more interest than is needed to pay interest on the offered certificates and make any payments to the swap counterparty as required by the swap agreement, such “excess interest” will be used to make additional principal payments on the offered certificates to the extent described in this prospectus supplement.  The use of excess interest to make additional distributions of principal on the offered certificates will reduce the aggregate class principal balance of the offered certificates below the aggregate stated principal balance of the mortgage loans, thereby maintaining the required level of “overcollateralization.” Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing these certificates’ share of losses from liquidated mortgage loans in the related loan group.  However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month.  Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans.  If on any distribution date, the pass-through rate of one or more classes of offered certificates is limited by the related Net WAC Cap, or in the case of the group 1 senior certificates and the group 2 senior certificates, the Group 1 WAC Cap and the Group 2 WAC Cap, respectively, it may be necessary to apply all or a portion of the related interest funds available (after taking into account certain payments received or paid by the issuing entity pursuant to the swap agreement) to distribute interest at the pass-through rates for such classes of certificates.  As a result, interest may be unavailable for any other purpose, including building or maintaining overcollateralization.  Amounts paid under the cap contract will not be used to make distributions in respect of losses or overcollateralization.

In addition, when a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  The related servicer and, in certain circumstances, the master servicer, are each required to reduce its servicing fee or master servicing compensation, as applicable, to offset this shortfall (such reduction is a payment of “Compensating Interest”), but the reduction for any distribution date is limited.  If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the related reduction in the related master servicing compensation and the related servicing fee, the amount of interest available to make distributions of interest to the certificates and to build or maintain overcollateralization will be reduced.

If the protection afforded the certificates by overcollateralization is insufficient, then the holders of the offered certificates could experience a loss on their investment.

Geographic Concentration Could Increase Losses on The Mortgage Loans

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans.  Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans.  Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

Approximately 51.87% of the mortgage loans by aggregate stated principal balance of the mortgage loans as of the cut-off date, are secured by properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as wildfires, earthquakes, floods, mudslides and other natural disasters.

In addition, certain Mortgage Loans are secured by properties located on the Gulf Coast of Texas, and in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina and other states that frequently experience hurricanes and other significant storms during the hurricane season.

See “Description of the Mortgage Loans” in this prospectus supplement.

Hurricane Katrina And Its Aftermath May Pose Special Risks

At the end of August 2005, Hurricane Katrina and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and may have adversely affected mortgaged properties located in certain other parts of the United States.  The seller or the related originator, as applicable, will represent and warrant as of the closing date that no mortgaged property has been damaged so as to materially affect the value of the mortgaged property.  In the event of a breach of that representation and warranty, the seller or the related originator, as applicable, will be obligated to repurchase or substitute for the related mortgage loan.  Any damage to a mortgaged property that secures a mortgage loan in the assets of the issuing entity occurring after the closing date as a result of any other hurricane, windstorm, flood, tornado or casualty will not cause a breach of this representation and warranty.  Any repurchase would have the effect of increasing the rate of principal payment on the certificates.

The full economic impact of Hurricane Katrina and its aftermath is uncertain.  Initial economic effects appear to include nationwide decreases in petroleum availability with a corresponding increase in price, decreases in chemical production and availability and regional interruptions in travel and transportation, tourism and economic activity generally.  It is not possible to determine how long these effects may last or whether other effects will subsequently arise or become apparent in connection with Hurricane Katrina and its aftermath.  No assurance can be given as to the effect of any of these events on consumer confidence and the performance of the mortgage loans.  Any adverse impact resulting from any of these events would be borne by the holders of the certificates.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Certificates

Recently, the residential mortgage market in the United States, particularly in the subprime sector, has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of  your certificates.  In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase. In addition, in recent months the value of mortgaged properties in many states have declined or remained stable, after extended periods of appreciation.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

We cannot predict whether the increases in delinquencies and losses will spread beyond the subprime sector generally or whether they will affect the mortgage loans in the mortgage pool in particular.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Recourse on Defective Mortgage Loans Is Limited; Limited Recourse

The seller or an originator may be required to purchase mortgage loans from the assets of the issuing entity in the event certain breaches of representations and warranties made by it have not been cured.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.  If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the assets of the issuing entity.

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the mortgage loans and net swap receipts received from the swap counterparty are insufficient to make all payments required on the offered certificates and the protection against losses provided by subordination, overcollateralization and excess spread is exhausted, you may incur a loss on your investment.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates

The seller and the depositor will treat the transfer of the mortgage loans held by the issuing entity by the seller to the depositor as a sale for accounting purposes.  The depositor and the issuing entity will treat the transfer of the mortgage loans from the depositor to the issuing entity as a sale for accounting purposes.  If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors.  If the seller becomes bankrupt, its bankruptcy trustee or one of the seller’s creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans.  Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.  Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors.  On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor’s creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans.  Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor to the master servicer.  If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the issuing entity may not have a perfected interest in those collections.  In this case the issuing entity might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing.  Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the issuing entity may have a perfected security interest in them.  Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well.  For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court.  And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans.  The effect of these types of proceedings can be to cause delays in receiving payments on the mortgage loans and even to reduce the aggregate amount of payments on the mortgage loans.

You Could be Adversely Affected by Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer (in its capacity as successor servicer) or the related servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia, with respect to Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the issuing entity.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws.  However, if the assets of the issuing entity should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.  See “Legal Aspects of Mortgage Loans” in the accompanying prospectus.

Failure of Servicers and Master Servicer to Perform May Adversely Affect Distributions on Certificates

The amount and timing of distributions on the certificates generally will be dependent on servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner.  See “Servicing of the Mortgage Loans—Servicing and Collection Procedures” in this prospectus supplement.  If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer.  That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans.  As a result, shortfalls in the distributions due on your certificates could occur.

The Servicing Compensation May Be Insufficient To Engage Replacement Servicers or Master Servicer

The fees and expenses, including the servicing fee and master servicing compensation, payable by that issuing entity are described in this prospectus supplement under “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses; Master Servicing Compensation; Administrative Fees.” In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master servicing compensation, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related issuing entity.  In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the compensation that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the issuing entity.

Your Yield May be Affected if There is a Transfer of Servicing of Certain Mortgage Loans

The seller retained the right, subject to certain conditions, to terminate GMAC Mortgage, LLC as servicer with respect to the related mortgage loans and cause the transfer of the servicing of those mortgage loans to be transferred to third parties.  All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons.  As a result, if the servicing of these mortgage loans is transferred, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of any servicing or as to what the effect on the yield on your certificates will be.  In addition, even though a servicing transfer cannot occur unless certain conditions set forth in the pooling and servicing agreement are met, there can be no guarantee that a servicing transfer will not have an adverse impact on the rates of delinquency, default and losses on the related mortgage loans.

Limited Liquidity May Adversely Affect Market Value of Certificates

A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  See “Risk Factors—Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates” in the accompanying prospectus.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means that there may not be any purchasers for your class of certificates.  Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

Rights of Beneficial Owners May Be Limited by Book-Entry System

Unless you are the purchaser of a Class A-R Certificate, your ownership of the offered certificates will be registered electronically with DTC.  The lack of physical certificates could:

•	result in payment delays on your certificates because the securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

•	make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

•
hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form.  See “Description of the Certificates—Book-Entry Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers’ Civil Relief Act (formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940), or similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction.  Shortfalls in interest may result from the application of the Servicemembers’ Civil Relief Act or similar state laws.  Interest payable to senior and subordinated certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers’ Civil Relief Act or similar state laws.  See “Legal Aspects of Mortgage Loans—Servicemembers’ Civil Relief Act” in the accompanying prospectus.

Risks Related to the Class A-R Certificates

The holders of the Class A-R Certificates must include the taxable income or loss of each REMIC created by the issuing entity in determining its federal taxable income.  It is not anticipated that the residual certificateholders will receive distributions from the issuing entity.  As such, prospective investors are cautioned that the residual certificateholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability.  Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as “excess inclusion” income.  As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as “unrelated business taxable income” (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a “non-economic residual interest.” As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax.  Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit.  Each transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.  Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax.  A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the issuing entity.  Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an “Offshore Location”), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.  See “Material Federal Income Tax Consequences—The Class A-R Certificates” and “ERISA Matters” in this prospectus supplement and “Federal Income Tax Consequences—REMICs-Taxation of Owners of REMIC Residual Certificates,” and “Federal Income Tax Consequences—Tax Related Restrictions on Transfers of REMIC Residual Certificates” in the accompanying prospectus.

An individual, trust or estate that holds a Class A-R Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder’s alternative minimum tax liability.  As a result, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders.  The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests.  See “Federal Income Tax Consequences—REMICS-Taxation of Owners of REMIC Residual Certificates” in the accompanying prospectus.  Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear.  Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables set forth under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.  Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)           economic conditions and industry competition;

(2)           political and/or social conditions; and

(3)           the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DESCRIPTION OF THE MORTGAGE LOANS

General

On the Closing Date, Morgan Stanley Mortgage Loan Trust 2007-7AX (the “Issuing Entity”) will own approximately 3,015 mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate unpaid principal balance of approximately $1,128,563,894 (the “Aggregate Cut-off Date Pool Principal Balance,” and the aggregate cut-off date stated principal balance of the Mortgage Loans in any Loan Group is referred to as the “Aggregate Cut-off Date Loan Group Balance”) as of April 1, 2007 (the “Cut-off Date”), after deducting payments due on or before the Cut-off Date.  The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential properties (each, a “Mortgaged Property”).  The Mortgage Loans were selected for the inclusion in the mortgage pool from among mortgage loans purchased by the Sponsor from correspondent lenders and mortgage loan originators based on the Sponsor’s assessment of investor preferences and rating agency criteria and not based upon Morgan Stanley Mortgage Capital Inc.’s (“MSMC”) loan purchase guidelines.  At the Cut-off Date, the Mortgage Loans have been segregated into two loan groups (“Loan Group 1” and “Loan Group 2”, respectively, and each, a “Loan Group”), each having the characteristics set forth below as of the Cut-off Date:

Loan Group	Number of Mortgage Loans	Approximate Aggregate Cut-off Date Loan Group Balance
Loan Group 1 (the “Group 1 Mortgage Loans“)	836	$190,882,343
Loan Group 2 (the “Group 2 Mortgage Loans“)	2,179	$937,681,551

All of the Mortgage Loans have original terms to maturity of up to approximately 30 years and have Mortgage Rates that adjust (the Mortgage Loans may sometimes be referred to in this prospectus supplement as “Adjustable-Rate Mortgage Loans”), as described further below.  All of the Group 1 Mortgage Loans have original stated principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The “Assets of the Issuing Entity” will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the amounts held from time to time in the Custodial Accounts and the Distribution Account maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies related to the Mortgage Loans and any insurance proceeds, (v) all of the right, title and interest of the Depositor to the mortgage loan purchase agreement, the underlying mortgage loan purchase agreements and the underlying servicing agreements as described under “—Assignment of the Mortgage Loans; Representations and Warranties Relating to the Mortgage Loans” below and (vi) $1,000 deposited on behalf of the Depositor on the Closing Date in respect of the Class P Certificates and $100, plus interest, deposited on behalf of the Depositor on the Closing Date in respect of the Class A-R Certificates.  The LIBOR Certificates also have the right to receive payments from the Supplemental Interest Trust which holds the Cap Contract, the Swap Agreement and the amounts on deposit in the Derivative Account (in each case, as defined below).  The rights in respect of the Swap Agreement and amounts on deposit in the Derivative Account will not be part of any REMIC.

The following is a summary description of the Mortgage Loans in each Loan Group as of the Cut-off Date.  The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor.  As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pool as of the Closing Date, although such variance will not be material.

Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Loan Group, such percentage is determined on the basis of the Stated Principal Balance (as defined below at “Description of the Certificates—Glossary”) of the Mortgage Loans in the aggregate or in a particular Loan Group as of the Cut-off Date.

Each of MSMC, Wilmington Finance, Inc. (“Wilmington Finance”) and the various other mortgage loan sellers who originated Mortgage Loans that account for less than 10% of the Mortgage Loans (in each case by Aggregate Cut off Date Loan Group Balance) is referred to herein as an “Originator”.  The MSMC Mortgage Loans are Mortgage Loans purchased by MSMC that were underwritten by various correspondents generally in accordance with MSMC’s loan purchasing guidelines.  The following table sets forth, by Aggregate Cut-off Date Pool Principal Balance, the Originators for the Mortgage Loans:

The MSMC Mortgage Loans are Mortgage Loans purchased by MSMC that were underwritten by various correspondents generally in accordance with MSMC’s loan purchasing guidelines.  The following table sets forth, by Aggregate Cut-off Date Loan Group Balance, the Originators for the Mortgage Loans:

Originator	Percent Originated in Loan Group 1	Percent Originated in Loan Group 2
MSMC (the “MSMC Mortgage Loans”)	72.87%	89.43%
Wilmington Finance (the “Wilmington Finance Mortgage Loans”)	19.93%	5.44%
Other (the “Other Mortgage Loans”)	7.20%	5.12%

Certain general information with respect to the Mortgage Loans as of the Cut-off Date is set forth below.  Prior to the Closing Date, Mortgage Loans may be removed from the Assets of the Issuing Entity and other mortgage loans may be substituted therefor.  The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to assignment, assumption and recognition agreements (the “Assignment Agreements”), each among the Depositor, the Seller, the related Originator or Servicer, as applicable, and the Trustee, on behalf of the Issuing Entity, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying mortgage loan purchase agreements (each, an “underlying mortgage loan purchase agreement”) and/or the underlying servicing agreements (each, an “underlying servicing agreement”) with respect to the Mortgage Loans originally entered into between the Seller and the Originators.  With respect to the MSMC Mortgage Loans, the Seller will assign its interests in those Mortgage Loans, other than any retained servicing rights, to the Depositor and the Trustee under a mortgage loan purchase agreement (the “Mortgage Loan Purchase Agreement”).

The Mortgage Loans other than the MSMC Mortgage Loans have been acquired by the Seller from the Originators in the ordinary course of its business.  The Seller purchased the MSMC Mortgage Loans directly from correspondent lenders on its behalf.  See “—Loan Purchasing Guidelines and/or Underwriting Standards” below.    GMAC Mortgage, LLC (“GMACM”), GreenPoint Mortgage Funding, Inc. (“GreenPoint”), HSBC Mortgage Corporation (USA) (“HSBC”), National City Mortgage Co. (“National City”), Wachovia Mortgage Corporation (“Wachovia”) and Wells Fargo Bank, National Association (in such capacity, “Wells Fargo Servicer”) will service the Mortgage Loans.  Wells Fargo Bank, National Association, as master servicer (in such capacity, “Wells Fargo” or, in such capacity, the “Master Servicer”) will master service the Mortgage Loans.

All of the Mortgage Loans provide for payments due on the first day of each month (the “Due Date”).  Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.  Approximately 20.84% and 7.99% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, in each case by Aggregate Cut-off Date Loan Group Balance, will provide for the amortization of the amount financed over a series of substantially equal monthly payments.  The remaining approximately 79.16% and 92.01% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, in each case by Aggregate Cut-off Date Loan Group Balance, will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for between 24 and 120 months after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the “Interest Only Loans”).  Except for approximately 51.27% and 41.54% of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, in each case by Aggregate Cut-off Date Loan Group Balance, the mortgagors may prepay their Mortgage Loans at any time without penalty.  Any prepayment penalties received on these Mortgage Loans will be distributed to the Class P Certificates and will not be available for distribution to the Offered Certificates.

The mortgage rate (the “Mortgage Rate”) of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that Mortgage Loan, which may be as short as 6 months.  Thereafter, each mortgage note for the Adjustable-Rate Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an “Adjustment Date”), to equal the sum of, rounded to the nearest 0.125% of (1):

•
if such Mortgage Rate adjusts based upon the Six-Month LIBOR Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “Six-Month LIBOR Index”);

•
if such Mortgage Rate adjusts based upon the One-Year LIBOR Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the “One-Year LIBOR Index”); or

•
if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related Mortgage Note (the “One-Year CMT Index”, and each of the Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year CMT Index, a “Mortgage Index”),

and (2) a fixed percentage amount specified in the related mortgage note (the “Gross Margin”); provided, however, that, unless the related Mortgage Note does not provide for any limitations on adjustments to the Mortgage Rate, the Mortgage Rate for the Adjustable-Rate Mortgage Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a “Subsequent Periodic Rate Cap”), with the exception of the initial Adjustment Date for which the Mortgage Rate on the Adjustable-Rate Mortgage Loans will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as an “Initial Periodic Rate Cap”).  Adjustments to the Mortgage Rate for each Adjustable-Rate Mortgage Loan are subject to a lifetime maximum interest rate (the “Maximum Mortgage Rate”).  Each Adjustable-Rate Mortgage Loan specifies a lifetime minimum interest rate (the “Minimum Mortgage Rate”), which in some cases is equal to the Gross Margin for that Mortgage Loan.

The Mortgage Loans in each Loan Group are in the following categories:

Type of Adjustable Rate Mortgage Loan	Percent in Loan Group 1	Percent in Loan Group 2
6 Month Mortgage Loans	N/A	0.04%
1/1 Mortgage Loans	0.05%	N/A
2/6 Month Mortgage Loans	15.80%	5.16%
3/1 or 3/6 Month Mortgage Loans	13.51%	8.54%
5/1 or 5/6 Month Mortgage Loans	63.15%	83.92%
7/1 or 7/6 Month Mortgage Loans	3.73%	0.79%
10/1 or 10/6 Month Mortgage Loans	3.76%	1.55%

A “1/1 Mortgage Loan”, a “3/1 Mortgage Loan”, a “5/1 Mortgage Loan”, a “7/1 Mortgage Loan” and a “10/1 Mortgage Loan” has a mortgage rate that is fixed for approximately 12, 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph.  A “6 Month Mortgage Loan”, a “2/6 Month Mortgage Loan”, a “3/6 Month Mortgage Loan”, a “5/6 Month Mortgage Loan”, a “7/6 Month Mortgage Loan”  and a “10/6 Month Mortgage Loan” has a mortgage rate that is fixed for approximately 6, 24, 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a Mortgage Index described in the preceding paragraph.

The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each Loan Group is set forth in the following table:

	Earliest First Payment Date	Earliest Stated Maturity Date	Latest Stated Maturity Date
Loan Group 1	November 1, 2005	October 1, 2035	March 1, 2037
Loan Group 2	April 1, 2005	March 1, 2035	March 1, 2037

As calculated using the OTS Delinquency Calculation Method described below, as of the Cut-off Date, none of the Mortgage Loans were more than 30 days’ delinquent.  The Servicer of certain of the Mortgage Loans has changed at least one time since they were originated.  A servicing transfer in some cases may have contributed to the delinquency of the mortgage loan.  The records of a given servicer may indicate that payments on mortgage loans on which servicing transferred may indicate that those mortgage loans were delinquent even though the related mortgagor made the scheduled monthly payment.  In addition, servicers may have incompatible servicing platforms which may also contribute to the incorrect reporting of delinquencies on mortgage loans.  Determining the correct information would require a review of underlying servicer records that is not readily available to the Depositor and would require unreasonable effort or expense for the Depositor to obtain.  Based on the information available to the Depositor, it is estimated that approximately 0.45% of the Mortgage Loans by Aggregate Cut off Date Pool Principal Balance have been delinquent 30 days or more at least once since they were originated and approximately 0.01% of the Mortgage Loans by Aggregate Cut off Date Pool Principal Balance have been delinquent 60 days or more at least once since they were originated.  Under the Office of Thrift Supervision (OTS) Delinquency Calculation Method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan’s due date in the following month, however, the cut-off date for information is the end of the calendar month.  Therefore a loan with a due date of August 1, 2002, with no payment received by the close of business on August 31, 2002, would have been reported as current on the September 2002 statement to certificateholders.  Assuming no payments are made during September 2002, the loan would be reflected as delinquent on the October 2002 statement.

No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%.  Except for approximately 0.70% of the Mortgage Loans by Aggregate Cut-off Date Pool Principal Balance, each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.  The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related mortgage loan, the accrued interest thereon and the related foreclosure expenses.  With respect to approximately 5.46%  of the Mortgage Loans by Aggregate Cut-off Date Pool Principal Balance (the “LPMI Mortgage Loans”), the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.  Except for these LPMI Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.  The primary mortgage guaranty insurance policy will be maintained for the life of the LPMI Mortgage Loans, unless otherwise prohibited by law.

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance.  No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “Credit Scores” tables below, credit scores have been supplied with respect to the mortgagors.  Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness.  Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Tabular Characteristics of the Mortgage Loans

The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans.  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans both in the related Mortgage and in each Loan Group as of the Cut-off Date and, due to rounding, may not total 100%.  In addition, the Weighted Average Credit Score in the following tables is derived using the Mortgage Loans where a Credit Score is available.

Tabular Characteristics of the Mortgage Pool

	Current Mortgage Rates(1)
Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
3.501 - 4.000	2	$1,201,316.16	0.11%	3.804	774	80.00
4.001 – 4.500	1	489,577.00	0.04	4.375	794	80.00
4.501 – 5.000	5	1,659,829.98	0.15	4.892	699	80.00
5.001 – 5.500	44	16,748,013.38	1.48	5.363	735	75.62
5.501 – 6.000	157	70,854,927.67	6.28	5.862	719	73.43
6.001 – 6.500	590	226,789,764.28	20.10	6.380	707	75.54
6.501 – 7.000	1,072	423,243,580.10	37.50	6.820	693	77.12
7.001 - 7.500	596	218,769,926.29	19.38	7.298	690	79.42
7.501 - 8.000	358	116,401,608.73	10.31	7.793	682	80.85
8.001 - 8.500	137	38,718,824.28	3.43	8.297	678	82.05
8.501 - 9.000	38	9,169,438.69	0.81	8.784	680	84.72
9.001 - 9.500	10	3,219,038.00	0.29	9.307	680	85.71
9.501 - 10.000	5	1,298,049.02	0.12	9.834	641	98.37
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_______
(1)As of the Cut-off Date, the weighted average current mortgage rate of the Mortgage Loans in the Mortgage Pool is expected to be approximately 6.913% per annum.

	Current Mortgage Loan Principal Balances(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.01 - 100,000.00	104	$8,419,854.68	0.75%	7.579	686	80.68
100,000.01 - 200,000.00	609	94,636,298.27	8.39	7.131	688	79.41
200,000.01 - 300,000.00	668	165,335,380.83	14.65	6.947	689	79.44
300,000.01 - 400,000.00	426	147,929,329.66	13.11	6.933	688	80.09
400,000.01 - 500,000.00	451	203,935,191.16	18.07	6.860	699	77.90
500,000.01 - 600,000.00	368	200,142,983.53	17.73	6.818	701	78.42
600,000.01 - 700,000.00	181	116,911,502.01	10.36	6.853	702	76.55
700,000.01 - 800,000.00	72	53,731,594.81	4.76	6.932	705	75.64
800,000.01 - 900,000.00	41	34,964,054.90	3.10	6.878	696	73.48
900,000.01 - 1,000,000.00	67	65,213,918.03	5.78	6.943	702	73.53
1,000,000.01 - 1,500,000.00	24	29,952,535.70	2.65	6.869	693	67.33
1,500,000.01 and above	4	7,391,250.00	0.65	7.136	715	67.64
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1)As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in the Mortgage Pool is approximately $374,316.

	Documentation Program
Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Limited	1,706	$657,262,047.21	58.24%	6.881	694	78.31
No Ratio	405	162,279,072.41	14.38	7.162	690	78.34
Full/Alternative	407	126,718,840.37	11.23	6.618	700	80.00
Stated Income/ Stated Asset	277	106,238,566.43	9.41	7.025	702	75.83
No Documentation	218	75,549,417.16	6.69	6.996	708	69.24
Lite	2	515,950.00	0.05	6.546	724	84.57
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

	Original Loan-to-Value Ratios(1)(2)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
30.00 and below	9	$1,689,326.92	0.15%	6.194	704	23.35
30.01 - 35.00	5	1,464,839.54	0.13	6.505	706	32.55
35.01 - 40.00	10	3,136,257.70	0.28	6.327	724	37.82
40.01 - 45.00	18	4,764,153.64	0.42	6.756	696	42.59
45.01 - 50.00	13	4,428,513.46	0.39	6.541	739	47.29
50.01 - 55.00	21	8,685,795.33	0.77	6.542	723	52.63
55.01 - 60.00	40	18,414,618.94	1.63	6.395	703	57.85
60.01 - 65.00	90	45,411,015.73	4.02	6.650	697	63.80
65.01 - 70.00	173	91,805,424.55	8.13	6.776	696	68.96
70.01 - 75.00	267	118,828,305.78	10.53	6.942	700	74.20
75.01 - 80.00	2,052	746,807,772.61	66.17	6.904	692	79.80
80.01 - 85.00	36	11,734,690.57	1.04	7.184	706	84.46
85.01 - 90.00	73	19,780,278.47	1.75	7.192	709	89.65
90.01 - 95.00	33	9,550,174.46	0.85	7.564	699	94.56
95.01 - 100.00	175	42,062,725.88	3.73	7.657	725	99.93
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________

(1)The weighted average original Loan-to-Value Ratio of the Mortgage Loans in the Mortgage Pool by Aggregate Cut-off Date Pool Principal Balance is approximately 77.67%.
(2)Does not take into account any secondary financing on the Mortgage Loans in the Mortgage Pool that may exist at the time of origination or any Additional Collateral.

	Credit Score(1)
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Not Available	2	$1,333,500.00	0.12%	7.362	0	70.00
576 – 600	19	5,190,552.09	0.46	7.248	589	67.45
601 – 625	140	45,122,866.30	4.00	7.175	620	75.71
626 – 650	460	154,309,300.27	13.67	7.101	640	77.78
651 – 675	586	215,265,286.76	19.07	7.021	663	77.82
676 – 700	604	227,295,157.03	20.14	6.952	688	77.91
701 – 725	452	179,518,460.94	15.91	6.877	712	78.17
726 – 750	318	125,847,343.57	11.15	6.729	736	78.61
751 – 775	258	101,990,506.04	9.04	6.695	762	78.10
776 – 800	143	60,727,637.29	5.38	6.576	786	74.46
801 – 825	33	11,963,283.29	1.06	6.690	807	76.58
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1)As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in the Mortgage Pool is approximately 696.

	State Distribution of Mortgaged Properties(1)
State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
California	1,263	$585,364,835.09	51.87%	6.764	699	76.70
Florida	207	62,354,255.59	5.53	7.164	696	79.15
Arizona	181	49,442,017.44	4.38	6.954	702	78.41
Nevada	162	47,799,849.62	4.24	6.947	693	78.72
Maryland	110	47,581,681.71	4.22	6.979	689	78.30
New York	97	45,609,151.30	4.04	7.239	689	77.93
Virginia	103	36,862,243.77	3.27	6.915	684	79.07
Washington	94	32,783,765.08	2.90	6.847	704	78.22
New Jersey	71	26,115,914.62	2.31	7.116	669	77.10
Illinois	69	20,966,985.84	1.86	7.232	691	78.87
Other	658	173,683,193.52	15.39	7.143	693	79.20
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________

(1)The Other row in the preceding table includes 36 other states and the District of Columbia.  No more than approximately 0.41% of the Mortgage Loans in the Mortgage Pool will be secured by mortgaged properties located in any one postal zip code area.

	Purpose of Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Purchase	1,768	$609,181,809.44	53.98%	6.981	700	80.30
Refinance (Cashout)	758	314,889,639.80	27.90	6.891	690	73.75
Refinance (Rate Term)	489	204,492,444.34	18.12	6.745	692	75.87
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

	Types of Mortgaged Properties
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Single Family Residence	1,811	$696,502,212.37	61.72%	6.850	695	77.23
Planned Unit Development	655	247,869,613.31	21.96	6.941	696	79.00
Two-to-Four Family Residence	225	91,605,922.74	8.12	7.198	695	75.98
Condominium	304	88,187,136.66	7.81	7.030	699	78.80
Townhouse	16	3,512,297.75	0.31	7.013	701	86.74
Condo-Hotel	1	461,096.25	0.04	8.000	631	75.00
Cooperative	2	366,698.05	0.03	6.357	672	70.46
Rowhouse	1	58,916.45	0.01	7.750	740	100.00
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

Occupancy Types(1)
Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Primary Residence	2,468	$962,040,998.24	85.24%	6.848	694	78.12
Investment Property	435	124,729,961.14	11.05	7.344	704	74.36
Secondary Residence	112	41,792,934.20	3.70	7.112	716	77.09
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1)Based upon representations of the related mortgagors at the time of origination.

Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
331 – 360	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in the Mortgage Pool is approximately 357 months.

	Seasoning(1)
Range of Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1 – 3	1,882	$750,334,076.65	66.49%	6.866	697	77.77
4 – 6	896	300,015,994.73	26.58	7.042	691	78.09
7 – 9	159	50,414,541.78	4.47	6.991	699	74.99
10 – 12	37	16,909,035.15	1.50	7.018	691	73.15
13 – 15	7	1,270,935.84	0.11	6.664	657	69.29
16 - 18	14	3,648,532.55	0.32	6.394	733	80.61
19 - 21	11	3,466,327.10	0.31	5.770	716	76.93
22 - 24	8	2,266,630.22	0.20	5.760	715	80.77
25 - 27	1	237,819.56	0.02	5.500	815	80.00
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1) As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans in the Mortgage Pool is approximately three months.

	Product Type
Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1 Yr Arms - IO 10 Yrs	1	$102,550.00	0.01%	6.250	668	70.00
10 Yr Arms	12	3,183,927.59	0.28	7.046	705	73.73
10 Yr Arms - IO 10 Yrs	49	18,480,606.34	1.64	6.814	699	72.32
2 Yr Arms	77	14,244,947.55	1.26	7.455	693	87.69
2 Yr Arms Balloon 30/40	22	4,362,790.87	0.39	7.198	690	83.03
2 Yr Arms - IO 10 Yrs	27	8,197,340.33	0.73	6.284	702	82.32
2 Yr Arms - IO 2 Yrs	1	399,900.00	0.04	6.790	683	100.00
2 Yr Arms - IO 5 Yrs	182	51,382,218.73	4.55	6.950	705	82.37
3 Yr Arms	73	15,069,554.07	1.34	6.819	692	80.71
3 Yr Arms Balloon 30/40	4	1,167,811.78	0.10	7.276	687	83.20
3 Yr Arms - IO 10 Yrs	107	33,963,417.75	3.01	6.779	690	75.80
3 Yr Arms - IO 3 Yrs	5	1,670,000.00	0.15	6.406	777	78.83
3 Yr Arms - IO 5 Yrs	209	54,020,170.84	4.79	6.804	685	79.69
5 Yr Arms	224	63,500,310.16	5.63	7.059	705	76.60
5 Yr Arms Balloon 30/40	39	11,727,129.21	1.04	7.454	690	76.41
5 Yr Arms - IO 10 Yrs	1,584	670,239,716.43	59.39	6.969	692	77.39
5 Yr Arms - IO 5 Yrs	354	162,016,397.37	14.36	6.655	710	77.04
6 Month Arms - IO 10 Yrs	1	339,495.96	0.03	8.625	699	95.00
7 Yr Arms	4	1,487,828.37	0.13	7.373	695	55.55
7 Yr Arms - IO 10 Yrs	35	10,774,530.23	0.95	6.572	717	74.56
7 Yr Arms - IO 7 Yrs	5	2,233,250.00	0.20	6.545	733	72.06
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

	Mortgage Index of the Mortgage Loans
Mortgage Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Treasury – One Year	13	$4,247,902.10	0.38%	5.437	716	76.73
LIBOR – Six Month	2,143	737,508,927.40	65.35	7.004	690	77.81
LIBOR – One Year	859	386,807,064.08	34.27	6.755	707	77.41
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

	Gross Margins of the Mortgage Loans(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1.501 - 2.000	5	$2,270,004.69	0.20%	6.489	702	78.96
2.001 - 2.500	1,864	814,291,953.31	72.15	6.859	700	76.96
2.501 - 3.000	383	115,349,795.04	10.22	7.131	667	77.38
3.001 - 3.500	59	16,677,428.23	1.48	7.015	709	76.67
3.501 - 4.000	18	4,648,575.27	0.41	6.893	669	77.58
4.001 - 4.500	60	18,468,328.95	1.64	6.492	716	79.52
4.501 - 5.000	456	118,969,154.51	10.54	6.900	688	79.26
5.001 - 5.500	79	20,192,896.60	1.79	7.312	702	84.59
5.501 - 6.000	58	11,539,601.40	1.02	7.767	702	90.27
6.001 - 6.500	21	4,073,515.42	0.36	8.215	695	95.33
6.501 - 7.000	9	1,462,495.10	0.13	8.773	678	97.21
7.001 - 7.500	1	241,750.74	0.02	9.300	661	100.00
7.501 - 8.000	2	378,394.32	0.03	9.688	687	98.70
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in the Mortgage Pool is approximately 2.759%.

	Initial Periodic Caps of the Mortgage Loans(1)
Range of Initial Periodic Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.501 – 1.000	1	$339,495.96	0.03%	8.625	699	95.00
1.501 – 2.000	668	170,029,754.14	15.07	6.907	695	81.12
2.001 - 2.500	1	344,400.00	0.03	7.000	663	80.00
2.501 – 3.000	95	31,622,240.64	2.80	6.924	681	77.57
3.001 - 3.500	1	130,000.00	0.01	6.500	757	15.51
4.501 - 5.000	742	286,265,030.17	25.37	6.661	706	77.40
5.501 – 6.000	1,506	639,426,472.67	56.66	7.026	692	76.88
6.501 - 7.000	1	406,500.00	0.04	6.625	715	75.00
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1)As of the Cut-off Date, the weighted average Initial Periodic Cap of the Mortgage Loans in the Mortgage Pool is approximately 5.057%.

	Subsequent Periodic Caps of the Mortgage Loans(1)
Range of Subsequent Periodic Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.501 – 1.000	759	$219,481,251.97	19.45%	7.012	692	80.14
1.501 – 2.000	2,255	908,263,641.61	80.48	6.889	697	77.08
2.001 - 2.500	1	819,000.00	0.07	6.500	639	69.70
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1)As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the Mortgage Loans in the Mortgage Pool is approximately 1.806%.

	Maximum Mortgage Rates of the Mortgage Loans(1)
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
9.001 - 10.000	7	$2,835,884.14	0.25%	4.844	734	77.04
10.001 - 11.000	137	66,271,499.58	5.87	5.743	729	73.17
11.001 - 12.000	454	173,282,981.70	15.35	6.485	703	76.80
12.001 - 13.000	1,478	563,364,062.16	49.92	6.785	696	77.15
13.001 - 14.000	783	280,885,963.61	24.89	7.494	686	79.53
14.001 - 15.000	143	38,314,461.17	3.39	8.418	676	82.04
15.001 - 16.000	13	3,609,041.22	0.32	9.282	659	92.46
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1)As of the Cut-off Date, the weighted average maximum mortgage rate of the Mortgage Loans in the Mortgage Pool is expected to be approximately 12.652% per annum.

		Months to Next Rate Adjustment of the Mortgage Loans(1)
Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0 – 5	2	$580,013.47	0.05%	8.055	656	84.63
6 – 11	2	362,907.31	0.03	6.519	718	77.17
12 – 17	6	2,141,036.16	0.19	4.749	724	76.48
18 – 23	307	78,114,822.66	6.92	6.984	702	83.50
24 – 29	19	5,068,130.86	0.45	6.810	701	74.84
30 – 35	374	98,891,106.98	8.76	6.839	688	78.86
36 – 41	11	2,951,407.69	0.26	6.029	722	78.63
42 – 47	18	4,001,861.08	0.35	6.395	713	77.71
48 – 53	154	50,226,098.20	4.45	6.997	698	75.72
54 – 59	2,017	850,066,366.64	75.32	6.927	695	77.34
72 – 77	7	4,021,297.06	0.36	7.092	710	68.31
78 – 83	37	10,474,311.54	0.93	6.480	720	73.72
96 – 101	1	240,000.00	0.02	6.250	714	80.00
102 – 107	1	449,250.00	0.04	7.375	680	75.00
108 – 113	15	7,828,550.81	0.69	7.097	682	69.73
114 – 119	44	13,146,733.12	1.16	6.693	711	73.97
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

_________
(1) As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in the Mortgage Pool is approximately 53 months.

		Prepayment Penalty Term
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
No Penalty	1,595	$641,222,403.74	56.82%	6.877	698	76.86
3	1	415,586.61	0.04	6.875	726	79.43
4	4	2,989,824.38	0.26	7.512	662	73.79
5	1	470,000.00	0.04	6.375	608	62.67
6	106	49,403,703.82	4.38	7.051	689	74.52
12	99	35,386,689.88	3.14	7.313	701	79.74
21	19	6,027,166.88	0.53	6.846	723	82.73
24	244	60,441,269.35	5.36	6.923	698	83.40
33	5	1,525,443.00	0.14	7.075	696	80.00
36	930	326,089,176.86	28.89	6.909	691	78.45
60	11	4,592,629.06	0.41	7.210	716	73.91
Total/Weighted Average	3,015	$1,128,563,893.58	100.00%	6.913	696	77.67

Tabular Characteristics of Loan Group 1

	Current Mortgage Rates(1)
Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
4.501 - 5.000	1	$376,000.00	0.20%	4.875	746	80.00
5.001 - 5.500	4	866,432.57	0.45	5.388	788	76.44
5.501 - 6.000	33	8,345,914.33	4.37	5.909	695	76.45
6.001 - 6.500	141	35,505,761.65	18.60	6.355	709	75.70
6.501 - 7.000	277	67,904,426.16	35.57	6.809	684	77.68
7.001 - 7.500	181	40,712,441.95	21.33	7.316	687	82.12
7.501 - 8.000	125	24,445,571.58	12.81	7.818	687	83.66
8.001 - 8.500	51	8,497,873.48	4.45	8.282	688	85.00
8.501 - 9.000	16	2,905,299.53	1.52	8.827	670	81.87
9.001 - 9.500	5	1,159,114.78	0.61	9.351	695	86.13
9.501 - 10.000	2	163,507.02	0.09	9.890	677	97.25
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_______
(1)As of the Cut-off Date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 7.027% per annum.

	Current Mortgage Loan Principal Balances(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.01 - 100,000.00	72	$5,758,631.59	3.02%	7.552	688	81.32
100,000.01 - 200,000.00	308	46,928,275.68	24.58	7.192	690	80.92
200,000.01 - 300,000.00	250	61,413,882.84	32.17	6.950	691	78.88
300,000.01 - 400,000.00	158	54,861,097.86	28.74	6.986	691	79.74
400,000.01 - 500,000.00	35	14,798,448.63	7.75	6.903	688	76.92
500,000.01 - 600,000.00	11	5,870,006.45	3.08	6.633	693	74.73
600,000.01 - 700,000.00	2	1,252,000.00	0.66	7.250	707	80.00
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1)As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $228,328

	Documentation Program
Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Limited	528	$125,094,572.99	65.53%	7.087	689	78.90
Full/Alternative	223	47,994,057.27	25.14	6.863	695	82.11
Stated Income/Stated Asset	85	17,793,712.79	9.32	7.045	693	75.93
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

	Original Loan-to-Value Ratios(1)(2)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
30.00 and below	4	$709,326.92	0.37%	6.271	667	22.19
35.01 - 40.00	3	665,390.09	0.35	6.337	697	36.64
40.01 - 45.00	6	1,045,224.12	0.55	6.746	696	41.57
45.01 - 50.00	4	748,945.15	0.39	6.538	705	46.73
50.01 - 55.00	6	1,379,072.82	0.72	6.741	687	51.68
55.01 - 60.00	9	1,692,282.71	0.89	6.719	674	58.48
60.01 - 65.00	24	7,340,732.45	3.85	6.669	683	63.69
65.01 - 70.00	39	10,844,438.22	5.68	7.023	684	69.36
70.01 - 75.00	75	17,536,744.30	9.19	7.087	690	73.98
75.01 - 80.00	511	117,158,903.44	61.38	6.948	686	79.84
80.01 - 85.00	19	5,140,949.18	2.69	7.133	708	84.29
85.01 - 90.00	34	7,462,642.58	3.91	7.356	703	89.65
90.01 - 95.00	14	2,828,603.13	1.48	7.342	702	94.54
95.01 - 100.00	88	16,329,087.94	8.55	7.605	725	99.93
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________

(1)The weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 by Aggregate Cut-off Date Loan Group Balance is approximately 79.43%.
(2)Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination or any Additional Collateral.

	Credit Score(1)
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
576 – 600	9	$2,417,068.67	1.27%	7.028	588	72.19
601 – 625	44	9,711,226.02	5.09	7.353	619	76.64
626 – 650	140	33,052,300.65	17.32	7.094	640	77.49
651 – 675	159	35,407,647.22	18.55	7.085	663	78.73
676 – 700	183	41,052,634.44	21.51	6.980	688	78.76
701 – 725	104	23,566,664.64	12.35	7.071	712	83.19
726 – 750	76	17,355,805.83	9.09	6.889	736	80.02
751 – 775	69	15,240,012.18	7.98	6.906	763	83.05
776 – 800	38	8,751,132.83	4.58	6.900	786	80.28
801 – 825	14	4,327,850.57	2.27	6.728	808	79.30
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1)As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 691

	State Distribution of Mortgaged Properties(1)
State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
California	184	$56,574,364.30	29.64%	6.821	696	76.89
Arizona	68	13,463,541.16	7.05	7.002	693	79.59
Nevada	51	12,052,529.10	6.31	6.783	708	77.67
Florida	57	11,160,712.87	5.85	7.302	686	80.30
Maryland	35	9,332,831.10	4.89	6.973	681	80.06
Washington	40	9,227,143.88	4.83	6.903	694	83.40
New York	21	7,647,120.32	4.01	7.386	664	74.68
Virginia	30	6,826,523.22	3.58	6.913	681	81.49
Illinois	31	6,190,320.25	3.24	7.177	695	78.33
Colorado	32	5,975,710.65	3.13	7.134	689	81.49
Other	287	52,431,546.20	27.47	7.216	687	81.86
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________

(1)The Other row in the preceding table includes 34 other states and the District of Columbia.  No more than approximately 0.80% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

	Purpose of Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Purchase	406	$80,373,135.75	42.11%	7.117	705	82.55
Refinance (Cashout)	252	66,051,815.83	34.60	7.020	677	76.49
Refinance (Rate Term)	178	44,457,391.47	23.29	6.872	686	78.16
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

	Types of Mortgaged Properties
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Single Family Residence	482	$106,346,153.41	55.71%	7.047	685	79.67
Planned Unit Development	164	38,918,612.62	20.39	6.869	701	79.94
Two-to-Four Family	75	22,609,392.15	11.84	7.312	684	76.54
Condominium	105	21,074,287.78	11.04	6.934	704	79.37
Townhouse	8	1,613,282.59	0.85	6.830	706	91.65
Co-op	1	261,698.05	0.14	6.250	690	80.00
Rowhouse	1	58,916.45	0.03	7.750	740	100.00
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

	Occupancy Types(1)
Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Primary Residence	571	$134,899,745.97	70.67%	6.899	686	80.69
Investment Property	222	46,293,704.87	24.25	7.373	699	75.68
Secondary Residence	43	9,688,892.21	5.08	7.141	718	79.75
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1)Based upon representations of the related mortgagors at the time of origination.

	Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
331 – 360	836	$190,882,343.05	100.00%	7.027	691	79.43
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 356 months.

	Seasoning(1)
Range of Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1 – 3	491	$109,593,478.32	57.41%	6.992	690	80.76
4 – 6	276	63,887,698.69	33.47	7.087	691	78.39
7 – 9	61	15,424,679.85	8.08	7.015	697	74.08
10 – 12	6	1,391,586.19	0.73	7.449	681	73.16
16 – 18	2	584,900.00	0.31	6.304	738	100.00
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1) As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans in Loan Group 1 is approximately four months.

	Product Type
Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1 Yr Arms - IO 10 Yrs	1	$102,550.00	0.05%	6.250	668	70.00
10 Yr Arms	9	2,094,327.63	1.10	6.925	690	77.57
10 Yr Arms - IO 10 Yrs	19	5,074,924.68	2.66	6.784	727	76.03
2 Yr Arms	50	7,941,563.37	4.16	7.382	702	87.62
2 Yr Arms Balloon 30/40	13	2,308,371.75	1.21	6.982	688	83.15
2 Yr Arms - IO 10 Yrs	6	2,023,027.04	1.06	6.360	696	81.21
2 Yr Arms - IO 2 Yrs	1	399,900.00	0.21	6.790	683	100.00
2 Yr Arms - IO 5 Yrs	78	17,487,025.52	9.16	7.000	703	82.47
3 Yr Arms	30	5,425,791.20	2.84	7.102	687	82.77
3 Yr Arms Balloon 30/40	1	186,743.05	0.10	8.190	665	100.00
3 Yr Arms - IO 10 Yrs	45	12,308,156.75	6.45	6.973	693	75.82
3 Yr Arms - IO 3 Yrs	2	390,000.00	0.20	7.500	786	75.00
3 Yr Arms - IO 5 Yrs	34	7,486,309.78	3.92	6.963	702	82.76
5 Yr Arms	94	17,515,826.22	9.18	7.112	701	78.60
5 Yr Arms Balloon 30/40	17	4,212,153.74	2.21	7.266	687	73.69
5 Yr Arms - IO 10 Yrs	337	79,790,915.53	41.80	7.084	675	78.70
5 Yr Arms - IO 5 Yrs	72	19,016,351.70	9.96	6.911	701	79.73
7 Yr Arms	1	93,630.01	0.05	8.250	676	75.00
7 Yr Arms - IO 10 Yrs	24	6,311,525.08	3.31	6.473	726	77.19
7 Yr Arms - IO 7 Yrs	2	713,250.00	0.37	6.340	787	63.73
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

	Mortgage Index of the Mortgage Loans
Mortgage Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Treasury – One Year	6	$1,207,806.67	0.63%	6.113	756	74.75
LIBOR – Six Month	657	148,031,705.13	77.55	7.074	690	79.48
LIBOR – One Year	173	41,642,831.25	21.82	6.884	692	79.40
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

	Gross Margins of the Mortgage Loans(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1.501 - 2.000	3	$872,004.69	0.46%	6.523	751	77.70
2.001 - 2.500	414	99,277,875.80	52.01	6.958	693	78.79
2.501 - 3.000	126	29,143,929.56	15.27	7.115	665	76.65
3.001 - 3.500	28	5,334,956.60	2.79	7.104	715	77.06
3.501 - 4.000	10	1,713,543.38	0.90	6.570	694	80.57
4.001 - 4.500	30	7,191,689.12	3.77	6.502	717	79.37
4.501 - 5.000	132	29,830,728.43	15.63	6.953	690	78.98
5.001 - 5.500	44	9,328,431.30	4.89	7.304	703	85.45
5.501 - 6.000	33	5,832,619.89	3.06	7.810	706	91.97
6.001 - 6.500	10	1,393,713.88	0.73	8.337	720	97.97
6.501 - 7.000	4	602,505.34	0.32	8.837	667	93.23
7.001 - 7.500	1	241,750.74	0.13	9.300	661	100.00
7.501 - 8.000	1	118,594.32	0.06	9.990	672	100.00
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group 1 is approximately 3.185%.

	Initial Periodic Caps of the Mortgage Loans(1)
Range of Initial Periodic Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1.501 - 2.000	251	$53,280,098.18	27.91%	7.070	699	82.43
2.501 - 3.000	36	9,469,172.44	4.96	6.876	675	75.78
4.501 - 5.000	174	41,913,815.46	21.96	6.836	706	79.00
5.501 - 6.000	374	85,812,756.97	44.96	7.111	679	78.20
6.501 - 7.000	1	406,500.00	0.21	6.625	715	75.00
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1)As of the Cut-off Date, the weighted average Initial Periodic Cap of the Mortgage Loans in Loan Group 1 is approximately 4.517%.

	Subsequent Periodic Caps of the Mortgage Loans(1)
Range of Subsequent Periodic Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.501 - 1.000	311	$68,208,769.75	35.73%	7.052	696	81.53
1.501 - 2.000	525	122,673,573.30	64.27	7.012	688	78.26
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1)As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the Mortgage Loans in Loan Group 1 is approximately 1.643%.

	Maximum Mortgage Rates of the Mortgage Loans(1)
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
9.001 - 10.000	1	$376,000.00	0.20%	4.875	746	80.00
10.001 - 11.000	19	4,594,671.14	2.41	5.790	725	75.78
11.001 - 12.000	110	28,101,750.07	14.72	6.491	707	77.03
12.001 - 13.000	382	91,973,522.07	48.18	6.782	687	77.82
13.001 - 14.000	256	53,976,715.66	28.28	7.522	686	82.72
14.001 - 15.000	61	10,663,149.58	5.59	8.464	685	83.37
15.001 - 16.000	7	1,196,534.53	0.63	8.703	674	90.05
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1)As of the Cut-off Date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 12.811% per annum.

		Months to Next Rate Adjustment of the Mortgage Loans(1)
Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1 – 11	1	$102,550.00	0.05%	6.250	668	70.00
18 – 23	148	30,159,887.68	15.80	7.053	701	84.03
24 – 29	8	1,635,007.95	0.86	7.277	686	77.97
30 – 35	104	24,161,992.83	12.66	6.996	696	79.56
42 – 47	2	584,900.00	0.31	6.304	738	100.00
48 – 53	51	12,394,604.78	6.49	7.081	690	74.50
54 – 59	467	107,555,742.41	56.35	7.070	682	79.03
72 – 77	3	937,160.00	0.49	6.405	799	68.19
78 – 83	24	6,181,245.09	3.24	6.495	721	76.97
108 – 113	5	1,849,493.31	0.97	6.974	690	70.13
114 – 119	23	5,319,759.00	2.79	6.773	725	78.69
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

_________
(1) As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in Loan Group 1 is approximately 50 months.

		Prepayment Penalty Term
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
No Penalty	402	$93,010,492.86	48.73%	7.047	690	78.26
3	1	415,586.61	0.22	6.875	726	79.43
5	1	470,000.00	0.25	6.375	608	62.67
6	24	6,152,106.35	3.22	6.888	703	75.31
12	37	8,776,956.57	4.60	7.229	704	79.59
21	7	1,931,884.93	1.01	6.932	741	85.40
24	113	21,947,219.04	11.50	7.055	698	84.36
36	245	56,705,496.69	29.71	6.992	684	80.04
60	6	1,472,600.00	0.77	6.354	732	70.23
Total/Weighted Average	836	$190,882,343.05	100.00%	7.027	691	79.43

Tabular Characteristics of Loan Group 2

	Current Mortgage Rates(1)
Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
3.501 – 4.000	2	$1,201,316.16	0.13%	3.804	774	80.00
4.001 - 4.500	1	489,577.00	0.05	4.375	794	80.00
4.501 - 5.000	4	1,283,829.98	0.14	4.896	686	80.00
5.001 - 5.500	40	15,881,580.81	1.69	5.362	732	75.58
5.501 - 6.000	124	62,509,013.34	6.67	5.856	722	73.03
6.001 - 6.500	449	191,284,002.63	20.40	6.385	706	75.50
6.501 - 7.000	795	355,339,153.94	37.90	6.823	695	77.02
7.001 - 7.500	415	178,057,484.34	18.99	7.293	691	78.80
7.501 - 8.000	233	91,956,037.15	9.81	7.786	680	80.10
8.001 - 8.500	86	30,220,950.80	3.22	8.301	675	81.22
8.501 - 9.000	22	6,264,139.16	0.67	8.764	685	86.04
9.001 - 9.500	5	2,059,923.22	0.22	9.282	672	85.47
9.501 - 10.000	3	1,134,542.00	0.12	9.826	635	98.53
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_______
(1)As of the Cut-off Date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 6.890% per annum.

	Current Mortgage Loan Principal Balances(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.01 - 100,000.00	32	$2,661,223.09	0.28%	7.637	681	79.27
100,000.01 - 200,000.00	301	47,708,022.59	5.09	7.071	686	77.93
200,000.01 - 300,000.00	418	103,921,497.99	11.08	6.945	687	79.78
300,000.01 - 400,000.00	268	93,068,231.80	9.93	6.902	685	80.29
400,000.01 - 500,000.00	416	189,136,742.53	20.17	6.856	699	77.98
500,000.01 - 600,000.00	357	194,272,977.08	20.72	6.824	701	78.53
600,000.01 - 700,000.00	179	115,659,502.01	12.33	6.849	702	76.51
700,000.01 - 800,000.00	72	53,731,594.81	5.73	6.932	705	75.64
800,000.01 - 900,000.00	41	34,964,054.90	3.73	6.878	696	73.48
900,000.01 - 1,000,000.00	67	65,213,918.03	6.95	6.943	702	73.53
1,000,000.01 - 1,500,000.00	24	29,952,535.70	3.19	6.869	693	67.33
1,500,000.01 and above	4	7,391,250.00	0.79	7.136	715	67.64
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1)As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $430,327

Documentation Program
Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Limited	1,178	$532,167,474.22	56.75%	6.833	696	78.18
No Ratio	405	162,279,072.41	17.31	7.162	690	78.34
Stated Income/ Stated Asset	192	88,444,853.64	9.43	7.021	704	75.81
Full/Alternative	184	78,724,783.10	8.40	6.468	702	78.70
No Doc	218	75,549,417.16	8.06	6.996	708	69.24
Lite	2	515,950.00	0.06	6.546	724	84.57
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

	Original Loan-to-Value Ratios(1)(2)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
30.00 and below	5	$980,000.00	0.10%	6.138	730	24.20
30.01 - 35.00	5	1,464,839.54	0.16	6.505	706	32.55
35.01 - 40.00	7	2,470,867.61	0.26	6.324	731	38.14
40.01 - 45.00	12	3,718,929.52	0.40	6.758	695	42.88
45.01 - 50.00	9	3,679,568.31	0.39	6.542	745	47.41
50.01 - 55.00	15	7,306,722.51	0.78	6.505	730	52.81
55.01 - 60.00	31	16,722,336.23	1.78	6.362	706	57.78
60.01 - 65.00	66	38,070,283.28	4.06	6.647	699	63.82
65.01 - 70.00	134	80,960,986.33	8.63	6.743	698	68.91
70.01 - 75.00	192	101,291,561.48	10.80	6.916	702	74.24
75.01 - 80.00	1,541	629,648,869.17	67.15	6.896	693	79.79
80.01 - 85.00	17	6,593,741.39	0.70	7.224	704	84.59
85.01 - 90.00	39	12,317,635.89	1.31	7.092	712	89.66
90.01 - 95.00	19	6,721,571.33	0.72	7.657	699	94.56
95.01 - 100.00	87	25,733,637.94	2.74	7.691	725	99.93
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________

(1)The weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 by Aggregate Cut-off Date Loan Group Balance is approximately 77.31%.
(2)Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination or any Additional Collateral.

	Credit Score(1)
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Not Available	2	$1,333,500.00	0.14%	7.362	0	70.00
576 – 600	10	2,773,483.42	0.30	7.439	590	63.32
601 – 625	96	35,411,640.28	3.78	7.126	621	75.45
626 – 650	320	121,256,999.62	12.93	7.103	639	77.86
651 – 675	427	179,857,639.54	19.18	7.008	663	77.64
676 – 700	421	186,242,522.59	19.86	6.945	688	77.73
701 – 725	348	155,951,796.30	16.63	6.848	712	77.41
726 – 750	242	108,491,537.74	11.57	6.703	736	78.39
751 – 775	189	86,750,493.86	9.25	6.658	762	77.23
776 – 800	105	51,976,504.46	5.54	6.521	786	73.48
801 – 825	19	7,635,432.72	0.81	6.668	806	75.04
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1)As of the Cut-off Date, the weighted average Credit Score of the Mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 697

	State Distribution of Mortgaged Properties(1)
State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
California	1,079	$528,790,470.79	56.39%	6.758	700	76.68
Florida	150	51,193,542.72	5.46	7.134	698	78.90
Maryland	75	38,248,850.61	4.08	6.980	691	77.87
New York	76	37,962,030.98	4.05	7.210	694	78.59
Arizona	113	35,978,476.28	3.84	6.936	705	77.97
Nevada	111	35,747,320.52	3.81	7.002	688	79.07
Virginia	73	30,035,720.55	3.20	6.915	684	78.52
Washington	54	23,556,621.20	2.51	6.826	707	76.19
New Jersey	52	20,415,120.99	2.18	7.119	671	76.35
Illinois	38	14,776,665.59	1.58	7.255	689	79.10
Other	358	120,976,730.30	12.90	7.110	694	77.96
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________

(1)The Other row in the preceding table includes 32 other states and the District of Columbia.  No more than approximately 0.49% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

	Purpose of Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Purchase	1,362	$528,808,673.69	56.40%	6.960	700	79.95
Refinance (Cashout)	506	248,837,823.97	26.54	6.856	693	73.02
Refinance (Rate Term)	311	160,035,052.87	17.07	6.710	694	75.23
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

	Types of Mortgaged Properties
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Single Family Residence	1,329	$590,156,058.96	62.94%	6.814	697	76.79
Planned Unit Development	491	208,951,000.69	22.28	6.954	696	78.83
Two-to-Four Family	150	68,996,530.59	7.36	7.161	699	75.80
Condominium	199	67,112,848.88	7.16	7.060	698	78.62
Townhouse	8	1,899,015.16	0.20	7.169	697	82.58
Condo-Hotel	1	461,096.25	0.05	8.000	631	75.00
Co-op	1	105,000.00	0.01	6.625	626	46.67
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

	Occupancy Types(1)
Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Primary Residence	1,897	$827,141,252.27	88.21%	6.840	695	77.70
Investment Property	213	78,436,256.27	8.36	7.327	707	73.58
Secondary Residence	69	32,104,041.99	3.42	7.103	716	76.29
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1)Based upon representations of the related mortgagors at the time of origination.

	Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
331 – 360	2,179	$937,681,550.53	100.00%	6.890	697	77.31
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 357 months.

	Seasoning(1)
Range of Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1 – 3	1,391	$640,740,598.33	68.33%	6.845	699	77.26
4 – 6	620	236,128,296.04	25.18	7.029	691	78.01
7 – 9	98	34,989,861.93	3.73	6.980	700	75.39
10 – 12	31	15,517,448.96	1.65	6.980	692	73.15
13 – 15	7	1,270,935.84	0.14	6.664	657	69.29
16 – 18	12	3,063,632.55	0.33	6.412	732	76.90
19 – 21	11	3,466,327.10	0.37	5.770	716	76.93
22 – 24	8	2,266,630.22	0.24	5.760	715	80.77
25 – 27	1	237,819.56	0.03	5.500	815	80.00
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1) As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans in Loan Group 2 is approximately three months.

	Product Type
Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
10 Yr Arms	3	$1,089,599.96	0.12%	7.279	732	66.34
10 Yr Arms - IO 10 Yrs	30	13,405,681.66	1.43	6.826	688	70.92
2 Yr Arms	27	6,303,384.18	0.67	7.548	682	87.78
2 Yr Arms Balloon 30/40	9	2,054,419.12	0.22	7.440	692	82.88
2 Yr Arms - IO 10 Yrs	21	6,174,313.29	0.66	6.259	704	82.68
2 Yr Arms - IO 5 Yrs	104	33,895,193.21	3.61	6.924	706	82.31
3 Yr Arms	43	9,643,762.87	1.03	6.659	694	79.55
3 Yr Arms Balloon 30/40	3	981,068.73	0.10	7.103	691	80.00
3 Yr Arms - IO 10 Yrs	62	21,655,261.00	2.31	6.669	688	75.80
3 Yr Arms - IO 3 Yrs	3	1,280,000.00	0.14	6.073	774	80.00
3 Yr Arms - IO 5 Yrs	175	46,533,861.06	4.96	6.778	683	79.20
5 Yr Arms	130	45,984,483.94	4.90	7.038	706	75.84
5 Yr Arms Balloon 30/40	22	7,514,975.47	0.80	7.560	691	77.93
5 Yr Arms - IO 10 Yrs	1,247	590,448,800.90	62.97	6.953	694	77.21
5 Yr Arms - IO 5 Yrs	282	143,000,045.67	15.25	6.621	711	76.68
6 Month Arms - IO 10 Yrs	1	339,495.96	0.04	8.625	699	95.00
7 Yr Arms	3	1,394,198.36	0.15	7.315	696	54.25
7 Yr Arms - IO 10 Yrs	11	4,463,005.15	0.48	6.712	706	70.83
7 Yr Arms - IO 7 Yrs	3	1,520,000.00	0.16	6.641	707	75.97
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

	Mortgage Index of the Mortgage Loans
Mortgage Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
Treasury – One Year	7	$3,040,095.43	0.32%	5.169	700	77.52
LIBOR – Six Month	1,486	589,477,222.27	62.87	6.987	690	77.39
LIBOR – One Year	686	345,164,232.83	36.81	6.739	709	77.17
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

	Gross Margins of the Mortgage Loans(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
1.501 - 2.000	2	$1,398,000.00	0.15%	6.467	672	79.75
2.001 - 2.500	1,450	715,014,077.51	76.25	6.845	701	76.71
2.501 - 3.000	257	86,205,865.48	9.19	7.137	668	77.63
3.001 - 3.500	31	11,342,471.63	1.21	6.973	706	76.48
3.501 - 4.000	8	2,935,031.89	0.31	7.082	655	75.83
4.001 - 4.500	30	11,276,639.83	1.20	6.487	715	79.61
4.501 - 5.000	324	89,138,426.08	9.51	6.883	687	79.35
5.001 - 5.500	35	10,864,465.30	1.16	7.319	702	83.84
5.501 - 6.000	25	5,706,981.51	0.61	7.724	699	88.53
6.001 - 6.500	11	2,679,801.54	0.29	8.152	682	93.95
6.501 - 7.000	5	859,989.76	0.09	8.729	686	100.00
7.501 - 8.000	1	259,800.00	0.03	9.550	694	98.11
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in Loan Group 2 is approximately 2.673%.

	Initial Periodic Caps of the Mortgage Loans(1)
Range of Initial Periodic Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.501 – 1.000	1	$339,495.96	0.04%	8.625	699	95.00
1.501 – 2.000	417	116,749,655.96	12.45	6.832	693	80.52
2.001 – 2.500	1	344,400.00	0.04	7.000	663	80.00
2.501 - 3.000	59	22,153,068.20	2.36	6.944	683	78.34
3.001 - 3.500	1	130,000.00	0.01	6.500	757	15.51
4.501 - 5.000	568	244,351,214.71	26.06	6.631	706	77.13
5.501 - 6.000	1,132	553,613,715.70	59.04	7.013	694	76.67
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1)As of the Cut-off Date, the weighted average Initial Periodic Cap of the Mortgage Loans in Loan Group 2 is approximately 5.167%.

	Subsequent Periodic Caps of the Mortgage Loans(1)
Range of Subsequent Periodic Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0.501 - 1.000	448	$151,272,482.22	16.13%	6.994	690	79.51
1.501 - 2.000	1,730	785,590,068.31	83.78	6.870	698	76.89
2.001 - 2.500	1	819,000.00	0.09	6.500	639	69.70
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1)As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the Mortgage Loans in Loan Group 2 is approximately 1.839%.

	Maximum Mortgage Rates of the Mortgage Loans(1)
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
9.001 - 10.000	6	$2,459,884.14	0.26%	4.840	732	76.59
10.001 - 11.000	118	61,676,828.44	6.58	5.740	730	72.98
11.001 - 12.000	344	145,181,231.63	15.48	6.484	703	76.75
12.001 - 13.000	1,096	471,390,540.09	50.27	6.786	697	77.01
13.001 - 14.000	527	226,909,247.95	24.20	7.487	686	78.78
14.001 - 15.000	82	27,651,311.59	2.95	8.400	673	81.53
15.001 - 16.000	6	2,412,506.69	0.26	9.569	652	93.65
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1)As of the Cut-off Date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 12.620% per annum.

	Months to Next Rate Adjustment of the Mortgage Loans(1)
Range of Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
0 – 5	2	$580,013.47	0.06%	8.055	656	84.63
6 – 11	1	260,357.31	0.03	6.625	738	80.00
12 – 17	6	2,141,036.16	0.23	4.749	724	76.48
18 – 23	159	47,954,934.98	5.11	6.940	702	83.17
24 – 29	11	3,433,122.91	0.37	6.587	709	73.36
30 – 35	270	74,729,114.15	7.97	6.788	685	78.63
36 – 41	11	2,951,407.69	0.31	6.029	722	78.63
42 – 47	16	3,416,961.08	0.36	6.410	709	73.90
48 – 53	103	37,831,493.42	4.03	6.970	700	76.12
54 – 59	1,550	742,510,624.23	79.19	6.907	697	77.10
72 – 77	4	3,084,137.06	0.33	7.301	683	68.35
78 – 83	13	4,293,066.45	0.46	6.459	719	69.04
96 – 101	1	240,000.00	0.03	6.250	714	80.00
102 – 107	1	449,250.00	0.05	7.375	680	75.00
108 – 113	10	5,979,057.50	0.64	7.135	679	69.61
114 – 119	21	7,826,974.12	0.83	6.639	700	70.77
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

_________
(1) As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in Loan Group 2 is approximately 54 months.

		Prepayment Penalty Term
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Coupon (%)	Weighted Average FICO	Weighted Average Original Subject LTV (%)
No Penalty	1,193	$548,211,910.88	58.46%	6.848	699	76.62
4	4	2,989,824.38	0.32	7.512	662	73.79
6	82	43,251,597.47	4.61	7.074	687	74.41
12	62	26,609,733.31	2.84	7.341	700	79.79
21	12	4,095,281.95	0.44	6.806	714	81.47
24	131	38,494,050.31	4.11	6.848	698	82.86
33	5	1,525,443.00	0.16	7.075	696	80.00
36	685	269,383,680.17	28.73	6.891	693	78.11
60	5	3,120,029.06	0.33	7.614	709	75.64
Total/Weighted Average	2,179	$937,681,550.53	100.00%	6.890	697	77.31

Assignment of the Mortgage Loans; Representations and Warranties Relating to the Mortgage Loans

Under the Assignment Agreements and the mortgage loan purchase agreement, Morgan Stanley Mortgage Capital Inc. (the “Seller”) will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements, the Seller will transfer its rights and obligations under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans.  Pursuant to the Pooling and Servicing Agreement and the mortgage loan purchase agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage Loans.  Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a “Defective Mortgage Loan”).  See “Description of the Agreements—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases” in the accompanying prospectus.

Pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of the Cut-off Date, among Morgan Stanley Capital I Inc., as Depositor (the “Depositor”), Wells Fargo Bank, National Association (“Wells Fargo”), as Master Servicer (in such capacity, the “Master Servicer”) and as Securities Administrator (in such capacity, the “Securities Administrator”), Morgan Stanley Mortgage Capital Inc., as seller, and LaSalle Bank National Association, as Trustee (the “Trustee”) of the Issuing Entity, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in its capacity as Trustee, all of its rights to the Mortgage Loans and its rights and obligations under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations) and under the mortgage loan purchase agreement.  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the “Mortgage Note”) (and any modification or amendment thereto) endorsed in blank without recourse, or to LaSalle Bank National Association, as trustee for the 2007-7AX trust, the original instrument creating a first lien on the related Mortgaged Property (the “Mortgage”) with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to or on behalf of the Trustee as soon as the same is available to the Depositor) (collectively, the “Mortgage File”).  Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

The related Originators, pursuant to their respective the Assignment Agreements, and/or the Sponsor pursuant to the mortgage loan purchase agreement or the Pooling and Servicing Agreement, will make certain representations and warranties regarding the Mortgage Loans which will include, among other things, that:

•	as of the cut-off date, the information about the Mortgage Loans in this prospectus supplement was true and correct in all material respects;

•	except as otherwise described in this prospectus supplement, each Mortgage Loan is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

•
the Sponsor and Seller had good title to the Mortgage Loans and, except as otherwise described in this prospectus supplement, no Mortgage Loan is subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers’ Civil Relief Act or similar state laws;

•	to the best of the Sponsor’s or Originator’s knowledge, the mortgaged property securing each Mortgage Loan is free of material damage and is in good repair;

•	each Mortgage Loan complied in all material respects with all applicable local, state and federal laws at the time of origination; and

•	to the best of the Sponsor’s or Originator’s knowledge, there is no delinquent tax or assessment lien against the mortgaged property securing any Mortgage Loan.

The Trustee or a Custodian on its behalf will review each Mortgage File within the time period specified in the Pooling and Servicing Agreement or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date.  The Trustee or a Custodian on behalf of the Trustee will hold such Mortgage Files in trust for the benefit of the Certificateholders in accordance with their respective customary procedures, including storing the documents in fire-resistant facilities.  If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the Pooling and Servicing Agreement and the related Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying mortgage loan purchase agreement or the Mortgage Loan Purchase Agreement, as applicable, and such omission or noncompliance is deemed to have a material and adverse affect on the value of that Mortgage Loan, then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the assets of the Issuing Entity.  In addition if one of the above representations or any other representation or warranty with respect to a Mortgage Loan in the mortgage loan purchase agreement or an Assignment Agreement, as applicable, is breached then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Pooling and Servicing Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the assets of the Issuing Entity.  If required to repurchase a Mortgage Loan, the Seller or the related Originator as applicable will be required to repurchase that Mortgage Loan at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof and (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase.  Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a “Replacement Mortgage Loan”); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying servicing agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a “Substitution Adjustment Amount”)), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio equal to or less than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) is otherwise acceptable to the Seller, (vi) have the same adjustment date as that of the Deleted Mortgage Loan, (vii) have a minimum Mortgage Rate not less than that of the Deleted Mortgage Loan, (viii) have the same Index as that of the Deleted Mortgage Loan and (x) comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by the related Assignment Agreement.  This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

Loan Purchasing Guidelines and/or Underwriting Standards

General.  Each of the Originators, and in certain circumstances, the Seller, will represent and warrant that each of the Mortgage Loans sold by it was underwritten in accordance with that Originator’s underwriting guidelines.  The Seller’s loan purchasing guidelines for the MSMC Mortgage Loans are described below and may not apply to other mortgage loans sold to the Issuing Entity.

The following information has been provided by the Seller, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

Loan Purchasing Guidelines—Morgan Stanley Mortgage Capital Inc.

General.  For a description of Morgan Stanley Mortgage Capital Inc. (“MSMC” or the “Sponsor”) please see “The Sponsor” in this prospectus supplement.

The loan purchasing guidelines below apply to MSMC Mortgage Loans and may not apply to other Mortgage Loans sold by MSMC.

Loan Purchasing Guidelines.  The standards applicable to the purchase of mortgage loans by Morgan Stanley Mortgage Capital Inc. typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types.  To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, on a case-by-case basis, the Seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its loan purchasing guidelines warrants an underwriting exception.  Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant’s current address.  A significant number of the Mortgage Loans sold by the Seller to the Issuing Entity may represent underwriting exceptions.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor.  As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for loan purchasing purposes, in addition to the income of the mortgagor from other sources.

With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for loan purchasing purposes.  In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.  Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income.  The percentage applied varies on a case by case basis depending on a number of loan purchasing criteria, including the Loan-to-Value Ratio of the mortgage loan.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated income/stated assets programs, which require less documentation and verification than do traditional full documentation programs.  Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets.  Under a reduced documentation program, no verification of one of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator.  Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken.  Under a stated income/stated assets program, no verification of both a mortgagor’s income and a mortgagor’s assets is undertaken by the originator.  Under a no-documentation program, no verification of a mortgagor’s income or assets is undertaken by the originator and such information may not even be stated by the mortgagor.  The loan purchasing decisions for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the Loan-to-Value Ratio at origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator.  All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator.  The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

THE SERVICERS

General

Each Servicer will initially have primary responsibility for servicing the Mortgage Loans originated and/or sold by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  All of the Mortgage Loans will be master serviced by Wells Fargo Bank, National Association.

The following information has been provided by the Servicer listed below, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

GMAC Mortgage, LLC

The Sponsor has contracted with GMACM to service the Mortgage Loans owned by the Issuing Entity respect to which the Sponsor owns the servicing rights (the “Sponsor Servicing Rights Mortgage Loans”).  GMACM did not originate any of the Sponsor Servicing Rights Mortgage Loans.  The Sponsor has the right to terminate GMACM as servicer of the Sponsor Servicing Rights Mortgage Loans at any time, without cause, and sell the servicing rights to a third party as described in “Servicing of the Mortgage Loans –Seller’s Retention of Servicing Rights” in this prospectus supplement.

General.  GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC (“ResCap”).  ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC (“GMAC”).

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906.  These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682-1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

GMAC LLC (GMAC)

Residential Capital, LLC (ResCap)

GMAC Mortgage, LLC

Servicing Activities.  GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of December 31, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,219,029 of residential mortgage loans having an aggregate unpaid principal balance of approximately $276 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 328,865 loans having an aggregate unpaid principal balance of over $61.4 billion.

The following tables set forth the mortgage loans serviced by GMAC Mortgage, LLC or its predecessor entity for the periods indicated, and the annual average number of such loans for the same period.  GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage, LLC or its predecessor entity was the servicer of a residential mortgage loan portfolio of approximately $203.9 billion, $32.2 billion, $18.8 billion and $21.0 billion during the year ended December 31, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,455,919	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$203,894	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	9.41%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans	67,462	69,488	53,119	34,041	36,225
Dollar Amount of Loans	$32,220	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	(0.51)%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans	181,563	181,679	191,844	191,023	230,085
Dollar Amount of Loans	$18,843	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.12%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans	514,085	392,261	350,334	282,128	261,416
Dollar Amount of Loans	$20,998	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	61.10%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans	2,219,029	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans	$275,955	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	10.43%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures.  As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related underlying servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  When used in this prospectus supplement with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan serviced by it and will, consistent with the related underlying servicing agreement or the Pooling and Servicing Agreement, as applicable, and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans serviced by it.  Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  Prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Each Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans.  However, no subservicing agreement will take effect until 30 days after written notice is received by both the Master Servicer and the Sponsor.  The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Pooling and Servicing Agreement or the related underlying servicing agreement as modified by the related Assignment Agreement.  Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Sponsor or the Master Servicer without fee, in accordance with the terms of the Pooling and Servicing Agreement, in the event that the applicable Servicer, for any reason, is no longer a Servicer (including termination due to an event of default).

Each Servicer will remain obligated and primarily liable to the Master Servicer for the servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans.  The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer’s compensation is sufficient to pay the subservicer fees.

Pursuant to each underlying servicing agreement, each Servicer will deposit collections on the Mortgage Loans serviced by it into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related underlying servicing agreement.  Amounts on deposit in the related Custodial Account may be invested by the related Servicer in certain permitted investments unless otherwise prohibited by the related underlying servicing agreement.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.  The Servicers are not permitted to commingle funds in the Custodial Accounts with any other funds or assets.

Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the Pooling and Servicing Agreement.  These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan.  In addition, the final maturity date of any mortgage loan may not be extended beyond the Last Scheduled Distribution Date for the offered certificates.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related underlying servicing agreement (net of such Servicer’s servicing compensation) on, with respect to each Servicer, the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business Day) (such date, the “Servicer Remittance Date”).

Events of default under the underlying servicing agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related underlying servicing agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer under its underlying servicing agreement, the Master Servicer will have the right to remove such Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related underlying servicing agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Servicing Compensation and Payment of Expenses; Master Servicing Compensation; Administrative Fees

All funds collected on the Mortgage Loans that are available for distribution to Certificateholders will be net of the certain fees payable on each Mortgage Loan.  On each Distribution Date, the Servicers, the Master Servicer, each Custodian, the Securities Administrator and the Trustee will be entitled to their fees and reimbursement of certain expenses (including indemnification payments) prior to the Certificateholders receiving any distributions.  The Servicing Fee for any Distribution Date and for any Mortgage Loan will be an amount equal to one-twelfth of the Servicing Fee rate described below on the Stated Principal Balance of such Mortgage Loan.  The fees of the Trustee, each Custodian and the Securities Administrator are payable by the Master Servicer out if its master servicing compensation.

The following summarizes the related fees and expenses to be paid from the assets of the Issuing Entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Master Servicing Compensation / Master Servicer	Reinvestment income on amounts on deposit for the period from between the Servicer Remittance Date and the Distribution Date. (3) (4)	Compensation	Amounts on deposit in the Distribution Account	Monthly

Servicing Fee / GMACM
Equal to 1/12 of the product of (i) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (ii) a Servicing Fee Rate which is between 0.250% and 0.375% per annum.  As of the Cut-off Date the weighted average Servicing Fee on the GMAC Serviced Mortgage Loans is approximately 0.375% per annum.
		Compensation (5)	Payments made by obligors with respect to the Mortgage Loans serviced by GMACM, each, a “GMACM Serviced Mortgage Loan.”	Monthly

Servicing Fee / GreenPoint	Equal to 1/12 of the product of (i) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (ii) a Servicing Fee Rate which is 0.250% per annum.	Compensation (5)	Payments made by obligors with respect to the Mortgage Loans serviced by GreenPoint, each, a “GreenPoint Serviced Mortgage Loan.”	Monthly

Servicing Fee / HSBC	Equal to 1/12 of the product of (i) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (ii) a Servicing Fee Rate which is 0.250% per annum.	Compensation (5)	Payments made by obligors with respect to the Mortgage Loans serviced by HSBC, each, an “HSBC Serviced Mortgage Loan.”	Monthly

Servicing Fee / National City	Equal to 1/12 of the product of (i) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (ii) a Servicing Fee Rate which is 0.250% per annum.	Compensation (5)	Payments made by obligors with respect to the Mortgage Loans serviced by National City, each, a “National City Serviced Mortgage Loan.”	Monthly

Servicing Fee / Wachovia	Equal to 1/12 of the product of (i) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (ii) a Servicing Fee Rate which is 0.250% per annum.	Compensation (5)	Payments made by obligors with respect to the Mortgage Loans serviced by Wachovia, each, a “Wachovia Serviced Mortgage Loan.”	Monthly

Servicing Fee / Wells Fargo	Equal to 1/12 of the product of (i) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (ii) a Servicing Fee Rate which is 0.250% per annum.	Compensation (5)	Payments made by obligors with respect to the Mortgage Loans serviced by Wells Fargo, each, a “Wells Fargo Serviced Mortgage Loan.”	Monthly

Trustee Fee / Trustee	As determined between the Master Servicer and the Trustee	Compensation	Payable by the Master Servicer out of its funds	As determined between the Master Servicer and the Trustee
LPMI Fee/Mortgage Insurance Provider
A fee equal to the product of (x) a per annum rate equal to between 0.080% and 2.520% (y) the principal balance of each LPMI Mortgage Loan as of the first day of the related Due Period.  As of the Cut-off Date the weighted average LPMI Fee on the LPMI Mortgage Loans is approximately 0.552% per annum.
		Mortgage Insurance Premium	Payments made by related Servicer directly to mortgage insurance provider out of interest paid on LPMI Mortgage Loan by borrower prior to remittance to the Issuing Entity.	Monthly

Custodian Fee / Custodians	As determined between the Master Servicer and the Custodians	Compensation	Payable by the Master Servicer out of its funds	As determined between the Master Servicer and that Custodian

Securities Administrator Fee / Securities Administrator	As determined between the Master Servicer and the Securities Administrator (3)	Compensation	Payable by the Master Servicer out of its funds	As determined between the Master Servicer and the Securities Administrator

Net Swap Payments and Swap Termination Payments / Swap Counterparty	As described in “Description of the Certificates—The Derivative Account” and “—The Swap Agreement” in this prospectus supplement.	Contractual Obligation	Payable by the Securities Administrator out of the Available Distribution Amount	Monthly in accordance with the provisions of the Swap Agreement
Expenses
Insured expenses / Master Servicer and respective Servicers	Expenses incurred by the Master Servicer and respective Servicers	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer and respective Servicers	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / respective Servicers	Amounts for which the respective Servicers are entitled to indemnification.	Indemnification	Amounts on deposit on the Custodial Account prior to the transfer to the Distribution Account	Time to time

Indemnification expenses / the Seller, Master Servicer, Trustee, Custodians and Depositor	Amounts for which the Seller, Master Servicer, Trustee, Custodians and Depositor are entitled to indemnification.	Indemnification	Amounts on deposit on the Distribution Account prior to distributions to Certificateholders	Time to time

____________

(1)
If the Trustee succeeds to the position of Master Servicer and/or Securities Administrator, it will be entitled to receive the same fees and expenses of the Master Servicer or Securities Administrator, as applicable, described in this prospectus supplement.  Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the servicers in the case of amounts owed to them) prior to distributions on the certificates.

(3)
If the positions of Securities Administrator and Master Servicer currently occupied by Wells Fargo Bank, National Association are subsequently assumed by multiple entities, then any succeeding entities will be entitled in the aggregate to the Master Servicer Compensation.

(4)	The “Servicer Remittance Date” shall be the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business Day).

(5)
As further compensation, if permitted under the related underlying servicing agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

The amount of each Servicer’s respective Servicing Fees is subject to adjustment with respect to prepaid Mortgage Loans serviced or master serviced thereby, as described below under “—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.”

The “Expense Fee Rate” with respect to each Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on the LPMI Mortgage Loans.

The net mortgage rate (the “Net Mortgage Rate”) with respect to any Mortgage Loan is the related Mortgage Rate minus the related Expense Fee Rate.  The weighted average net mortgage rate (the “Weighted Average Net Mortgage Rate”) for any Distribution Date is the weighted average of the Net Mortgage Rates of each Mortgage Loan, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of the applicable Distribution Date.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan in full or in part between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer or the Master Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each underlying servicing agreement, the related Servicer, or the Master Servicer, pursuant to the Pooling and Servicing Agreement, will be required to make payments in respect of certain prepayment interest shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer or the Master Servicer, as applicable.

The Servicers are each obligated to compensate the Assets of the Issuing Entity for prepayment interest shortfalls on the Mortgage Loans that they service.  The amount of the compensation may be limited by their Servicing Fees for that Prepayment Period or by the provisions of the underlying servicing agreements.  The Master Servicer is obligated to reduce a portion of its master servicing compensation for the related Distribution Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the Servicers.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as “net prepayment interest shortfalls”).

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan serviced by it which were due on the related Due Date and which were not received prior to the 15th calendar day of each month or such other date as may be specified in the related underlying servicing agreement (each such date, the “Determination Date” and any such advance, a “Monthly Advance”).  The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement and the related underlying servicing agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related underlying servicing agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance, as required under the Pooling and Servicing Agreement, will constitute a Master Servicer Default thereunder, in which case, upon the termination of the Master Servicer, the successor master servicer (which may be the Trustee) will be obligated to make such Monthly Advance.

Evidence as to Compliance

Each Servicer and the other transaction parties specified in the Pooling and Servicing Agreement, is required to deliver to the Depositor, the Master Servicer and the rating agencies in March of each year, starting in 2008, an officer’s certificate stating that:

•           a review of the activities of that Servicer during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer’s supervision; and

•           to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the servicer to remedy such default.

In addition, in March of each year, commencing with March 2008, each servicer, each custodian, the Master Servicer, the Securities Administrator and the Trustee, to the extent they provide a “servicing” function (as defined in Regulation AB (17 CFR 229.1100 et seq.) (“Reg AB”) to the Issuing Entity, will be required to deliver to the Depositor an Assessment of Compliance, with respect to each Form-10-K filed, that contains the following:

•           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•           a statement that the party used the criteria in Item 1122(d) of Reg AB to assess compliance with the applicable servicing criteria;

•           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.  You may obtain copies of these statements and reports for a particular Issuing Entity without charge upon written request to the Securities Administrator at the address provided in this prospectus supplement.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement (each, a “Master Servicer Default”) include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Balance applicable to each Class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.  See “—Resignation of the Master Servicer or a Servicer; Assignment and Merger” below.  In connection with the removal of the Master Servicer, the Master Servicer will be responsible for the reasonable costs associated with the transfer of master servicing to its successor (which may be the Trustee) and if the Master Servicer does not make such payments, the Trustee will be entitled to be reimbursed from the Assets of the Issuing Entity for all of its reasonable costs associated with the termination of the Master Servicer and the transfer of master servicing to a successor master servicer.

If a Servicer is in default in its obligations under the applicable underlying servicing agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable underlying servicing agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer.  Notwithstanding the foregoing, the Master Servicer shall terminate any Servicer who fails to make the required Monthly Advance as required under the underlying servicing agreement and assume (or appoint a successor servicer to assume) the role of the successor servicer to that Servicer.  The successor servicer will then make all required Monthly Advances.

Resignation of the Master Servicer or a Servicer; Assignment and Merger

Neither the Master Servicer nor any Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement or its underlying servicing agreement, as applicable, or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the Depositor, which approval may not be unreasonably withheld.  No such resignation will become effective until a successor servicer or master servicer has assumed the related Servicer’s or the Master Servicer’s respective obligations and duties under such underlying servicing agreement or the Pooling and Servicing Agreement, as applicable.  The Pooling and Servicing Agreement provides that, if Wells Fargo is removed in its capacity as either Master Servicer or Securities Administrator, it will be required to resign or be removed in its other capacity.

Any person into which the Master Servicer or a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the Master Servicer or a Servicer is a party, any person succeeding to the business of the Master Servicer or a Servicer or any person to whom the Master Servicer or a Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer or such Servicer under the Pooling and Servicing Agreement or the related underlying servicing agreement, as applicable.

Each Servicer has agreed that, after that Servicer has received notice of termination, the Master Servicer may execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the Servicer, including the transfer and endorsement or assignment of the Mortgage Loans and related documents.  Each Servicer has agreed to cooperate with the Master Servicer in effecting its termination, including the transfer to the Master Servicer for all cash amounts that shall at the time be credited to the related Custodial Accounts, or thereafter be received with respect to the Mortgage Loans.  Upon request of the Master Servicer, each Servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to any subservicing arrangement and the Mortgage Loans being serviced by it and an accounting of amounts collected held by it and otherwise us its best efforts to effect the orderly and efficient transfer of the servicing of those Mortgage Loans to the assuming party.  No additional funds have been reserved to pay for any expenses not paid by the Servicer in connection with a servicing transfer but will then be required to be paid by the Issuing Entity.

Eligibility Requirements for Trustee and Securities Administrator; Resignation and Removal of Trustee or Securities Administrator

Each of the Trustee and the Securities Administrator must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers.  The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates.  In case at any time the Trustee or the Securities Administrator ceases to be eligible, the Trustee or the Securities Administrator, as applicable, will resign in the manner and with the effect as specified below.

The Trustee or the Securities Administrator may at any time resign its position by giving written notice of resignation to the Depositor, the Master Servicer, the Sponsor, each servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor Trustee or Securities Administrator meeting the above eligibility requirements.  If no successor Trustee or Securities Administrator meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property is appointed, or any public officer takes charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Issuing Entity by any state in which the Trustee or the Issuing Entity is located and the imposition of such tax would be avoided by the appointment of a different Trustee, then the Depositor or the applicable servicer may remove the Trustee or the Securities Administrator and appoint a successor Trustee or a successor Securities Administrator, as applicable.  The Pooling and Servicing Agreement provides that, if Wells Fargo is removed in its capacity as either Master Servicer or Securities Administrator, it will be required to resign or be removed in its other capacity.

The holders of certificates entitled to a majority of the voting rights may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator will become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as applicable.

Seller’s Retention of Servicing Rights

Although the Seller is selling the Mortgage Loans to the Issuing Entity on the Closing Date, with respect to certain of the Mortgage Loans, the Seller may have retained the right to terminate GMACM as servicer of those Mortgage Loans without cause and transfer the servicing to a third party.  Should the Seller choose to do so, the transfer must meet certain conditions set forth in the Pooling and Servicing Agreement, including that the Seller must provide 30 days’ notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie Mac.  Any such successor must be reasonably acceptable to the Master Servicer and the Seller shall have received prior confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then current rating of the Certificates.  The preceding sentence notwithstanding, the Seller shall not be required to get a no-downgrade letter from the Rating Agencies if:  (i) the Rating Agencies received prior written notice of the transfer of the servicing rights and the name of the successor Servicer, (ii) such successor Servicer has a servicing rating in the highest category of Fitch or Moody’s to the extent that Fitch or Moody’s, respectively, is a Rating Agency, and such successor Servicer has a servicer evaluation ranking in one of the two highest categories of S&P to the extent that S&P is a Rating Agency, and (iii) such successor Servicer shall service the related Mortgage Loans under either the Purchase and Servicing Agreement together with the related Assignment Agreement under which such Mortgage Loans are currently being serviced or under another Servicing Agreement together with a related Assignment Agreement that have already been reviewed and approved by the Rating Agencies.

THE SPONSOR

The sponsor is Morgan Stanley Mortgage Capital Inc., a New York corporation (“MSMC”).  MSMC is an affiliate, through common parent ownership, of Morgan Stanley Capital Services Inc., Morgan Stanley Derivative Products Inc. and Morgan Stanley & Co. Incorporated, one of the underwriters.  MSMC is also an affiliate of the depositor and a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS).  The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.  Morgan Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment.  MSMC also originates commercial mortgage loans.  Morgan Stanley Mortgage Capital Inc. does not currently service loans.  Instead, MSMC contracts with other entities (including its affiliate Morgan Stanley Credit Corp.) to service the loans on its behalf.

MSMC acquires residential mortgage loans through bulk purchases and also through purchases of single loans through MSMC’s conduit loan purchase program.  The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

Prior to acquiring any residential mortgage loans, MSMC conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution.  MSMC’s review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks.  The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

The underwriting guideline review entails a review of the mortgage loan origination processes and systems.  In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

As mentioned above, MSMC currently contracts with its affiliate and with third party servicers for servicing the mortgage loans that it originates or acquires.  Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution.  The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data.  In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

MSMC has been the sponsor of securitizations backed by residential mortgage loans, including prime and alt-a mortgage loans, since 2004.  The following table describes the approximate volume of prime and alt-a mortgage loan securitizations (first-lien mortgage loans) sponsored by MSMC since 2004:

Year	Approximate Volume

2004	$7.44 billion

2005	$7.51 billion

2006	$10.262 billion

As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.  In coordination with Morgan Stanley & Co. Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

STATIC POOL INFORMATION

Information concerning the Sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Prime_AltA.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this prospectus supplement.  These prior transactions include, among other transactions, prior securitizations of the sponsor of mortgage loans purchased from the Originators.  Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Issuing Entity.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 1585 Broadway, New York, New York 10036, Attention:  Prospectus Department, telephone number (212) 761-4000.

The information available on the website above relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement.

THE DEPOSITOR

Morgan Stanley Capital I Inc., the Depositor, is an affiliate, through common parent ownership, of the Sponsor, Morgan Stanley Capital Services Inc. (the Swap Counterparty) and Morgan Stanley & Co. Incorporated, and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS) and was incorporated in the State of Delaware on January 28, 1985.  The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036.  Its telephone number is (212) 761-4000.

Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the assets of the Issuing Entity in this prospectus.  The Depositor is engaged in the business of acting as Depositor of trusts that issue series of certificates that represent interests in, the assets of the Issuing Entity.  The Depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities.  The Depositor will have limited obligations with respect to a series of certificates.  The Depositor will obtain representations and warranties from the Sponsor or other sellers or originators regarding the loans or other assets of the Issuing Entity.  The Depositor will also assign to the Trustee for the related series the Depositor’s rights with respect to those representations and warranties.  In addition, after the issuance of a series of certificates, the Depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a Trustee’s securities interest or lien on the related assets, appointing a successor Master Servicer, Securities Administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

Neither the Depositor nor any of the Depositor’s affiliates will insure or guarantee distributions on the certificates of any series.

THE ISSUING ENTITY

Morgan Stanley Mortgage Loan Trust 2007-7AX, the Issuing Entity, will be formed on the closing date pursuant to the Pooling and Servicing Agreement.  The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates.  The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2007.

The Issuing Entity’s activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.  Consequently, the Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement.  Since the Issuing Entity is created pursuant to the Pooling and Servicing Agreement, the Issuing Entity and its permissible activities can only be amended or modified by amending the Pooling and Servicing Agreement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”

THE TRUSTEE

LaSalle Bank National Association will be the Trustee and a Custodian under the Pooling and Servicing Agreement.  LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America.  Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.  LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans.  Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 550 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans.  As of March 31, 2007, LaSalle serves as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions.  The Depositor and Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee.  The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603.  Attention:  Global Securities and Trust Services – MSM 2007-7AX or at such other address as the Trustee may designate from time to time.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corp. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Holding N.V. and Bank of America Corp. contains a 14 calendar day “go shop” clause which continues until 11:59 PM New York time on May 6th, 2007. Under that clause an alternative bidder can, during such time frame, execute a definitive sales agreement for the same businesses on superior terms for cash and not subject to a financing condition. This is followed by a 5 business day right for Bank of America Corp. to match the new bidder’s superior proposal. There is a USD 200 million termination fee to be paid by ABN AMRO Holding N.V. if Bank of America Corp. does not match and as a result its contract is terminated. If Bank of America Corp. matches there is no further right  to terminate the contract for a superior proposal. ABN AMRO Holding N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The sale of LaSalle Bank National Association is expected to be settled in late 2007 and is subject to regulatory approvals and other customary closing conditions.

ABN AMRO Holding N.V. is actively engaged in soliciting alternative bids from the largest U.S. and international banks that may have an interest in LaSalle Bank National Association.

In its capacity as Custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid.  The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.  LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California.  LaSalle’s two vault locations can maintain a total of approximately 6 million custody files.  All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards.  The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians.  LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians.  LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process.  LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and Morgan Stanley Mortgage Capital Inc. (“MSMC”) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain residential mortgage loans purchased by it.  Pursuant to this custodial agreement, LaSalle is currently providing custodial services for certain of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization.  The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo”) will act as Securities Administrator and Master Servicer under the Pooling and Servicing Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the assets of the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Securities Administrator.  Under the terms of the Pooling and Servicing Agreement, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as Securities Administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Master Servicer.  Wells Fargo acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective underlying servicing agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of any underlying servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer under its supervision as Master Servicer, except as described under “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses; Master Servicing Compensation; Administrative Fees,”

“—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” and “—Advances” above.

In particular, upon the failure of any Servicer to make a required advance of delinquent monthly payments on the Mortgage Loans serviced by it, the Master Servicer will be required to terminate that defaulting Servicer and to make such advance to the extent that the Master Servicer determines that such advance is recoverable from subsequent payments or recoveries on the related Mortgage Loan.

THE SWAP COUNTERPARTY AND CAP COUNTERPARTY

The interest rate swap agreement will be provided by Morgan Stanley Capital Services Inc. (“MSCS” or in such capacity, the “Swap Counterparty”).  MSCS will also be the counterparty under the cap contract (in such capacity, the “Cap Counterparty”).  MSCS is a Delaware corporation formed in 1985 or upon the occurrence of certain events, a replacement counterparty that satisfies certain credit criteria (together with MSCS, the “Counterparty”).  See “Description of the Certificates—The Cap Contract” and “—The Swap Agreement.” Morgan Stanley Capital Services Inc. is an affiliate, through common parent ownership, of the sponsor, the depositor and Morgan Stanley & Co. Incorporated, the underwriter, and is a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MS).  The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.  The payment obligations of Morgan Stanley Capital Services Inc. under its derivative instruments are 100% guaranteed by Morgan Stanley.  As of the date hereof, Morgan Stanley has a long-term debt rating of “Aa3” by Moody’s, “A+” by S&P and “AA-” by Fitch and a short-term debt rating of “P-1” by Moody’s, “A-1” by S&P and “F1+” by Fitch.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor and the depositor are each affiliates of the underwriter and of Morgan Stanley Capital Services Inc., the swap counterparty.  Wells Fargo Bank, National Association has been the Master Servicer and Securities Administrator on mortgage-backed securitizations that were sponsored by the Seller.  LaSalle Bank National Association has been the trustee and a custodian on mortgage-backed securitizations sponsored by the Seller.  Each of the sponsor, the depositor and the counterparty may maintain other banking relationships in the ordinary course with Wells Fargo Bank, National Association and LaSalle Bank National Association.

DESCRIPTION OF THE CERTIFICATES

General

On or about April 30, 2007 (the “Closing Date”), the Certificates will be issued pursuant to the Pooling and Servicing Agreement.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.  When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

Senior Certificates

The Morgan Stanley Mortgage Loan Trust 2007-7AX, Mortgage Pass-Through Certificates, Series 2007-7AX will include the following eight Classes of Certificates (the “Senior Certificates”) which are offered hereby:

•	Class 1-A Certificates;

•	Class 2-A-1 Certificates;

•	Class 2-A-2 Certificates;

•	Class 2-A-3 Certificates;

•	Class 2-A-4 Certificates;

•	Class 2-A-5 Certificates;

•	Class 2-A-6 Certificates; and

•	Class A-R Certificates.

Subordinated Certificates

In addition to the Senior Certificates, the Morgan Stanley Mortgage Loan Trust 2007-7AX, Mortgage Pass-Through Certificates, Series 2007-7AX, will also include ten Classes of Subordinate Certificates (the “Subordinate Certificates”):

(a) the Class M-1 Certificates, which are subordinate to the Senior Certificates,

(b) the Class M-2 Certificates, which are subordinate to the Senior Certificates and the Class M-1 Certificates,

(c) the Class M-3 Certificates, which are subordinate to the Senior Certificates, the Class M-1 and Class M-2 Certificates,

(d) the Class M-4 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2 and Class M-3 Certificates,

(e)  the Class M-5 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates,

(f)  the Class M-6 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates,

(g) the Class B-1 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates,

(h) the Class B-2 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates,

(i)   the Class B-3 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates, and

(j)   the Class OC Certificates, which are subordinate to all of the Offered Certificates.

Class P Certificates

In addition to the Senior Certificates and the Subordinate Certificates, the Morgan Stanley Mortgage Loan Trust 2007-7AX will also issue the Class P Certificates.  The Class P Certificates will have an initial certificate principal balance of $1,000 and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of all of the Mortgage Loans.  Such amounts will not be available for distribution to the Holders of the Offered Certificates or the Class OC Certificates.

All Classes of Subordinate Certificates, other than the Class OC Certificates, and the Class P Certificates (the Class OC and Class P Certificates are also referred to as the “Privately Offered Certificates”), are offered by this prospectus supplement.  The Privately Offered Certificates are not offered under this prospectus supplement.  Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

Designations

When describing the certificates in this prospectus supplement we use the following terms:

•	The Class 1-A Certificates are referred to as the “Group 1 Senior Certificates.”

•	The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates are referred to as the “Group 2 Senior Certificates.”

•
The Group 1 Senior Certificates and the Group 2 Senior Certificates are together referred to as the “Class A Certificates,” and each of the Group 1 Senior Certificates and the Group 2 Senior Certificates are referred to as a “Senior Certificate Group.”

•	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are referred to as the “Class M Certificates.”

•	The Class M-1, Class M-2 and Class M-3 Certificates are referred to as the “Class M Senior Certificates.”

•	The Class B-1, Class B-2 and Class B-3 Certificates are referred to as the “Class B Certificates.”

•	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are referred to as the “Subordinated Certificates.”

•	The Senior Certificates and the Subordinated Certificates are together referred to as the “Offered Certificates.”

•	The Offered Certificates other than the Class A-R Certificates are also referred to as the “LIBOR Certificates.”

•	The Class A-R Certificates are also referred to as the “Residual Certificates.”

The Offered Certificates will be issued by the Issuing Entity in the initial Class Principal Balances set forth set forth on page iv in the table under “The Series 2007-7AX Certificates.” The Privately Offered Certificates will be issued in the approximate initial Class Principal Balances set forth on page iv of this prospectus supplement.  The initial Class Principal Balances of each Class of Certificates may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described under “Description of the Mortgage Loans.”

The “Class Principal Balance” of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page iv of this prospectus supplement reduced by the sum of:

•	all amounts previously distributed to holders of Certificates of the Class as payments of principal, and

•	with respect to the Subordinated Certificates only, the amount of Realized Losses on the Mortgage Loans allocated to the Class;

provided, however, that the Class Principal Balance of each Class of Subordinated Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any Class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance of such Class of Subordinated Certificates.

In addition, if the Class Principal Balance of the Class OC Certificates is equal to zero, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the lowest priority of payment will be reduced if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans on any Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date.

The initial Class Principal Balance of the Class P Certificates is equal to $1,000.  The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class P Certificates or to the Senior Certificates; however Realized Losses on the Mortgage Loans may ultimately affect the payment of interest and principal on the Senior Certificates.

The Class A Certificates will have an initial aggregate Class Principal Balance of $1,049,000,000, and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans of approximately 92.95%.  The initial beneficial ownership of each Class of Subordinated Certificates in the Mortgage Loans is approximately as follows:

The Subordinated Certificates	Beneficial Interest
Class M-1	1.45%
Class M-2	1.20%
Class M-3	0.75%
Class M-4	0.60%
Class M-5	0.50%
Class M-6	0.45%
Class B-1	0.35%
Class B-2	0.50%
Class B-3	0.35%

Forms and Denominations of Offered Certificates; Distributions to Certificates

The LIBOR Certificates will be issued in book-entry form as described below.  The Offered Certificates will be issued in the minimum dollar denominations described in the table below, except that one Certificate of each Class may be issued in a different denomination.

Class	Original Certificate Form	Minimum Denomination	Denomination
Offered Certificates (other than the Class A-R Certificates)	Book-Entry	$25,000	$1,000

Class A-R Certificates	Physical	$100	N/A

Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in May 2007 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered on the applicable Record Date.  For this purpose, a “Business Day” is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.  The “Record Date” for the LIBOR Certificates and any Distribution Date will be the Business Day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer Book-Entry Certificates, the Record Date will be the last Business Day of the calendar month preceding the month of that Distribution Date.  For each other Class of Certificates and any Distribution Date, the Record Date will be the last Business Day of the calendar month immediately prior to the month in which that Distribution Date occurs.

On each Distribution Date distributions on the Certificates will be made by check mailed to the address of the holder of the certificate (the “Certificateholder”) entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Balance of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “—Book–Entry Certificates” below for the method of payment to beneficial owners of Book-Entry Certificates.

Book-Entry Certificates

The Offered Certificates of each Class, other than the Class A-R Certificates, will be issued as “book-entry certificates.”  Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company (“DTC”) or indirectly through organizations which are participants in that system.  The book-entry certificates of each Class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC.  Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC.  Beneficial owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant.

Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the Securities Administrator through DTC and the participants of DTC.  While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates.  Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners.  Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below.  Unless and until Definitive Certificates are issued, Certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC.  Under the rules of DTC and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants of DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

For information with respect to tax documentation procedures relating to the certificates, see “Federal Income Tax Consequences—REMICs-Taxation of Owners of REMIC Regular Certificates” in the accompanying prospectus.

Transfers between participants of DTC will occur in accordance with DTC rules.

In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

Distributions on the book-entry certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures.  Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates.  In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports relating to the Issuing Entity will be provided to Cede & Co., as nominee of DTC.  These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.  DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

(1)           DTC or the Depositor advises the Trustee or Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor; or

(2)           beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee or Securities Administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates.  The Securities Administrator will then recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Physical Certificates

The Residual Certificates will be issued in fully-registered, certificated form.  The Residual Certificates will be transferable and exchangeable on a certificate register to be maintained at the Corporate Trust Office of the Securities Administrator.  Under the Pooling and Servicing Agreement, the Securities Administrator will be required to maintain, or cause to be maintained, a register of certificates.  No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Securities Administrator.  The Residual Certificates will be subject to certain restrictions on transfer.  See “Material Federal Income Tax Consequences—The Class A-R Certificates,” and “ERISA Matters” below.

Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.  Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the Certificateholder to the Securities Administrator, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Securities Administrator or by such other means of payment as such Certificateholder and the Securities Administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Securities Administrator specified in the notice to the holders of the Residual Certificates of such final distribution.

Calculation of One-Month LIBOR

One-month LIBOR (“LIBOR”) shall be established by the Securities Administrator, except in the case of the initial Interest Accrual Period.  As to any Interest Accrual Period for the LIBOR Certificates, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period.  “Telerate Screen Page 3750” means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Seller), the rate will be the Reference Bank Rate.  The “Reference Bank Rate” for any Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Seller) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month.  “LIBOR Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England and New York, New York are required or authorized by law to be closed.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations.  If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month.  If no such quotations can be obtained, LIBOR will remain the same as the prior Distribution Date.

One-month LIBOR for the LIBOR Certificates for the initial Interest Accrual Period will be determined two days prior to the Closing Date.

The establishment of LIBOR as to each related Interest Accrual Period by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s or Master Servicer’s (in its capacity as successor servicer) other assets (each, a “Custodial Account”).  Each of the Servicers will be required to deposit into their respective Custodial Accounts the following:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•	all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any lender paid mortgage insurance premiums;

•	all payments on account of Prepayment Penalties on the Mortgage Loans;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with that Servicer’s normal servicing procedures;

•	any amount required to be deposited by that Servicer pursuant to the related underlying servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by that Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all Advances made by that Servicer.

On or prior to the Closing Date, the Securities Administrator will establish an account (the “Distribution Account”), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.  On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately following Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account.  On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator will withdraw it to pay the Certificateholders.

Investments of Amounts Held in Accounts

The Custodial Accounts and the Distribution Account.  All funds in the Custodial Accounts and the Distribution Account will be invested in permitted investments at the direction of the related servicer and the Master Servicer, respectively.  All income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in a Custodial Account or the Distribution Account in respect of the investments will be deposited by the related servicer in its Custodial Account or, with respect to the Distribution Account, deposited by the Master Servicer into the Distribution Account out of their own funds immediately as realized.

Priority of Distributions Among Certificates

As more fully described in this prospectus supplement, certain payments to the Swap Counterparty will be made on each Distribution Date from and including the Distribution Date April 2008 to and including the Distribution Date in February 2012 from the Available Distribution Amount from all of the Mortgage Loans, distributions on the Group 1 Senior Certificates and Group 2 Senior Certificates will be made on each Distribution Date primarily from the remaining Available Distribution Amount of Loan Group 1 and Loan Group 2, respectively, for such Distribution Date and under certain circumstances from the remaining Available Distribution Amount of the other Loan Group for such Distribution Date.  Thereafter, the remaining Available Distribution Amount will be used to make distributions on the Subordinated Certificates.  These distributions will be made in the following order of priority:

1.  Distributions of Interest

from the Interest Remittance Amount for both Loan Group 1 and Loan Group 2, to the Derivative Account for certain payments to the Swap Counterparty;

 $

 concurrently and pro rata:
•
from the remaining Interest Remittance Amount for Loan Group 1, to current interest and unpaid interest from prior Distribution Dates (other than any Basis Risk Carry Forward Amounts) concurrently on each Class of Group 1 Senior Certificates, pro rata, and

•
from the remaining Interest Remittance Amount for Loan Group 2, to current interest and unpaid interest from prior Distribution Dates (other than any Basis Risk Carry Forward Amounts) concurrently on each Class of Group 2 Senior Certificates, pro rata, in each case up to the amount of interest to be distributed to those Classes on that Distribution Date;

 $

 concurrently and pro rata:
•
from the remaining Interest Remittance Amount for Loan Group 1, to any remaining current interest and unpaid interest from prior Distribution Dates (other than any Basis Risk Carry Forward Amounts) on each Class of Group 2 Senior Certificates, pro rata, and

•
from the remaining Interest Remittance Amount for Loan Group 2, to any remaining current interest and unpaid interest from prior Distribution Dates (other than any Basis Risk Carry Forward Amounts) on each Class of Group 1 Senior Certificates, pro rata, in each case up to the amount of interest to be distributed to those Classes on that Distribution Date; and

 $
from the remaining Interest Remittance Amount for both Loan Group 1 and Loan Group 2, sequentially, to current interest on the Subordinated Certificates, in the order of their priorities of payment, in each case up to the amount of interest to be distributed to those Classes on that Distribution Date.

2.  Distributions of Principal

 from the Principal Distribution Amount for both Loan Group 1 and Loan Group 2, to the Derivative Account for certain payments to the Swap Counterparty remaining unpaid;
$

 concurrently:
•	from the remaining Principal Distribution Amount for Loan Group 1, to each Class of Group 1 Senior Certificates then entitled to receive distributions of principal, and
•	from the remaining Principal Distribution Amount for Loan Group 2, to each Class of Group 2 Senior Certificates then entitled to receive distributions of principal, in each case up to the amount of principal to be distributed to those Classes on that Distribution Date;

 $

 concurrently:
•
from the remaining Principal Distribution Amount for Loan Group 1, to each Class of Group 2 Senior Certificates still entitled to receive distributions of principal after the application of the Principal Distribution Amount for Loan Group 2 for that Distribution Date, and

•
from the remaining Principal Distribution Amount for Loan Group 2, to each Class of Group 1 Senior Certificates still entitled to receive distributions of principal after the application of the Principal Distribution Amount for Loan Group 1 for that Distribution Date, in each case up to the amount of principal to be distributed to those Classes on that Distribution Date; and

 $

 from the remaining Principal Distribution Amount for both Loan Group 1 and Loan Group 2, sequentially, to principal on the Subordinated Certificates, in the order of their priorities of payment, in each case up to the amount of principal to be distributed to those Classes on that Distribution Date.

3.  Distributions of Net Monthly Excess Cashflow

 from Net Monthly Excess Cashflow, to unpaid interest shortfall amounts (other than any Basis Risk Carry Forward Amounts) and allocated unreimbursed realized loss amounts, in that order, sequentially, to the Subordinated Certificates, in the order of their priorities of payment;

 $

 from the remaining Net Monthly Excess Cashflow, to Basis Risk Carry Forward Amounts on each Class of Senior Certificates (other than the Class A-R Certificates), pro rata;

 $

 from the remaining Net Monthly Excess Cashflow, to Basis Risk Carry Forward Amounts sequentially, to the Subordinated Certificates, in the order of their priorities of payment;

$

 from the remaining Net Monthly Excess Cashflow, to prepayment interest and Relief Act shortfalls on each Class of Senior Certificates (other than the Class A-R Certificates), pro rata;

 $

 from the remaining Net Monthly Excess Cashflow, to prepayment interest and Relief Act shortfalls sequentially, to the Subordinated Certificates, in the order of their priorities of payment; and

 $

 from the remaining Net Monthly Excess Cashflow, to the Class OC Certificates.

4.  Distributions of Amounts Received under Cap Contract

As more fully described in this Prospectus Supplement, on each Distribution Date to and including the Distribution Date in March 2008 amounts received under the Cap Contract will be distributed to the LIBOR Certificates in the following order of priority:

 from amounts on deposit in the Derivative Account, concurrently, to Interest Carry Forward Amounts on each Class of LIBOR Certificates, pro rata, based upon their respective Class Principal Balances immediately prior to that Distribution Date;

 $

 from the remaining amounts on deposit in the Derivative Account, concurrently, to Interest Carry Forward Amounts on each Class of LIBOR Certificates, pro rata, based upon their respective remaining Interest Carry Forward Amounts;

 $

 from the remaining amounts on deposit in the Derivative Account, concurrently, to Basis Risk Carry Forward Amounts on each Class of LIBOR Certificates, pro rata, based upon their respective Class Principal Balances immediately prior to that Distribution Date; and

$

 from the remaining amounts on deposit in the Derivative Account, concurrently, to Basis Risk Carry Forward Amounts on each Class of LIBOR Certificates, pro rata, based upon their respective remaining Basis Risk Carry Forward Amounts.

5.  Distributions of Amounts Received under the Swap Agreement

As more fully described in this Prospectus Supplement, on each Distribution Date from and including the Distribution Date in April 2008 to and including the Distribution Date in February 2012 amounts received under the Swap Agreement will be distributed to the LIBOR Certificates in the following order of priority:

 from amounts on deposit in the Derivative Account, to the Swap Counterparty for certain amounts owed to the Swap Counterparty remaining unpaid;

 $

 from the remaining amounts on deposit in the Derivative Account, to unpaid interest shortfall amounts (other than any Basis Risk Carry Forward Amounts) on each Class of Senior Certificates (other than the Class A-R Certificates), pro rata;

$
from the remaining amounts on deposit in the Derivative Account, to distributions of principal in accordance with the distribution priorities in effect on that Distribution Date, sequentially, to the LIBOR Certificates, in the order of their priorities of payment, in an amount up to the amount necessary to maintain the required level of overcollateralization for that Distribution Date;

 $

 from the remaining amounts on deposit in the Derivative Account, to remaining Basis Risk Carry Forward Amounts on the Senior Certificates (other than the Class A-R Certificates), concurrently, in an amount up to their pro rata portion of amounts remaining on deposit in the Derivative Account;

 $

 from the remaining amounts on deposit in the Derivative Account, to remaining Basis Risk Carry Forward Amounts on the Subordinated Certificates, sequentially, in each case in an amount up to their pro rata portion of amounts remaining on deposit in the Derivative Account;

$

 from the remaining amounts on deposit in the Derivative Account, to remaining Basis Risk Carry Forward Amounts, concurrently, to the LIBOR Certificates, pro rata;

 $

 from the remaining amounts on deposit in the Derivative Account, to the Swap Counterparty for certain amounts owed to the Swap Counterparty remaining unpaid; and

 $

 from the remaining amounts on deposit in the Derivative Account, to the Class OC Certificates.

Priority of Distributions

Available Distribution Amount.  The Available Distribution Amount (as defined below) for any Distribution Date will be distributed on each Distribution Date by the Securities Administrator to the holders of the Offered Certificates, as specified in this prospectus supplement.  The “Due Date” related to each Mortgage Loan and Distribution Date will be the first day of the month in which such Distribution Date occurs.  The “Due Period” related to each Distribution Date will be the second day of the calendar month preceding the calendar month in which such Distribution Date occurs to and including the first day of the calendar month in which such Distribution Date occurs.

“Prepayment Period” means for each Mortgage Loan, the calendar month preceding that Distribution Date.

The “Available Distribution Amount” for any Distribution Date will equal the sum of the following amounts:

(1)           the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans serviced by it and received by the Master Servicer by the related Servicer Remittance Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds, Subsequent Recoveries and insurance proceeds), except:

•	all scheduled payments of principal and related interest collected on the Mortgage Loans but due on a date after the related Due Date;

•	all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

•	all prepayment penalties received in connection with the Mortgage Loans;

•	all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

•	Liquidation Proceeds, condemnation proceeds, insurance proceeds and Subsequent Recoveries received on such Mortgage Loans after the previous calendar month;

•
all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Offered Certificates;

•	reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and

•
amounts as to which the Servicers are entitled to reimbursement from the Custodial Accounts pursuant to the underlying servicing agreements, and as to which the Master Servicer, the Securities Administrator, the Trustee and/or any custodian, as applicable, are entitled with respect to the Mortgage Loans or otherwise allocable to the Offered Certificates to be reimbursed from the Distribution Account or otherwise pursuant to the Pooling and Servicing Agreement, the underlying servicing agreements or the custody agreements, as applicable;

(2)           all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master Servicer for that Distribution Date;

(3)           any amounts paid as “Compensating Interest” with respect to the Mortgage Loans by each Servicer and/or the Master Servicer for that Distribution Date;

(4)           the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Depositor pursuant to the Pooling and Servicing Agreement, the Seller pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and

(5)           in the case of the first Distribution Date, the $100 plus interest deposited in respect of the Class A-R Certificates.

Glossary

Certain additional definitions are necessary to understand the priority of interest and principal distributions to the Offered Certificates.  These terms are defined below and highlighted within the various definitions:

“Basic Principal Distribution Amount” for any Distribution Date will equal the excess of the Principal Remittance Amount over the Excess Subordinated Amount.

“Basis Risk Carry Forward Amount” with respect to the Group 1 Senior Certificates, the Group 1 Senior Basis Risk Carry Forward Amount, with respect to the Group 2 Senior Certificates, the Group 2 Senior Basis Risk Carry Forward Amount, and with respect to the Subordinated Certificates, the Subordinated Basis Risk Carry Forward Amount.

“Class A Principal Allocation Percentage” with respect to each of the Group 1 Senior Certificates and the Group 2 Senior Certificates and any Distribution Date, the percentage equivalent of a fraction, determined as follows:  (i) in the case of the Group 1 Senior Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Group 2 Senior Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class M-1 Principal Distribution Amount” will be, with respect to the Class M-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 88.80% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class M-2 Principal Distribution Amount” will be, with respect to the Class M-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1 Certificates (after taking into account the payment of the Senior and Class M-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 91.20% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds

(y) $3,949,974.

“Class M-3 Principal Distribution Amount” will be, with respect to the Class M-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates (after taking into account the payment of the Senior, Class M-1 and Class M-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 92.70% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class M-4 Principal Distribution Amount” will be, with respect to the Class M-4 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M Senior Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 93.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class M-5 Principal Distribution Amount” will be, with respect to the Class M-5 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Senior Certificates and the Class M-4 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 94.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class M-6 Principal Distribution Amount” will be, with respect to the Class M-6 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Senior Certificates and the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 95.80% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class B-1 Principal Distribution Amount” will be, with respect to the Class B-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 96.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class B-2 Principal Distribution Amount” will be, with respect to the Class B-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Certificates and the Class B-1 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 97.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class B-3 Principal Distribution Amount” will be, with respect to the Class B-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect  that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 98.20% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

“Class P Distribution Amount” for each Distribution Date is an amount equal to the total of all prepayment penalties received on the Mortgage Loans in the prior Due Period.  The Class P Distribution Amount is not part of the Available Distribution Amount and is therefore not available for distributions to the Classes of Offered Certificates.

A “Defaulted Swap Termination Payment” is any termination payment required to be made by the Issuing Entity to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan.  In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court.

In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan.  However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

“Excess Subordinated Amount” for any Distribution Date and the LIBOR Certificates will equal the excess, if any, of (i) the Overcollateralized Amount on that Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Extra Principal Distribution Amount” for any Distribution Date will be the lesser of the Net Monthly Excess Cashflow for such Distribution Date and the Overcollateralization Increase Amount as of that Distribution Date.

“Group 1 SeniorBasis Risk Carry Forward Amount” with respect to any Class of Group 1 Senior Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Group 1 Senior Certificates would have been entitled to receive on such Distribution Date if neither the Pool Net WAC Cap nor the Group 1 WAC Cap had been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the lesser of:  (a) the Pool Net WAC Cap and (b) the Group 1 WAC Cap and (ii) the related Basis Risk Carry Forward Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate (without being limited by the Pool Net WAC Cap and the Group 1 WAC Cap) for such Class of Group 1 Senior Certificates for the most recently ended Interest Accrual Period.

“Group 1 Senior Principal Allocation Amount” with respect to the Group 1 Senior Certificates and any Distribution Date, is equal to the product of the Class A Principal Allocation Percentage for the Group 1 Senior Certificates for that Distribution Date and the Senior Principal Distribution Amount for that Distribution Date.

“Group 1 WAC Cap” for the Group 1 Senior Certificates and any Distribution Date will be a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, minus (ii) the Swap Payment Rate.

“Group 2 SeniorBasis Risk Carry Forward Amount” with respect to any Class of Group 2 Senior Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Group 2 Senior Certificates would have been entitled to receive on such Distribution Date if neither the Pool Net WAC Cap nor the Group 2 WAC Cap had been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the lesser of:  (a) the Pool Net WAC Cap and (b) the Group 2 WAC Cap and (ii) the related Basis Risk Carry Forward Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate (without being limited by the Pool Net WAC Cap and the Group 2 WAC Cap) for such Class of Group 2 Senior Certificates for the most recently ended Interest Accrual Period.

“Group 2 Senior Principal Allocation Amount” with respect to the Group 2 Senior Certificates and any Distribution Date, is equal to the product of the Class A Principal Allocation Percentage for the Group 2 Senior Certificates for that Distribution Date and the Senior Principal Distribution Amount for that Distribution Date.

“Group 2 WAC Cap” for the Group 2 Senior Certificates and any Distribution Date will be a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, minus (ii) the Swap Payment Rate.

“Interest Accrual Period” For each Class of LIBOR Certificates and the May 2007 Distribution Date will be the 25-day period commencing on the Closing Date and ending on the day immediately preceding that Distribution Date.  The Interest Accrual Period for any Distribution Date thereafter and each Class of LIBOR Certificates shall be the one-month period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs and ending on the day immediately preceding that Distribution Date.  With respect to each Distribution Date and all of the other Classes of Certificates, the Interest Accrual Period will be the calendar month preceding the month of the Distribution Date.  With respect to each Class of LIBOR Certificates, interest will be calculated on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.  With respect to all of the other Classes of Certificates, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Interest Carry Forward Amount” with respect to any Class of LIBOR Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that Class of LIBOR Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

“Interest Distribution Amount” for any Distribution Date will be the aggregate of the Senior and Subordinated Interest Distribution Amounts for that Distribution Date.

“Interest Remittance Amount” for any Distribution Date will be that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans.

“Liquidated Loan” will be a Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Proceeds” will be amounts received by the related Servicer or the Master Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds or any Subsequent Recoveries.

“Net Monthly Excess Cashflow” for any Distribution Date will be equal to the excess, if any, of (x) the Available Distribution Amount for the Distribution Date over (y) the sum of (1) the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Senior Certificates, the Subordinated Interest Distribution Amounts payable to the holders of the Subordinated Certificates, the Principal Distribution Amount and (2) the aggregate of all Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions of the Interest Distribution Amount and the Principal Distribution Amount for that Distribution Date.

“Net Mortgage Rate” for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Expense Fee Rate.

“Overcollateralization Increase Amount” with respect to the LIBOR Certificates and any Distribution Date will be the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

“Overcollateralization Target Amount” for any Distribution Date (i) prior to the Stepdown Date, the product of (x) 0.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on and after the Stepdown Date, provided that a Trigger Event is not in effect, the lesser of (a) the product of (x) 1.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the related Due Date and (b) the product of (x) 0.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (iii) on and after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date; provided, however, that on each Distribution Date the Overcollateralization Target Amount shall not be lower than approximately $3,949,974.

“Overcollateralized Amount” with respect to the LIBOR Certificates as of the Closing Date will be an amount equal to approximately $10,157,893. In other words, it is expected that there will be approximately 0.90% overcollateralization of the LIBOR Certificates as of the Closing Date.  With respect to any Distribution Date following the Closing Date, the Overcollateralized Amount is the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the aggregate Class Principal Balance of the LIBOR Certificates after taking into account all payments of principal on such Distribution Date.

“Pass-Through Rate” (1) with respect to the Group 1 Senior Certificates and any Distribution Date will be the least of (i) the per annum rate applicable to such Distribution Date calculated as described on pages v and vi of this prospectus supplement, (ii) the Group 1 WAC Cap and (iii) the Pool Net WAC Cap, (2) with respect to the Group 2 Senior Certificates and any Distribution Date will be the least of (i) the per annum rate applicable to such Distribution Date calculated as described on pages v and vi of this prospectus supplement, (ii) the Group 2 WAC Cap and (iii) the Pool Net WAC Cap and (3) with respect to the Subordinated Certificates and any Distribution Date will be the lesser of (i) the per annum rate applicable to such Distribution Date calculated as described on pages v and vi of this prospectus supplement and (ii) the Pool Net WAC Cap.

“Pool Net WAC Cap” for any Distribution Date will be a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, minus (ii) the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period, except that with respect to the May 2007 Distribution Date, the number of days in the related Interest Accrual Period will be 25.

“Prepayment Interest Shortfall” for any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part on the Mortgage Loans during the related Prepayment Period.

“Principal Distribution Amount” for any Distribution Date will be the sum of the Basic Principal Distribution Amount and the Extra Principal Distribution Amount, in each case for that Distribution Date plus, in the case of the first Distribution Date, the $100 deposited in respect of the Class A-R Certificates.

“Principal Remittance Amount” for any Distribution Date will be the sum of

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and

(iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

In no event will the Principal Remittance Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the Offered Certificates.

The “Pro Rata Portion” for any of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates and any Distribution Date will be equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of that Class of Certificates immediately prior to that Distribution Date, and the denominator of which is equal to the aggregate Class Principal Balance of the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates immediately prior to that Distribution Date, and (y) the portion of the Group 2 Senior Principal Allocation Amount payable to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates on that Distribution Date.

“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds.  The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.  With respect to any Mortgage Loan that is not a Liquidated Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

“Relief Act Interest Shortfall” for any Distribution Date and a Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Soldier’s and Sailors’ Civil Relief Act of 1940, as amended, or similar state laws.

“Replacement Swap Counterparty Payment” with respect to the Swap Agreement, any payments received by the Issuing Entity as a result of entering into a replacement Swap Agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the terms of the Swap Agreement.

“Senior Defaulted Swap Termination Payment” means the lesser of (i) any Replacement Swap Counterparty Payment, and (ii) any Swap Termination Payment owed to the Swap Counterparty.

“Senior Enhancement Percentage” for any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with the Overcollateralized Amount and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Derivative Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

“Senior Interest Distribution Amount” will be, with respect to any Class of Senior Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and Relief Act Interest Shortfalls, together with the Interest Carry Forward Amount, if any, for such Distribution Date for such Class of Senior Certificates and in the case of the first Distribution Date, the amount deposited in respect of interest on the Class A-R Certificates.

“Senior Principal Distribution Amount” will be, with respect to the Senior Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date; and

•
the excess (if any) of (A) the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 85.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) $3,949,974.

A “Sequential Trigger Event” means (a) with respect to any Distribution Date occurring before May 2009, the circumstances in which the aggregate amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds 0.25% and (b) with respect to any Distribution Date occurring in or after May 2009, a Trigger Event.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The “Stepdown Date” will be the later to occur of:

(1)           the earlier to occur of

(x)           the Distribution Date in May 2010, and

(y)           the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates is reduced to zero; and

(2)           the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Offered Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 14.10%.

“SubordinatedBasis Risk Carry Forward Amount” with respect to any Class of Subordinated Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Subordinated Certificates would have been entitled to receive on such Distribution Date if the Pool Net WAC Cap had not been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Pool Net WAC Cap and (ii) the related Basis Risk Carry Forward Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate (without being limited by the Pool Net WAC Cap) for such Class of Subordinated Certificates for the most recently ended Interest Accrual Period.

“Subordinated Interest Distribution Amount” will be, with respect to any Class of Subordinated Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and Relief Act Interest Shortfalls.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, received by the related Servicer and remitted by it to the Securities Administrator, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

“Swap Payment Allocation” for any Class of LIBOR Certificates and any Distribution Date is that Class’s pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the respective Class Principal Balances of the LIBOR Certificates.

“Swap Payment Rate” for any Distribution Date is a fraction expressed as a percentage, the numerator of which is any Net Swap Payment or swap termination payment (other than any Defaulted Swap Termination Payment) owed to the Swap Counterparty for such Distribution Date, and the denominator of which is the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period, multiplied by 12.

With respect to any Distribution Date, a “Trigger Event” is in effect if

(x) the Three Month Rolling Average with respect to the Mortgage Loans exceeds 40.00% of the Senior Enhancement Percentage for the prior Distribution Date, or

(y) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

May 2009 —April 2010	0.25% for the first month, plus an additional 1/12th of 0.40% for each month thereafter
May 2010 —April 2011	0.65% for the first month, plus an additional 1/12th of 0.45% for each month thereafter
May 2011 —April 2012	1.10% for the first month, plus an additional 1/12th of 0.45% for each month thereafter
May 2012 —April 2013	1.55% for the first month, plus an additional 1/12th of 0.30% for each month thereafter
May 2013 and thereafter	1.85%

“Three Month Rolling Average” with respect to the Mortgage Loans and the end of the Due Period related to any Distribution Date, will equal the rolling 3 month average percentage of the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans discharged in bankruptcy).

“Unpaid Interest Shortfall Amount” for any Class of LIBOR Certificates, the sum of Relief Act Interest Shortfalls and net prepayment interest shortfalls on the Mortgage Loans allocated to such Class of Offered Certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid.

“Unpaid Realized Loss Amount” for any Class of LIBOR Certificates, the portion of any Realized Losses previously allocated to that Class remaining unpaid from prior Distribution Dates.

Interest Distributions on the Offered Certificates

The Interest Remittance Amount will be distributed to the Offered Certificates and the Swap Counterparty, sequentially, as follows:

•
first, to the Derivative Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other Defaulted Swap Termination Payment owed to the Swap Counterparty, if any;

•
second, sequentially, first, to the Class A-R Certificates, their Senior Interest Distribution Amounts for such Distribution Date and then concurrently, (1) from the remaining portion of the Interest Remittance Amount related to the Group 1 Mortgage Loans, to the Class 1-A Certificates, their Senior Interest Distribution Amounts for such Distribution Date, and (2) from the remaining portion of the Interest Remittance Amount related to the Group 2 Mortgage Loans, concurrently, to the Group 2 Senior Certificates, their respective Senior Interest Distribution Amounts for such Distribution Date, pro rata based on their respective Senior Interest Distribution Amounts for such Distribution Date;

•
third, concurrently, (1) from the remaining portion of the Interest Remittance Amount related to the Group 1 Mortgage Loans, concurrently, to the Group 2 Senior Certificates, their respective Senior Interest Distribution Amounts for such Distribution Date remaining unpaid after clause second above, pro rata based on their respective Senior Interest Distribution Amounts for such Distribution Date, and (2) from the remaining portion of the Interest Remittance Amount related to the Group 2 Mortgage Loans, to the Class 1-A Certificates, their Senior Interest Distribution Amount for such Distribution Date remaining unpaid after clause second above;

•	fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class

M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, their respective Subordinated Interest Distribution Amounts, in each case, to the extent of the Interest Remittance Amount remaining after distributions of interest to the Classes of Certificates with a higher payment priority; and

•
fifth, any remaining Interest Remittance Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow as described under “—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Offered Certificates” below.

Principal Distributions on the Offered Certificates

1.           On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each Class of Offered Certificates shall be entitled to receive distributions in respect of principal from the Principal Distribution Amount and the Swap Counterparty shall be entitled to the payments described below, in each case to the extent of the Available Distribution Amount available therefor after payment of the Interest Distribution Amount, sequentially, as follows:

•
first, to the Derivative Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions of the Interest Distribution Amount for that Distribution Date;

•
second, sequentially, first, to the Class A-R Certificates, until its Class Principal Balance is reduced to zero, and then to the Class A Certificates, as described under “—Allocation of Principal Payments to the Class A Certificates” below, until their respective Class Principal Balances are reduced to zero;

•
third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

•
fourth, any remaining Principal Distribution Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow as described under “—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Offered Certificates” below.

2.           On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each Class of Offered Certificates and the Swap Counterparty shall be entitled to receive distributions from the Principal Distribution Amount sequentially, in the following order of priority:

(A)           to the Derivative Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions of the Interest Distribution Amount for that Distribution Date;

(B)           to the Class A Certificates, in an amount up to the Senior Principal Distribution Amount, as described under “—Allocation of Principal Payments to the Class A Certificates” below, until their respective Class Principal Balances are reduced to zero;

(C)           to the Class M-1 Certificates, in an amount up to the Class M-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(D)           to the Class M-2 Certificates, in an amount up to the Class M-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(E)           to the Class M-3 Certificates, in an amount up to the Class M-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(F)           to the Class M-4 Certificates, in an amount up to the Class M-4 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(G)           to the Class M-5 Certificates, in an amount up to the Class M-5 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(H)           to the Class M-6 Certificates, in an amount up to the Class M-6 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(I)           to the Class B-1 Certificates, in an amount up to the Class B-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(J)           to the Class B-2 Certificates, in an amount up to the Class B-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(K)           to the Class B-3 Certificates, in an amount up to the Class B-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero; and

(L)           any remaining Principal Distribution Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow as described under “—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Offered Certificates” below.

The allocation of distributions in respect of principal to the Senior Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the Mortgage Loans evidenced by the Subordinated Certificates.  Increasing the respective percentage interest in the trust of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

Allocation of Principal Payments to the Class A Certificates

General.  All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group 1 Senior Certificates and the Group 2 Senior Certificates, based on their respective Class A Principal Allocation Percentages for that Distribution Date.  Any payments of principal to the Group 1 Senior Certificates will first be made from payments relating to the Group 1 Mortgage Loans and any payments of principal to the Group 2 Senior Certificates will first be made from payments relating to the Group 2 Mortgage Loans.

However, commencing with the Distribution Date on which the aggregate Class Principal Balance of either the Group 1 Senior Certificates or the Group 2 Senior Certificates has been reduced to zero, the remaining principal distributions distributable to the Class A Certificates on that Distribution Date and all of the principal distributions distributable to the Class A Certificates on all subsequent Distribution Dates will be distributed to the holders of the remaining Class A Certificates in accordance with the principal distribution allocations described below, until their Class Principal Balances have been reduced to zero.

Distributions to the Group 1 Senior Certificates.  On each Distribution Date, the Group 1 Senior Principal Allocation Amount will be distributed to the Class 1-A Certificates, until its Class Principal Balance is reduced to zero.

Distributions to the Group 2 Senior Certificates.

A.
On each Distribution Date on which a Sequential Trigger is not in effect, except as set forth in paragraph C.  below, the Group 2 Senior Principal Allocation Amount will be distributed to the Group 2 Senior Certificates concurrently as follows:

1.	86.47471531423% of the Group 2 Senior Principal Allocation Amount for that Distribution Date will be distributed concurrently as follows:

a.
the aggregate of the Pro Rata Portions for the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates for that Distribution Date will be distributed sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until their respective Class Principal Balances have been reduced to zero; and

b.	the Pro Rata Portion for the Class 2-A-4 Certificates for that Distribution Date will be distributed to the Class 2-A-4 Certificates, until its Class Principal Balance has been reduced to zero; and

2.
13.52528468577% of the Group 2 Senior Principal Allocation Amount for that Distribution Date will be distributed concurrently to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, until their respective Class Principal Balances have been reduced to zero.

B.
On each Distribution Date on which a Sequential Trigger is in effect, except as set forth in paragraph C.  below, principal will be distributed to the Group 2 Senior Certificates concurrently as follows:

1.
86.47471531423% of the Group 2 Senior Principal Allocation Amount for that Distribution Date will be distributed sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Principal Balances have been reduced to zero; and

2.
13.52528468577% of the Group 2 Senior Principal Allocation Amount for that Distribution Date will be distributed sequentially, to the Class 2-A-5 and Class 2-A-6 Certificates, in that order, until their respective Class Principal Balances have been reduced to zero.

C.
Notwithstanding the allocation of principal to the Group 2 Senior Certificates described above, in the event that the aggregate Class Principal Balance of the Subordinated Classes and the Class OC Certificates have been reduced to zero, principal will be distributed to the Group 2 Senior Certificates, as follows:

1.
if a Sequential Trigger isnot in effect, then principal distributions to the Group 2 Senior Certificates will be distributed concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates pro rata, until their respective Class Principal Balances are reduced to zero; or

2.	if a Sequential Trigger is in effect, then principal distributions to the Group 2 Senior Certificates will be allocated concurrently as follows:

a.	86.47471531423% of the Group 2 Senior Principal Allocation Amount for that Distribution Date will be distributed sequentially as follows:

(1)	concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Principal Balances have been reduced to zero; and

(2)	to the Class 2-A-4 Certificates, until its Class Principal Balance has been reduced to zero; and

b.
13.52528468577% of the Group 2 Senior Principal Allocation Amount for that Distribution Date will be distributed sequentially, to the Class 2-A-5 and Class 2-A-6 Certificates, in that order, until their respective Class Principal Balances have been reduced to zero.

Net Monthly Excess Cashflow and Overcollateralization Provisions on the Offered Certificates

The weighted average of the Net Mortgage Rates for the Mortgage Loans is generally expected to be higher than the sum of the weighted average of the Pass-Through Rates on the Offered Certificates and the amount payable to the Swap Counterparty.  As a result, interest collections on the Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates, the fees and expenses payable by the Issuing Entity in respect of the Mortgage Loans and the amount payable to the Swap Counterparty.  On each Distribution Date, the remaining Net Monthly Excess Cashflow, after giving effect to the distribution of the Extra Principal Distribution Amount for that Distribution Date, will be distributed to the LIBOR Certificates and the Swap Counterparty in the following order of priority:

(i)         to the Class M-1 Certificates, the related Interest Carry Forward Amount;

(ii)        to the Class M-1 Certificates, the related Unpaid Realized Loss Amount;

(iii)       to the Class M-2 Certificates, the related Interest Carry Forward Amount;

(iv)       to the Class M-2 Certificates, the related Unpaid Realized Loss Amount;

(v)        to the Class M-3 Certificates, the related Interest Carry Forward Amount;

(vi)       to the Class M-3 Certificates, the related Unpaid Realized Loss Amount;

(vii)      to the Class M-4 Certificates, the related Interest Carry Forward Amount;

(viii)     to the Class M-4 Certificates, the related Unpaid Realized Loss Amount;

(ix)        to the Class M-5 Certificates, the related Interest Carry Forward Amount;

(x)         to the Class M-5 Certificates, the related Unpaid Realized Loss Amount;

(xi)        to the Class M-6 Certificates, the related Interest Carry Forward Amount;

(xii)       to the Class M-6 Certificates, the related Unpaid Realized Loss Amount;

(xiii)      to the Class B-1 Certificates, the related Interest Carry Forward Amount;

(xiv)      to the Class B-1 Certificates, the related Unpaid Realized Loss Amount;

(xv)       to the Class B-2 Certificates, the related Interest Carry Forward Amount;

(xvi)      to the Class B-2 Certificates, the related Unpaid Realized Loss Amount;

(xvii)     to the Class B-3 Certificates, the related Interest Carry Forward Amount;

(xviii)    to the Class B-3 Certificates, the related Unpaid Realized Loss Amount;

(xix)      sequentially, first (i) concurrently, to the classes of Class A Certificates currently outstanding, first pro rata, based on their respective Class Principal Balances with Basis Risk Carry Forward Amounts on that Distribution Date, to the extent needed to pay any Basis Risk Carry Forward Amount for each such Class and then, pro rata, based on any Basis Risk Carry Forward Amount for each such Class, in an amount up to the amount of any Basis Risk Carry Forward Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Basis Risk Carry Forward Amount for such Classes of Certificates;

(xx)       sequentially, first (i) concurrently, to the Senior Certificates, first pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates;

(xxi)      to the Derivative Account, the amount of any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Counterparty;

(xxii)     to the holders of the Class OC Certificates as provided in the Pooling and Servicing Agreement; and

(xxiii)    to the holders of the Class A-R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts, together with the Class P Distribution Amount, will be distributed first, to the holders of the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero; and second, to the holders of the Class A-R Certificates.

The Derivative Account

1.  Amounts Received Under the Cap Contract.  On or prior to each Distribution Date prior to the Cap Contract Termination Date, amounts received under the Cap Contract for that Distribution Date will be deposited into a trust account (the “Derivative Account”).  The Derivative Account will be held by a separate trust (the “Supplemental Interest Trust”).  The Supplemental Interest Trust will not be an asset of any REMIC.

Funds in the Derivative Account received in respect of the Cap Contract will be distributed to the LIBOR Certificates in the following order of priority:

(i)      concurrently, to each Class of LIBOR Certificates, all Interest Carry Forward Amounts for that Distribution Date, on a pro rata basis, based upon their respective Class Principal Balances immediately prior to that Distribution Date;

(ii)     concurrently, to each Class of LIBOR Certificates, all Interest Carry Forward Amounts for that Distribution Date, on a pro rata basis, based upon their remaining Interest Carry Forward Amounts for that Distribution Date;

(iii)    concurrently, to each Class of LIBOR Certificates, all Basis Risk Carry Forward Amounts for that Distribution Date, on a pro rata basis, based upon their respective Class Principal Balances immediately prior to that Distribution Date; and

(iv)    concurrently, to each Class of LIBOR Certificates, all Basis Risk Carry Forward Amounts for that Distribution Date, on a pro rata basis, based upon their remaining Basis Risk Carry Forward Amounts for that Distribution Date.

2.  Amounts Received Under the Swap Agreement.  On or prior to each Distribution Date prior to the Swap Termination Date, Swap Termination Payments, Net Swap Payments owed to the Swap Counterparty and Net Swap Receipts for that Distribution Date will be deposited into the Derivative Account.

Funds in the Derivative Account received in respect of the Swap Agreement will be distributed to the LIBOR Certificates and to the Swap Counterparty in the following order of priority:

(i)       to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for that Distribution Date;

(ii)      to the Swap Counterparty, any Swap Termination Payment, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other Defaulted Swap Termination Payment, for that Distribution Date;

(iii)     concurrently, to the Class A Certificates, pro rata, any unpaid Interest Carry Forward Amounts;

(iv)     sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any unpaid Interest Carry Forward Amounts;

(v)      to the LIBOR Certificates in accordance with the principal distribution rules in effect for such Distribution Date, to the extent necessary to restore the Overcollateralized Amount to the Overcollateralization Target for that Distribution Date as a result of prior or current Realized Losses not previously reimbursed;

(vi)     concurrently, to the Class A Certificates, pro rata, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts;

(vii)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts;

(viii)   concurrently, to the LIBOR Certificates, pro rata by need, any remaining Basis Risk Carry Forward Amounts;

(ix)      sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Unreimbursed Realized Loss Amounts;

(x)       to the Swap Counterparty, any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Counterparty for that Distribution Date; and

(xi)      all remaining amounts to the holder of the Class OC Certificates.

In the event that a replacement Swap Agreement is entered into for the benefit of the LIBOR Certificates following the occurrence of an additional termination event resulting from a ratings downgrade of the Swap Counterparty (or its guarantor), and the Supplemental Interest Trust for the benefit of the LIBOR Certificates is entitled to receive a payment from a replacement Swap Counterparty (or its guarantor), the Securities Administrator will direct the replacement Swap Counterparty (or its guarantor) to make such payment to the Derivative Account.  Any Senior Defaulted Swap Termination Payment will be made from the Derivative Account to the Swap Counterparty (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a Distribution Date.  If any Replacement Swap Counterparty Payment is made to an account other than the Derivative Account, then, any Senior Defaulted Swap Termination Payment will be paid to the Swap Counterparty (or its guarantor) immediately upon receipt of such Replacement Swap Counterparty Payment, regardless of whether the date of receipt is a Distribution Date.  The Swap Counterparty (or its guarantor) will have first priority to any Replacement Swap Counterparty Payment over the payment by the Supplemental Interest Trust to the Certificateholders, the master servicer, any servicer, the securities administrator, the trustee, any custodian or any other person.

In the event that the Supplemental Interest Trust, for the benefit of the LIBOR Certificates, receives a Swap Termination Payment, and a successor Swap Counterparty (or its guarantor) cannot be obtained, then the Securities Administrator will be required to deposit any Swap Termination Payment into a reserve account that is a sub-account of the Derivative Account.  On each subsequent Distribution Date (so long as funds are available in such reserve account), the Securities Administrator will be required to withdraw from the reserve account and deposit into the Derivative Account an amount equal to the amount of any Net Swap Receipt due the Supplemental Interest Trust (calculated in accordance with the terms of the original Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Derivative Account.  The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Derivative Account until the final Swap Termination Date.

The Cap Contract

On the Closing Date, the Issuing Entity will establish a separate trust (the “Supplemental Interest Trust”), which will enter into an interest rate cap transaction with Morgan Stanley Capital Services, (in such capacity, the “Cap Counterparty”), as evidenced by a confirmation between the Supplemental Interest Trust and the Cap Counterparty (the “Cap Contract”).  The payment obligations of the Cap Counterparty will be fully and unconditionally guaranteed by Morgan Stanley.  As part of the interest rate cap transaction, on the Closing Date, the Supplemental Interest Trust and the Cap Counterparty will enter into an ISDA Master Agreement.  The Cap Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

For each Distribution Date from the Distribution Date in May 2007 to and including the Distribution Date in March 2008 (the “Cap Contract Termination Date”), amounts (if any) received by the Securities Administrator, on behalf of the Trustee, for the benefit of the Supplemental Interest Trust in respect of the Cap Contract will be distributed as described above under “—The Derivative Account” and “—The Cap Contract.”

With respect to the Cap Contract and any Distribution Date to and including the Cap Contract Termination Date, the amount payable by the Cap Counterparty under the Cap Contract will equal the product of (i) the excess, if any, of then current LIBOR over the Cap Strike Rate (on an actual/360 day count basis) for such Distribution Date described on Annex II, (ii) the Notional Balance for that Distribution Date described on Annex II and (iii) 10.

The Cap Contract is scheduled to remain in effect up to and including the Cap Contract Termination Date.  The Cap Contract will be subject to early termination only in limited circumstances.  Such circumstances generally include certain insolvency or bankruptcy events, the failure by the Cap Counterparty (within three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under the Cap Contract and the Cap Contract becoming illegal or subject to certain kinds of taxation.

If the Cap Contract is terminated early, the Cap Counterparty may owe a termination payment to the Securities Administrator, on behalf of the Supplemental Interest Trust, payable in a lump sum to be deposited in the Derivative Account and applied on future Distribution Dates to pay the holders of the LIBOR Certificates until the Cap Contract Termination Date.  However, if such termination occurs, there can be no assurance that any such termination payment will be owing thereto.

The Cap Contract shall provide that the Cap Counterparty agrees that to the extent it is not able to deliver to the Issuing Entity the financial information, if any, required to be provided by the Issuing Entity under Item 1115(b) of Reg AB, the Cap Counterparty shall  assign its rights and obligations under the Cap Contract to a substitute counterparty, which may be an affiliate of the Cap Counterparty.  For purposes of the preceding sentence, any substitute counterparty (or any entity providing a guaranty in connection with the substitute counterparty’s obligations under the Cap Contract) shall have the same credit rating from the Rating Agency as the resigning counterparty (or any entity providing a guaranty in connection with the counterparty’s obligations under the Cap Contract) or shall have obtained from the Rating Agency a confirmation that  such assignment would not cause it to reduce, qualify or withdraw its rating of the LIBOR Certificates.

The Cap Contract will be governed by and construed in accordance with the law of the State of New York.  The obligations of the Cap Counterparty are limited to those specifically set forth in the Cap Contract.

The Sponsor believes that the significance percentage for the Cap Contract will be less than 10% as of the Closing Date.  The Sponsor calculated the significance percentage by reference to the “Significance Estimate” of the Cap Contract, which in the case is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Cap Contract made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate Class Principal Balance of the LIBOR Certificates.

The Swap Agreement

On the Closing Date, the Supplemental Interest Trust will also enter into an interest rate swap transaction with Morgan Stanley Capital Services (in such capacity, the “Swap Counterparty”), as evidenced by a confirmation between the Supplemental Interest Trust and the Swap Counter Counterparty (the “Swap Agreement”).  The payment obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Morgan Stanley.  As part of the interest rate swap transaction, on the Closing Date, the Supplemental Interest Trust and the Swap Counterparty will enter into an ISDA Master Agreement.  Under the Swap Agreement, with respect to each Distribution Date from and including the Distribution Date in April 2008 to and including the Distribution Date in February 2012 (the “Swap Termination Date”), the Supplemental Interest Trust will pay to the Swap Counterparty fixed payments at a rate of 4.770% per annum, determined on a “30/360” basis, and the Swap Counterparty will pay to the Supplemental Interest Trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the Swap Agreement), determined on an “actual/360” basis, in each case calculated on the lesser of (i) the product of the scheduled notional amount and the multiplier set forth on Annex II to this Prospectus Supplement for that Distribution Date and (ii) the aggregate Class Principal Balance of the Class A and Class M Certificates immediately prior to that Distribution Date.  On each Distribution Date prior to the Swap Termination Date, to the extent that the fixed payment payable by the Supplemental Interest Trust on a Distribution Date exceeds the floating payment payable by the Swap Counterparty on that Distribution Date, amounts otherwise available to the Certificateholders will be applied on or prior to such Distribution Date to make a net payment to the Swap Counterparty (each, a “Net Swap Payment”).  Conversely, on each Distribution Date prior to the Swap Termination Date, to the extent that the floating payment payable by the Swap Counterparty on that Distribution Date exceeds the fixed payment payable by the Supplemental Interest Trust on a Distribution Date, the Swap Counterparty will owe a net payment to the Supplemental Interest Trust on or prior to such Distribution Date (each, a “Net Swap Receipt”).

All payments due to the Swap Counterparty under the Swap Agreement shall be paid from the Available Distribution Amount on each applicable Distribution Date in accordance with the priority of payments described above.  Any payment received by the Supplemental Interest Trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (such payment, a “Replacement Swap Provider Payment”) or Swap Termination Payment (other than a Defaulted Swap Termination Payment) due to the Swap Provider will be payable on a senior basis in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty will be payable by the Supplemental Interest Trust on a subordinated basis.  However, to the extent any Replacement Swap Provider Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) is to be received by the Supplemental Interest Trust, the Supplemental Interest Trust will direct any replacement Swap Counterparty to deposit any such payment into the Derivative Account, the Swap Counterparty that is being replaced will have first priority to those payments over the Certificateholders, the master servicer, the securities administrator, the servicers, the custodians and the trustee, and the Supplemental Interest Trust will pay from the Swap Account to the Swap Counterparty the amount so received immediately upon receipt.  However, that to the extent the Replacement Swap Provider Payment received by the Swap Counterparty being replaced is less than the Swap Termination Payment owed to the Swap Counterparty, any remaining amounts will be paid to the Swap Counterparty on the subsequent Distribution Date in accordance with the priority of payments described above.

A “Swap Termination Payment” is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement.  Events of default under the Swap Agreement include, among other things, the following:

•	failure to pay,

•	bankruptcy and insolvency events, and

•	a merger by the Swap Counterparty without an assumption of its obligations under the Swap Agreement.

Termination events under the Swap Agreement include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable),

•
a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

•	a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger of either party),

•
upon the irrevocable direction to dissolve or otherwise terminate the Issuing Entity following which all assets of the Issuing Entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

•
upon the exercise of the optional termination of the Issuing Entity by the master servicer or a successful auction as described under “—Auction and Optional Termination of the Offered Certificates” below, and

•	the pooling and servicing agreement is amended without the consent of the Swap Counterparty and such amendment materially and adversely affects the rights or interests of the Swap Counterparty.

“Defaulted Swap Termination Payment” means any termination payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party.

In addition to the termination events specified above, it will be an additional termination event under the Swap Agreement (such event, a “First Tier Downgrade Termination Event”) if (x) any of the rating agencies downgrades the Swap Counterparty (or its guarantor) below the First Tier Required Swap Counterparty Rating and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(1) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Counterparty (or its guarantor) shall transfer the Swap Agreement, in whole, but not in part, to a counterparty that satisfies the Second Tier Required Swap Counterparty Rating, or whose present and future obligations under the Swap Agreement are guaranteed by a guarantor that satisfies the Second Tier Required Swap Counterparty Rating;

(2) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Provider (or its guarantor) collateralizes its exposure to the Issuing Entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the Swap Provider and the Issuing Entity (the “ISDA Credit Support Annex”);

(3) within the time period specified in the Swap Agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the Swap Agreement are guaranteed by a person or entity that satisfies the First Tier Required Swap Counterparty Rating; or

(4) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Provider (or its guarantor) takes such other steps, if any, to enable the Issuing Entity to remedy a downgrade by the rating agencies below the First Tier Required Swap Counterparty Rating.

It will also be an additional termination event under the Swap Agreement (such event a “Second Tier Downgrade Termination Event”) if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Second Tier Required Swap Counterparty Rating or the Swap Provider (or its guarantor) has its rating by S&P or Moody’s withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(1) within the time period specified in the Swap Agreement with respect to such downgrade, the Swap Provider (or its guarantor) at its sole cost and expense transfers the Swap Agreement, in whole, but not in part, to a counterparty that satisfies the Second Tier Required Swap Counterparty Rating or whose present and future obligations under the Swap Agreement are guaranteed by a guarantor that satisfies the Second Tier Required Swap Counterparty Rating; or

(2) within the time period specified in the Swap Agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the Swap Agreement are guaranteed by a person or entity that satisfies the Second Tier Required Swap Counterparty Rating.  Pending compliance with clauses (1) or (2), the Swap Counterparty (or its guarantor) will be required, within the time period specified in the Swap Agreement, to collateralize its exposure to the Issuing Entity pursuant to the ISDA Credit Support Annex.

If the Supplemental Interest Trust is unable to or, if applicable, chooses not to obtain a substitute Swap Agreement in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of a Swap Agreement or a substitute Swap Agreement.

On or after the closing date, (i) the Supplemental Interest Trust may, with the consent of the Swap Counterparty and the Rating Agencies, assign or transfer all or a portion of the Swap Agreement, (ii) the Swap Counterparty may subject to giving reasonable notice of such assignment to the Rating Agencies and subject to the conditions of assignment set forth in the Swap Agreement, assign its obligations under the Swap Agreement, (iii) with the consent of the Swap Counterparty and the Rating Agencies, the Swap Agreement may be amended or terminated by the Supplemental Interest Trust.

Upon the request of the depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Item 1115 of Reg AB with respect to the Swap Counterparty or any guarantor of the Swap Counterparty if providing the financial information of a guarantor is permitted under Reg AB or (ii) assign the Swap Agreement at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the Second Tier Required Swap Counterparty Rating, subject to giving reasonable notice of such assignment to the Rating Agencies and the other conditions of assignment set forth in the Swap Agreement).

The Swap Agreement is scheduled to terminate by its terms following the Distribution Date in February 2012 and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the Supplemental Interest Trust and no further amounts will be paid to the Supplemental Interest Trust by the Swap Counterparty.

The “Significance Percentage” of the Swap Agreement will be less than 10% as of the Closing Date (as defined below).  The Significance Percentage is calculated by reference to the “Significance Estimate” of the Swap Agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Swap Agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate Stated Principal Balance of the Mortgage Loans.

Subordination and Allocation of Losses on the Offered Certificates

Realized Losses on the Mortgage Loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cashflow for the Mortgage Loans for that Distribution Date and second, cause a reduction in the Overcollateralized Amount for that Distribution Date, until it is reduced to zero.

To the extent that Realized Losses on a Distribution Date cause the aggregate Class Principal Balance of the Offered Certificates, after taking into account all distributions on such Distribution Date (including, for this purpose, distributions from the Derivative Account) to exceed the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, such excess will be allocated sequentially, to the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case to reduce the Class Principal Balance thereof until it has been reduced to zero.

The Pooling and Servicing Agreement does not permit the allocation of Realized Losses on the Mortgage Loans to the Senior Certificates or to the Class P Certificates.  Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to a Class of Subordinated Certificates, such amounts with respect to these Certificates will no longer accrue interest nor, except as provided in the following paragraph, will such amounts be reinstated thereafter.  Any allocation of a Realized Loss to a Subordinated Certificate will be made by reducing the Class Principal Balance of that Subordinated Certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made.  Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Subordinated Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Subordinated Certificate in respect of Realized Losses and (ii) payable as principal to the holder of the Certificate from Net Monthly Excess Cashflow.

Notwithstanding the foregoing, the Pooling and Servicing Agreement will provide that the Class Principal Balance of a Class of Subordinated Certificates that has been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries.  If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the Master Servicer or the related Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the Certificateholders on any Distribution Date in the same manner as prepayments received in the related Prepayment Period.  In addition, the Class Principal Balance of each Class of Subordinated Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of Offered Certificates to the extent that (i) the related Realized Loss was allocated to any Class of Subordinated Certificates and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of immediately preceding Due Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that prior Due Date) exceeds the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date.  However, the Class Principal Balance of each such Class of Subordinated Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of Subordinated Certificates.  Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.  The foregoing provisions will apply even if the Class Principal Balance of a Class of Subordinated Certificates was previously reduced to zero.  Accordingly, each Class of Subordinated Certificates will be considered to remain outstanding until the termination of the trust.

An increase in the Certificate Balance of a Subordinated Certificate caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses.  Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.

Residual Certificates

The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest.  In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the Pooling and Servicing Agreement.  It is not anticipated that there will be any significant amounts remaining from any of the Mortgage Loans for that distribution.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder, the Swap Counterparty and the Rating Agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each Class of Certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments, liquidation proceeds or other unscheduled recoveries of principal included in that amount;

•	the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

•	the amount of any unpaid Interest Shortfall, both distributed and remaining unpaid with respect to each Class of Certificates, and the amount paid under the Swap Agreement and the Cap Contract;

•	the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

•
if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, to the extent not otherwise reported;

•
the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group at the end of the related Prepayment Period, and the applicable Weighted Average Net Mortgage Rate and weighted average remaining term to maturity of each Loan Group and the Mortgage Pool at the beginning of the related Due Period;

•	the amount of the Servicing Fee paid to or retained by the Master Servicer (as successor servicer) and by each Servicer;

•	the amount of Monthly Advances for the related Due Period;

•
the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the OTS Method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

•	the total number, principal balance and market value (if available) of any REO Properties as of the close of business on the last day of the preceding Due Period;

•	the amount of Realized Losses incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses incurred since the Closing Date;

•	the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on the Distribution Date;

•	the Pass-Through Rate for each Class of Certificates for that Distribution Date;

•	the total amount of prepayment penalties received with respect to such Distribution Date; and

•
the amount thereof allocable to interest, any Unpaid Interest Amount included in such distribution and any remaining Unpaid Interest Amount after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date;

•
amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Derivative Account and the Supplemental Interest Trust on such Distribution Date and any Basis Risk Carry Forward Amount not covered by amounts in the Derivative Account and the Supplemental Interest Trust;

•
if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

•
whether a Trigger Event or a Sequential Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event or the Sequential Trigger Event, as applicable);

•	the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Unpaid Interest Amounts;

•	the amount distributed on the Class OC Certificates and the OC Target Amount;

•	the amount of any Subsequent Recoveries for such Distribution Date; and

•	the Record Date for such Distribution Date.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website.  The Securities Administrator’s website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address:  Wells Fargo Bank, National Association, P.O.  Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045).  The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

The Securities Administrator will make available on its website statements to the certificateholders containing information with respect to principal and interest payments and the Issuing Entity, as is described above.  Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity as an exhibit to the monthly distribution reports on Form 10-D for the Certificates for so long as that Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.  In addition, each Servicer will be required to furnish to the Master Servicer or the Depositor, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under “Servicing of the Mortgage Loans—Evidence as to Compliance.” Copies of these statements and reports will be filed with the SEC under the name of the related Issuing Entity as an exhibit to such Issuing Entity’s annual statement on Form 10-K for the related series of Certificates.

In addition, the Depositor will cause to be filed, on behalf of the Issuing Entity, the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), following the issuance of the certificates of the Issuing Entity, including as Exhibits to the Form 8-K the agreements described in this prospectus supplement;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each Distribution Date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the Depositor nor the Master Servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.  Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  The Issuing Entity will have a separate file number assigned by the SEC, which will be available after the Closing Date, and all of the above filings will be made under that file number.

Last Scheduled Distribution Date

The “Last Scheduled Distribution Date” for the Offered Certificates is the Distribution Date in April 2037, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan.

The actual final Distribution Date of any Class of Certificates may be earlier or later, and could be substantially earlier, than such Class’ Last Scheduled Distribution Date.

Structuring Assumptions

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the “structuring assumptions”:

•	Loan Group 1 consists of 192 mortgage loans with the following characteristics:

Index	Principal Balance ($)	Current Mortgage Rate (%)	Current Net Mortgage Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Rate Reset Frequency (Months)	Remaining Interest Only Period (Months)
1 Year LIBOR	577,140.26	6.67144	6.29644	360	356	5.00000	2.00000	2.10722	11.67144	2.10722	116	12	NA
1 Year LIBOR	262,616.72	7.50000	7.12500	360	359	6.00000	2.00000	2.25000	13.50000	2.25000	119	12	NA
1 Year LIBOR	107,839.18	7.50000	7.12500	360	358	6.00000	2.00000	2.25000	13.50000	2.25000	118	12	NA
1 Year LIBOR	2,236,629.95	6.45370	6.07870	360	356	5.00000	2.00000	2.35063	11.45370	2.35063	116	12	116
1 Year LIBOR	382,400.00	7.00000	6.62500	360	354	6.00000	2.00000	2.25000	13.00000	2.25000	114	12	114
1 Year LIBOR	336,000.00	6.62500	6.25000	360	355	6.00000	2.00000	2.25000	12.62500	2.25000	115	12	115
6 Month LIBOR	135,363.47	6.37500	6.00000	360	355	5.00000	1.00000	2.75000	12.37500	6.37500	115	6	NA
6 Month LIBOR	133,874.69	8.21275	7.83775	360	359	6.00000	2.00000	2.25000	14.21275	2.25000	119	6	NA
6 Month LIBOR	877,493.31	6.73704	6.36204	360	351	6.00000	2.00000	2.25000	12.73704	2.25000	111	6	NA
6 Month LIBOR	154,000.00	6.75000	6.37500	360	352	5.00000	1.00000	2.25000	11.75000	2.25000	112	6	112
6 Month LIBOR	1,165,500.00	7.33296	6.95796	360	353	6.00000	2.00000	2.25000	13.33296	2.25000	113	6	113
6 Month LIBOR	147,459.28	6.62500	6.25000	360	355	6.00000	2.00000	2.25000	12.62500	2.25000	115	6	115
6 Month LIBOR	194,535.45	6.87500	6.50000	360	357	6.00000	2.00000	2.25000	12.87500	2.25000	117	6	117
6 Month LIBOR	458,400.00	6.96139	6.58639	360	353	6.00000	2.00000	2.25000	12.96139	2.25000	113	6	113
6 Month LIBOR	1,977,786.76	7.46493	6.83997	360	357	2.00000	1.16583	5.28736	13.46493	7.24293	21	6	NA
6 Month LIBOR	399,460.33	7.99000	7.61500	360	358	2.00000	1.00000	5.99000	13.99000	7.99000	22	6	NA
6 Month LIBOR	440,684.93	6.78998	6.04452	360	357	2.00000	1.00000	4.78998	12.78998	6.78998	21	6	NA
6 Month LIBOR	287,263.12	7.25516	6.45530	360	357	2.00000	1.00000	5.25516	13.25516	7.25516	21	6	NA
6 Month LIBOR	731,890.05	7.48683	6.63122	360	357	2.00000	1.00000	5.48683	13.48683	7.48683	21	6	NA
6 Month LIBOR	925,945.19	7.02075	6.36326	360	357	2.00000	1.00000	5.02075	13.02075	7.02075	21	6	NA
6 Month LIBOR	1,680,317.04	7.51206	7.08660	360	357	2.00000	1.00000	5.51206	13.51206	7.51206	21	6	NA
6 Month LIBOR	288,793.66	6.95790	6.58290	360	358	2.00000	1.00000	4.95790	12.95790	6.95790	22	6	NA
6 Month LIBOR	1,209,422.29	7.42377	6.74414	360	358	2.00000	1.00000	5.42377	13.42377	7.42377	22	6	NA
6 Month LIBOR	399,900.00	6.79000	6.41500	360	358	2.00000	1.00000	4.79000	12.79000	6.79000	22	6	22
6 Month LIBOR	3,252,651.72	7.19189	6.69253	360	357	2.00000	1.00000	5.19189	13.19189	7.19189	21	6	57
6 Month LIBOR	340,996.07	6.46613	5.97178	360	357	2.00000	1.00000	4.46613	12.46613	6.46613	21	6	57
6 Month LIBOR	562,041.26	6.82616	6.45116	360	357	2.00000	1.00000	4.82616	12.82616	6.82616	21	6	57
6 Month LIBOR	739,061.00	7.72335	7.34835	360	357	2.00000	1.00000	5.72335	13.72335	7.72335	21	6	57
6 Month LIBOR	1,491,200.00	6.97440	6.47386	360	357	2.00000	1.00000	4.97440	12.97440	6.97440	21	6	57
6 Month LIBOR	1,725,300.00	7.21276	6.47456	360	357	2.00000	1.00000	5.21276	13.21276	7.21276	21	6	57
6 Month LIBOR	462,000.00	6.98749	6.61249	360	356	2.00000	1.00000	4.98749	12.98749	6.98749	20	6	56
6 Month LIBOR	4,832,014.76	6.91666	6.41503	360	357	2.00000	1.00000	4.91666	12.91666	6.91666	21	6	57
6 Month LIBOR	1,229,751.00	6.93783	6.56283	360	357	2.00000	1.00000	4.93783	12.93783	6.93783	21	6	57
6 Month LIBOR	2,852,009.71	6.74532	6.30447	360	358	2.00000	1.07433	4.78249	12.74532	6.74532	22	6	58
6 Month LIBOR	306,000.00	7.45000	6.59500	360	358	2.00000	1.00000	5.45000	13.45000	7.45000	22	6	118
6 Month LIBOR	267,908.30	6.75000	6.37500	360	357	2.00000	1.00000	4.75000	12.75000	6.75000	21	6	117
6 Month LIBOR	278,936.76	6.12500	5.65000	360	357	2.00000	1.00000	4.12500	12.12500	6.12500	21	6	117
6 Month LIBOR	502,525.98	5.87500	5.50000	360	358	3.00000	1.00000	2.87500	11.87500	2.87500	22	6	118
6 Month LIBOR	667,656.00	6.16702	5.79202	360	358	3.00000	1.00000	2.87500	12.16702	2.87500	22	6	118
6 Month LIBOR	445,145.66	6.33931	5.96431	360*	358	2.00000	1.00000	4.33931	12.33931	6.33931	22	6	NA
6 Month LIBOR	95,874.75	6.69000	6.31500	360*	357	2.00000	1.00000	4.69000	12.69000	6.69000	21	6	NA
6 Month LIBOR	390,524.92	6.99000	6.49500	360*	357	2.00000	1.00000	4.99000	12.99000	6.99000	21	6	NA
6 Month LIBOR	137,892.00	8.35000	7.97500	360*	357	2.00000	1.00000	6.35000	14.35000	8.35000	21	6	NA
6 Month LIBOR	811,255.00	7.22028	6.55459	360*	357	2.00000	1.00000	5.22028	13.22028	7.22028	21	6	NA
6 Month LIBOR	79,974.65	7.65000	7.27500	360*	359	2.00000	1.00000	5.65000	13.65000	7.65000	23	6	NA
6 Month LIBOR	347,704.77	6.62500	6.25000	360*	358	6.00000	1.00000	2.75000	12.62500	2.75000	22	6	NA
1 Year LIBOR	99,496.33	6.00000	5.62500	360	355	2.00000	2.00000	2.25000	12.00000	2.25000	31	12	NA
1 Year LIBOR	390,000.00	7.50000	7.12500	360	359	6.00000	2.00000	2.25000	13.50000	2.25000	35	12	35
1 Year LIBOR	255,000.00	5.87500	5.50000	360	358	2.00000	2.00000	2.25000	11.87500	2.25000	34	12	118
1 Year LIBOR	507,600.00	7.06521	6.69021	360	357	6.00000	2.00000	2.25000	13.06521	2.25000	33	12	117
6 Month LIBOR	1,628,235.89	7.65937	7.02949	360	358	2.00000	1.52418	5.53033	13.65937	7.65937	34	6	NA
6 Month LIBOR	294,690.25	6.75000	6.37500	360	358	2.00000	2.00000	5.00000	12.75000	5.00000	34	6	NA
6 Month LIBOR	299,175.20	7.50000	6.75500	360	357	2.00000	1.00000	5.50000	13.50000	7.50000	33	6	NA
6 Month LIBOR	159,716.88	6.62500	6.25000	360	358	2.00000	2.00000	5.00000	12.62500	5.00000	34	6	NA
6 Month LIBOR	143,620.52	6.62500	6.25000	360	355	2.00000	2.00000	5.00000	12.62500	6.62500	31	6	NA
6 Month LIBOR	418,334.77	7.70014	6.55569	360	357	2.00000	1.28579	5.62870	13.70014	7.70014	33	6	NA
6 Month LIBOR	308,456.99	6.66143	5.84413	360	358	2.00000	1.00000	4.66143	12.66143	6.66143	34	6	NA
6 Month LIBOR	75,506.68	7.39000	7.01500	360	357	2.00000	1.00000	5.39000	13.39000	7.39000	33	6	NA
6 Month LIBOR	1,496,402.14	6.64953	6.20423	360	356	2.00000	1.64849	4.73637	12.64953	6.52349	32	6	NA
6 Month LIBOR	198,241.77	6.12500	5.75000	360	357	3.00000	1.00000	2.75000	12.12500	2.75000	33	6	NA
6 Month LIBOR	303,913.78	7.31078	6.93578	360	359	6.00000	2.00000	3.35338	13.31078	3.35338	35	6	NA
6 Month LIBOR	3,339,780.39	7.03832	6.66332	360	355	2.00000	1.80691	4.83616	13.03832	7.03832	31	6	55
6 Month LIBOR	330,400.00	7.69000	7.31500	360	357	2.00000	1.00000	5.69000	13.69000	7.69000	33	6	57
6 Month LIBOR	317,760.00	7.09491	6.71991	360	357	2.00000	1.00000	5.09491	13.09491	7.09491	33	6	57
6 Month LIBOR	171,000.00	6.99000	6.23500	360	358	2.00000	1.00000	4.99000	12.99000	6.99000	34	6	58
6 Month LIBOR	937,999.67	6.39858	5.88205	360	358	2.00000	1.00000	4.40373	12.39858	6.39858	34	6	58
6 Month LIBOR	307,069.72	7.18600	6.81100	360	358	2.00000	1.00000	5.18600	13.18600	7.18600	34	6	58
6 Month LIBOR	720,000.00	7.58472	6.60125	360	357	2.00000	1.00000	5.58472	13.58472	6.43194	33	6	57
6 Month LIBOR	1,362,300.00	6.57779	6.13150	360	358	2.00000	1.14094	4.64826	12.57779	6.57779	34	6	58
6 Month LIBOR	4,773,897.89	7.27162	6.89662	360	357	2.00000	2.00000	5.00000	13.27162	7.14005	33	6	117
6 Month LIBOR	470,000.00	6.37500	6.00000	360	356	2.00000	2.00000	5.00000	12.37500	6.37500	32	6	116
6 Month LIBOR	416,865.34	7.75000	7.37500	360	357	2.00000	2.00000	5.00000	13.75000	7.75000	33	6	117
6 Month LIBOR	353,000.00	7.25000	6.15500	360	358	2.00000	2.00000	5.00000	13.25000	7.25000	34	6	118
6 Month LIBOR	311,910.00	6.75000	6.37500	360	357	2.00000	2.00000	5.00000	12.75000	6.75000	33	6	117
6 Month LIBOR	188,100.00	7.25000	6.87500	360	355	2.00000	2.00000	5.00000	13.25000	7.25000	31	6	115
6 Month LIBOR	2,120,075.00	6.57065	6.19565	360	356	2.00000	2.00000	5.00000	12.57065	6.24107	32	6	116
6 Month LIBOR	105,100.00	7.87500	7.50000	360	358	3.00000	1.00000	2.25000	12.87500	4.87500	34	6	118
6 Month LIBOR	102,400.00	7.50000	7.12500	360	357	3.00000	1.00000	3.62500	12.50000	3.62500	33	6	117
6 Month LIBOR	915,450.00	6.57651	6.20151	360	357	6.00000	2.00000	3.73712	12.57651	4.41309	33	6	117
6 Month LIBOR	268,000.00	6.50000	6.12500	360	356	6.00000	2.00000	3.00000	12.50000	3.00000	32	6	116
6 Month LIBOR	86,396.97	8.50000	8.12500	360	358	6.00000	2.00000	5.00000	14.50000	8.50000	34	6	118
6 Month LIBOR	1,434,361.55	6.79246	6.41746	360	356	6.00000	2.00000	3.49639	12.79246	4.05482	32	6	116
6 Month LIBOR	186,743.05	8.19000	7.81500	360*	355	2.00000	1.00000	6.19000	14.19000	8.19000	31	6	NA
1 Year CMT	231,226.70	5.50000	5.12500	360	357	5.00000	2.00000	2.75000	10.50000	2.75000	57	12	NA
1 Year LIBOR	321,560.09	6.06384	5.68884	360	352	5.00000	2.00000	2.25000	11.06384	2.25000	52	12	NA
1 Year LIBOR	139,079.07	8.25000	7.87500	360	350	5.00000	2.00000	2.25000	13.25000	2.25000	50	12	NA
1 Year LIBOR	56,802.25	7.90000	7.27500	360	355	5.00000	2.00000	2.25000	12.90000	2.25000	55	12	NA
1 Year LIBOR	602,677.50	6.53699	6.01163	360	358	5.00000	2.00000	2.25000	11.53699	2.25000	58	12	NA
1 Year LIBOR	1,684,496.78	7.46990	7.09490	360	357	6.00000	2.00000	2.25000	13.46990	2.25000	57	12	NA
1 Year LIBOR	120,637.43	9.25000	8.35500	360	359	6.00000	2.00000	2.25000	15.25000	3.25000	59	12	NA
1 Year LIBOR	50,986.52	8.50000	8.12500	360	357	6.00000	2.00000	2.25000	14.50000	2.50000	57	12	NA
1 Year LIBOR	248,565.00	7.00000	6.62500	360	355	6.00000	2.00000	2.25000	13.00000	2.25000	55	12	NA
1 Year CMT	522,999.97	6.25000	5.87500	360	356	5.00000	2.00000	2.45268	11.25000	2.45268	56	12	56
1 Year LIBOR	180,792.00	6.12500	5.75000	360	358	2.00000	2.00000	2.25000	12.12500	2.25000	58	12	58
1 Year LIBOR	2,960,214.68	6.55366	6.08603	360	357	5.00000	2.00000	2.27782	11.55366	2.27782	57	12	57
1 Year LIBOR	72,000.00	8.99000	7.80500	360	358	5.00000	2.00000	2.25000	13.99000	2.25000	58	12	58
1 Year LIBOR	240,000.00	6.62500	5.95000	360	356	5.00000	2.00000	2.25000	11.62500	2.25000	56	12	56
1 Year LIBOR	306,999.99	8.14000	7.76500	360	358	5.00000	2.00000	2.25000	13.14000	3.14000	58	12	58
1 Year LIBOR	2,688,399.99	7.05367	6.35577	360	357	5.00000	2.00000	2.25000	12.05367	2.26135	57	12	57
1 Year LIBOR	247,200.00	5.50000	5.12500	360	358	5.00000	2.00000	2.25000	10.50000	2.25000	58	12	58
1 Year LIBOR	1,070,350.00	7.43155	7.05655	360	356	6.00000	2.00000	2.25000	13.43155	3.02358	56	12	56
1 Year LIBOR	271,900.00	6.50000	6.12500	360	357	6.00000	2.00000	2.25000	12.50000	2.25000	57	12	57
1 Year LIBOR	388,800.00	6.72068	6.34568	360	356	6.00000	2.00000	2.25000	12.72068	2.25000	56	12	56
1 Year LIBOR	406,500.00	6.62500	6.25000	360	356	7.00000	2.00000	2.25000	12.62500	2.25000	56	12	56
1 Year CMT	222,780.00	6.00000	5.62500	360	357	5.00000	2.00000	2.75000	11.00000	2.75000	57	12	117
1 Year LIBOR	4,633,352.75	6.76048	6.30024	360	354	5.00000	2.00000	2.38563	11.76048	2.38563	54	12	114
1 Year LIBOR	937,252.88	6.76834	6.39334	360	358	5.00000	2.00000	2.25000	11.76834	2.25000	58	12	118
1 Year LIBOR	309,800.00	6.50000	6.12500	360	356	5.00000	2.00000	1.87500	11.50000	1.87500	56	12	116
1 Year LIBOR	960,999.02	6.20382	5.82882	360	357	5.00000	2.00000	2.25000	11.20382	2.25000	57	12	117
1 Year LIBOR	219,927.82	7.87500	7.50000	360	358	5.87500	2.00000	2.25000	13.75000	2.25000	58	12	118
1 Year LIBOR	255,000.00	6.87500	6.50000	360	357	5.99500	2.00000	2.25000	12.87500	2.25000	57	12	117
1 Year LIBOR	8,974,374.38	7.12892	6.75392	360	356	6.00000	2.00000	2.25000	13.13505	2.25000	56	12	116
1 Year LIBOR	432,000.00	8.25000	7.87500	360	358	6.00000	2.00000	2.25000	14.25000	2.25000	58	12	118
1 Year LIBOR	116,000.00	7.87500	7.50000	360	357	6.00000	2.00000	2.25000	13.87500	2.25000	57	12	117
1 Year LIBOR	3,115,857.18	6.91723	6.54223	360	356	6.00000	2.00000	2.25000	12.91723	2.25000	56	12	116
1 Year LIBOR	224,788.39	6.25000	5.87500	360*	358	6.00000	2.00000	2.25000	12.25000	2.25000	58	12	NA
6 Month LIBOR	200,480.00	7.12500	6.75000	360	359	2.00000	1.00000	5.12500	13.12500	7.12500	59	6	NA
6 Month LIBOR	227,499.29	7.60000	7.22500	360	357	2.00000	1.00000	5.60000	13.60000	7.60000	57	6	NA
6 Month LIBOR	514,157.15	7.41208	6.89422	360	357	2.00000	1.00000	5.41208	13.41208	7.41208	57	6	NA
6 Month LIBOR	395,670.07	5.75000	5.37500	360	358	3.00000	1.00000	2.75000	11.75000	2.75000	58	6	NA
6 Month LIBOR	149,539.24	7.37500	7.00000	360	356	3.00000	1.00000	2.75000	13.37500	7.37500	56	6	NA
6 Month LIBOR	209,427.39	6.50000	6.12500	360	357	3.00000	1.00000	2.75000	12.50000	2.75000	57	6	NA
6 Month LIBOR	2,185,415.21	6.61950	6.24450	360	357	5.00000	1.00000	2.30941	11.61950	2.33911	57	6	NA
6 Month LIBOR	127,345.47	6.87500	6.62500	360	354	5.00000	1.00000	2.75000	11.87500	2.75000	54	6	NA
6 Month LIBOR	969,787.28	6.77823	6.40323	360	356	5.00000	1.00000	2.51715	11.77823	2.51715	56	6	NA
6 Month LIBOR	94,578.96	7.50000	7.12500	360	358	5.00000	1.00000	2.75000	12.50000	2.75000	58	6	NA
6 Month LIBOR	1,010,541.16	6.87946	6.50446	360	356	5.00000	1.00000	2.93492	11.87946	2.93492	56	6	NA
6 Month LIBOR	3,683,664.69	7.39923	6.85676	360	356	6.00000	2.00000	2.43063	13.39923	4.15015	56	6	NA
6 Month LIBOR	415,586.61	6.87500	6.50000	360	356	6.00000	2.00000	3.50000	12.87500	3.85000	56	6	NA
6 Month LIBOR	81,289.98	8.25000	7.87500	360	356	6.00000	2.00000	3.50000	14.25000	3.50000	56	6	NA
6 Month LIBOR	123,273.37	7.37500	7.00000	360	355	6.00000	2.00000	2.75000	13.37500	7.37500	55	6	NA
6 Month LIBOR	191,739.96	7.33853	6.69794	360	357	6.00000	2.00000	3.78273	13.33853	3.78273	57	6	NA
6 Month LIBOR	213,514.48	7.62500	6.22500	360	355	6.00000	2.00000	2.25000	13.62500	2.25000	55	6	NA
6 Month LIBOR	3,266,284.57	7.32666	6.86904	360	355	6.00000	2.00000	2.62149	13.32666	2.77222	55	6	NA
6 Month LIBOR	211,000.00	7.10000	6.72500	360	357	2.00000	1.00000	5.10000	13.10000	7.10000	57	6	57
6 Month LIBOR	144,982.10	7.99000	6.87500	360	356	2.00000	1.00000	5.99000	13.99000	7.99000	56	6	56
6 Month LIBOR	216,000.00	5.99000	5.61500	360	358	2.00000	1.00000	3.99000	11.99000	5.99000	58	6	58
6 Month LIBOR	590,500.00	7.81219	7.27163	360	357	2.00000	1.00000	5.81219	13.81219	7.81219	57	6	57
6 Month LIBOR	764,600.00	6.43114	6.05614	360	358	2.00000	1.00000	4.43114	12.43114	6.43114	58	6	58
6 Month LIBOR	151,680.00	8.62500	8.25000	360	350	3.00000	1.00000	3.87500	14.62500	3.87500	50	6	50
6 Month LIBOR	544,000.00	6.37500	6.00000	360	357	3.00000	1.00000	3.00000	12.37500	3.00000	57	6	57
6 Month LIBOR	1,588,503.72	7.10623	6.73123	360	355	5.00000	1.00000	2.25000	12.10623	2.25000	55	6	55
6 Month LIBOR	566,400.00	7.92832	7.55332	360	355	5.00000	1.00000	2.25000	12.92832	2.25000	55	6	55
6 Month LIBOR	1,464,900.00	6.62500	6.25000	360	354	6.00000	2.00000	2.25000	13.30143	2.25000	54	6	54
6 Month LIBOR	402,000.00	6.87500	6.50000	360	354	6.00000	2.00000	2.25000	12.87500	2.25000	54	6	54
6 Month LIBOR	192,000.00	6.12500	5.75000	360	353	6.00000	2.00000	2.25000	12.12500	2.25000	53	6	53
6 Month LIBOR	157,500.00	7.00000	6.62500	360	359	6.00000	2.00000	2.25000	13.00000	2.25000	59	6	59
6 Month LIBOR	2,666,129.25	7.04490	6.66990	360	353	6.00000	2.00000	2.25000	13.04490	2.25000	53	6	53
6 Month LIBOR	2,686,637.00	7.46393	7.08893	360	356	3.00000	1.00000	3.22613	13.46393	7.03053	56	6	116
6 Month LIBOR	189,600.00	8.75000	8.37500	360	356	3.00000	1.00000	2.75000	14.75000	8.75000	56	6	116
6 Month LIBOR	554,350.00	6.50000	6.12500	360	357	3.00000	1.00000	2.75000	12.50000	2.75000	57	6	117
6 Month LIBOR	3,012,344.99	6.77252	6.39752	360	357	3.00000	1.00000	2.75000	12.77252	4.87536	57	6	117
6 Month LIBOR	149,200.00	7.12500	6.75000	360	357	4.87500	1.00000	3.62500	12.00000	3.62500	57	6	117
6 Month LIBOR	256,000.00	7.37500	7.12500	360	353	5.00000	1.00000	2.25000	12.37500	2.25000	53	6	113
6 Month LIBOR	4,971,373.66	6.95463	6.57963	360	356	5.00000	1.00000	2.38678	11.95463	2.38678	56	6	116
6 Month LIBOR	152,000.00	7.75000	7.37500	360	355	5.00000	1.00000	3.75000	12.75000	3.75000	55	6	115
6 Month LIBOR	207,992.00	6.37500	6.00000	360	358	5.00000	1.00000	2.25000	11.37500	2.25000	58	6	118
6 Month LIBOR	921,800.00	7.41738	7.04238	360	356	5.00000	1.00000	2.25000	12.41738	2.25000	56	6	116
6 Month LIBOR	715,999.99	6.25090	5.87590	360	357	5.00000	1.00000	2.25000	11.25090	2.25000	57	6	117
6 Month LIBOR	3,569,180.81	7.02019	6.63375	360	357	5.00000	1.00000	2.60173	12.02019	2.60173	57	6	117
6 Month LIBOR	22,019,380.43	7.25079	6.79041	360	356	6.00000	2.00000	2.53173	13.25079	3.28317	56	6	116
6 Month LIBOR	2,122,911.36	6.61777	6.24277	360	357	6.00000	2.00000	2.43597	12.61777	2.77089	57	6	117
6 Month LIBOR	865,233.79	7.87671	7.50171	360	356	6.00000	2.00000	2.75203	13.87671	2.75203	56	6	116
6 Month LIBOR	233,996.88	7.62500	7.25000	360	358	6.00000	2.00000	2.75000	13.62500	7.62500	58	6	118
6 Month LIBOR	978,424.95	7.27991	6.90491	360	357	6.00000	1.75471	2.36754	13.03462	3.60575	57	6	117
6 Month LIBOR	460,400.00	7.06907	6.50569	360	354	6.00000	2.00000	2.25000	13.06907	2.25000	54	6	114
6 Month LIBOR	600,000.00	6.53917	6.16417	360	357	6.00000	2.00000	2.59333	12.53917	5.16833	57	6	117
6 Month LIBOR	285,600.00	7.25000	6.87500	360	358	6.00000	2.00000	2.75000	13.25000	7.25000	58	6	118
6 Month LIBOR	232,000.00	6.37500	6.00000	360	357	6.00000	2.00000	2.75000	12.37500	6.37500	57	6	117
6 Month LIBOR	415,000.00	6.62500	6.25000	360	357	6.00000	2.00000	2.75000	12.62500	2.75000	57	6	117
6 Month LIBOR	12,788,745.64	7.17617	6.64744	360	356	6.00000	2.00000	2.47037	13.17617	3.62262	56	6	116
6 Month LIBOR	1,225,400.00	6.52571	6.15071	360	357	6.00000	2.00000	2.25000	12.52571	2.25000	57	6	117
6 Month LIBOR	805,707.09	8.72145	8.34645	360*	357	5.00000	1.00000	2.75000	13.72145	2.80989	57	6	NA
6 Month LIBOR	367,150.21	8.75000	8.37500	360*	356	5.00000	1.00000	2.75000	13.75000	2.75000	56	6	NA
6 Month LIBOR	243,826.21	7.25000	6.87500	360*	358	5.00000	1.00000	2.75000	12.25000	2.75000	58	6	NA
6 Month LIBOR	172,160.80	6.75000	6.37500	360*	358	5.00000	1.00000	2.75000	11.75000	2.75000	58	6	NA
6 Month LIBOR	243,832.25	7.37500	7.00000	360*	358	5.00000	1.00000	2.75000	12.37500	2.75000	58	6	NA
6 Month LIBOR	303,692.77	7.08220	6.70720	360*	358	5.00000	1.00000	3.50000	12.08220	3.50000	58	6	NA
6 Month LIBOR	1,054,351.11	6.45986	6.08486	360*	357	6.00000	2.00000	2.25000	12.45986	2.25000	57	6	NA
6 Month LIBOR	190,927.24	7.00000	6.62500	360*	359	6.00000	2.00000	2.25000	13.00000	2.25000	59	6	NA
6 Month LIBOR	155,872.16	6.75000	6.37500	360*	358	6.00000	2.00000	2.75000	12.75000	6.75000	58	6	NA
6 Month LIBOR	449,845.51	6.40585	6.03085	360*	355	6.00000	2.00000	2.25000	12.40585	2.25000	55	6	NA
1 Year LIBOR	93,630.01	8.25000	7.87500	360	358	6.00000	2.00000	2.25000	14.25000	2.25000	82	12	NA
1 Year CMT	128,250.00	6.75000	6.37500	360	356	5.00000	2.00000	2.25000	11.75000	2.25000	80	12	80
1 Year LIBOR	585,000.00	6.25000	5.87500	360	351	5.00000	2.00000	2.25000	11.25000	2.25000	75	12	75
1 Year LIBOR	2,821,599.30	6.44325	6.06825	360	356	5.00000	2.00000	2.31891	11.44325	2.31891	80	12	116
1 Year LIBOR	495,920.00	6.49891	6.12391	360	355	6.00000	2.00000	2.25000	12.49891	2.25000	79	12	115
1 Year LIBOR	254,645.78	6.87500	6.50000	360	354	6.00000	2.00000	2.25000	12.87500	2.25000	78	12	114
6 Month LIBOR	200,000.00	6.50000	6.12500	360	356	5.00000	1.00000	2.25000	11.50000	2.25000	80	6	116
6 Month LIBOR	2,159,360.00	6.51716	6.14216	360	356	6.00000	2.00000	2.25000	12.51716	2.25000	80	6	116
6 Month LIBOR	380,000.00	6.12500	5.75000	360	356	6.00000	2.00000	2.25000	12.12500	2.25000	80	6	116
1 Year CMT	102,550.00	6.25000	5.87500	360	358	2.00000	2.00000	2.25000	12.25000	4.25000	10	12	118

*Balloon Loan with original amortization of 480 months.

•	Loan Group 2 consists of 194 mortgage loans with the following characteristics:

Index	Principal Balance ($)	Current Mortgage Rate (%)	Current Net Mortgage Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Rate Adjustment	Rate Reset Frequency (Months)	Remaining Interest Only Period (Months)
1 Year LIBOR	240,000.00	6.25000	6.00000	360	338	5.00000	2.00000	2.25000	11.25000	2.25000	98	12	98
1 Year LIBOR	2,746,453.93	6.48952	6.11452	360	356	5.00000	2.00000	2.35395	11.48952	2.35395	116	12	116
1 Year LIBOR	1,606,092.45	6.68911	6.31411	360	356	6.00000	2.00000	2.25000	12.68911	2.25000	116	12	116
1 Year LIBOR	1,994,968.58	6.63183	6.25683	360	355	6.00000	2.00000	2.25000	12.63183	2.25000	115	12	115
6 Month LIBOR	536,172.02	7.87500	7.50000	360	350	6.00000	2.00000	2.25000	13.87500	2.25000	110	6	NA
6 Month LIBOR	553,427.94	6.70089	6.32589	360	352	6.00000	2.00000	2.25000	12.70089	2.25000	112	6	NA
6 Month LIBOR	1,581,457.54	7.17521	6.80021	360	349	6.00000	2.00000	2.25000	13.17521	2.25000	109	6	109
6 Month LIBOR	2,968,710.16	7.21572	6.84072	360	353	6.00000	2.00000	2.25000	13.21572	2.25000	113	6	113
6 Month LIBOR	629,999.00	7.00000	6.62500	360	357	6.00000	2.00000	2.25000	13.00000	2.25000	117	6	117
6 Month LIBOR	1,638,000.00	6.73397	6.35897	360	353	6.00000	2.00000	2.25000	12.73397	2.25000	113	6	113
6 Month LIBOR	1,463,284.78	7.27945	6.44274	360	357	2.00000	1.25556	5.43917	13.27945	7.27945	21	6	NA
6 Month LIBOR	168,260.90	7.74000	6.64500	360	358	2.00000	1.00000	5.74000	13.74000	7.74000	22	6	NA
6 Month LIBOR	658,538.98	7.45000	7.07500	360	357	2.00000	1.00000	5.45000	13.45000	7.45000	21	6	NA
6 Month LIBOR	269,654.48	8.25000	7.87500	360	358	2.00000	1.00000	6.25000	14.25000	8.25000	22	6	NA
6 Month LIBOR	432,220.82	7.84054	7.03397	360	357	2.00000	1.00000	5.84054	13.84054	7.84054	21	6	NA
6 Month LIBOR	305,028.43	7.59825	6.74762	360	356	2.00000	1.50966	5.66196	13.59825	7.59825	20	6	NA
6 Month LIBOR	1,108,961.37	7.59045	7.05652	360	357	2.00000	1.00000	5.55409	13.59045	7.59045	21	6	NA
6 Month LIBOR	589,629.76	7.58772	7.08337	360	358	2.00000	1.00000	5.58772	13.58772	7.58772	22	6	NA
6 Month LIBOR	504,072.66	7.05393	6.67893	360	348	3.00000	1.00000	3.95430	12.57678	3.95430	12	6	NA
6 Month LIBOR	53,902.32	8.00000	7.62500	360	358	3.00000	1.00000	2.25000	13.00000	5.00000	22	6	NA
6 Month LIBOR	749,829.68	7.87500	7.50000	360	356	3.00000	1.00000	5.00000	12.87500	5.00000	20	6	NA
6 Month LIBOR	4,736,185.00	7.49203	6.98810	360	357	2.00000	1.09273	5.47907	13.49203	7.49203	21	6	57
6 Month LIBOR	735,999.98	6.88696	6.51196	360	357	2.00000	1.00000	4.88696	12.88696	6.88696	21	6	57
6 Month LIBOR	476,998.57	6.99000	6.07500	360	357	2.00000	1.00000	4.99000	12.99000	6.99000	21	6	57
6 Month LIBOR	926,118.00	7.08073	6.70573	360	357	2.00000	1.00000	5.08073	13.08073	7.08073	21	6	57
6 Month LIBOR	4,095,281.95	6.80600	6.43100	360	357	2.00000	1.00000	4.80600	12.80600	6.80600	21	6	57
6 Month LIBOR	763,074.00	7.35814	6.98314	360	357	2.00000	1.00000	5.35814	13.35814	7.35814	21	6	57
6 Month LIBOR	2,473,840.99	6.93292	6.31901	360	357	2.00000	1.00000	4.93292	12.93292	6.93292	21	6	57
6 Month LIBOR	1,708,119.99	6.96785	6.55618	360	358	2.00000	1.00000	4.96785	12.96785	6.96785	22	6	58
6 Month LIBOR	3,776,559.88	7.02439	6.50032	360	357	2.00000	1.00000	5.02439	13.02439	7.02439	21	6	57
6 Month LIBOR	992,831.85	6.76667	6.23061	360	357	2.00000	1.00000	4.76667	12.76667	6.76667	21	6	57
6 Month LIBOR	13,007,027.00	6.69395	6.23741	360	358	2.00000	1.01722	4.70041	12.69395	6.55003	22	6	58
6 Month LIBOR	203,156.00	6.87500	6.50000	360	357	3.00000	1.00000	3.00000	12.87500	3.00000	21	6	57
6 Month LIBOR	455,742.00	8.84831	7.50496	360	356	2.00000	2.00000	5.00000	14.84831	6.27292	20	6	116
6 Month LIBOR	638,000.00	6.59878	6.05262	360	357	2.00000	1.00000	4.59878	12.59878	6.59878	21	6	117
6 Month LIBOR	219,710.10	7.12000	6.74500	360	358	2.00000	1.00000	5.12000	13.12000	7.12000	22	6	118
6 Month LIBOR	942,616.00	6.47739	5.89616	360	356	2.00000	1.19043	4.66782	12.47739	6.47739	20	6	116
6 Month LIBOR	2,141,016.29	5.32088	4.94588	360	358	3.00000	1.00000	3.21957	11.03572	3.21957	22	6	118
6 Month LIBOR	238,400.00	7.25000	6.87500	360	358	3.00000	1.00000	3.37500	10.25000	3.37500	22	6	118
6 Month LIBOR	189,476.59	5.25000	4.87500	360	358	3.00000	1.00000	2.87500	11.25000	2.87500	22	6	118
6 Month LIBOR	1,153,355.31	6.57959	6.20459	360	354	3.00000	1.00000	2.62789	12.18422	3.41863	18	6	114
6 Month LIBOR	195,997.00	5.25000	4.87500	360	358	6.00000	1.00000	2.87500	11.25000	2.87500	22	6	118
6 Month LIBOR	529,538.52	7.97118	7.44025	360*	358	2.00000	1.57755	5.24924	13.97118	7.97118	22	6	NA
6 Month LIBOR	1,114,856.53	7.25940	6.88440	360*	357	2.00000	1.00000	5.25940	13.25940	7.25940	21	6	NA
6 Month LIBOR	206,155.99	6.90000	6.52500	360*	357	2.00000	1.00000	4.90000	12.90000	6.90000	21	6	NA
6 Month LIBOR	203,868.08	7.59000	7.21500	360*	358	2.00000	1.00000	5.59000	13.59000	7.59000	22	6	NA
1 Year CMT	685,316.16	3.75000	3.50000	360	336	2.00000	2.00000	2.75000	9.75000	2.75000	12	12	NA
1 Year CMT	184,000.00	5.37500	5.12500	360	341	2.00000	2.00000	2.75000	11.37500	2.75000	17	12	17
1 Year LIBOR	516,000.00	3.87500	3.50000	360	357	2.00000	2.00000	2.25000	9.87500	2.25000	33	12	33
1 Year LIBOR	580,000.00	8.25000	7.87500	360	359	6.00000	2.00000	2.25000	14.25000	2.25000	35	12	35
1 Year CMT	442,320.00	4.97789	4.72789	360	340	2.00000	2.00000	2.75000	10.97789	2.75000	16	12	40
1 Year CMT	649,900.00	5.12500	4.87500	360	341	2.00000	2.00000	2.75000	11.12500	2.75000	17	12	101
1 Year LIBOR	490,000.00	6.37500	6.00000	360	355	2.00000	2.00000	2.25000	12.37500	2.25000	31	12	115
1 Year LIBOR	1,640,000.00	6.24085	5.99085	360	350	3.00000	2.00000	2.25000	12.24085	2.25000	26	12	110
1 Year LIBOR	304,000.00	6.45395	6.07895	360	347	6.00000	2.00000	2.25000	12.45395	2.25000	23	12	107
6 Month LIBOR	2,722,627.20	6.91046	6.53546	360	356	2.00000	1.97302	4.74254	12.91046	6.38939	32	6	NA
6 Month LIBOR	565,050.53	7.19000	6.81500	360	357	2.00000	1.00000	5.19000	13.19000	7.19000	33	6	NA
6 Month LIBOR	531,480.00	6.50000	6.12500	360	359	2.00000	1.00000	4.50000	12.50000	6.50000	35	6	NA
6 Month LIBOR	144,184.52	6.75000	6.37500	360	357	2.00000	2.00000	5.00000	12.75000	6.75000	33	6	NA
6 Month LIBOR	236,403.23	7.10000	6.18500	360	357	2.00000	1.00000	5.10000	13.10000	7.10000	33	6	NA
6 Month LIBOR	290,442.46	8.31096	7.55254	360	357	2.00000	1.00000	6.31096	14.31096	8.31096	33	6	NA
6 Month LIBOR	358,232.54	6.12500	5.75000	360	355	2.00000	2.00000	5.00000	12.12500	6.12500	31	6	NA
6 Month LIBOR	3,275,790.28	6.83314	6.45814	360	356	2.00000	2.00000	5.00000	12.83314	6.83314	32	6	NA
6 Month LIBOR	834,235.95	6.80430	6.42930	360	358	6.00000	2.00000	3.23871	12.80430	3.67311	34	6	NA
6 Month LIBOR	14,093,229.00	7.07170	6.58227	360	356	2.00000	1.96454	5.05127	13.07170	6.94220	32	6	56
6 Month LIBOR	521,600.00	6.69000	6.31500	360	357	2.00000	1.00000	4.69000	12.69000	6.69000	33	6	57
6 Month LIBOR	1,478,718.00	6.34056	5.96556	360	356	2.00000	2.00000	5.00000	12.34056	6.34056	32	6	56
6 Month LIBOR	1,525,443.00	7.07490	6.69990	360	357	2.00000	1.00000	5.07490	13.07490	7.07490	33	6	57
6 Month LIBOR	439,730.63	6.85000	6.47500	360	358	2.00000	1.00000	4.85000	12.85000	6.85000	34	6	58
6 Month LIBOR	595,526.49	7.09474	6.71974	360	357	2.00000	1.67167	5.26266	13.09474	7.09474	33	6	57
6 Month LIBOR	825,000.00	6.76988	6.22142	360	357	2.00000	1.67879	5.20879	12.76988	6.76988	33	6	57
6 Month LIBOR	26,612,293.94	6.65394	6.27386	360	356	2.00000	1.96410	4.99528	12.65394	6.65394	32	6	56
6 Month LIBOR	5,211,899.71	6.81665	6.44165	360	357	2.00000	2.00000	5.00000	12.52758	6.58434	33	6	117
6 Month LIBOR	875,600.00	6.45877	6.08377	360	357	2.00000	2.00000	5.00000	12.45877	6.45877	33	6	117
6 Month LIBOR	463,200.00	6.37500	6.00000	360	358	2.00000	1.00000	4.37500	12.37500	6.37500	34	6	118
6 Month LIBOR	5,438,684.97	6.77383	6.39883	360	356	2.00000	2.00000	5.00000	12.77383	6.65573	32	6	116
6 Month LIBOR	2,426,399.32	6.49431	6.11931	360	358	3.00000	1.00000	2.87886	11.64598	3.09317	34	6	118
6 Month LIBOR	270,750.00	7.50000	7.12500	360	359	3.00000	1.00000	5.00000	12.50000	5.00000	35	6	119
6 Month LIBOR	536,000.00	6.50000	6.12500	360	358	3.00000	1.00000	2.75000	12.50000	2.75000	34	6	118
6 Month LIBOR	255,000.00	5.50000	5.12500	360	358	3.00000	1.00000	2.75000	11.50000	2.75000	34	6	118
6 Month LIBOR	999,999.00	8.37500	8.00000	360	356	3.00000	1.00000	5.00000	13.37500	5.37500	32	6	116
6 Month LIBOR	650,000.00	7.12500	6.87500	360	354	5.00000	1.00000	2.75000	13.12500	2.75000	30	6	114
6 Month LIBOR	788,000.00	6.27919	5.90419	360	356	6.00000	2.00000	2.80838	12.27919	2.80838	32	6	116
6 Month LIBOR	655,828.00	6.34375	5.96875	360	356	6.00000	2.00000	3.00000	12.34375	3.00000	32	6	116
6 Month LIBOR	238,545.49	7.37500	7.00000	360*	355	2.00000	2.00000	5.00000	13.37500	7.37500	31	6	NA
6 Month LIBOR	314,873.96	7.37500	7.00000	360*	357	2.00000	1.00000	5.37500	13.37500	7.37500	33	6	NA
6 Month LIBOR	427,649.28	6.75000	6.37500	360*	358	3.00000	1.00000	2.75000	12.75000	2.75000	34	6	NA
1 Year CMT	478,559.27	6.00000	5.62500	360	357	5.00000	2.00000	2.75000	11.00000	2.75000	57	12	NA
1 Year LIBOR	507,455.89	5.50000	5.25000	360	341	2.00000	2.00000	2.25000	10.50000	2.25000	41	12	NA
1 Year LIBOR	687,381.58	6.85178	6.60178	360	356	5.00000	2.00000	2.25000	11.85178	2.39071	56	12	NA
1 Year LIBOR	7,565,387.49	6.16949	5.77565	360	356	5.00000	2.00000	2.25000	11.16949	2.30078	56	12	NA
1 Year LIBOR	309,696.76	7.00000	6.62500	360	354	5.00000	2.00000	2.25000	12.00000	2.25000	54	12	NA
1 Year LIBOR	850,161.50	7.44091	7.06591	360	358	5.00000	2.00000	2.41807	12.44091	2.41807	58	12	NA
1 Year LIBOR	2,622,923.26	7.00549	6.45471	360	357	5.00000	2.00000	2.40382	12.00549	2.45729	57	12	NA
1 Year LIBOR	5,628,068.24	7.27350	6.89850	360	357	6.00000	2.00000	2.25000	13.27350	2.25000	57	12	NA
1 Year LIBOR	223,909.15	6.84559	6.47059	360	350	6.00000	2.00000	2.25000	12.84559	2.25000	50	12	NA
1 Year CMT	600,000.00	6.25000	5.87500	360	357	5.00000	2.00000	2.75000	11.25000	2.75000	57	12	57
1 Year LIBOR	212,000.00	6.25000	6.00000	360	341	2.00000	2.00000	2.25000	11.25000	2.25000	41	12	41
1 Year LIBOR	172,384.05	6.50000	6.25000	360	349	5.00000	2.00000	2.25000	11.50000	2.25000	49	12	49
1 Year LIBOR	67,704,390.46	6.14311	5.76130	360	357	5.00000	2.00000	2.25000	11.14311	2.25179	57	12	57
1 Year LIBOR	960,000.00	7.87500	7.50000	360	357	5.00000	2.00000	2.25000	12.87500	2.25000	57	12	57
1 Year LIBOR	420,000.00	6.87500	6.50000	360	358	5.00000	2.00000	2.25000	11.87500	2.25000	58	12	58
1 Year LIBOR	1,244,400.00	6.90964	6.24873	360	357	5.00000	2.00000	2.25000	11.90964	2.25000	57	12	57
1 Year LIBOR	1,528,000.00	6.83534	6.46034	360	357	5.00000	2.00000	2.56099	11.83534	2.56099	57	12	57
1 Year LIBOR	31,159,697.80	6.90935	6.43142	360	357	5.00000	2.00000	2.37117	11.90935	2.42595	57	12	57
1 Year LIBOR	1,803,423.90	6.52895	6.15395	360	347	6.00000	2.00000	2.25000	12.52895	3.04349	47	12	47
1 Year LIBOR	3,317,172.08	7.86597	7.41741	360	357	6.00000	2.00000	2.25000	13.86597	2.25000	57	12	57
1 Year LIBOR	456,000.00	7.17763	6.80263	360	357	6.00000	2.00000	2.25000	13.17763	2.25000	57	12	57
1 Year LIBOR	2,667,641.38	6.94315	6.56815	360	357	6.00000	2.00000	2.25000	12.94315	2.25000	57	12	57
1 Year LIBOR	344,400.00	7.00000	6.62500	360	354	2.25000	2.00000	2.25000	13.00000	2.25000	54	12	114
1 Year LIBOR	9,408,096.24	6.94334	6.67598	360	354	5.00000	2.00000	2.25000	11.94334	2.39287	54	12	114
1 Year LIBOR	28,434,943.22	6.54727	6.14181	360	356	5.00000	1.99223	2.31028	11.54727	2.31954	56	12	116
1 Year LIBOR	2,126,070.26	7.04206	6.66706	360	357	5.00000	2.00000	2.25000	12.04206	2.25000	57	12	117
1 Year LIBOR	97,950.00	8.37500	8.00000	360	358	5.00000	2.00000	3.25000	13.37500	3.25000	58	12	118
1 Year LIBOR	714,792.56	5.66062	5.28562	360	358	5.00000	2.00000	2.92876	10.66062	2.92876	58	12	118
1 Year LIBOR	199,901.26	6.87500	6.50000	360	354	5.00000	2.00000	2.25000	11.87500	2.25000	54	12	114
1 Year LIBOR	3,962,401.15	6.37752	6.00252	360	356	5.00000	2.00000	2.25000	11.37752	2.25000	56	12	116
1 Year LIBOR	125,914,973.36	6.99509	6.61847	360	357	6.00000	2.00000	2.25000	12.99509	2.25000	57	12	117
1 Year LIBOR	1,999,824.38	7.82724	7.45224	360	359	6.00000	2.00000	2.25000	13.82724	2.25000	59	12	119
1 Year LIBOR	1,127,992.00	7.60106	7.22606	360	358	6.00000	2.00000	2.25000	13.60106	2.25000	58	12	118
1 Year LIBOR	25,096,417.84	6.82103	6.44251	360	357	6.00000	2.00000	2.25000	12.82103	2.25000	57	12	117
1 Year LIBOR	999,445.61	8.12500	7.75000	360*	358	5.00000	1.00000	2.75000	13.12500	2.75000	58	12	NA
6 Month LIBOR	492,000.00	6.99000	6.61500	360	359	2.00000	1.00000	4.99000	12.99000	6.99000	59	6	NA
6 Month LIBOR	460,064.69	9.50000	7.97500	360	357	3.00000	1.00000	2.75000	15.50000	9.50000	57	6	NA
6 Month LIBOR	416,882.13	7.62500	7.25000	360	353	3.00000	1.00000	2.75000	13.62500	7.62500	53	6	NA
6 Month LIBOR	157,318.84	8.62500	8.25000	360	357	3.00000	1.00000	2.75000	14.62500	8.62500	57	6	NA
6 Month LIBOR	87,588.09	6.37500	6.00000	360	355	3.00000	1.00000	2.75000	12.37500	6.37500	55	6	NA
6 Month LIBOR	2,311,111.93	6.78780	6.41280	360	357	5.00000	1.00000	2.25000	11.78780	2.25000	57	6	NA
6 Month LIBOR	145,859.78	6.75000	6.37500	360	342	5.00000	1.00000	2.25000	11.75000	2.25000	42	6	NA
6 Month LIBOR	456,308.89	7.88361	7.63361	360	352	5.00000	1.00000	2.75000	12.88361	3.06929	52	6	NA
6 Month LIBOR	1,227,704.74	7.00654	6.63154	360	355	5.00000	1.00000	2.50460	12.00654	2.62409	55	6	NA
6 Month LIBOR	115,881.23	6.37500	6.12500	360	338	6.00000	2.00000	2.25000	12.37500	2.25000	38	6	NA
6 Month LIBOR	12,992,277.80	7.27008	6.88069	360	357	6.00000	2.00000	2.50301	13.27008	4.12275	57	6	NA
6 Month LIBOR	79,193.77	7.37500	7.00000	360	355	6.00000	2.00000	2.75000	13.37500	2.75000	55	6	NA
6 Month LIBOR	416,466.37	8.25000	7.87500	360	358	6.00000	2.00000	2.25000	14.25000	2.25000	58	6	NA
6 Month LIBOR	7,752,282.54	7.26024	6.86650	360	356	6.00000	2.00000	2.72665	13.26024	3.02008	56	6	NA
6 Month LIBOR	712,000.00	7.37191	6.99691	360	358	2.00000	1.00000	5.37191	13.37191	7.37191	58	6	58
6 Month LIBOR	276,800.00	6.25000	5.87500	360	358	2.00000	1.00000	4.25000	12.25000	6.25000	58	6	58
6 Month LIBOR	1,359,000.00	6.74224	6.36724	360	357	2.00000	1.00000	4.74224	12.74224	6.74224	57	6	57
6 Month LIBOR	176,000.00	8.37500	8.00000	360	349	3.00000	1.00000	3.87500	14.37500	8.37500	49	6	49
6 Month LIBOR	1,808,868.20	6.88021	6.63021	360	350	5.00000	1.00000	2.25000	11.88021	2.28597	50	6	50
6 Month LIBOR	3,223,267.73	7.19279	6.81779	360	355	5.00000	1.00000	2.25000	12.19279	2.25000	55	6	55
6 Month LIBOR	2,394,280.00	7.66011	7.28511	360	355	5.00000	1.00000	2.25000	12.66011	2.25000	55	6	55
6 Month LIBOR	13,640,191.47	7.09865	6.72365	360	356	6.00000	2.00000	2.25000	13.09865	2.25000	56	6	56
6 Month LIBOR	868,952.00	7.75000	7.37500	360	357	6.00000	2.00000	2.25000	13.75000	2.25000	57	6	57
6 Month LIBOR	599,999.00	7.75000	7.37500	360	355	6.00000	2.00000	2.25000	13.75000	2.25000	55	6	55
6 Month LIBOR	3,222,836.06	7.22591	6.85091	360	354	6.00000	2.00000	2.25000	13.22591	2.25000	54	6	54
6 Month LIBOR	2,472,741.54	6.95704	6.58204	360	354	6.00000	2.00000	2.31454	12.95704	2.31454	54	6	54
6 Month LIBOR	1,834,600.00	7.17389	6.79889	360	356	3.00000	1.00000	2.75000	13.17389	6.19173	56	6	116
6 Month LIBOR	644,000.00	7.00000	6.62500	360	358	3.00000	1.00000	2.75000	13.00000	2.75000	58	6	118
6 Month LIBOR	633,000.00	8.01994	7.64494	360	357	3.00000	1.00000	2.75000	14.01994	8.01994	57	6	117
6 Month LIBOR	5,954,608.00	7.21807	6.83579	360	356	3.00000	1.00000	2.75000	13.21807	7.06440	56	6	116
6 Month LIBOR	130,000.00	6.50000	6.12500	360	356	3.45000	2.00000	2.25000	9.95000	2.25000	56	6	116
6 Month LIBOR	472,000.00	6.99900	6.62400	360	358	4.99100	1.00000	2.25000	11.99900	2.25000	58	6	118
6 Month LIBOR	138,000.00	6.75000	6.50000	360	343	5.00000	2.00000	2.25000	11.75000	2.25000	43	6	103
6 Month LIBOR	41,520,756.46	6.79224	6.41724	360	356	5.00000	1.00000	2.43408	11.79224	2.44153	56	6	116
6 Month LIBOR	4,006,570.89	7.44905	7.07405	360	358	5.00000	1.00000	2.36766	12.44905	2.45804	58	6	118
6 Month LIBOR	248,075.00	6.50000	6.12500	360	358	5.00000	1.00000	2.25000	11.50000	2.25000	58	6	118
6 Month LIBOR	2,628,214.58	6.63913	6.26413	360	356	5.00000	1.00000	2.38268	11.63913	2.38268	56	6	116
6 Month LIBOR	304,880.00	5.75000	5.37500	360	339	5.00000	1.00000	3.00000	10.75000	3.00000	39	6	99
6 Month LIBOR	184,000.00	6.62500	6.25000	360	357	5.00000	1.00000	2.25000	11.62500	2.25000	57	6	117
6 Month LIBOR	441,000.00	7.87500	7.50000	360	355	5.00000	1.00000	2.25000	12.87500	2.49235	55	6	115
6 Month LIBOR	9,574,573.72	6.93930	6.56430	360	357	5.00000	1.00000	2.44792	11.93930	2.98219	57	6	117
6 Month LIBOR	160,306,711.89	7.04037	6.64639	360	357	6.00000	1.99765	2.34965	13.04201	2.97132	57	6	117
6 Month LIBOR	990,000.00	6.87500	6.50000	360	359	6.00000	2.00000	2.25000	12.87500	2.25000	59	6	119
6 Month LIBOR	300,000.00	8.37500	8.00000	360	358	6.00000	2.00000	2.75000	14.37500	2.75000	58	6	118
6 Month LIBOR	36,197,926.52	7.03355	6.65855	360	357	6.00000	2.00000	2.25969	13.03355	2.31561	57	6	117
6 Month LIBOR	752,500.00	6.87500	6.50000	360	357	6.00000	2.00000	3.50000	12.87500	3.50000	57	6	117
6 Month LIBOR	1,799,200.00	7.62115	7.24615	360	358	6.00000	2.00000	2.46466	13.62115	2.93999	58	6	118
6 Month LIBOR	1,386,960.00	6.66305	6.28805	360	357	6.00000	2.00000	2.75000	12.66305	6.66305	57	6	117
6 Month LIBOR	693,750.00	6.87500	6.50000	360	359	6.00000	2.00000	2.25000	12.87500	2.25000	59	6	119
6 Month LIBOR	3,914,600.00	7.05036	6.67536	360	358	6.00000	2.00000	2.36188	13.05036	3.65811	58	6	118
6 Month LIBOR	114,594,911.19	6.90999	6.51356	360	357	6.00000	2.00179	2.38649	12.90999	2.99742	57	6	117
6 Month LIBOR	1,370,200.38	6.91558	6.54058	360	358	6.00000	2.00000	2.25000	12.91558	2.25000	58	6	118
6 Month LIBOR	115,476.34	7.64000	6.77500	360*	358	2.00000	1.00000	5.64000	13.64000	7.64000	58	6	NA
6 Month LIBOR	171,864.83	6.90000	6.10500	360*	358	2.00000	1.00000	4.90000	12.90000	6.90000	58	6	NA
6 Month LIBOR	178,862.84	6.99000	6.61500	360*	358	2.00000	1.00000	4.99000	12.99000	6.99000	58	6	NA
6 Month LIBOR	3,948,804.65	7.70233	7.32733	360*	357	5.00000	1.00000	2.60326	12.70233	2.60326	57	6	NA
6 Month LIBOR	175,056.44	6.75000	6.37500	360*	358	5.00000	1.00000	3.50000	11.75000	3.50000	58	6	NA
6 Month LIBOR	1,203,260.21	7.48683	7.11183	360*	357	6.00000	2.00000	2.64533	13.48683	6.59714	57	6	NA
6 Month LIBOR	722,204.55	6.60063	6.22563	360*	357	6.00000	2.00000	2.25000	12.60063	2.25000	57	6	NA
1 Year LIBOR	248,354.36	7.00000	6.75000	360	354	5.00000	2.00000	2.25000	12.00000	2.25000	78	12	NA
1 Year LIBOR	179,056.94	6.75000	6.37500	360	354	5.00000	2.00000	2.50000	11.75000	2.50000	78	12	NA
1 Year LIBOR	880,000.00	6.62500	6.25000	360	354	5.00000	2.00000	2.25000	11.62500	2.25000	78	12	78
1 Year LIBOR	640,000.00	6.66406	6.28906	360	355	5.00000	2.00000	2.25000	11.66406	2.25000	79	12	79
1 Year LIBOR	769,400.00	6.39830	6.02330	360	356	5.00000	2.00000	2.50000	11.39830	2.50000	80	12	116
1 Year LIBOR	224,034.00	5.25000	4.87500	360	358	5.00000	2.00000	2.75000	10.25000	2.75000	82	12	118
1 Year LIBOR	1,638,571.15	6.49480	6.11980	360	353	6.00000	2.00000	2.25000	12.49480	2.25000	77	12	113
6 Month LIBOR	966,787.06	7.50000	7.12500	360	349	6.00000	1.00000	2.75000	13.50000	2.75000	73	6	NA
6 Month LIBOR	318,000.00	6.25000	5.87500	360	358	5.00000	1.00000	2.25000	11.25000	2.25000	82	6	118
6 Month LIBOR	573,600.00	7.62500	7.25000	360	349	6.00000	1.00000	2.75000	13.62500	2.75000	73	6	109
6 Month LIBOR	310,000.00	6.87500	6.50000	360	354	6.00000	2.00000	2.25000	12.87500	2.25000	78	6	114
6 Month LIBOR	629,400.00	7.50000	7.12500	360	349	6.00000	2.00000	2.25000	13.50000	2.25000	73	6	109
6 Month LIBOR	339,495.96	8.62500	8.25000	360	337	1.00000	1.00000	3.25000	12.00000	3.25000	1	6	97

*Balloon Loan with original amortization of 480 months.

•	the Mortgage Loans prepay at the specified percentages of CPR,

•	no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

•
scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

•
the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining term to maturity (in the case of a balloon loan, the remaining amortization term to maturity), so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity (in the case of a balloon loan, the remaining amortization term to maturity), in some cases following an interest only period, as indicated in the table above,

•	the Net Mortgage Rate is equal to the Mortgage Rate minus the applicable Expense Fee Rate,

•	prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

•	the initial Class Principal Balance of each Class of Certificates is as set forth on page iv hereof,

•	interest accrues on each Class of Certificates at the Pass-Through Rate set forth or described in this prospectus supplement for that Class of Certificates,

•
there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

•	distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

•	the Closing Date of the sale of the Certificates is April 30, 2007,

•	none of the Depositor, the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

•	the levels of the One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT Indices remain constant at 5.32000%, 5.38000%, 5.35438% and 5.00270%, respectively,

•
except as otherwise specifically set forth in the decrement tables below, the Master Servicer does not exercise its option to purchase the Mortgage Loans as described under “—Auction and Optional Termination of the Offered Certificates,” and no successful auction occurs,

•
the Mortgage Rate on each Adjustable-Rate Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable),

•	the Overcollateralization Target Amount is initially as specified in this prospectus supplement and thereafter decrease in accordance with the related provisions in this prospectus supplement,

•	no Swap Termination Payments are paid or received by the Issuing Entity,

•
scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, and

•	the respective initial Class Principal Balances of the Class P Certificates and the Class A-R Certificates are $0.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model.  The model used in this prospectus supplement with respect to the Mortgage Loans assumes a constant prepayment rate (“CPR”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.  0% CPR assumes no prepayments.  No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.  There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate.

While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case.  Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

Depositor’s Option to Purchase Breached Mortgage Loans

Subject to the terms of the Pooling and Servicing Agreement, the Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price; provided that any exercise of such option complies in all respects with the terms and conditions set forth in the Pooling and Servicing Agreement.

For the purposes of this section, the “Purchase Price” shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicers or the Master Servicer related to the Mortgage Loan, and a “Breached Mortgage Loan” is a Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for the same or other period time specified in such representation or warranty (a)(ii), exists.

Auction and Optional Termination of the Offered Certificates

Auction and Optional Termination.  On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans and any related REO Property owned by the Issuing Entity as of the related Due Date is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (such Distribution Date and any subsequent Distribution Date, an “Optional Termination Date”), the Auction Administrator shall solicit bids for the purchase of the Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property remaining in the assets of the Issuing Entity (collectively, the “Assets”), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”).  If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, subject to the Master Servicer’s right to purchase the Mortgage Loans described below, on each six-month anniversary of the initial Optional Termination Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Optional Termination Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

The “Minimum Auction Price” with respect to any Distribution Date on which an auction is being held, will equal the sum of (a) 100% of the current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the assets of the Issuing Entity and all other property in the assets of the Issuing Entity being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans, (d) any expenses incurred by the Auction Administrator relating to the Auction process and (e) any Swap Termination Payment owed to the Swap Counterparty.

Commencing with the first Distribution Date following the first Optional Termination Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the Pooling and Servicing Agreement, to purchase the Assets for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property, (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) any Swap Termination Payment owed to the Swap Counterparty.

Voting Rights

Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Balances, and among Certificates of such class in proportion to their Percentage Interests.  The Pooling and Servicing Agreement does not allocate any voting rights to the Class P Certificates.  The Class OC Certificates will be allocated 1% of the voting rights.

The “Percentage Interest” of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Balance, and the denominator of which is the applicable Class Principal Balance.

Amendment

The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates issued by the Issuing Entity under the Pooling and Servicing Agreement:

•	to cure any ambiguity;

•	to conform the Pooling and Servicing Agreement to the prospectus and this prospectus supplement provided to investors in connection with the initial offering of the certificates;

•	to correct, modify or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement;

•	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof; or

•	to comply with any requirements imposed by the Internal Revenue Code;

provided that the amendment—other than an amendment for the purpose specified in the fourth bullet point above

—will not, as evidenced by either an opinion of counsel to that effect or confirmation of the then current ratings of the certificates from the rating agencies, adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the holders of certificates affected thereby evidencing not less than 66 2/3% of the voting rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

•
reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any certificate, without the consent of that certificateholder; or

•	reduce the aforesaid percentages of certificateholders of which are required to consent to any such amendment.

However, the Trustee will not consent to any amendment of the Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity to fail to qualify as a REMIC at any time that the certificates are outstanding.

Notwithstanding the foregoing, any amendment to Pooling and Servicing Agreement shall require the prior written consent of the Swap Counterparty if such amendment materially and adversely affects the rights or interests of the Swap Counterparty.

Certain Matters Regarding the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Custodians and the Trustee

The Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Securities Administrator or the Trustee, or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The underlying servicing agreements as modified by the Assignment Agreements may provide that none of the Servicers or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to those agreements, or for errors in judgment.  The custody agreements may provide that neither the custodians nor any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to those agreements, or for errors in judgment.  However, none of the Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of their willful misfeasance, bad faith or negligence (or gross negligence, to the extent specified by the related agreement) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the related agreement.

The Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee and their respective directors, officers, employees or agents will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with, among other things, the performance of their respective duties pursuant to the related agreement or the certificates, other than any loss, liability or expense incurred by reason of their willful misfeasance, bad faith or negligence (or gross negligence, to the extent specified by the related agreement) in the performance of their respective duties or by reason of any reckless disregard of their respective obligations and duties.

None of the Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian nor the Trustee is obligated to appear in, prosecute or defend any legal action that is not incidental to their respective duties which may involve it in any expense or liability, provided that, in accordance with the related agreement.  The Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of their respective rights and duties, as set forth in the related agreement.  In the event that the Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Servicers, the Master Servicer, the Securities Administrator, any custodian or the Trustee, as applicable, will be entitled to be reimbursed for such expenses, costs and liabilities out of the Assets of the Issuing Entity.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

The effective yield to the holders of each Class of Certificates will be affected primarily by the following factors:

•	The rate and timing of principal payments on the related Mortgage Loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

•	The allocation of principal payments among the various Classes of Certificates;

•	The rate and timing of realized losses and interest shortfalls on the related Mortgage Loans;

•	The pass-through rate on that Class of Certificates;

•	any delay between the end of the accrual period for that Class of Certificates and the related Distribution Date; and

•	the purchase price paid for that Class of Certificates.

For additional considerations relating to the yields on the Offered Certificates, see “Yield Considerations” in the accompanying prospectus.

Prepayment Considerations and Risks

The rate of principal payments on any Class of Certificates, the aggregate amount of distributions on that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related originator or the sponsor or purchases by the Depositor.  Except as specified in this Prospectus Supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge.  Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges.  The holders of the Class P Certificates are entitled to receive the prepayment charges received on the Mortgage Loans and those amounts will not be available for distribution on the Classes of Offered Certificates.  In addition, as described in “Description of the Mortgage Loans,” approximately 89.83% of the Mortgage Loans, by aggregate Stated Principal Balance as of the Cut-off Date, do not provide for any payments of principal for an extended period following their origination.  These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans.  During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment.  However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.  The Mortgage Loans will be subject to the “due-on-sale” provisions included therein.  In addition, certain of the Mortgage Loans have Mortgage Rates which will not adjust for a period of up to seven years after origination.

Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans.  This includes any optional repurchase by the related originator or the depositor of a defaulted Mortgage Loan and any optional purchase or auction of the remaining Mortgage Loans in connection with the dissolution of the Issuing Entity, in each case as described in this prospectus supplement.  Since the rate of payment of principal of the Mortgage Loans held by the Issuing Entity will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments.  The extent to which the yield to maturity of a Class of Certificates may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group, in the case of the Senior Certificates, and all of the Mortgage Loans, in the case of the Subordinated Certificates.  Further, an investor should consider the risk that, if purchasing any certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield.  In addition, certain Classes of Certificates are structured to receive distributions before or after other Classes of Certificates or have specific principal payment windows.  As a result, some Classes of Certificates, especially Senior Certificates, may receive all or a disproportionately larger amount of principal on the related Mortgage Loans, while other Classes of Certificates, especially the Subordinated Certificates, may receive no or a disproportionately smaller amount of principal on the related Mortgage Loans for certain periods following the closing date.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool.  In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.  With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity.  The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower’s equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws.

The Mortgage Loans are adjustable rate mortgage loans which are subject to initial fixed rate periods of up to 10 years.  Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate.  Prepayments on adjustable rate mortgage loans that feature initial fixed rate periods may differ as they approach their respective first adjustment dates.  No assurance can be given as to the level of prepayment that the adjustable rate mortgage loans will experience.

The timing of changes in the rate of prepayments on the Mortgage Loans held by any issuing entity may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Overcollateralization

To the extent that excess interest on the Mortgage Loans and Net Swap Receipts are used to make distributions of principal to create, maintain or restore the required level of overcollateralization, principal distributions will be made to those certificates in excess of the principal payments received.  Net Monthly Excess Cashflow generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the amount required to pay interest on the Certificates and expenses at the related Expense Fee Rate, as well as Net Swap Payments to the Swap Counterparty.  The Mortgage Loans with higher net mortgage rates will contribute more interest to the Net Monthly Excess Cashflow payable to the Offered Certificate.  The Mortgage Loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates.  Any disproportionate prepayments of Mortgage Loans with higher net interest rates may adversely affect the amount of Net Monthly Excess Cashflow available to make accelerated payments of principal of the certificates.

This acceleration of principal distributions on the certificates may affect the yield thereon in a similar manner as a principal prepayment on the Mortgage Loans as described above under “—Prepayment Considerations and Risks.”

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the related mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month.  When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the principal prepayment for the related prepayment period.  In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related servicer to collect full amounts of interest on the mortgage loan.  See “Legal Aspects of Mortgage Loans—Servicemembers’ Civil Relief Act” in the accompanying prospectus.  Any interest shortfalls resulting from a principal prepayment in full or in part are required to be paid by the related Servicer and, in certain cases, the Master Servicer, but only to the extent that such amount does not exceed the aggregate of the related servicing fee and master servicing compensation payable in the related Due Period.  Neither the Master Servicer nor any Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or any similar state law.  See “Servicing of the Mortgage Loans—Servicing Compensation and Payment of Expenses; Master Servicing Compensation; Administrative Fees” in this prospectus supplement and “Legal Aspects of Mortgage Loans—Servicemembers’ Civil Relief Act” in the accompanying prospectus.  Accordingly, the effect of (1) any principal prepayments on the Mortgage Loans, to the extent that any resulting interest shortfall due to such principal prepayments exceeds any compensating interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Classes of Certificates and will be allocated as provided herein.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults on the related Mortgage Loans resulting in Realized Losses.  The timing of Realized Losses on the Mortgage Loans and the allocation of Realized Losses to the related Classes of Certificates could significantly affect the yield to an investor in those.  In addition, Realized Losses on the Mortgage Loans may affect the market value of the related Classes of Certificates, even if these losses are not allocated to those Classes of Certificates.  If the amount of overcollateralization is reduced to zero and there is a Realized Loss on a Mortgage Loan, the yield to maturity on the related Classes of Certificates then outstanding with the lowest payment priority will be extremely sensitive to these losses and the timing of those losses because the entire amount of any losses will be allocated to that Class of Certificates until its Class Principal Balance is reduced to zero.  Furthermore, because principal distributions are paid to some Classes of Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.  Amounts paid under the Cap Contract will not be used to make distributions in respect of Realized Losses or overcollateralization.

Pass-Through Rates

The yields to maturity on the Classes of Certificates will be affected by their respective Pass-Through Rates, all of which may be limited by the related Net WAC Caps.  In particular, the Pass-Through Rates on all of the LIBOR Certificates will be limited by the Pool Net WAC Cap, the Pass-Through Rate for each Class of Group 1 Senior Certificates will be subject to the lesser of the Group 1 WAC Cap and the Pool Net WAC Cap and the Pass-Through Rate for each Class of Group 2 Senior Certificates will be subject to the lesser of the Group 2 WAC Cap and the Pool Net WAC Cap.  Thus, the yields to investors in the LIBOR Certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the related Net WAC Caps and may be adversely affected by the application of the related Net WAC Caps, in each case thereby limiting their pass-through rates.  If on any Distribution Date the application of a Net WAC Cap to a Class of LIBOR Certificates reduces the pass-through rate on that Class of Certificates, the value of that Class of Certificates may be temporarily or permanently reduced.

The rate of prepayment of the Mortgage Loans in a Loan Group may affect the Pass-Through Rates on the related Certificates.  Prepayments of mortgage loans with mortgage rates may reduce or limit the Pass-Through Rate on the related Classes of Certificates.  Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.  The amount of Net Monthly Excess Cashflow available for distribution to the certificates generally is a function of the excess of interest collected or advanced on the Mortgage Loans over the interest required to pay interest on the Certificates and the expenses related to them, as well as Net Swap Payments to the Swap Counterparty.  The Mortgage Loans with higher net interest rates will contribute more interest to the Net Monthly Excess Cashflow for the related Certificates.  Any disproportionate prepayments of Mortgage Loans with higher net interest rates may adversely affect the amount of Net Monthly Excess Cashflow available to make accelerated payments of principal of the related Certificates.  In addition, if prepayments on the Mortgage Loans occur at a rate slower than anticipated, the Swap Agreement and the Cap Contract may not provide sufficient funds to cover the shortfalls on the LIBOR Certificates for which they were intended.

Investors in the certificates should be aware that all of the Mortgage Loans may have adjustable interest rates.  Although the mortgage rates on adjustable rate mortgage loans are subject to adjustment, those mortgage rates will generally adjust less frequently than the pass-through rates on the LIBOR Certificates and will adjust by reference to the applicable mortgage index.  Changes in one-month LIBOR may not correlate with changes in the applicable mortgage index and also may not correlate with prevailing interest rates.  It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the affected Certificates.  The mortgage rate applicable to all or a portion of the adjustable rate mortgage loans and any adjustment date will be based on the mortgage index value most recently announced generally as of a date 45 days prior to that adjustment date.  Thus, if the related mortgage index value with respect to an adjustable rate mortgage loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of any applicable net rate cap.  In addition, certain of the adjustable rate mortgage loans may have mortgage rates that will not adjust for a substantial period of time after origination.  In a rising interest rate environment, the one or more Classes of Certificates may receive interest at the applicable Net WAC Cap for a protracted period of time.  In addition, in this situation, investors in the Offered Certificates should be aware that under these circumstances there may be little or no excess interest to cover losses and to create, maintain or restore overcollateralization.

To the extent that a Class of LIBOR Certificates receives distributions of interest at a Pass-Through Rate equal to the applicable Net WAC Cap, the difference between that Net WAC Cap and the applicable index plus the related margin will create a shortfall that will carry forward with interest thereon.  This shortfall will only be payable from related Net Monthly Excess Cashflow, amounts received under the Cap Contract and Net Swap Receipts, each of which may be limited.  These shortfalls may remain unpaid on the optional termination date and final distribution date.

Weighted Average Lives of the Offered Certificates

The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “—Prepayment Considerations and Risks” above and “Yield Considerations” in the accompanying prospectus.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group or Loan Groups increases.  However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the related Classes of Certificates and the distribution of the amount available for distribution of principal to the related Classes of Senior Certificates in accordance with the rules governing the priorities of payment among the Classes of Senior Certificates as set forth in this prospectus supplement.  See “Description of the Certificates—Principal Distributions on the Offered Certificates” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of the Class.  Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates.  Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of the Classes of Offered Certificates will result in variability in the related yields to maturity.  For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various percentages of CPR, see the Decrement Tables under the next heading.

Decrement Tables

The following tables indicate the percentages of the initial Class Principal Balances of the Classes of LIBOR Certificates that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of the Classes.  The tables have been prepared on the basis of the structuring assumptions.  It is not likely that the Mortgage Loans in any Loan Group will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans in any Loan Group will prepay at the percentages of CPR specified in the tables or at any other constant rate.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified percentages of CPR, even if the remaining term to maturity of the Mortgage Loans in any Loan Group is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

Percent of Initial Class Principal Balances Outstanding

	Class 1-A					Class 2-A-1
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	84	68	51	35	100	70	41	11	0
April 2009	100	70	45	25	10	100	45	0	0	0
April 2010	99	58	29	10	0	100	24	0	0	0
April 2011	99	48	22	8	0	99	6	0	0	0
April 2012	99	41	15	5	0	99	0	0	0	0
April 2013	98	34	11	3	0	98	0	0	0	0
April 2014	98	29	7	1	0	97	0	0	0	0
April 2015	97	24	5	*	0	97	0	0	0	0
April 2016	96	21	4	*	0	96	0	0	0	0
April 2017	95	17	2	0	0	94	0	0	0	0
April 2018	93	14	2	0	0	90	0	0	0	0
April 2019	91	12	1	0	0	85	0	0	0	0
April 2020	89	10	1	0	0	80	0	0	0	0
April 2021	86	8	*	0	0	75	0	0	0	0
April 2022	83	7	*	0	0	69	0	0	0	0
April 2023	80	6	0	0	0	63	0	0	0	0
April 2024	76	5	0	0	0	57	0	0	0	0
April 2025	73	4	0	0	0	50	0	0	0	0
April 2026	69	3	0	0	0	42	0	0	0	0
April 2027	64	2	0	0	0	33	0	0	0	0
April 2028	59	2	0	0	0	24	0	0	0	0
April 2029	54	1	0	0	0	14	0	0	0	0
April 2030	48	1	0	0	0	4	0	0	0	0
April 2031	43	1	0	0	0	0	0	0	0	0
April 2032	37	*	0	0	0	0	0	0	0	0
April 2033	31	*	0	0	0	0	0	0	0	0
April 2034	24	0	0	0	0	0	0	0	0	0
April 2035	16	0	0	0	0	0	0	0	0	0
April 2036	8	0	0	0	0	0	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	21.59	5.53	2.62	1.52	0.90	17.18	1.95	0.90	0.55	0.37
Weighted Average Life to first Optional Termination Date (in years)**	21.53	5.13	2.40	1.39	0.89	17.18	1.95	0.90	0.55	0.37

	Class 2-A-2					Class 2-A-3
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	71	100	100	100	100	100
April 2009	100	100	99	41	0	100	100	100	100	88
April 2010	100	100	53	0	0	100	100	100	94	0
April 2011	100	100	32	0	0	100	100	100	77	0
April 2012	100	87	13	0	0	100	100	100	42	0
April 2013	100	69	0	0	0	100	100	98	23	0
April 2014	100	53	0	0	0	100	100	69	11	0
April 2015	100	40	0	0	0	100	100	48	5	0
April 2016	100	29	0	0	0	100	100	33	1	0
April 2017	100	19	0	0	0	100	100	23	0	0
April 2018	100	11	0	0	0	100	100	15	0	0
April 2019	100	3	0	0	0	100	100	9	0	0
April 2020	100	0	0	0	0	100	92	5	0	0
April 2021	100	0	0	0	0	100	76	2	0	0
April 2022	100	0	0	0	0	100	62	1	0	0
April 2023	100	0	0	0	0	100	51	0	0	0
April 2024	100	0	0	0	0	100	42	0	0	0
April 2025	100	0	0	0	0	100	34	0	0	0
April 2026	100	0	0	0	0	100	27	0	0	0
April 2027	100	0	0	0	0	100	22	0	0	0
April 2028	100	0	0	0	0	100	17	0	0	0
April 2029	100	0	0	0	0	100	12	0	0	0
April 2030	100	0	0	0	0	100	9	0	0	0
April 2031	89	0	0	0	0	100	6	0	0	0
April 2032	72	0	0	0	0	100	3	0	0	0
April 2033	54	0	0	0	0	100	1	0	0	0
April 2034	33	0	0	0	0	100	0	0	0	0
April 2035	12	0	0	0	0	100	0	0	0	0
April 2036	0	0	0	0	0	62	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	26.13	7.65	3.50	1.94	1.28	29.18	17.05	8.54	5.10	2.36
Weighted Average Life to first Optional Termination Date (in years)**	26.13	7.65	3.50	1.94	1.28	28.72	13.41	6.44	3.83	2.32

_____________
*	Indicates greater than zero but less than 0.50%
**	Determined as specified under “Weighted Average Lives of the Offered Certificates” herein.

Percent of Initial Class Principal Balances Outstanding

	Class 2-A-4					Class 2-A-5
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	84	68	52	35	100	84	68	52	35
April 2009	100	70	45	25	10	100	70	45	25	10
April 2010	100	58	29	10	0	100	58	29	10	0
April 2011	100	48	22	8	0	100	48	22	8	0
April 2012	99	41	15	5	0	99	41	15	5	0
April 2013	99	35	11	3	0	99	35	11	3	0
April 2014	99	29	8	1	0	99	29	8	1	0
April 2015	98	25	5	1	0	98	25	5	1	0
April 2016	98	21	4	*	0	98	21	4	*	0
April 2017	97	18	3	0	0	97	18	3	0	0
April 2018	94	15	2	0	0	94	15	2	0	0
April 2019	92	12	1	0	0	92	12	1	0	0
April 2020	89	10	1	0	0	89	10	1	0	0
April 2021	86	8	*	0	0	86	8	*	0	0
April 2022	83	7	*	0	0	83	7	*	0	0
April 2023	80	6	0	0	0	80	6	0	0	0
April 2024	76	5	0	0	0	76	5	0	0	0
April 2025	72	4	0	0	0	72	4	0	0	0
April 2026	68	3	0	0	0	68	3	0	0	0
April 2027	64	2	0	0	0	64	2	0	0	0
April 2028	59	2	0	0	0	59	2	0	0	0
April 2029	53	1	0	0	0	53	1	0	0	0
April 2030	47	1	0	0	0	47	1	0	0	0
April 2031	42	1	0	0	0	42	1	0	0	0
April 2032	36	*	0	0	0	36	*	0	0	0
April 2033	29	*	0	0	0	29	*	0	0	0
April 2034	22	0	0	0	0	22	0	0	0	0
April 2035	15	0	0	0	0	15	0	0	0	0
April 2036	7	0	0	0	0	7	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	21.57	5.56	2.63	1.53	0.90	21.57	5.56	2.63	1.53	0.90
Weighted Average Life to first Optional Termination Date (in years)**	21.52	5.16	2.40	1.39	0.89	21.52	5.16	2.40	1.39	0.89

	Class 2-A-6					Class M-1
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	84	68	52	35	100	100	100	100	100
April 2009	100	70	45	25	10	100	100	100	100	100
April 2010	100	58	29	10	0	100	100	100	100	89
April 2011	100	48	22	8	0	100	100	48	18	89
April 2012	99	41	15	5	0	100	88	33	10	46
April 2013	99	35	11	3	0	100	75	23	3	4
April 2014	99	29	8	1	0	100	63	16	0	0
April 2015	98	25	5	1	0	100	53	11	0	0
April 2016	98	21	4	*	0	100	45	8	0	0
April 2017	97	18	3	0	0	100	38	2	0	0
April 2018	94	15	2	0	0	100	32	0	0	0
April 2019	92	12	1	0	0	100	26	0	0	0
April 2020	89	10	1	0	0	100	22	0	0	0
April 2021	86	8	*	0	0	100	18	0	0	0
April 2022	83	7	*	0	0	100	15	0	0	0
April 2023	80	6	0	0	0	100	12	0	0	0
April 2024	76	5	0	0	0	100	10	0	0	0
April 2025	72	4	0	0	0	100	8	0	0	0
April 2026	68	3	0	0	0	100	6	0	0	0
April 2027	64	2	0	0	0	100	1	0	0	0
April 2028	59	2	0	0	0	100	0	0	0	0
April 2029	53	1	0	0	0	100	0	0	0	0
April 2030	47	1	0	0	0	100	0	0	0	0
April 2031	42	1	0	0	0	91	0	0	0	0
April 2032	36	*	0	0	0	78	0	0	0	0
April 2033	29	*	0	0	0	64	0	0	0	0
April 2034	22	0	0	0	0	49	0	0	0	0
April 2035	15	0	0	0	0	33	0	0	0	0
April 2036	7	0	0	0	0	15	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	21.57	5.56	2.63	1.53	0.90	26.82	9.65	4.85	3.90	4.89
Weighted Average Life to first Optional Termination Date (in years)**	21.52	5.16	2.40	1.39	0.89	26.71	8.94	4.45	3.67	2.57

_____________
*	Indicates greater than zero but less than 0.50%
**	Determined as specified under “Weighted Average Lives of the Offered Certificates” herein.

Percent of Initial Class Principal Balances Outstanding

	Class M-2					Class M-3
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	100	100	100	100	100	100	100	100	100
April 2011	100	100	48	18	76	100	100	48	18	0
April 2012	100	88	33	10	0	100	88	33	10	0
April 2013	100	75	23	0	0	100	75	23	0	0
April 2014	100	63	16	0	0	100	63	16	0	0
April 2015	100	53	11	0	0	100	53	11	0	0
April 2016	100	45	8	0	0	100	45	0	0	0
April 2017	100	38	0	0	0	100	38	0	0	0
April 2018	100	32	0	0	0	100	32	0	0	0
April 2019	100	26	0	0	0	100	26	0	0	0
April 2020	100	22	0	0	0	100	22	0	0	0
April 2021	100	18	0	0	0	100	18	0	0	0
April 2022	100	15	0	0	0	100	15	0	0	0
April 2023	100	12	0	0	0	100	12	0	0	0
April 2024	100	10	0	0	0	100	10	0	0	0
April 2025	100	8	0	0	0	100	*	0	0	0
April 2026	100	1	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	91	0	0	0	0	91	0	0	0	0
April 2032	78	0	0	0	0	78	0	0	0	0
April 2033	64	0	0	0	0	64	0	0	0	0
April 2034	49	0	0	0	0	49	0	0	0	0
April 2035	33	0	0	0	0	33	0	0	0	0
April 2036	15	0	0	0	0	15	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	26.82	9.58	4.78	3.76	4.18	26.81	9.51	4.73	3.66	3.78
Weighted Average Life to first Optional Termination Date (in years)**	26.71	8.94	4.43	3.55	2.57	26.71	8.94	4.43	3.48	2.57

	Class M-4					Class M-5
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	100	100	100	100	100	100	100	100	100
April 2011	100	100	48	18	0	100	100	48	18	0
April 2012	100	88	33	3	0	100	88	33	0	0
April 2013	100	75	23	0	0	100	75	23	0	0
April 2014	100	63	16	0	0	100	63	16	0	0
April 2015	100	53	10	0	0	100	53	0	0	0
April 2016	100	45	0	0	0	100	45	0	0	0
April 2017	100	38	0	0	0	100	38	0	0	0
April 2018	100	32	0	0	0	100	32	0	0	0
April 2019	100	26	0	0	0	100	26	0	0	0
April 2020	100	22	0	0	0	100	22	0	0	0
April 2021	100	18	0	0	0	100	18	0	0	0
April 2022	100	15	0	0	0	100	15	0	0	0
April 2023	100	12	0	0	0	100	4	0	0	0
April 2024	100	2	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	91	0	0	0	0	91	0	0	0	0
April 2032	78	0	0	0	0	78	0	0	0	0
April 2033	64	0	0	0	0	64	0	0	0	0
April 2034	49	0	0	0	0	49	0	0	0	0
April 2035	33	0	0	0	0	33	0	0	0	0
April 2036	15	0	0	0	0	15	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	26.80	9.42	4.68	3.59	3.57	26.79	9.32	4.60	3.52	3.43
Weighted Average Life to first Optional Termination Date (in years)**	26.71	8.94	4.43	3.44	2.57	26.71	8.94	4.40	3.40	2.57

_____________
*	Indicates greater than zero but less than 0.50%
**	Determined as specified under “Weighted Average Lives of the Offered Certificates” herein.

Percent of Initial Class Principal Balances Outstanding

	Class M-6					Class B-1
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	100	100	100	100	100	100	100	100	100
April 2011	100	100	48	18	0	100	100	48	9	0
April 2012	100	88	33	0	0	100	88	33	0	0
April 2013	100	75	23	0	0	100	75	23	0	0
April 2014	100	63	14	0	0	100	63	0	0	0
April 2015	100	53	0	0	0	100	53	0	0	0
April 2016	100	45	0	0	0	100	45	0	0	0
April 2017	100	38	0	0	0	100	38	0	0	0
April 2018	100	32	0	0	0	100	32	0	0	0
April 2019	100	26	0	0	0	100	26	0	0	0
April 2020	100	22	0	0	0	100	22	0	0	0
April 2021	100	18	0	0	0	100	8	0	0	0
April 2022	100	6	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	100	0	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	91	0	0	0	0	91	0	0	0	0
April 2032	78	0	0	0	0	78	0	0	0	0
April 2033	64	0	0	0	0	64	0	0	0	0
April 2034	49	0	0	0	0	49	0	0	0	0
April 2035	33	0	0	0	0	33	0	0	0	0
April 2036	9	0	0	0	0	0	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	26.77	9.19	4.53	3.45	3.31	26.74	9.03	4.44	3.36	3.23
Weighted Average Life to first Optional Termination Date (in years)**	26.71	8.94	4.40	3.38	2.57	26.71	8.94	4.40	3.34	2.57

	Class B-2					Class B-3
	Percentage of CPR					Percentage of CPR
Distribution Date	0%	15%	30%	45%	60%	0%	15%	30%	45%	60%
Initial	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	100	100	100	100	100	100	100	100	100
April 2011	100	100	48	0	0	100	100	48	0	0
April 2012	100	88	33	0	0	100	88	19	0	0
April 2013	100	75	12	0	0	100	75	0	0	0
April 2014	100	63	0	0	0	100	63	0	0	0
April 2015	100	53	0	0	0	100	53	0	0	0
April 2016	100	45	0	0	0	100	45	0	0	0
April 2017	100	38	0	0	0	100	36	0	0	0
April 2018	100	32	0	0	0	100	13	0	0	0
April 2019	100	22	0	0	0	100	0	0	0	0
April 2020	100	6	0	0	0	100	0	0	0	0
April 2021	100	0	0	0	0	100	0	0	0	0
April 2022	100	0	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	100	0	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	91	0	0	0	0	91	0	0	0	0
April 2032	78	0	0	0	0	78	0	0	0	0
April 2033	64	0	0	0	0	64	0	0	0	0
April 2034	49	0	0	0	0	49	0	0	0	0
April 2035	33	0	0	0	0	17	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to maturity (in years)**	26.68	8.75	4.29	3.27	3.14	26.52	8.25	4.03	3.10	3.07
Weighted Average Life to first Optional Termination Date (in years)**	26.68	8.75	4.29	3.27	2.57	26.52	8.25	4.03	3.10	2.57

_____________
*	Indicates greater than zero but less than 0.50%
**	Determined as specified under “Weighted Average Lives of the Offered Certificates” herein.

Hypothetical Available Funds and Supplemental Interest Rate Cap Tables

Assuming that (i) prepayments on the Mortgage Loans occur at 30% CPR, (ii) no Realized Losses are experienced with respect to the Mortgage Loans, (iii) commencing with the Distribution Date in May 2007, each Mortgage Index and One-Month LIBOR remains constant at 20% and (iv) the Offered Certificates accrue interest on the basis of a 360 day year and the actual numbers of days that elapsed in the related interest accrual period, the following table indicates the per annum rate for each Class of Offered Certificates based upon the total amount of interest paid to such Classes of Certificates, including all Interest Distribution Amounts, Interest Carry Forward Amounts, Basis Risk Carry Forward Amounts (the “Supplemental Interest Rate Cap”) that would result for the indicated Distribution Dates under an assumed hypothetical scenario.  It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at a constant rate of 30% CPR or at any other constant percentage.  There is no assurance, therefore, of whether or to what extent the actual interest rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Schedule of Available Funds and Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Distribution Dates	Class 1-A Cap (%)	Class 2-A-1 Cap (%)	Class 2-A-2 Cap (%)	Class 2-A-3 Cap (%)	Class 2-A-4 Cap (%)	Class 2-A-5 Cap (%)	Class 2-A-6 Cap (%)
May 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
June 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
July 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
August 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
September 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
October 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
November 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
December 25, 2007	20.22	20.12	20.24	20.36	20.32	20.20	20.32
January 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
February 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
March 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
April 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
May 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
June 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
July 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
August 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
September 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
October 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
November 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
December 25, 2008	20.22	20.12	20.24	20.36	20.32	20.20	20.32
January 25, 2009	20.22	20.12	20.24	20.36	20.32	20.20	20.32
February 25, 2009	20.22	20.12	20.24	20.36	20.32	20.20	20.32
March 25, 2009	20.22	20.12	20.24	20.36	20.32	20.20	20.32
April 25, 2009	20.22	20.12	20.24	20.36	20.32	20.20	20.32
May 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
June 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
July 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
August 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
September 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
October 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
November 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
December 25, 2009	20.22	N/A	20.24	20.36	20.32	20.20	20.32
January 25, 2010	19.70	N/A	19.63	19.63	19.63	19.63	19.63
February 25, 2010	19.51	N/A	19.41	19.41	19.41	19.41	19.41
March 25, 2010	19.76	N/A	19.64	19.64	19.64	19.64	19.64
April 25, 2010	19.37	N/A	19.26	19.26	19.26	19.26	19.26
May 25, 2010	23.16	N/A	23.89	24.04	24.16	23.49	24.16
June 25, 2010	20.22	N/A	20.13	20.14	20.14	20.13	20.14
July 25, 2010	20.22	N/A	20.35	20.36	20.36	20.27	20.36
August 25, 2010	20.22	N/A	20.24	20.27	20.27	20.20	20.27
September 25, 2010	20.22	N/A	20.24	20.31	20.30	20.20	20.30
October 25, 2010	20.22	N/A	20.24	20.46	20.44	20.20	20.44
November 25, 2010	20.22	N/A	20.24	20.30	20.29	20.20	20.29
December 25, 2010	20.22	N/A	20.24	20.45	20.43	20.20	20.43
January 25, 2011	20.22	N/A	20.24	20.41	20.38	20.20	20.38
February 25, 2011	20.22	N/A	20.24	20.47	20.32	20.20	20.32
March 25, 2011	20.22	N/A	20.24	20.49	20.32	20.20	20.32
April 25, 2011	20.22	N/A	20.24	20.36	20.32	20.20	20.32
May 25, 2011	20.22	N/A	20.24	20.36	20.32	20.20	20.32
June 25, 2011	20.22	N/A	20.24	20.36	20.32	20.20	20.32
July 25, 2011	20.22	N/A	20.24	20.36	20.32	20.20	20.32
August 25, 2011	20.22	N/A	20.24	20.36	20.32	20.20	20.32
September 25, 2011	20.22	N/A	20.24	20.36	20.32	20.20	20.32
October 25, 2011	20.22	N/A	20.24	20.36	20.32	20.20	20.32
November 25, 2011	20.22	N/A	20.16	20.16	20.16	20.16	20.16
December 25, 2011	19.71	N/A	19.49	19.49	19.49	19.49	19.49
January 25, 2012	18.11	N/A	17.67	17.67	17.67	17.67	17.67
February 25, 2012	11.76	N/A	12.04	12.04	12.04	12.04	12.04
March 25, 2012	12.47	N/A	12.71	12.71	12.71	12.71	12.71
April 25, 2012	11.69	N/A	11.92	11.92	11.92	11.92	11.92
May 25, 2012	12.09	N/A	12.33	12.33	12.33	12.33	12.33
June 25, 2012	11.71	N/A	11.94	11.94	11.94	11.94	11.94
July 25, 2012	12.13	N/A	12.36	12.36	12.36	12.36	12.36
August 25, 2012	11.77	N/A	11.97	11.97	11.97	11.97	11.97
September 25, 2012	11.79	N/A	11.98	11.98	11.98	11.98	11.98
October 25, 2012	12.19	N/A	12.39	12.39	12.39	12.39	12.39
November 25, 2012	11.81	N/A	12.00	12.00	12.00	12.00	12.00
December 25, 2012	12.21	N/A	12.42	12.42	12.42	12.42	12.42
January 25, 2013	11.85	N/A	12.03	12.03	12.03	12.03	12.03
February 25, 2013	11.88	N/A	12.05	12.05	12.05	12.05	12.05
March 25, 2013	13.18	N/A	13.36	13.36	13.36	13.36	13.36
April 25, 2013	11.92	N/A	12.08	12.08	12.08	12.08	12.08
May 25, 2013	12.33	N/A	N/A	12.49	12.49	12.49	12.49
June 25, 2013	11.94	N/A	N/A	12.11	12.11	12.11	12.11
July 25, 2013	12.37	N/A	N/A	12.54	12.54	12.54	12.54
August 25, 2013	12.02	N/A	N/A	12.15	12.15	12.15	12.15
September 25, 2013	12.04	N/A	N/A	12.17	12.17	12.17	12.17
October 25, 2013	12.46	N/A	N/A	12.60	12.60	12.60	12.60
November 25, 2013	12.08	N/A	N/A	12.22	12.22	12.22	12.22
December 25, 2013	12.52	N/A	N/A	12.64	12.64	12.64	12.64
January 25, 2014	12.26	N/A	N/A	12.26	12.26	12.26	12.26
February 25, 2014	12.28	N/A	N/A	12.28	12.28	12.28	12.28
March 25, 2014	13.62	N/A	N/A	13.62	13.62	13.62	13.62
April 25, 2014	12.32	N/A	N/A	12.32	12.32	12.32	12.32
May 25, 2014	12.75	N/A	N/A	12.75	12.75	12.75	12.75
June 25, 2014	12.36	N/A	N/A	12.35	12.35	12.35	12.35
July 25, 2014	12.79	N/A	N/A	12.79	12.79	12.79	12.79
August 25, 2014	12.39	N/A	N/A	12.39	12.39	12.39	12.39
September 25, 2014	12.41	N/A	N/A	12.41	12.41	12.41	12.41
October 25, 2014	12.85	N/A	N/A	12.85	12.85	12.85	12.85
November 25, 2014	12.46	N/A	N/A	12.45	12.45	12.45	12.45
December 25, 2014	12.89	N/A	N/A	12.89	12.89	12.89	12.89
January 25, 2015	12.50	N/A	N/A	12.50	12.50	12.50	12.50
February 25, 2015	12.52	N/A	N/A	12.52	12.52	12.52	12.52
March 25, 2015	13.89	N/A	N/A	13.89	13.89	13.89	13.89
April 25, 2015	12.57	N/A	N/A	12.57	12.57	12.57	12.57
May 25, 2015	13.01	N/A	N/A	13.01	13.01	13.01	13.01
June 25, 2015	12.62	N/A	N/A	12.62	12.62	12.62	12.62
July 25, 2015	13.07	N/A	N/A	13.07	13.07	13.07	13.07
August 25, 2015	12.67	N/A	N/A	12.67	12.67	12.67	12.67
September 25, 2015	12.70	N/A	N/A	12.70	12.70	12.70	12.70
October 25, 2015	13.16	N/A	N/A	13.15	13.15	13.15	13.15
November 25, 2015	12.76	N/A	N/A	12.76	12.76	12.76	12.76
December 25, 2015	13.22	N/A	N/A	13.22	13.22	13.22	13.22
January 25, 2016	12.82	N/A	N/A	12.82	12.82	12.82	12.82
February 25, 2016	12.86	N/A	N/A	12.85	12.85	12.85	12.85
March 25, 2016	13.78	N/A	N/A	13.78	13.78	13.78	13.78
April 25, 2016	12.92	N/A	N/A	12.92	12.92	12.92	12.92
May 25, 2016	13.39	N/A	N/A	13.39	13.39	13.39	13.39
June 25, 2016	13.01	N/A	N/A	13.00	13.00	13.00	13.00
July 25, 2016	13.48	N/A	N/A	13.48	13.48	13.48	13.48
August 25, 2016	13.09	N/A	N/A	13.09	13.09	13.09	13.09
September 25, 2016	13.14	N/A	N/A	13.13	13.13	13.13	13.13
October 25, 2016	13.66	N/A	N/A	13.65	13.65	13.65	13.65
November 25, 2016	13.26	N/A	N/A	13.25	13.25	13.25	13.25
December 25, 2016	13.77	N/A	N/A	13.76	13.76	13.76	13.76
January 25, 2017	13.41	N/A	N/A	13.39	13.39	13.39	13.39
February 25, 2017	13.47	N/A	N/A	13.45	13.45	13.45	13.45
March 25, 2017	14.97	N/A	N/A	14.94	14.94	14.94	14.94
April 25, 2017	13.57	N/A	N/A	13.55	13.55	13.55	13.55
May 25, 2017	14.08	N/A	N/A	14.06	14.06	14.06	14.06
June 25, 2017	13.68	N/A	N/A	13.66	13.66	13.66	13.66
July 25, 2017	14.19	N/A	N/A	14.17	14.17	14.17	14.17
August 25, 2017	13.79	N/A	N/A	13.77	13.77	13.77	13.77
September 25, 2017	13.86	N/A	N/A	13.84	13.84	13.84	13.84
October 25, 2017	14.40	N/A	N/A	14.37	14.37	14.37	14.37
November 25, 2017	14.01	N/A	N/A	13.99	13.99	13.99	13.99
December 25, 2017	14.56	N/A	N/A	14.53	14.53	14.53	14.53
January 25, 2018	14.17	N/A	N/A	14.15	14.15	14.15	14.15
February 25, 2018	14.25	N/A	N/A	14.23	14.23	14.23	14.23
March 25, 2018	15.88	N/A	N/A	15.86	15.86	15.86	15.86
April 25, 2018	14.44	N/A	N/A	14.42	14.42	14.42	14.42
May 25, 2018	15.02	N/A	N/A	15.00	15.00	15.00	15.00
June 25, 2018	14.64	N/A	N/A	14.62	14.62	14.62	14.62
July 25, 2018	15.24	N/A	N/A	15.22	15.22	15.22	15.22
August 25, 2018	14.86	N/A	N/A	14.84	14.84	14.84	14.84
September 25, 2018	14.98	N/A	N/A	14.95	14.95	14.95	14.95
October 25, 2018	15.60	N/A	N/A	15.58	15.58	15.58	15.58
November 25, 2018	15.23	N/A	N/A	15.21	15.21	15.21	15.21
December 25, 2018	15.88	N/A	N/A	15.86	15.86	15.86	15.86
January 25, 2019	15.51	N/A	N/A	15.49	15.49	15.49	15.49
February 25, 2019	15.66	N/A	N/A	15.64	15.64	15.64	15.64
March 25, 2019	17.51	N/A	N/A	17.49	17.49	17.49	17.49
April 25, 2019	15.99	N/A	N/A	15.96	15.96	15.96	15.96
May 25, 2019	16.70	N/A	N/A	16.68	16.68	16.68	16.68
June 25, 2019	16.35	N/A	N/A	16.32	16.32	16.32	16.32
July 25, 2019	17.09	N/A	N/A	17.07	17.07	17.07	17.07
August 25, 2019	16.75	N/A	N/A	16.73	16.73	16.73	16.73
September 25, 2019	16.97	N/A	N/A	16.95	16.95	16.95	16.95
October 25, 2019	17.78	N/A	N/A	17.75	17.75	17.75	17.75
November 25, 2019	17.45	N/A	N/A	17.43	17.43	17.43	17.43
December 25, 2019	18.30	N/A	N/A	18.28	18.28	18.28	18.28
January 25, 2020	17.99	N/A	N/A	17.97	17.97	17.97	17.97
February 25, 2020	18.29	N/A	N/A	18.27	18.27	18.27	18.27
March 25, 2020	19.89	N/A	N/A	19.87	19.87	19.87	19.87
April 25, 2020	18.95	N/A	N/A	18.92	18.92	18.92	18.92
May 25, 2020	19.95	N/A	N/A	19.93	19.93	19.93	19.93
June 25, 2020	19.70	N/A	N/A	19.68	19.68	19.68	19.68
July 25, 2020	20.79	N/A	N/A	20.77	20.77	20.77	20.77
August 25, 2020	20.57	N/A	N/A	20.55	20.55	20.55	20.55
September 25, 2020	21.06	N/A	N/A	21.04	21.04	21.04	21.04
October 25, 2020	22.31	N/A	N/A	22.29	22.29	22.29	22.29
November 25, 2020	22.17	N/A	N/A	22.15	22.15	22.15	22.15
December 25, 2020	23.56	N/A	N/A	23.53	23.53	23.53	23.53
January 25, 2021	23.48	N/A	N/A	23.46	23.46	23.46	23.46
February 25, 2021	24.24	N/A	N/A	24.22	24.22	24.22	24.22
March 25, 2021	27.76	N/A	N/A	27.73	27.73	27.73	27.73
April 25, 2021	25.99	N/A	N/A	25.97	25.97	25.97	25.97
May 25, 2021	27.91	N/A	N/A	27.89	27.89	27.89	27.89
June 25, 2021	28.16	N/A	N/A	28.14	28.14	28.14	28.14
July 25, 2021	30.43	N/A	N/A	30.41	30.41	30.41	30.41
August 25, 2021	30.91	N/A	N/A	30.89	30.89	30.89	30.89
September 25, 2021	32.58	N/A	N/A	32.56	32.56	32.56	32.56
October 25, 2021	35.65	N/A	N/A	35.63	35.63	35.63	35.63
November 25, 2021	36.75	N/A	N/A	36.72	36.72	36.72	36.72
December 25, 2021	40.70	N/A	N/A	40.68	40.68	40.68	40.68
January 25, 2022	42.55	N/A	N/A	42.53	42.53	42.53	42.53
February 25, 2022	46.40	N/A	N/A	46.38	46.38	46.38	46.38
March 25, 2022	56.66	N/A	N/A	56.64	56.64	56.64	56.64
April 25, 2022	57.27	N/A	N/A	57.25	57.25	57.25	57.25
May 25, 2022	67.48	N/A	N/A	67.45	67.45	67.45	67.45
June 25, 2022	76.36	N/A	N/A	76.34	76.34	76.34	76.34
July 25, 2022	95.64	N/A	N/A	95.62	95.62	95.62	95.62
August 25, 2022	118.53	N/A	N/A	118.50	118.50	118.50	118.50
September 25, 2022	166.91	N/A	N/A	166.89	166.89	166.89	166.89
October 25, 2022	298.25	N/A	N/A	298.23	298.23	298.23	298.23
November 25, 2022	N/A	N/A	N/A	(3)	(3)	(3)	(3)

_____
(1)
Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the current Class Principal Balance.

(2)	Assumes 30% CPR, no losses, commencing in May 2007, each Mortgage Index and One-Month LIBOR is 20% and that the optional clean-up call is not exercised and no successful auction occurs.
(3)	For the Interest Accrual Period related to this Distribution Date, the Supplemental Interest Rate Cap Rate would exceed 2,950%.

Schedule of Available Funds and Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Distribution Dates	Class M-1 Cap (%)	Class M-2 Cap (%)	Class M-3 Cap (%)	Class M-4 Cap (%)	Class M-5 Cap (%)	Class M-6 Cap (%)	Class B-1 Cap (%)	Class B-2 Cap (%)	Class B-3 Cap (%)
May 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
June 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
July 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
August 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
September 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
October 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
November 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
December 25, 2007	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
January 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
February 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
March 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
April 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
May 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
June 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
July 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
August 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
September 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
October 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
November 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
December 25, 2008	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
January 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
February 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
March 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
April 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
May 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
June 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
July 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
August 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
September 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
October 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
November 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
December 25, 2009	20.40	20.55	20.65	21.20	21.50	22.00	22.50	22.50	22.50
January 25, 2010	19.45	19.45	19.45	19.45	19.45	19.45	19.45	19.45	19.45
February 25, 2010	19.23	19.23	19.23	19.23	19.23	19.23	19.23	19.23	19.23
March 25, 2010	19.43	19.43	19.43	19.43	19.43	19.43	19.43	19.43	19.43
April 25, 2010	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06
May 25, 2010	25.06	25.84	26.37	29.24	30.81	33.43	36.06	36.06	36.06
June 25, 2010	19.26	19.27	19.27	19.27	19.28	19.28	19.29	19.29	19.29
July 25, 2010	19.60	19.67	19.69	19.78	19.76	19.82	19.89	19.89	19.89
August 25, 2010	19.60	19.60	19.61	19.69	19.70	19.75	19.82	19.82	19.82
September 25, 2010	19.72	19.73	19.76	19.89	19.90	20.00	20.11	20.11	20.11
October 25, 2010	20.18	20.22	20.28	20.60	20.67	20.92	21.18	21.18	21.18
November 25, 2010	19.68	19.70	19.72	19.85	19.88	19.98	20.08	20.08	20.08
December 25, 2010	20.18	20.23	20.29	20.62	20.72	20.99	21.28	21.28	21.28
January 25, 2011	20.06	20.11	20.16	20.44	20.54	20.77	21.01	21.01	21.01
February 25, 2011	20.34	20.41	20.48	20.89	21.04	21.38	21.73	21.73	21.73
March 25, 2011	22.67	22.98	23.26	24.85	25.45	26.80	28.19	28.19	28.19
April 25, 2011	20.49	20.59	20.69	21.22	21.43	21.88	22.34	22.34	22.34
May 25, 2011	21.15	21.34	21.50	22.39	22.76	23.52	24.31	24.31	24.31
June 25, 2011	20.44	20.55	20.65	21.17	21.40	21.86	22.32	22.32	22.32
July 25, 2011	21.01	21.20	21.36	22.21	22.58	23.33	24.09	24.09	24.09
August 25, 2011	20.36	20.47	20.56	21.06	21.29	21.72	22.17	22.17	22.17
September 25, 2011	20.35	20.46	20.55	21.04	21.27	21.71	22.15	22.15	22.15
October 25, 2011	20.86	21.05	21.19	21.98	22.35	23.05	23.77	23.77	23.77
November 25, 2011	19.45	19.46	19.47	19.53	19.55	19.60	19.65	19.65	19.65
December 25, 2011	19.36	19.36	19.36	19.36	19.36	19.36	19.36	19.36	19.36
January 25, 2012	17.56	17.56	17.56	17.56	17.56	17.56	17.56	17.56	17.56
February 25, 2012	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74
March 25, 2012	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38
April 25, 2012	11.61	11.61	11.61	11.61	11.61	11.61	11.61	11.61	11.61
May 25, 2012	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00	12.00
June 25, 2012	11.61	11.61	11.61	11.61	11.61	11.61	11.61	11.61	11.61
July 25, 2012	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01
August 25, 2012	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63
September 25, 2012	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63
October 25, 2012	12.02	12.02	12.02	12.02	12.02	12.02	12.02	12.02	12.02
November 25, 2012	11.63	11.63	11.63	11.63	11.63	11.63	11.63	11.63	N/A
December 25, 2012	12.02	12.02	12.02	12.02	12.02	12.02	12.02	12.02	N/A
January 25, 2013	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64	N/A
February 25, 2013	11.65	11.65	11.65	11.65	11.65	11.65	11.65	11.65	N/A
March 25, 2013	12.90	12.90	12.90	12.90	12.90	12.90	12.90	12.90	N/A
April 25, 2013	11.65	11.65	11.65	11.65	11.65	11.65	11.65	11.65	N/A
May 25, 2013	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	N/A
June 25, 2013	11.66	11.66	11.66	11.66	11.66	11.66	11.66	11.66	N/A
July 25, 2013	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06	N/A
August 25, 2013	11.68	11.68	11.68	11.68	11.68	11.68	11.68	11.68	N/A
September 25, 2013	11.69	11.69	11.69	11.69	11.69	11.69	11.69	11.69	N/A
October 25, 2013	12.09	12.09	12.09	12.09	12.09	12.09	12.09	12.09	N/A
November 25, 2013	11.71	11.71	11.71	11.71	11.71	11.71	11.71	N/A	N/A
December 25, 2013	12.10	12.10	12.10	12.10	12.10	12.10	12.10	N/A	N/A
January 25, 2014	11.74	11.74	11.74	11.74	11.74	11.74	11.74	N/A	N/A
February 25, 2014	11.74	11.74	11.74	11.74	11.74	11.74	11.74	N/A	N/A
March 25, 2014	13.01	13.01	13.01	13.01	13.01	13.01	13.01	N/A	N/A
April 25, 2014	11.75	11.75	11.75	11.75	11.75	11.75	11.75	N/A	N/A
May 25, 2014	12.14	12.14	12.14	12.14	12.14	12.14	N/A	N/A	N/A
June 25, 2014	11.75	11.75	11.75	11.75	11.75	11.75	N/A	N/A	N/A
July 25, 2014	12.14	12.14	12.14	12.14	12.14	12.14	N/A	N/A	N/A
August 25, 2014	11.75	11.75	11.75	11.75	11.75	11.75	N/A	N/A	N/A
September 25, 2014	11.75	11.75	11.75	11.75	11.75	11.75	N/A	N/A	N/A
October 25, 2014	12.14	12.14	12.14	12.14	12.14	12.14	N/A	N/A	N/A
November 25, 2014	11.75	11.75	11.75	11.75	11.75	N/A	N/A	N/A	N/A
December 25, 2014	12.14	12.14	12.14	12.14	12.14	N/A	N/A	N/A	N/A
January 25, 2015	11.75	11.75	11.75	11.75	11.75	N/A	N/A	N/A	N/A
February 25, 2015	11.75	11.75	11.75	11.75	11.75	N/A	N/A	N/A	N/A
March 25, 2015	13.01	13.01	13.01	13.01	13.01	N/A	N/A	N/A	N/A
April 25, 2015	11.75	11.75	11.75	11.75	11.75	N/A	N/A	N/A	N/A
May 25, 2015	12.14	12.14	12.14	12.14	N/A	N/A	N/A	N/A	N/A
June 25, 2015	11.75	11.75	11.75	11.75	N/A	N/A	N/A	N/A	N/A
July 25, 2015	12.14	12.14	12.14	12.14	N/A	N/A	N/A	N/A	N/A
August 25, 2015	11.75	11.75	11.75	11.75	N/A	N/A	N/A	N/A	N/A
September 25, 2015	11.75	11.75	11.75	11.75	N/A	N/A	N/A	N/A	N/A
October 25, 2015	12.14	12.14	12.14	12.14	N/A	N/A	N/A	N/A	N/A
November 25, 2015	11.75	11.75	11.75	N/A	N/A	N/A	N/A	N/A	N/A
December 25, 2015	12.14	12.14	12.14	N/A	N/A	N/A	N/A	N/A	N/A
January 25, 2016	11.75	11.75	11.75	N/A	N/A	N/A	N/A	N/A	N/A
February 25, 2016	11.75	11.75	11.75	N/A	N/A	N/A	N/A	N/A	N/A
March 25, 2016	12.56	12.56	12.56	N/A	N/A	N/A	N/A	N/A	N/A
April 25, 2016	11.75	11.75	11.75	N/A	N/A	N/A	N/A	N/A	N/A
May 25, 2016	12.14	12.14	N/A	N/A	N/A	N/A	N/A	N/A	N/A
June 25, 2016	11.76	11.76	N/A	N/A	N/A	N/A	N/A	N/A	N/A
July 25, 2016	12.16	12.16	N/A	N/A	N/A	N/A	N/A	N/A	N/A
August 25, 2016	11.77	11.77	N/A	N/A	N/A	N/A	N/A	N/A	N/A
September 25, 2016	11.77	11.77	N/A	N/A	N/A	N/A	N/A	N/A	N/A
October 25, 2016	12.20	12.20	N/A	N/A	N/A	N/A	N/A	N/A	N/A
November 25, 2016	11.81	11.81	N/A	N/A	N/A	N/A	N/A	N/A	N/A
December 25, 2016	12.21	12.21	N/A	N/A	N/A	N/A	N/A	N/A	N/A
January 25, 2017	11.85	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
February 25, 2017	11.86	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
March 25, 2017	13.13	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
April 25, 2017	11.86	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
May 25, 2017	12.25	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
June 25, 2017	11.86	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
July 25, 2017	12.25	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
August 25, 2017	11.86	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

_____

(1)
Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the current Class Principal Balance.

(2)	Assumes 30% CPR, no losses, commencing in May 2007, each Mortgage Index and One-Month LIBOR is 20% and that the optional clean-up call is not exercised and no successful auction occurs.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller.  See “Use of Proceeds” in the accompanying prospectus and “Method of Distribution” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
General

For federal income tax purposes, the Issuing Entity (exclusive of the Swap Agreement and the assets held in the Derivative Account) will consist of one or more REMICs in a tiered structure.  The highest REMIC will be referred to as the “Master REMIC,” and each REMIC below the Master REMIC (if any) will be referred to as an “underlying REMIC.” Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in a tiered structure.  The assets of the lowest underlying REMIC (or the Master REMIC if there is no underlying REMIC) will consist of the Mortgage Loans and any other assets designated in the Pooling and Servicing Agreement.  The Master REMIC will issue the Certificates (excluding the Class A-R Certificates, the “Regular Certificates”).  The Regular Certificates will be designated as the regular interests in the Master REMIC.  The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC.  Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

The Regular Interest component of the LIBOR Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes.  The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that:  in the case of the LIBOR Certificates, it will be subject to a cap on current interest accruals at a rate equal to the Pool Net WAC Cap, or the lesser of the applicable Net WAC Caps in the case of the Senior Certificates, in each case calculated for this purpose by (i) excluding any Swap Termination Payments and (ii) treating the fixed rate payable under the Swap Agreement as subject to a cap equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans (the “REMIC Cap”).  In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive certain payments in excess of the applicable REMIC Cap.

Upon the issuance of the Certificates, Sidley Austin LLP (“Tax Counsel”), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, that each REMIC created under the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Regular Certificates will represent regular interests in a REMIC.  Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the LIBOR Certificates to receive payments in excess of the applicable REMIC Cap will represent contractual rights coupled with regular interests within the meaning of Treasury regulations Section 1.860G 2(i).  The term “Cap Contract” refers to the rights of the holders of the LIBOR Certificates to receive any payments in excess of the applicable REMIC Cap.

Taxation of Regular Certificates

The following discussion assumes that the rights of the holders of the Regular Certificates under the Cap Contract will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes.  If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to such certificateholders and different withholding tax consequences on payments in excess of the applicable REMIC Cap to holders of the LIBOR Certificates who are non-U.S. Persons.  Prospective investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

A holder of a Regular Certificate must allocate the purchase price for such Certificate between two components—the REMIC Regular Interest component and the Cap Contract component.  The Cap Contract component should further be viewed as deemed obligations of the certificateholders of the related Class OC Certificates.  For information reporting purposes, it will be assumed in accordance with the Pooling and Servicing Agreement that, with respect to any Regular Certificate, the Cap Contract component will have an insubstantial value relative to the value of the Regular Interest component.  The IRS could, however, argue that the Cap Contract component has a greater value, and if that argument were to be sustained, the Regular Interest component of the LIBOR Certificates could be viewed as having been issued with either an additional amount of original issue discount (“OID”) (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income).  See “Federal Income Tax Consequences—REMICs-Taxation of Owners of REMIC Regular Certificates—Original Issue Discount and Premium” in the accompanying prospectus.

Upon the sale, exchange, or other disposition of a Regular Certificate, the holder must allocate the amount realized between the two components of the certificate (that is, the Regular Interest component and the Cap Contract component) based on the relative fair market values of those components at the time of sale.  Assuming that these certificates are held as “capital assets” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss.  Gain attributable to the Regular Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

(1)           the amount that would have been includable in the holder’s gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the certificate over

(2)           the amount actually included in such holder’s income.

As stated above, a portion of the purchase price paid by a holder to acquire a Regular Certificate will be attributable to the Cap Contract component of such certificate.  The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate Cap Contract.  Under the level yield constant interest method, the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of such a certificate.

Any payments received by a holder of a LIBOR Certificate in excess of the applicable REMIC Cap will be treated as periodic payments on an interest rate cap agreement.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized price of the Cap Contract component, such excess is ordinary income to a holder of a LIBOR Certificate.  If for any year the amount of that year’s amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction to a holder of such a Regular Certificate.  In the case of an individual, such deduction will be (i) an “item of preference” for purposes of the “alternative minimum tax” imposed by section 55 of the Code, (ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and (iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

In addition, any amounts payable on a Regular Interest component of a LIBOR Certificate in excess of the amount of payments on the Certificates to which it relates as a result of certain Swap Termination Payments, any excess of the REMIC Cap over the Pool Net WAC Cap, or otherwise will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Swap Agreement.  Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year.  Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction subject to the limitations outlined above.  Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class OC Certificates to make payments under the Swap Agreement.

Income on the Regular Interest component of the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

Certain Classes of Regular Certificates may be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount (“OID”).  For purposes of determining the amount and rate of accrual of OID and market discount, the Issuing Entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 30% CPR (the “Prepayment Assumption”).  No representation is made that the mortgage loans will prepay at the foregoing rate or any other rate.  Although the tax treatment of the Regular Certificates is uncertain, in accordance with the Pooling and Servicing Agreement the Securities Administrator will treat interest payments in respect of the Regular Certificates as “qualified stated interest” within the meaning of the Code.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount and Premium” in the accompanying prospectus.  If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed.  See “Federal Income Tax Consequences—REMICs-Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

Computing accruals of OID in the manner described in the accompanying prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period.  Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

As described more fully under “Federal Income Tax Consequences” in the accompanying prospectus, the Offered Certificates will represent “real estate assets” under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the Assets of the Issuing Entity will be so treated, and income on the Regular Interest component of the Regular Certificates will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the Assets of the Issuing Entity will be so treated.  The Regular Interest component of the Regular Certificates will represent qualified mortgages under Section 860G(a) (3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.  The Cap Contract component of a Regular Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or a qualified mortgage under Section 860G(a)(3) of the Code.

The Class A-R Certificates

The holders of the Class A-R Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income.  The resulting tax liability of the holders may exceed cash distributions to them during certain periods.  All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.  See “Federal Income Tax Consequences—Tax Related Restrictions on Transfers of REMIC Residual Certificates” in the accompanying prospectus.

In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply.  However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year.  In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting, and tax withholding on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest.  A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Purchasers of a Class A-R Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Class A-R Certificates discussed in the accompanying prospectus and consult their tax advisors with respect to those consequences.  See “Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates” in the accompanying prospectus.  Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a “noneconomic” residual interest, as a “tax avoidance potential” residual interest or as both.  Among other things, holders of noneconomic Class A-R Certificates should be aware of REMIC regulations that may affect their ability to transfer their Class A-R Certificates.  See “Federal Income Tax Consequences—Tax Related Restrictions on Transfers of REMIC Residual Certificates,”

“—REMICs—Taxation of Owners of REMIC Residual Certificates—Market-to-Market Rules” and “—Excess Inclusions” and “Federal Income Tax Consequences—Residual Certificate Payments—Non-U.S. Persons” in the accompanying prospectus.

Additionally, for information regarding certain transactions prohibited to REMICs and the treatment of Realized Losses, see “Federal Income Tax Consequences —Prohibited Transactions and Other Taxes” and “Federal Income Tax Consequences —REMICs —Taxation of Owners of REMIC Regular Certificates —Effects of Defaults and Delinquencies” in the accompanying prospectus.

OTHER TAXES

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.  All investors are encouraged to consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested (together, “Plans”), and on persons who are fiduciaries with respect to these Plans.

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such certificates.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

The U.S. Department of Labor has granted to the Underwriter an administrative exemption (the “Exemption”), which exempts from the application of the prohibited transaction rules transactions relating to:

•
the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•	the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

Among the conditions which must be satisfied for the Exemption to apply:

•
The acquisition of the Offered Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•
The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch or Moody’s.

•	The Trustee is not an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than an Underwriter.

•
The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer’s services under the related Purchaser and Servicing Agreement and reimbursements of such person’s reasonable expenses in connection therewith.

•	The Plan investing in the Offered Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The Issuing Entity must also meet each of the requirements listed below:

•	The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

•
Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of Offered Certificates.

•
Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire an interest in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

•
in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Assets of the Issuing Entity are acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations held by the Issuing Entity;

•	the Plan’s investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, the Underwriter, any obligor with respect to Mortgage Loans included in the Assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the Assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

Except as provided below with respect to the Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

The Swap Agreement does not meet all of the requirements for an “eligible swap” under the Exemption and has not been included in the trust, and consequently an interest in the Swap Agreement is not eligible for the exemptive relief available under the Exemption.  For ERISA purposes, an interest in a class of Offered Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the Swap Agreement and (ii) the right to proceeds of the Swap Agreement.  A Plan’s purchase and holding of an Offered Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code unless an exemption is available.

Accordingly, as long as the Swap Agreement and the Supplement Interest Trust are in effect, no Plan or other person using the plan assets may acquire or hold any interest in an Offered Certificate unless, in addition to satisfying the requirements of the Exemption, such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts), PTCE 96-23 (for transactions effected by “in-house asset manager”) or the service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or a similar exemption (collectively, the “Investor-Based Exemptions”).  It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions.  Plan fiduciaries should consult their legal counsel concerning these issues.  As long as the Swap Agreement and the Supplemental Interest Trust are in effect, each beneficial owner of an Offered Certificate, or any interest in an Offered Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets, or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least “BBB-” or its equivalent from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE, MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

•
a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

•
a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

•
an opinion of counsel satisfactory to the Securities Administrator and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer, or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, described above, and PTCE 83-1, described in the accompanying prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Assets of a Plan or individual retirement account should not be invested in the Certificates unless it is clear that the assets of the Issuing Entity will not be plan assets or unless it is clear that the Exemption and, as long as the Swap Agreement and Supplemental Interest Trust are in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Morgan Stanley & Co. Incorporated (the “Underwriter”), the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.  Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.  The Offered Certificates will not be listed on any national securities exchange.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter is an affiliate of the Depositor, the Seller, the Sponsor and the Counterparty.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Sidley Austin llp, New York, New York.  Certain tax matters will be passed upon for the Depositor by Sidley Austin llp.  Sidley Austin llp will act as counsel for the Underwriter.

RATINGS

It is a condition of the issuance of the Certificates that they receive the respective ratings set forth on page iv of this prospectus supplement by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and by Moody’s Investors Service, Inc. (“Moody’s” and, together with S&P, the “Rating Agencies”).

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the Certificateholders under the agreements pursuant to which such certificates are issued.  The ratings do not address Prepayment Interest Shortfalls, Net WAC Carry Forward Amounts or Relief Act Interest Shortfalls.  The rating assigned to the Class A-R Certificates only addresses the return of its Class Principal Balance.  Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

The Depositor has requested that S&P and Moody’s maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or Moody’s will continue their surveillance of the ratings assigned to the offered certificates.

INDEX OF CERTAIN DEFINITIONS

1/1 Mortgage Loan	S-35
10/1 Mortgage Loan	S-35
10/6 Month Mortgage Loan	S-35
2/6 Month Mortgage Loan	S-35
3/1 Mortgage Loan	S-35
3/6 Month Mortgage Loan	S-35
5/1 Mortgage Loan	S-35
5/6 Month Mortgage Loan	S-35
6 Month Mortgage Loan	S-35
7/1 Mortgage Loan	S-35
7/6 Month Mortgage Loan	S-35
Adjustable-Rate Mortgage Loans	S-32
Adjustment Date	S-34
Aggregate Cut-off Date Loan Group Balance	S-32
Aggregate Cut-off Date Pool Principal Balance	S-32
Assets	S-120
Assets of the Issuing Entity	S-32
Assignment Agreements	S-33
Auction Purchaser	S-120
Available Distribution Amount	S-84
Basic Principal Distribution Amount	S-85
Basis Risk Carry Forward Amount	S-85
book-entry certificates	S-77
Breached Mortgage Loan	S-120
Business Day	S-77
Cap Contract	S-102, S-137
Cap Contract Termination Date	S-102
Cap Counterparty	S-73, S-102
Certificateholder	S-77
Class A Certificates	S-75
Class A Principal Allocation Percentage	S-86
Class B Certificates	S-75
Class B-1 Principal Distribution Amount	S-88
Class B-2 Principal Distribution Amount	S-88
Class B-3 Principal Distribution Amount	S-89
Class M Certificates	S-75
Class M Senior Certificates	S-75
Class M-1 Principal Distribution Amount	S-86
Class M-2 Principal Distribution Amount	S-86
Class M-3 Principal Distribution Amount	S-86
Class M-4 Principal Distribution Amount	S-87
Class M-5 Principal Distribution Amount	S-87
Class M-6 Principal Distribution Amount	S-87
Class P Distribution Amount	S-89
Class Principal Balance	S-76
Closing Date	S-74
Code	S-137, S-139
Compensating Interest	S-26
Counterparty	S-73
CPR	S-120
Custodial Account	S-80
Cut-off Date	S-32
Debt Service Reduction	S-90
Defaulted Swap Termination Payment	S-89, S-104
Defective Mortgage Loan	S-54
Deficient Valuation	S-89
Deleted Mortgage Loan	S-55
Depositor	S-54
Derivative Account	S-100
Determination Date	S-65
Distribution Account	S-81
Distribution Date	S-77
DTC	S-77, 1
Due Date	S-34, S-84
Due Period	S-84
ERISA	S-141
excess interest	S-26
Excess Subordinated Amount	S-90
Exemption	S-141
Expense Fee Rate	S-65
Extra Principal Distribution Amount	S-90
First Tier Downgrade Termination Event	S-104
FSMA	iii
Global Securities	1
GMAC	S-57
GMACM	S-33
GMACM Serviced Mortgage Loan	S-62
GreenPoint	S-33
GreenPoint Serviced Mortgage Loan	S-62
Gross Margin	S-34
Group 1 Mortgage Loans	S-32
Group 1 Senior Basis Risk Carry Forward Amount	S-90
Group 1 Senior Certificates	S-75
Group 1 Senior Principal Allocation Amount	S-90
Group 1 WAC Cap	v, S-21, S-90
Group 2 Mortgage Loans	S-32
Group 2 Senior Basis Risk Carry Forward Amount	S-90
Group 2 Senior Certificates	S-75
Group 2 Senior Principal Allocation Amount	S-90
Group 2 WAC Cap	v, S-21, S-90
HSBC	S-33
HSBC Serviced Mortgage Loan	S-62
Initial Periodic Rate Cap	S-35
Interest Accrual Period	S-90
Interest Carry Forward Amount	S-91
Interest Distribution Amount	S-91
Interest Only Loans	S-34
Interest Remittance Amount	S-91

Investor-Based Exemptions	S-143
ISDA Credit Support Annex	S-105
Issuing Entity	S-32
Last Scheduled Distribution Date	S-110
LIBOR	S-79
LIBOR Business Day	S-80
LIBOR Certificates	S-75
Liquidated Loan	S-91
Liquidation Proceeds	S-91
loan group	S-8
Loan Group	S-32
loan group 1	S-8
Loan Group 1	S-32
loan group 2	S-8
Loan Group 2	S-32
Loan-to-Value Ratio	S-36
LPMI Mortgage Loans	S-36
Master REMIC	S-137
Master Servicer	S-33, S-54
Master Servicer Default	S-66
Maximum Mortgage Rate	S-35
Minimum Auction Price	S-121
Minimum Mortgage Rate	S-35
Monthly Advance	S-65
Moody’s	S-144
Mortgage	S-54
Mortgage File	S-54
Mortgage Index	S-34
Mortgage Loan Auction Price	S-120
Mortgage Loan Purchase Agreement	S-33
Mortgage Loans	S-32
Mortgage Note	S-54
Mortgage Pool	S-32
Mortgage Rate	S-34
Mortgaged Property	S-32
MSCS	S-73
MSMC	S-32, S-56, S-69, S-72
MSMC Mortgage Loans	S-33
National City	S-33
National City Serviced Mortgage Loan	S-62
Net Monthly Excess Cashflow	S-91
Net Mortgage Rate	S-65, S-91
net prepayment interest shortfalls	S-65
net swap payment	S-13
Net Swap Payment	S-103
net swap receipt	S-13
Net Swap Receipt	S-103
Net WAC Cap	v
Offered Certificates	S-75
OID	S-138, S-139
One-Year CMT Index	S-34
One-Year LIBOR Index	S-34
Optional Termination Date	v, S-120
Originator	S-33
Other Mortgage Loans	S-33
overcollateralization	S-26
Overcollateralization Increase Amount	S-91
Overcollateralization Target Amount	S-91
Overcollateralized Amount	S-92
Pass-Through Rate	S-92
Percentage Interest	S-121
Plans	S-141
Pool Net WAC Cap	v, S-21, S-92
Pooling and Servicing Agreement	S-54
Prepayment Assumption	S-139
Prepayment Interest Shortfall	S-92
Prepayment Period	S-84
Principal Distribution Amount	S-92
Principal Remittance Amount	S-92
Privately Offered Certificates	S-75
Pro Rata Portion	S-92
Prospectus Directive	iii
PTCE	S-143
Purchase Price	S-120
Rating Agencies	S-144
Realized Loss	S-92
Record Date	S-77
Reference Bank Rate	S-80
Reg AB	S-66
Regular Certificates	S-137
Relevant Implementation Date	ii
Relevant Member State	ii
Relevant Persons	iii
Relief Act Interest Shortfall	S-93
REMIC Cap	S-137
Replacement Mortgage Loan	S-55
Replacement Swap Counterparty Payment	S-93
Replacement Swap Provider Payment	S-103
ResCap	S-57
Residual Certificates	S-75
restricted group	S-141
S&P	S-144
Second Tier Downgrade Termination Event	S-105
Securities Administrator	S-54
Seller	S-54
Senior Certificate Group	S-75
Senior Certificates	S-74
Senior Defaulted Swap Termination Payment	S-93
Senior Enhancement Percentage	S-93
Senior Interest Distribution Amount	S-93
Senior Principal Distribution Amount	S-93
Sequential Trigger Event	S-93
Servicer Remittance Date	S-61, S-64
Significance Estimate	S-103, S-106
Significance Percentage	S-103, S-106
Six-Month LIBOR Index	S-34
Sponsor	S-56
Sponsor Servicing Rights Mortgage Loans	S-57
Stated Principal Balance	S-94
Stepdown Date	S-94
structuring assumptions	S-110

Subordinate Certificates	S-74
Subordinated Basis Risk Carry Forward Amount	S-94
Subordinated Certificates	S-75
Subordinated Interest Distribution Amount	S-94
Subsequent Periodic Rate Cap	S-34
Subsequent Recoveries	S-94
Substitution Adjustment Amount	S-55
Supplemental Interest Rate Cap	S-132
Supplemental Interest Trust	S-100, S-102
Swap Agreement	S-103
Swap Counterparty	S-73, S-103
Swap Payment Allocation	S-94
Swap Payment Rate	S-94
Swap Termination Date	S-103
Swap Termination Payment	S-104
Tax Counsel	S-137
Telerate Screen Page 3750	S-80
Temporary regulations	S-140
Three Month Rolling Average	S-95
Trigger Event	S-94
Trustee	S-54
U.S. Person	4
underlying mortgage loan purchase agreement	S-33
underlying REMIC	S-137
underlying REMIC Regular Interests	S-137
underlying servicing agreement	S-33
Underwriter	S-144
Unpaid Interest Shortfall Amount	S-95
Unpaid Realized Loss Amount	S-95
Wachovia	S-33
Wachovia Serviced Mortgage Loan	S-62
Weighted Average Net Mortgage Rate	S-65
Wells Fargo	S-33, S-54, S-72
Wells Fargo Serviced Mortgage Loan	S-63
Wells Fargo Servicer	S-33
Wilmington Finance	S-33
Wilmington Finance Mortgage Loans	S-33

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account.  The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

1.
borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System’s Customary procedures;

2.
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

3.
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form

W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemptions for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification),

U.S. Federal Income Tax Reporting Procedure.  The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on October 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.  This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II
CAP CONTRACT AND SWAP AGREEMENT SCHEDULES

Cap Contract Schedule
Distribution Dates	Notional Balance ($)	Strike Rate (%)

May 25, 2007	111,840,600.00	7.562
June 25, 2007	108,527,147.55	6.050
July 25, 2007	105,310,851.88	6.260
August 25, 2007	102,188,942.45	6.050
September 25, 2007	99,158,650.48	6.050
October 25, 2007	96,217,288.41	6.260
November 25, 2007	93,362,247.49	6.050
December 25, 2007	90,590,995.45	6.260
January 25, 2008	87,901,074.31	6.050
February 25, 2008	85,290,098.16	6.050
March 25, 2008	82,755,751.06	6.484
April 25, 2008 and thereafter	0.00	N/A

II-1

Swap Agreement Schedule
Distribution Dates	Notional Balance ($)	Multiplier

May 25, 2007	0.00	N/A
June 25, 2007	0.00	N/A
July 25, 2007	0.00	N/A
August 25, 2007	0.00	N/A
September 25, 2007	0.00	N/A
October 25, 2007	0.00	N/A
November 25, 2007	0.00	N/A
December 25, 2007	0.00	N/A
January 25, 2008	0.00	N/A
February 25, 2008	0.00	N/A
March 25, 2008	0.00	N/A
April 25, 2008	78,909,708.23	10.00
May 25, 2008	76,440,989.52	10.00
June 25, 2008	74,126,721.25	10.00
July 25, 2008	71,880,374.81	10.00
August 25, 2008	69,699,957.62	10.00
September 25, 2008	67,556,043.85	10.00
October 25, 2008	65,452,232.71	10.00
November 25, 2008	63,392,930.77	10.00
December 25, 2008	61,461,614.93	10.00
January 25, 2009	59,426,998.83	10.00
February 25, 2009	55,079,821.47	10.00
March 25, 2009	52,019,644.64	10.00
April 25, 2009	50,403,241.05	10.00
May 25, 2009	48,853,626.51	10.00
June 25, 2009	47,349,490.63	10.00
July 25, 2009	45,813,777.10	10.00
August 25, 2009	44,398,852.73	10.00
September 25, 2009	43,025,455.82	10.00
October 25, 2009	41,692,368.07	10.00
November 25, 2009	40,371,759.28	10.00
December 25, 2009	38,916,782.78	10.00
January 25, 2010	35,323,690.67	10.00
February 25, 2010	33,431,513.86	10.00
March 25, 2010	31,970,780.49	10.00
April 25, 2010	30,890,054.49	10.00
May 25, 2010	29,913,450.61	10.00
June 25, 2010	29,762,081.57	10.00
July 25, 2010	28,884,589.57	10.00
August 25, 2010	28,026,865.87	10.00
September 25, 2010	27,203,879.32	10.00
October 25, 2010	26,384,600.90	10.00
November 25, 2010	25,605,839.02	10.00
December 25, 2010	24,850,087.80	10.00
January 25, 2011	24,120,361.24	10.00
February 25, 2011	23,412,051.81	10.00
March 25, 2011	22,724,530.95	10.00
April 25, 2011	22,012,582.49	10.00
May 25, 2011	21,366,135.84	10.00
June 25, 2011	20,730,543.41	10.00
July 25, 2011	20,069,549.85	10.00
August 25, 2011	19,480,141.34	10.00
September 25, 2011	18,892,307.02	10.00
October 25, 2011	18,264,810.96	10.00
November 25, 2011	17,265,930.22	10.00
December 25, 2011	16,477,515.58	10.00
January 25, 2012	12,608,824.40	10.00
February 25, 2012	346,920.89	10.00
March 25, 2012 and thereafter	0.00	N/A

II-2

PROSPECTUS

                         Morgan Stanley Capital I Inc.
                                   Depositor

                      Mortgage Pass-Through Certificates
               (Issuable in Series by Separate Issuing Entities)

                                 -----------

     Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

     o    conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

     o    mortgage pass-through certificates and mortgage-backed securities;

     o    direct obligations of the United States or other governmental agencies; or

     o    any combination of the above.

     The certificates of any series will not be obligations of Morgan Stanley
Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                 -----------

            Investing in any series of certificates involves risks.
          See "Risk Factors" beginning on page 6 of this prospectus.

                                 -----------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 -----------

                                MORGAN STANLEY

                The date of this prospectus is December 1, 2006

             Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the
SEC is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and Morgan Stanley Capital I Inc.'s
telephone number is (212) 761-4000.

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a series of certificates, read this entire document and the accompanying prospectus supplement carefully.

               Relevant Parties for Each Series of Certificates

Issuing Entity............................  Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among Morgan Stanley
                                            Capital I Inc., one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Capital I Inc. a wholly-owned subsidiary of Morgan Stanley.

Sponsor and Seller........................  Unless otherwise specified in the related prospectus supplement, Morgan Stanley
                                            Mortgage Capital Inc., a New York corporation, will be the sponsor and a seller into the each trust. Morgan Stanley Mortgage Capital Inc. is an affiliate of the depositor and its address is 1585 Broadway, New York, New York 10020. See "The
                                            Sponsor" in this Prospectus.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans for each series of certificates, which servicer(s) may be affiliates of Morgan Stanley Capital I
                                            Inc., will be named in the related prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

                                                     The Mortgage Assets

General...................................  Each trust will own the related mortgage loan, including mortgage participations, or mortgage-backed securities or both or, if specified in the applicable prospectus supplement, direct obligations of the United States or other governmental agencies. You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or adjustable interest rate mortgage loans, or mortgage participations, secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations. Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than Morgan Stanley Capital I Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first liens or junior liens or first and junior

                                                              1

                                            liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and mortgage-backed securities, direct obligations of the United States or other governmental agencies which provide for payment of interest or principal or both.

                                                         Other Assets

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust fund may include the following agreements and other similar agreements:

                                            o   guaranteed investment contracts;

                                            o   interest rate swap or exchange agreements;

                                            o   interest rate cap, collar or floor contracts;

                                            o   currency exchange contracts; or

                                            o   other interest rate or currency agreements.

                                                      Credit Enhancement

Subordination.............................  A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

                                            Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate shares of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

                                            o   the preferential right of the senior  certificateholders to receive, prior to any distribution being made in respect of the related subordinate certificates on each distribution date, current distributions on the related mortgage loans and
                                                mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for
                                                distributions on such date;

                                            o   the right of such holders to receive future distributions on the mortgage loans and mortgage-backed securities that would otherwise have been payable to the holders of subordinate certificates;

                                            o   the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans and mortgage-backed securities; or

                                            o   any combination of the above.

                                                              2

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series may be entitled to the benefits of the following types of credit enhancement:

                                            o   limited guarantee

                                            o   financial guaranty insurance policy

                                            o   surety bond

                                            o   letter of credit

                                            o   mortgage pool insurance policy

                                            o   reserve fund

                                            o   cross-support

                                            Any credit support will be described in the applicable prospectus supplement.

                                                Distributions on Certificates

General...................................  Each series of certificates will consist of one or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                                            o   principal and interest payments in respect of the related mortgage loans and mortgage-backed securities;

                                            o   principal distributions, with no interest distribution;

                                            o   interest distributions, with no principal distributions;

                                            o   sequential or concurrent distributions of principal;

                                            o   senior or subordinate distributions of interest or principal or both;

                                            o   distributions of interest after an interest accrual period; or

                                            o   such other distributions as are described in the applicable prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions, interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates--net of servicing fees and other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                                            Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the fixed, floating or weighted average pass-through rate for each class

                                                              3

                                            indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal.................................  With respect to a series of certificates, principal payments including prepayments on the related mortgage loans and mortgage-backed securities will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date.
                                            Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will be made will be specified in the related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

                                      Additional Aspects of each Series of Certificates

Termination...............................  If so specified in the prospectus supplement with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified in the related prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o   in book-entry form through the facilities of The Depository Trust Company; or

                                            o   in fully registered, certificated form.

                                            If you own book-entry certificates, you will not receive physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary circumstances. Instead, The Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through participating

                                                              4

                                            organizations. This may result in delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through The Depository
                                            Trust Company and its participating organizations.

Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will depend on:

                                            o   whether a "real estate mortgage investment conduit" election is made with respect to a series of certificates; and

                                            o   if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or residual interests.

                                            If  a "real estate mortgage investment conduit" election is not made, the certificates will be treated as interests in a grantor trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as
                                            amended, also known as ERISA, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

Rating....................................  Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                                            o    A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

                                            o    Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                                              5

                                 RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

Lack of a Secondary Market May
  Make it Difficult for You to Resell
  Your Certificates                        The liquidity of your certificates may be limited. You should consider that:

                                            o   a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

                                            o   the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such certificates, but no underwriter will be obligated to do so; and

                                            o   unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

                                            Certain classes of certificates may not constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates. We refer you to "Legal Investment" for additional information.

The Trust Fund's Assets May be
  Insufficient to Pay Your Certificates
  in Full                                   Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley
                                            Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source.  Exceptions include:

                                            o   loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                                              6

                                            o   advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                            Because some of the representations and warranties with respect to the mortgage loans and mortgage-backed securities may have been made or assigned in connection with transfers of the mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan
                                            Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts and will not be available for the future payment of principal or interest on the certificates. If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.

                                            Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

Credit Enhancement is Limited in
   Amount  and Coverage                     With respect to each series of certificates, credit enhancement may be provided to cover losses on the underlying mortgage loans and mortgage-backed securities up to specified amounts.

                                            Regardless of the form of credit enhancement provided:

                                            o   the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

                                            o   the amount of coverage may provide only very limited coverage as to certain types of losses such as hazard losses, bankruptcy losses and fraud losses, and may provide no coverage as to certain other types of losses; and

                                            o   all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

                                            In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                                              7

                                            None of Morgan Stanley Capital I Inc., any servicer, or any of their affiliates, will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

Changes in Conditions in the Real
   Estate Market Will Affect Mortgage
   Loan Performance                         An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the borrower's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

                                            If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                            To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

Geographic Concentration May
   Increase Rates of Loss and
   Delinquency                              In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                            The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of delinquencies, foreclosure and losses with respect to any trust fund.

                                                              8

The Rate of Prepayment on Mortgage
   Assets May Adversely Affect Average
   Lives and Yields on Certificates         The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans and mortgage-backed securities, including prepayments, liquidations due to defaults and mortgage loan repurchases. Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                            The yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and mortgage-backed securities; and the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                                            The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                                            o   prevailing mortgage market interest rates;

                                            o   local and national economic conditions;

                                            o   homeowner mobility; and

                                            o   the ability of the borrower to obtain refinancing.

                                            In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

Certificates May Not Be Appropriate
   for Individual Investors                 The offered certificates are not suitable  investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

                                            o    The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

                                                              9

                                            o    The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the related aggregate loan group.

                                            o    Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

Ratings on Certificates Reflect
   Limited Assessments                      Any rating assigned by a rating agency to a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal prepayments, including those caused by defaults, on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                            The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

Ratings Do Not Guaranty Value               If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I
                                            Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

                                            Each rating agency rating the certificates of any series may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. If your certificates have the benefit of a surety bond, such as a note or certificate insurance policy, the ratings of the certificates will depend primarily on the creditworthiness of the insurer as the provider of the bond or policy relating to the certificates. In that event, any reduction in the insurer's financial strength and claims-paying ability ratings could result in a reduction of the ratings on the certificates. In all cases, no person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or

                                                             10

                                            withdraws its rating on one or more classes of the certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Payments in Full of a Balloon Loan
   Depend on the Borrower's Ability to
   Refinance the Balloon Loan or Sell
   the Mortgaged Property                   Certain of the mortgage loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                            o   the level of available mortgage interest rates at the time of sale or refinancing;

                                            o   the borrower's equity in the related mortgaged property;

                                            o   the financial condition of the mortgagor;

                                            o   tax laws;

                                            o   prevailing general economic conditions; and

                                            o   the availability of credit for single family real properties generally.

Mortgage Loans Secured by Junior
   Liens May Only Be Satisfied
   After the Related First Lien Mortgage
   Has Been Satisfied                       Certain of the mortgage loans may be secured by junior liens and the related first liens may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

                                                             11

Obligors May Default in Payment
   of Mortgage Loans                        If so specified in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted within prescribed parameters to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, such extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

The Holders of Subordinate
   Certificates Will Bear a Greater
   Risk of Payment Delays and Losses        The weighted average lives of, and the yields to maturity on, subordinate certificates will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. If so specified in the related prospectus supplement, realized losses on the loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the subordinate certificates in inverse order of severity. Once a realized loss is allocated to security, no principal or interest will be distributable with respect to such written down amount, except to such extent and in such priority as may be specified in the related prospectus supplement in the event of any subsequent recoveries received on liquidated loans after they are liquidated.

                                            In addition, to the extent subordinate certificates are issued in the multiple classes, as described in the related prospectus supplement, the yield of such classes may be particularly sensitive to changes in the rates of prepayments of the loans. Distributions of principal will be made to the holders of such certificates according to the priorities described in the related prospectus supplement and the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing of those losses), to the extent such losses are not covered by excess interest, overcollateralization, more subordinate certificates or other credit enhancement. Furthermore, as described in the related prospectus supplement, the timing of receipt of principal and interest by such certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Mortgage Loan Acceleration Clauses
   May Not Be Enforceable                   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the

                                                             12

                                            mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

There Are Restrictions on Investors
   Subject to ERISA                         Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life
                                            Insurance Co. v. Harris Trust & Savings Bank.

If Your Certificates are Interest Only
   Certificates, the Return on Your
   Investment will be Especially
   Sensitive to Prepayments on the
   Loans                                    An investment in interest only certificates is especially sensitive to prepayments on the loans held by the related trust because payments on interest only certificates depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only certificates. If borrowers prepay their loans at a particularly high rate, investors in interest only certificates may not recover their initial investments.

Prepayments on the Loans Could Lead
   to Shortfalls in the Distribution of
   Interest on Your Certificates            When a voluntary principal prepayment is made by the borrower on a loan (excluding any payments made upon liquidation of any loan), the borrower is generally charged interest only up to the date of the prepayment, instead of for a full month.
                                            However, principal prepayments will only be passed through to the holders of the certificates on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. If and to the extent described in the related prospectus supplement, the applicable servicer will be obligated, without any right of reimbursement, for the amount of shortfalls in interest collections that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments and thirty (or such other number as may be specified in the related prospectus supplement) days'
                                            interest on the prepaid loans, but only to the extent those shortfalls do not exceed all or the specified percentage set forth in the prospectus supplement of the servicing fees for that distribution date payable to that servicer.

                                            For trusts to which this obligation of the servicer is applicable, if the servicer fails to make such payments or the resulting shortfall exceeds the applicable portion of the servicing fees payable to that servicer for

                                                             13

                                            the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from involuntary prepayments such as liquidation of a defaulted loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction the yield on your certificates.

If the Trust Includes a Pre-Funding
   Account and if the Funds on Deposit
   in the Pre-Funding Account are Not
   Used to Purchase Additional Loans,
   Those Funds will be Distributed as a
   Payment of Principal, Which May
   Adversely Affect the Yield on the
   Affected Certificates                    If, as described in the related prospectus supplement, the trust includes a pre-funding account and if all of the money originally deposited in the pre-funding account has not been used by the end of the pre-funding period as described in the related prospectus supplement, the remaining amount will be applied as a payment of principal on the following distribution date to the holders of the certificates in the manner described in the prospectus supplement. If the amount of cash is substantial, the affected certificates will receive a significant unexpected early payment of principal. These payments could adversely affect your yield, particularly if you purchased the affected certificates at a premium.

                                            Any purchase of additional loans by the trust using funds on deposit in the pre-funding account will be subject to the following conditions, among others:

                                            o   each additional loan must satisfy specified statistical criteria and representations and warranties; and

                                            o   additional loans will not be selected in a manner that is believed to be adverse to the interests of the holders of the certificates.

                                            The ability of the related seller to acquire subsequent loans meeting the requirements for inclusion in the loan pool may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, we cannot assure you as to whether or to what extent economic or social factors will affect the seller's ability to acquire additional loans and therefore the ability of the trust to fully utilize the amount deposited into the pre-funding account.

Your Investment will be Subject to
   Counterparty Risk if Payments on
   Your Certificates are Dependant to
   any Degree on Payment on Cash
   Flow Agreements                          The assets of the trust may, if specified in the related prospectus supplement, include agreements, such as interest rate swaps, caps, floors or other similar agreements which will require the provider of such instrument to make payments to the trust under the circumstances described in the prospectus supplement. If payments on one or more classes of the certificates of the related series depend in part on payments to be received under such a cash flow agreement, the ability

                                                             14

                                            of the trust to make payments on the applicable classes will be subject to the credit risk of the provider of the cash flow agreement. The related prospectus supplement will describe any mechanism, such as the payment of "breakage fees,"
                                            which may exist to facilitate replacement of a cash flow agreement upon the default or credit impairment of the provider of the agreement. However, there can be no assurance that any such mechanism will be successful in enabling the related trust to obtain a replacement cash flow agreement in the event the credit of its provider becomes impaired, and the yield on the affected classes of certificates could be adversely affected as a result.

The Interest Rates of the Certificates
   with Adjustable Interest Rates May
   be Limited by the Effect of Interest
   Rates on the Loans and Other
   Factors                                  The certificates may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations. Those limitations on the interest rates for such certificates may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

                                            A variety of factors, in addition to those described in the next Risk Factor, could limit the interest rates and adversely affect the yield to maturity on such certificates. Some of these factors are described below:

                                            o   The interest rates on fixed-rate loans will not adjust, and the interest rates on adjustable-rate loans may be based on a variety of indexes, as specified in the related prospectus supplement. Adjustable-rate loans generally have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the next Risk Factor, most adjustable-rate loans will not have the first adjustment to their interest rates for some period of time after the origination of those loans. As a result of the limit on the interest rates for the certificates bearing an adjustable interest rate, these certificates may accrue less interest than they would accrue if their interest rates were based solely on the applicable index plus the specified margins.

                                            o   The index for the loans may change at different times and in different amounts than the index for the certificates. As a result, it is possible that interest rates on certain of the adjustable-rate loans may decline while the interest rates on such certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate loans and the interest rates for such certificates may decline or increase during the same period, but that the interest rates on such certificates may decline more slowly or increase more rapidly.

                                            o   If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates than on the loans with relatively lower interest rates, the interest rates on the certificates with adjustable interest rates that are subject to cap based on weighted average net-mortgage rates are more likely to be limited.

                                                             15

                                            o   To the extent specified in the related prospectus supplement, if the interest rates on certificates with adjustable interest rates are limited for any distribution date due to a cap based on the weighted average net interest rates of the loans or any particular groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by such certificates may, to the extent specified in the related prospectus supplement, also be covered by amounts payable under an interest rate cap or other similar agreement relating to such certificates.
                                                However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

If the Credit Enhancement for Your
   Certificates is Provided in Whole or
   in Part by Overcollateralization, the
   Interest Generated by the Loans May
   be Insufficient to Maintain the
   Required Level of
   Overcollateralization                    For certificates credit enhanced by overcollateralization, the weighted average of the net interest rates on the loans is expected to be higher than the weighted average of the interest rates on the certificates. In such cases, the loans are expected to generate more interest than is needed to pay interest owed on the certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization at the required level determined as provided in the related agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the previous Risk Factor, will affect the amount of excess interest that the loans will generate:

                                            o   Every time a loan is prepaid in full, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, the loan will be generating less interest.

                                            o   Every time a loan is liquidated or written off, excess interest may be reduced because those loans will no longer be outstanding and generating interest.

                                            o   If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the certificates.

                                            o   To the extent the mortgage pool includes adjustable-rate loans, such loans may have interest rates that adjust based on an index that is different from the index used to determine the interest rates on the certificates that bear adjustable rates of interest, and any fixed-rate loans have interest rates that do not adjust. In addition,

                                                             16

                                                the first adjustment of the interest rates for any adjustable rate loans may not occur for a significant period after the date of origination. As a result, the interest rates on any adjustable rate certificates may increase relative to the weighted average of the interest rates on the loans, or the interest rate on any adjustable rate certificates may remain constant as the weighted average of the interest rates on the loans declines. In either case, this would require that more of the interest generated by the loans be applied to cover interest on the certificates.

                                            o   If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher interest rates that on the loans with relatively lower interest rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

                                            o   Investors in certificates, and particularly subordinate certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

The Value of Your Certificates May be
   Adversely Affected by Losses on the
   Loans Even if Losses are Not
   Allocated to Your Certificates           If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect. Liquidations of defaulted loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to senior certificates and are likely to influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans would influence the yield on such certificates. You may be particularly affected if credit enhancement is provided in the form of overcollateralization as described in the applicable prospectus supplement. Such overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates then entitled to principal distributions at any time that the overcollateralization provided by the loan pool falls below the required level. An earlier return of principal to the holders of the certificates as a result of the overcollateralization provisions will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the certificates.

                                            The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected. If the performance of loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly Originated Loans May be More
   Likely to Default, Which May Cause
   Losses on the Certificates               Defaults on loans tend to occur at higher rates during the early years of the loans. The loans described in the related prospectus supplement may primarily have been originated within the 12 months prior to their sale to the trust. In any such case, the trust may experience higher rates of default than if the loans had been outstanding for a longer period of time.

                                                             17

Declining Property Values and Delays
   and Expenses Inherent in
   Foreclosure Procedures Could Delay
   Distributions to You or Result in
   Losses                                   Delays Due to Liquidation Procedures.  Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors.  Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made.
                                            As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount.  Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors.  Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.  As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                                            There is no assurance that the value of the trust assets for any series of certificates at any time will equal or exceed the principal amount of the outstanding certificates of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust
                                            (including the trustee, the master servicer and the credit enhancer, if any)
                                            generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to certificateholders. As a result, you may not receive the full amount of interest and principal due on your certificate.

                                            Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the certificateholders.

                                            We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation
                                            and other Limitations on Lenders" for additional information.

The Trust May Contain Loans Secured
   by Junior Liens; These Loans are
   More Likely than Loans Secured by
   Senior Liens to Experience Losses        The trust may contain loans that are in a junior lien position.  Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage.
                                            Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

                                                             18

The Loans will be Underwritten Using
   Varying Standards, and Less
   Stringent Underwriting Standards
   and the Resultant Potential for
   Delinquencies on the Loans Could
   Lead to Losses on Your Certificates      The trust may contain loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These loans may be considered to be of a riskier nature than loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the loans were made to other types of borrowers. In this event, the underwriting standards used in the origination of the loans held by the trust will generally be less stringent than those of Fannie
                                            Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the loans purchased by the trust for your series of certificates may experience higher rates of delinquencies, defaults and foreclosures than loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Some Types of Loans May be More
    Prone to Defaults and the Trust May
    Contain Large Concentrations of
    These Loans                             Because your certificates represent an interest in the loans held by the related trust, your investment may be affected by a decline in real estate values and changes in individual borrowers' financial conditions. You should be aware that the value of the mortgaged properties may decline. If the outstanding balance of a loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses.
                                            If the residential real estate market experiences an overall decline in property values, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent your certificates are not covered by credit enhancements, you will bear all of the risks resulting from defaults by borrowers.

                                            In addition, certain types of loans which have higher than average rates of default may be included in the trust that issues your certificates. The following types of loans may be included:

                                            o   loans that are subject to "negative amortization." The principal balances of such loans may be increased to amounts greater than the value of the underlying property. This increases the likelihood of default;

                                            o   loans that for a specified period after origination require the borrower to only make interest payments. During the interest-only period there will be no scheduled reduction in the principal balance of these loans and at the end of the period the scheduled monthly payment on these loans will increase. This increases the likelihood of default and the potential severity of loss associated with the default;

                                            o   loans that do not fully amortize over their terms to maturity, which are sometimes referred to as balloon loans. Such loans require a large payment at their stated maturity. These loans

                                                             19

                                                involve a greater degree of risk because the ability of a borrower to make this final payment typically depends on the ability to refinance the loan or sell the related mortgaged property;

                                            o   loans that provide for escalating or variable interest payments by the borrower. The borrower may have qualified for such loans based on an income level sufficient to make the initial payments only. As the payments increase, the likelihood of default will increase; and

                                            o   loans that are concentrated in certain regions, states or zip code areas of the United States. Such geographic units may experience weak economic conditions and housing markets. This may cause higher rates of loss and delinquency.

                                            We refer you to "The Trust Fund - The Loans" for additional information. The related prospectus supplement will disclose the extent to which any of these or other types of special risk loans are present in the pool applicable to your certificates.

Increased Use of New Mortgage Loan
   Products by Borrowers May Result
   in Decline in Real Estate
   Values Generally                         In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you anticipate.

Geographic Concentration Of The
   Loans
   May Increase The Risk Of Loss            The loans underlying a series of certificates may be concentrated in certain regions, states or zip codes. This concentration may present risks of losses on the related certificates that are greater than those generally present for similar asset-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets than the nation generally and this weakness may result in losses on the related loans being higher than those in the nation generally. In addition, particular areas may be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots, industrial accidents or terrorism. Loans in areas adversely affected by these factors will experience higher rates of loss and delinquency than loans generally. The related prospectus supplement will contain information regarding the geographic concentration of the loans.

                                                             20

The Loans May be Subject to Negative
   Amortization, Which May Affect
   Your Yield and Result in Increased
   Delinquencies and Losses                 The trust may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule
                                            (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related certificates on the related distribution date.

                                            If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize more slowly.

                                            In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Some of the Loans May Have an Initial
   Interest-Only Period, Which May
   Result in Increased Delinquencies
   and Losses                               To the extent specified in the related prospectus supplement, certain loans may be interest-only until for a period of months or years after the date of origination.
                                            During this period, the payment made by the related borrower will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of

                                                             21

                                            principal during this period. As a result, no principal payments will be made on the certificates with respect to these loans during their interest-only period unless there is a principal prepayment.

                                            After the initial interest-only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related borrowers. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by available credit enhancement, will be allocated to the certificates in reverse order of seniority.

                                            Loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these loans may be significantly different from loans that amortize from origination. In particular, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these loans.

The Collateral Securing Cooperative
   Loans May be More Likely to
   Diminish in Value                        Certain of the mortgage loans may be cooperative loans.  A cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

                                                             22

If Consumer Protection Laws are
   Violated in the Origination
   or Servicing of the Loans, Losses on
   Your Investment could Result             There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of
                                            Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices.
                                            Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                            Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

                                            The loans are also subject to federal laws, including:

                                            o   the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the loans;

                                            o   the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                            o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                                            Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal, state or local laws could subject the trust (and other assignees of the loans) to monetary penalties, and result in the obligors'
                                            rescinding the loans against either the trust or subsequent holders of the loans.

                                            The loan seller, and other responsible parties making representations with respect to the mortgage loans, will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations.
                                            In addition, such party will represent that none of the mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 or are
                                            classified as a "high cost home," "threshold," "covered," "high risk home,"
                                            "predatory," or similar loan under any other applicable federal, state or local law. In the event of a breach of any such representations, such party will be obligated to cure

                                                             23

                                            such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in the related prospectus supplement.

High Loan-To-Value Ratios Increase
   Risk of Loss                             Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. The related prospectus supplement will identify the extent to which loans in the trust have high loan-to-value ratios. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

High Balance Mortgage Loans May
   Pose Special Risks                       The prospectus supplement for a series of certificates will specify the stated principal balances of the mortgage loans in that trust fund as of the cut-off date.  Certain of these mortgage loans may have principal balances greater than $500,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

Losses Could Result if Violations of
   Environmental Laws Occurred
   Affecting the Mortgaged Properties       Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your certificates, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the certificateholders.

                                            We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for
                                            additional information.

Delay in Receipt of Liquidation
   Proceeds; Liquidation Proceeds May
   be Less Than the Loan Balance            Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

The Bankruptcy of the Depositor or a
   Seller May Delay or Reduce
   Collections on Loans                     Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor or any seller, including the sponsor of each securitization, from filing a voluntary application for bankruptcy relief under applicable law. However, the transactions contemplated by the related prospectus will be structured so that

                                            o   the voluntary or involuntary application for bankruptcy relief by the depositor is unlikely,

                                                             24

                                            o   in the event of a bankruptcy filing by the depositor, the loans backing your series of certificates should be treated by the bankruptcy court as property of the related trust and not as part of the bankrupt estate of the depositor,
                                                and

                                            o   a bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the loans should not result in consolidation of the assets and liabilities of the depositor with those of such seller.

                                            These steps include the creation of the depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under insolvency laws without the prior unanimous affirmative vote of all its directors and the structuring of each transfer of loans from the depositor to the related trust as a sale rather than a pledge. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of such a seller, or that the transfer of loans to the trust would in fact be treated by a court as a sale.

                                            The trust assets will be acquired by the depositor from the sponsor, that in turn will acquire the trust assets, either directly or through affiliates, from originators. Each seller (which may include the sponsor) will transfer its related loans to the depositor and the depositor will transfer the loans to the related trust. If a seller were to become a debtor in a bankruptcy case, a creditor or trustee, or the debtor itself, may take the position that the transfer of the loans by the seller should be characterized as a pledge of the related loans to secure a borrowing of such debtor, with the result that the depositor or the trust is deemed to be a creditor of such seller, secured by a pledge of the applicable loans.

                                            An attempt to recharacterize the loan transfers related to your series of certificates, if successful, could result in delays in payments of collections on the loans or reductions in the amount of such payments which could result in losses on the certificates, or in a trustee in bankruptcy electing to accelerate payment by liquidating the loans. Even if such an attempt were unsuccessful, delays in payments on the loans and resulting delays or losses on the certificates could result.

The Loan Seller or Other Responsible
   Parties May Not be Able to
   Repurchase Defective Loans               Each loan seller or another responsible party identified in the prospectus supplement will make various representations and warranties related to the loans. If any such loan seller or responsible party fails to cure a material breach of its representations and warranties with respect to any loan in a timely manner, then it would be required to repurchase or, if so specified in the related prospectus supplement, substitute for the defective loan. It is possible that any such loan seller or responsible party may not be capable of repurchasing or substituting any defective loans, for financial or other reasons. The inability of any such party to repurchase or substitute for defective loans would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

                                                             25

External Events May Increase the Risk
   of Loss on the Loans                     In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the
                                            National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a loan in the trust, the interest rate limitation of the
                                            Servicemembers Civil Relief Act, and any comparable state law, will apply.
                                            Generally, substantially all of the loans in the trust for a series of certificates are expected to have interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which may result in shortfalls of interest on your certificates.

Failure of Servicers and/or Master
   Servicer to Perform May Adversely
   Affect Distributions on Certificates     The amount and timing of distributions on the certificates in a series generally will be dependent on the related servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage
                                            Loans--Servicing and Collection Procedures" in this free writing prospectus. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the related mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

The Servicing Fee May Be Insufficient
   To Engage Replacement Servicers
   or Master Servicer                       The prospectus supplement will specify the servicing fee and master servicing fee payable by the related trust. In the event it becomes necessary to replace a servicer or master servicer, no assurance can be made that the servicing fee or master servicing fee, as applicable, will be sufficient to attract replacement servicers or a replacement master servicer to accept an appointment for the related trust. In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer or a replacement master servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the trust.

Drug, RICO and Money Laundering
   Violations Could Lead to Property
   Forfeitures                              Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America.
                                            The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the
                                            Bank Secrecy Act, the anti-money laundering laws and regulations, including the
                                            USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

                                                             26

                                            In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

   Rights of Beneficial Owners May Be
    Limited by Book-Entry System            If you are a purchaser of a book-entry certificate, your ownership of that certificate will be registered electronically with DTC. The lack of physical certificates could:

                                            o     result in payment delays on your certificates because the securities administrator will be sending distributions on the certificates to DTC instead of directly to you;

                                            o     make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

                                            o     hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry Certificates" in this free writing prospectus.

Risks Related to the Class A-R
   Certificates                             If you purchase the Class A-R Certificates of a series, as holder you must include the taxable income or loss of each REMIC created by the related trust in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

                                            Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i)
                                            historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an

                                                             27

                                            applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class
                                            A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund.
                                            Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in
                                            Treasury regulations issued on July 19, 2002 is satisfied. See "Material Federal
                                            Income Tax Consequences--The Class A-R Certificates" and "ERISA Matters" in this free writing prospectus and "Federal Income Tax Consequences--REMICs-Taxation of
                                            Owners of REMIC Residual Certificates," and "Federal Income Tax
                                            Consequences--Tax-Related Restrictions on Transfers of REMIC Residual
                                            Certificates" in the prospectus.

                                            An individual, trust or estate that holds a Class A-R Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class
                                            A-R Certificates in proportion to their respective ownership interests. See
                                            "Federal Income Tax Consequences--REMICS-Taxation of Owners of REMIC Residual
                                            Certificates" in the prospectus. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R
                                            Certificate are unclear. Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

                                            Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                                                             28

                        DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 126.

Assets

     The primary assets of each trust fund will include:

o    single family mortgage loans, including mortgage participations;

o    pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

o    direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

          o    interest-bearing securities;

          o    non-interest-bearing securities;

          o    originally interest-bearing securities from which coupons
               representing the right to payment of interest have been
               removed;

          o    interest-bearing securities from which the right to payment of principal has been removed; or

o    a combination of mortgage loans, mortgage-backed securities and government securities.

     The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities. The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sellers may be affiliates of the sponsor, may be an affiliate of the depositor and may have acquired the mortgage loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans.

     The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc.
If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

     General

     To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

o    liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

o    liens on mortgaged properties located in any one of the fifty states, the
     District of Columbia or the Commonwealth of Puerto Rico, or, if so
     specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley
Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

     Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

o    the type of property securing the mortgage loans;

o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

o    the earliest and latest origination date and maturity date of the mortgage loans;

o    the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

o    the states or, if applicable, countries in which most of the mortgaged properties are located;

o    information with respect to the prepayment provisions, if any, of the mortgage loans;

o    any interest retained by a seller;

o    with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

     If specific information respecting the mortgage loans is not known to
Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on
Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

o    have individual principal balances at origination of not less than
     $25,000;

o    have original terms to maturity of not more than 40 years; and

o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events.
Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement.
Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

Mortgage-Backed Securities

     Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement.
A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

     Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement. In any securitization where private mortgage-backed securities are included in a trust fund, the offering of the private mortgage-backed securities will be registered if required in accordance with
Rule 190(b) under the Securities Act of 1933.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under
"Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

o    the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

o    the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

o    whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

o    the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

o    the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

o    the issuing entity, any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related certificates, any other material servicer that is responsible for performing an aspect of the servicing on which the certificates would be materially dependent and trustee, as applicable;

o    certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

o    the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

o    the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

o    the applicable servicing fees;

o    the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
     Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities;
     and

o    whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust
     Company or the Participants Trust Company.

Government Securities

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

o    the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

o    the original and remaining terms to stated maturity of the government securities;

o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

o    the interest rates of the government securities or the formula to determine the rates, if any;

o    the applicable payment provisions for the government securities; and

o    to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

     Government securities will consist of securities guaranteed by the
Government National Mortgage Association, Federal National Mortgage
Association or Federal Home Loan Mortgage Corporation.

Accounts

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other
Collection Accounts."

Credit Support

     If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

o    in the form of subordination of one or more other classes of certificates in the series; or

o    by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee reserve fund or a combination thereof.

     The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements and Derivatives

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

o    interest rate exchange agreements,

o    interest rate cap, floor or collar agreements,

o    currency swap agreements and currency exchange agreements,

o    interest rate swap agreements,

o    other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series, or

o    a combination of the foregoing.

     In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

General

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

Pass-Through Rate

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

o    the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

     Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate"
above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

o    distributions of principal,

o    additions to the certificate balance of accrual certificates, and

o    allocations of losses on the assets.

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

o    will correspond to the rate of principal payments on the assets in the related trust fund;

o    is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments, Maturity and Weighted Average Life

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

     In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and

assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

     Type of Mortgage Asset

     If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity.
In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

     With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

     In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     Defaults

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage

loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

     Refinancing

     At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See
"Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the
Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

     The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

     The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities.
The depositor will have limited obligations with respect to a series of certificates. The

depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets.
The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the
Exchange Act.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                                  THE SPONSOR

     The prospectus supplement for each series of certificates will identify the sponsor for the related series.

                            STATIC POOL INFORMATION

     The prospectus supplement for each series of certificates will identify where you can obtain static pool information concerning the Sponsor's prior residential mortgage loan securitizations of prime and alt-a mortgage loans secured by first- [or second-] lien mortgages or deeds of trust in residential real properties.

                                ISSUING ENTITY

     The issuing entity for each series of certificates will be a trust formed for the purpose of issuing that series of certificates. The trust will be a common law trust and will be more fully described in the related prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES

General

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

o    be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

o    provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

o    do all or any combination of the above.

     If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool.
Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May
Experience Decreased Liquidity and Payment Delay" and "Description of the
Certificates--Book-Entry Registration and Definitive Certificates." Definitive
certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates"
and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in
Full."

Categories of Classes of Certificates

     The certificates of any series may be comprised of one or more classes.
Classes of certificates, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

Categories of Classes                                        Definition

Principal Types

Accretion Directed........................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion Class ..........................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Certificates....................  A class consisting of "components."  The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS.............  A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of)
                                            (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2)
                                            scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

                                                           40

Notional Amount Certificates..............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class.................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets.
                                            These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay............................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip.....................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior..............................  A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the
                                            "support class" until the class certificate balance of the support class is reduced to zero.

Support Class.............................  A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or TACs..........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types

Fixed Rate................................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.............................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate.....................  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

                                                           41

Variable Rate.............................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only.............................  A class that receives some or all of the interest payments made on the underlying
                                            Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only............................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual...........................  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual...................................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

     The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market.
The calculation agent will determine those quotations by reference to the
Reuters Screen LIBO Page, as defined in the International Swap Dealers
Association, Inc. Code of Standard Wording, Assumptions and Provisions for
Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the
Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

     LIBOR will be established as follows:

         (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations
         (rounded upwards if necessary to the nearest whole multiple of
         1/32%).

         (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

o    LIBOR as determined on the previous LIBOR determination date or

o    the reserve interest rate.

     The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month
United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading
European banks.

         (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2)
above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh
District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month.
The major components of funds of Eleventh District member institutions are:

o    savings deposits,

o    time deposits,

o    FHLBSF advances,

o    repurchase agreements, and

o    all other borrowings.

     Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index
may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San
Francisco, P.O. Box 7948, 600 California Street, San Francisco, California
94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement,
COFI for each class of COFI certificates for the interest accrual period commencing in that month shall be the most recently published Eleventh
District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published
Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be
obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or
calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of
Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI certificates, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of certificates. A change of index from the Eleventh District Cost of
Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

     (1) U.S. Treasury securities adjusted to the "constant maturity"
specified in that prospectus supplement or

     (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is
published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal
Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If
the calculation agent has not yet received Statistical Release No. H.15(519)
for that week, then it will use the Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal
Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

     On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime
Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Distributions

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.
Payments will be made either:

o    by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

o    by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal
Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement.
Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.
Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

o    delinquencies,

o    losses, and

o    Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any
Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-

backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields
on Certificates" and "Yield Considerations."

Distributions of Principal of the Certificates

     The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund.
The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement.
Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

Components

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums

     If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support"
for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

Advances in Respect of Delinquencies

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due
Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from
Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See
"Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.
Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

Reports to Certificateholders

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest, including any shortfalls in the payment of interest due on the certificates or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

     (3) the amount of the distribution allocable to prepayment premiums;

     (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

     (6) the aggregate principal balance of the assets at the close of business on that distribution date;

     (7) the number and aggregate principal balance of mortgage loans in respect of which:

o    one scheduled payment is delinquent;

o    two scheduled payments are delinquent;

o    three or more scheduled payments are delinquent; and

o    foreclosure proceedings have been commenced;

     (8) with respect to any mortgage loan liquidated during the related Due
Period:

o    the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

o    the amount of any loss to certificateholders;

     (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

o    the loan number of the related mortgage loan; and

o    the date of acquisition;

     (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

o    the book value;

o    the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (11) with respect to any REO property sold during the related Due Period:

o    the aggregate amount of sale proceeds;

o    the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

o    the amount of any loss to certificateholders in respect of the related mortgage loan;

     (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

     (13) the aggregate amount of principal prepayments made during the related Due Period;

     (14) the amount deposited in the reserve fund, if any, on the distribution date;

     (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

     (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

     (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

     (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

     (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

     (20) the aggregate amount of payments by the borrowers of:

o    default interest;

o    late charges; and

o    assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4)
above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1),
(2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

     Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder.
This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the
Internal Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

     The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement.
Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

Book-Entry Registration and Definitive Certificates

     As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the certificates--the certificate owners--will hold their certificates through The
Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear
Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository
Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as
"Euroclear."

     The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry certificate exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount.
Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the certificates will be Cede & Co., as nominee of DTC or one of the relevant depositories.
Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

     Purchases of book-entry certificates under the DTC system must be made by or through Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each certificateholder is in turn to be recorded on the Participants' or Securities
Intermediaries' records. The Securities Intermediary's ownership of a book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of
Clearstream or Euroclear, as appropriate. certificateholders will not receive written confirmation from DTC of their purchase, but certificateholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the
Participant or indirect participant through which the certificateholder entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of
Participants and indirect participants acting on behalf of certificateholders.
certificateholders will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates is discontinued.

     To facilitate subsequent transfers, all book-entry certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual certificateholders of the book-entry certificates; DTC's records reflect only the identity of the Participants to whose accounts such book-entry certificates are credited, which may or may not be the certificateholders. The
Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by
Participants to indirect participants, and by Participants and indirect participants to certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry certificates. Under its usual procedures,
DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry certificates are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry certificates will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of
DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC)
is the responsibility of issuer or agent, disbursement of such payments to
Participants shall be the responsibility of DTC, and disbursement of such payments to the certificateholders shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, credits of certificates received in
Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in certificates settled during the processing will be reported to the relevant
Euroclear or Clearstream Participants on that business day. Cash received in
Clearstream or Euroclear as a result of sales of certificates by or through a
Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear
Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934. DTC holds securities that its Participants deposit with
DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates.
Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing
Corporation, Government Securities Clearing Corporation, MBS Clearing
Corporation, and Emerging Markets Clearing Corporation, as well as by the New
York Stock Exchange, Inc., the American Stock Exchange LLC, and the National
Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a
Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream in any of 37 currencies, including United States dollars.
Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute.
Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to
Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.
Euroclear is operated by the Brussels.

     Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such
Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the
Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to certificates held through Clearstream or
Euroclear will be credited to the cash accounts of Clearstream participants or
Euroclear participants in accordance with the relevant system's rules and procedures,

to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment
of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup
Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry certificates.

     Monthly and annual reports on the trust fund will be provided to Cede &
Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

     DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates and then will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued
at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

     General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities.
In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." The class or classes of certificates deposited with the trustee in connection with the exchange will be referred to in the related prospectus supplement as the
"depositable securities") and the class or classes of certificates delivered by the trustee as a result of the exchange will be referred to in the related prospectus supplement as the "exchangeable securities"). Each exchangeable security will represent both (i) the right to receive all cashflow otherwise payable to the related depositable securities and (ii) the right to exercise all rights of the class or classes of depositable securities. The exchangeable securities will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other

exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated from time to time.

     The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax,
ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

     Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

o    the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

o    the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

o    the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

     There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

o    A class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

o    An interest-only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

o    Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

     In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

o    A class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

o    A class of depositable securities that is a Planned Principal Class or
     Targeted Principal Class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal
     Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     These combinations are only examples. Additional combinations are possible and the related prospectus supplement will describe all of the depositable securities and the exchangeable securities for that series.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date.
Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

          o    A pooling and servicing agreement will be used where the
          trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

          o    A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be
          Morgan Stanley Capital I Inc. and a trustee. A manager or
          administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the
Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan
Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036. Attention: Mortgage Securities.

Assignment of Assets; Repurchases

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The depositor will have acquired the trust assets directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc.
in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement.
Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

          o    in respect of each mortgage loan included in the related
          trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated
          and payment and prepayment provisions, if applicable; and

          o    in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

          o    the original mortgage note endorsed, without recourse, in
          blank or to the order of the trustee,

          o    the original mortgage or a certified copy with evidence of recording, and

          o    an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley
Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

     Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley
Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

     The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc.
will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code,
Morgan Stanley Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

     Unless otherwise provided in the related prospectus supplement, Morgan
Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

          o    the existence of title insurance insuring the lien priority of the mortgage loan;

          o    the authority of the warrantying party to sell the mortgage loan;

          o    the payment status of the mortgage loan and the status of
          payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance
          coverage on the mortgaged property.

     Any warrantying party, if other than Morgan Stanley Capital I Inc. or the sponsor, shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

          o    the warrantying party will be obligated to repurchase the
          mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

     Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

     Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

          o    the accuracy of the information set forth therefor on the
          schedule of assets appearing as an exhibit to the related Agreement;
          and

          o    the authority of the warrantying party to sell the assets.

     The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan
Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default"
below.

Certificate Account and Other Collection Accounts

General

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

          o    the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit
          Insurance Corporation, to the limits established by the Federal
          Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

     A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

     (1) all payments on account of principal, including principal prepayments, on the assets;

     (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

     (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     (5) any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

     (6) any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
Inc., any asset seller or any other specified person as described above under
"--Assignment of Assets; Repurchases" and "--Representations and Warranties;
Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the
Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest;
Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

     (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of
Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (4) to reimburse a master servicer for any advances described in clause
(2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause
(2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

     (6) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the
Depositor";

     (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
Regarding the Trustee";

     (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

     (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

     (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--
Prohibited Transactions and Other Taxes";

     (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

     (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

     (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and
"--Representations and Warranties; Repurchases" or otherwise;

     (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (18) to clear and terminate the certificate account at the termination of the trust fund.

     Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement.
To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under
"--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Pre-Funding Account

     If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

     The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a

condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.
Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

     For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision.
See "Yield and Prepayment Considerations."

     The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

     In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Collection and Other Servicing Procedures

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause;
attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

          o    affect the amount or timing of any scheduled payments of
          principal or interest on the mortgage loan; or

          o    in its judgment, materially impair the security for the
          mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

          o    in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

Subservicers

     A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans.
Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing
Compensation and Payment of Expenses."

Realization Upon Defaulted Mortgage Loans

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any mortgage loan which is in default;

          o    contact the borrower concerning the default;

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

          o    initiate corrective action in cooperation with the borrower if cure is likely;

          o    inspect the mortgaged property; and

          o    take any other actions as are consistent with the Servicing
          Standard.

     A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and
Warranties; Repurchases."

     If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related
Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing
Standard, the master servicer, on behalf of the trustee, may at any time:

o    institute foreclosure proceedings;

o    exercise any power of sale contained in any mortgage;

o    obtain a deed in lieu of foreclosure; or

o    otherwise acquire title to a mortgaged property securing the mortgage loan.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o    the Internal Revenue Service grants an extension of time to sell the property; or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue
          Code at any time that any certificate is outstanding.

     Subject to the foregoing, the master servicer will be required to:

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal
Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.
If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

          o    that the restoration will increase the proceeds to
          certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

          o    that the expenses will be recoverable by it from related
          insurance proceeds or liquidation proceeds.

     As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and
"Description of Credit Support."

Hazard Insurance Policies

     To the extent specified in the related prospectus supplement, each
Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard

insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

          o    the replacement cost of the improvements less physical
          depreciation; and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing
Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of

the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Fidelity Bonds and Errors and Omissions Insurance

     To the extent specified in the related prospectus supplement, each
Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.

Due-on-Sale Provisions

     Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

Retained Interest; Servicing Compensation and Payment of Expenses

     The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related
Agreement.

     To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

Evidence as to Compliance

     The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

          o    a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision;
          and

          o    to the best of such officer's knowledge, based on such
          review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.

     In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities , the master servicer will be required to deliver to the depositor an Assessment of
Compliance that contains the following:

          o    a statement of the master servicer's responsibility for
          assessing compliance with the servicing criteria applicable to it;

          o    a statement that the master servicer used the criteria in
          Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

          o    the master servicer's assessment of compliance with the
          applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

          o    a statement that a registered public accounting firm has
          issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

     In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

Matters Regarding a Master Servicer and the Depositor

     For each series of certificates, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley
Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

     If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

     To the extent specified in the related prospectus supplement, the related
Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the
Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     To the extent specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan
Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the
Agreement; provided, however, that neither a master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan
Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
     Agreement;

o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

o    incurred in connection with any violation of any state or federal securities law; or

o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I
Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

     In general, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of certificates and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. The only ongoing responsibilities of the depositor with respect to any series of certificates will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

     Any person into which the master servicer or Morgan Stanley Capital I
Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or
Morgan Stanley Capital I Inc., will be the successor of the master servicer or
Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

Events of Default

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related
Agreement will include:

o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
     Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or
     Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley
     Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

o    any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

Rights Upon Event of Default

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66(2)/3% of the voting rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in the first bullet point under "--Events of
Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding.
The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

o    to cure any ambiguity;

o    to conform the Agreement to this Prospectus and the prospectus supplement provided to investors in connection with the initial offering of the related certificates

o    to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

o    to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

o    to comply with any requirements imposed by the Internal Revenue Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     To the extent specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

o    reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

o    adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

o    modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
     Agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the
Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a
REMIC at any time that the related certificates are outstanding.

The Trustee

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

     Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

o    defending or prosecuting any legal action in respect of the related
     Agreement or series of certificates;

o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than
     25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series;
     provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related
     Agreement.

Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I
Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then
Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

General

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds and/or spread accounts, or any combination of the foregoing. In addition, derivatives in the form of interest rate swap agreements, interest rate caps, floors and collars, currency swap agreements, currency exchange agreements or any combination of the foregoing may be used by the related trust fund to alter the payment characteristics of the loans or other trust fund assets. Credit support and derivatives will not provide protection against all risks of loss or interest rate or currency movements, as applicable, and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses or other shortfalls occur which exceed the amount covered by credit support or such derivatives or which are not covered by the credit enhancement or such derivatives, securityholders will bear their allocable share of any deficiencies.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support;

o    any conditions to payment thereunder not otherwise described in this prospectus;

o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

o    the material provisions relating to such credit support; and

o    information regarding the obligor under any instrument of credit support, including:

o    a brief description of its principal business activities;

o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

o    its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus supplement.

     See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

Subordinate Certificates

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

Derivative Products

     If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products consisting of the agreements described under "Description of the Trust Funds-Cash Flow Agreements and
Derivatives". For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

Credit Support for Mortgage-Backed Securities

     If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

o    be complete;

o    reflect the laws of any particular state; or

o    encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

General

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

o    a mortgagor--the borrower and usually the owner of the subject property,
     and

o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among:

o    a trustor--the equivalent of a borrower,

o    a trustee to whom the mortgaged property is conveyed, and

o    a beneficiary--the lender--for whose benefit the conveyance is made.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.
If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the
Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage or other instrument may encumber other interests in real property such as:

o    a tenant's interest in a lease of land or improvements, or both, and

o    the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

o    arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

o    arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any

collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

Foreclosure

  General

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual

circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.
For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.
Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure.
Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO Properties

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

o    the Internal Revenue Service grants an REO extension or

o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

     In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions,"
that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an
REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service"
income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on
"prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

     Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may

redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a
REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the
Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

     Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the
tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform
Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a
"commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner,

time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.
The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

Junior Mortgages

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See
"--Foreclosure" in this prospectus.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For

example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or
Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform
Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Environmental Legislation

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender
(such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

Due-on-Sale Clauses

     Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the
Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully

enforceable pursuant to regulations of the United States Federal Home Loan
Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly,
"due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration,
respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale"
clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a
"due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

Subordinate Financing

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

o    the borrower may have difficulty servicing and repaying multiple loans;

o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of
Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision

limiting discount points or other charges on mortgage loans covered by
Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

o    the interest rate, discount points and charges as are permitted in that state; or

o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe.
A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.
The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of
Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act
provides that, notwithstanding any state law to the contrary:

o    state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
     Currency with respect to origination of alternative mortgage instruments by national banks;

o    state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
     Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

o    all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

Servicemembers' Civil Relief Act

     Under the terms of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers' Civil Relief Act, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines,
National Guard, Reserves, Coast Guard and officers of the U.S. Public Health
Service assigned to duty with the military. Because the Servicemembers' Civil
Relief Act, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Servicemembers' Civil Relief Act, as amended. Application of the Servicemembers' Civil Relief Act, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Servicemembers' Civil Relief Act, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors'
Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or Latham & Watkins
LLP or Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I
Inc. This summary is based on laws, regulations, including the REMIC
Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code.
The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

Grantor Trust Funds

     If a REMIC election is not made, Sidley Austin LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion that the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool or an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.  Single Class of Grantor Trust Certificates

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections
162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

o    3% of the excess of adjusted gross income over the applicable amount and

o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

This limitation will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping"
rules of the Internal Revenue Code discussed below under "--Stripped Bonds and
Coupons."

     Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised
Morgan Stanley Capital I Inc. that:

o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section
     7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent
     "loans secured by an interest in real property which is ... residential property" within the meaning of Internal Revenue Code Section
     7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered
     "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal
     Revenue Code section; and

o    a grantor trust certificate owned by a REMIC will represent
     "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal
Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated
redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans.
Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the

characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable Prepayment
Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued
Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations
specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal Revenue Code Section 1272(a)(6).
Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the
Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax

advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

o    the total remaining market discount and

o    a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

     For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

o    the total remaining market discount and

o    a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.
Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies.
Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.
If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.  Multiple Classes of Grantor Trust Certificates

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue
Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust
Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor
Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

o    the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

o    no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

     Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal
Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated
redemption

price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped
Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no
Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

     In light of the application of Internal Revenue Code Section 1286, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to this Stripped
Bond Certificate, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the Internal Revenue Service.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates
are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund.
With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal
Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code
Section 856(c)(5)(B) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue
Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue
Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans

     The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by

the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue
Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

     In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the
OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

o    adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

     The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However,

the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.
Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the
asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

     3. Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report
Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates
Representing Interests in Loans Other Than Adjustable Rate Loans" and with the
OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.  Sale or Exchange of a Grantor Trust Certificate

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a
"capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

     Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

o    the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

o    the grantor trust certificate is part of a straddle;

o    the grantor trust certificate is marketed or sold as producing capital gain; or

o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.  Non-U.S. Persons

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code
Section 1441 or 1442 to

o    an owner that is not a U.S. Person or

o    a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.  Information Reporting and Backup Withholding

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor

trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

o    the broker determines that the seller is a corporation or other exempt recipient, or

o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue
     Service, unless either

o    the broker determines that the seller is an exempt recipient or

o    the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

     On January 23, 2006, the IRS issued final regulations effective January
1, 2007, affecting the information reporting obligations of trustees of
"widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

     Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

     The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i)
by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the
Internal Revenue Code provides that a trust fund will not be treated as a
REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described

below in this section. While the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status,
Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP
will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC
Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made:

o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal
     Revenue Code Section 7701(a)(19)(C);

o    certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code Section
     856(c)(5)(B); and

o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section
     856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of
Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates
held by a regulated investment company will not constitute "Government
Securities" within the meaning of Internal Revenue Code Section
851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal
Revenue Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue
Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin LLP or Cadwalader, Wickersham &
Taft LLP or Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any
Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates
in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

o    "real estate assets" within the meaning of Internal Revenue Code Section
     856(c)(5)(B);

o    "loans secured by an interest in real property" under Internal Revenue
     Code Section 7701(a)(19)(C); and

o    whether the income on such certificates is interest described in Internal
     Revenue Code Section 856(c)(3)(B).

a.  Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may
be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price."
Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the
Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing original issue discount are set forth in Internal Revenue
Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the
Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment
Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC
Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular
Certificate. The stated redemption price at maturity of a REMIC Regular
Certificate includes the original principal amount of the REMIC Regular
Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated
interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular
Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.
Distributions of interest on REMIC Regular Certificates with respect to which
Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular
Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated

redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID
Regulations suggest that all interest on a long first period REMIC Regular
Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

     Under the de minimis rule, original issue discount on a REMIC Regular
Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC
Regular Certificate multiplied by the weighted average maturity of the REMIC
Regular Certificate. For this purpose, the weighted average maturity of the
REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment
Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment
Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal
Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular
Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated
redemption price at maturity of such REMIC Regular Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC
Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular
Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount

method or contingent interest method even though no election under
Internal Revenue Code Section 171 is made to amortize such premium. Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC
Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

o    adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC
     Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period,
     and

o    subtracting from that total the adjusted issue price of the REMIC Regular
     Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period.
The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

o    the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular
     Certificate at its issue price, less

o    any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that
     REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the
     Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

o    the interest is unconditionally payable at least annually;

o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of
     "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC
     Regular Certificate.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on
REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the
Internal Revenue Service.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections
1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular
Certificate will be considered to be zero if the amount allocable to the REMIC
Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular
Certificate's weighted average maturity remaining after the date of purchase.
If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants authority to the Treasury
Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the
Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1) the total remaining market discount and

     2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

     For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1) the total remaining market discount and

     2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates)
that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred
Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium

under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment
Assumption would be taken into account in determining the life of the REMIC
Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code
provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section
1272(a)(6), such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such
REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates.
Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in
"--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular
Certificate. Such adjusted basis generally will equal the cost of the REMIC
Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the
REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC
Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who
receives a final payment that is less than the holder's adjusted basis in the
REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC
Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year.
Long-term capital gains of individuals are subject to reduced maximum tax rates while

capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section
     1274(d) determined as of the date of purchase of such REMIC Regular
     Certificate, over

o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a
"conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC
Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date.
The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of
Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC
Regular Certificate. However, it is unclear under this method how the OID
Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag
Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See
"Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is
not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

o    the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC
     Regular Certificateholder under penalties of perjury, certifying that the
     REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

     If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a
REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S.
branch profits tax as well.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual
Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S.
Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations"
as to the United States of which such a borrower is a "United States shareholder" within the meaning of Internal Revenue Code Section 951(b), are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular
Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and
28% for 2006-2010 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

o    the broker determines that the seller is a corporation or other exempt recipient, or

o    the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a
     non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

o    the broker determines that the seller is an exempt recipient, or

o    the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b.  Taxation of Owners of REMIC Residual Certificates

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors.
Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual
Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual
Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual
Certificate and the impact of the tax treatment on the after-tax yield of a
REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original
REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC
Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of:

o    the income from the mortgage loans and mortgage-backed securities and the
     REMIC's other assets, and

o    the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest
     Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

o    all bad loans will be deductible as business bad debts, and

o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC
Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and

mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if
a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue
Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.
Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985.
Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the
REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular
Certificates in determining the REMIC's initial basis in its assets. See
"--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual
Certificate to reflect any difference between the actual cost of the REMIC
Residual Certificate to the holder and the adjusted basis the REMIC Residual
Certificate would have in the hands of an original REMIC Residual
Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC
Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual
Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate.
Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the Internal Revenue Service finalized
Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular
Certificateholders and the REMIC Residual Certificateholders on a

daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

o    3% of the excess of the individual's adjusted gross income over the applicable amount, or

o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     This limitation will be phased out beginning in 2006 and eliminated after
2009.

     The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Internal
Revenue Code Section 67 or Internal Revenue Code Section 68 may be
substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal
Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC
Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual
Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events.
Thus, for example, an excess inclusion:

o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

o    will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual
     Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons"
     below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120 percent of the
Federal long-term rate in

effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the
REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a
REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual
Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC
Residual Certificate generally equals the cost of the REMIC Residual
Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC
Residual Certificate and by the distributions received thereon by the REMIC
Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset.
However, REMIC Residual Certificates will be "evidences of indebtedness"
within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules.
See "Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual
Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section
1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC
Residual Certificateholder's adjusted basis in the newly acquired asset.

     A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the related REMIC's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees"
received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees must be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non economic residual interest sells or otherwise disposes of the non economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC
Residual Certificates should consult with their tax advisors regarding these regulations.

Prohibited Transactions and Other Taxes

     The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

o    the disposition of a mortgage loan or mortgage-backed security; the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

o    the receipt of compensation for services; or

o    gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income

or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the
90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Internal
Revenue Code, the REMIC generally will be treated as a partnership and the
REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual
Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

     Certain tax information will be furnished quarterly to each REMIC
Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the
REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section
512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See
"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions"
above.

Residual Certificate Payments--Non-U.S. Persons

     Amounts paid to REMIC Residual Certificateholders who are not U.S.
Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S.
Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of
REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular
Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See
"--Taxation of Owners of REMIC Residual

Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the
REMIC Residual Certificates do not have significant value. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the
United States, the 30% or lower treaty rate withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A)   the United States, any State, possession or political
               subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
               instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

         (B)   any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business
               taxable income," and

         (C)   a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

o    a regulated investment company, real estate investment trust or common trust fund,

o    a partnership, trust or estate and

o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through
777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual
     Certificate as a nominee or agent for a disqualified organization and

o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

o    the present value of the expected future distributions on the REMIC
     Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii)
that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

         (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

              (a) the present value of any consideration given to the
         transferee to acquire the REMIC Residual Certificate;

              (b) the present value of the expected future distributions on the REMIC Residual Certificate; and

              (c) the present value of the anticipated tax savings associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this
         "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code
         Section 11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

         (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

              (b) the transferee is an eligible corporation (as defined in
         Treasury regulation section I.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

              (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual
Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC
Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form
W-8ECI or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for

"reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

Taxation of Classes of Exchangeable Securities

     General. Solely for United States federal income tax purposes, the arrangement established to hold the depositable securities will be classified as a trust (the "ES Trust") and the holders of the exchangeable securities will be treated as owning under Section 671 of the Code the interests in the depositable securities that underlie their exchangeable securities.

     If an exchangeable security is related to a pro rata portion of one or more underlying depositable securities, then the interests in each depositable security underlying the exchangeable security will be accounted for separately and will have the same consequences to the holder of the exchangeable security as if such interests in the underlying, depositable security were held outside the ES Trust as described earlier. Except as discussed below under
"--Alternative Tax Consequences," the remaining discussion is based on the assumption that each exchangeable security is related to a pro rata portion of one or more underlying securities.

     Acquisition and Disposition. No gain or loss will be realized upon depositing in the ES Trust the depositable securities underlying an exchangeable security. Regardless of the value of the exchangeable security, at the time of deposit, each underlying depositable security will have the same basis as it did immediately before the deposit (that is, each depositable security will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable security). If more than one underlying depositable security is acquired at the same time (including by acquiring an exchangeable security), then the initial cost of the depositable securities must be determined by apportioning the aggregate cost for the depositable securities (or the cost of the exchangeable security) among the individual depositable securities based on their relative fair market values on the acquisition date.

     No gain or loss will be realized upon withdrawing the depositable securities underlying an exchangeable security from the ES Trust. Regardless of the value of the exchangeable security at the time of withdrawal, each depositable security will have the same separate basis as it did immediately before the withdrawal. If more than one underlying depositable security is disposed of at the same time (including by disposing of an exchangeable security) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable security will be determined by apportioning the aggregate sales proceeds from the depositable securities (or the sales proceeds from the exchangeable security) among the individual depositable securities based on their relative fair market values on the disposition date.

     Alternative Tax Consequences. If an exchangeable security represents disproportionate ownership of the principal and interest payable on the underlying depositable security, then the exchangeable security may be subject to special income tax consequences. Specifically, if the depositor of an underlying depositable security separately disposes of such exchangeable security, then the depositor will be stripping the underlying "bond." In that case, the sale of the exchangeable security and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable security will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable security is subject to treatment as a "stripped bond" or "stripped coupon" under Section 1286 of the
Code, then the consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under
Internal Revenue Code Section 410(d)), are not subject to the restrictions of
ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section 401(a) and exempt from taxation under
Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code Section 503.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of
ERISA) on parties in interest that engage in non-exempt prohibited transactions.

     The United States Department of Labor has issued a final regulation (29
C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of
Section 406 of ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors"
in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors"
include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25%
limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     The United States Department of Labor has granted to Morgan Stanley & Co.
Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption
Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34,
Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by
PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and
by PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002)
(the "Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

          o   the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o   the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms
     (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

         (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service,
     Inc. and Standard & Poor's Ratings Services;

         (3) The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

         (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

         (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

     The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

         (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the
     "pre-funding limit") must not exceed twenty-five percent (25%).

         (2) All receivables transferred after the closing date (the
     "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

         (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

         (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                  (ii)an independent accountant retained by Morgan Stanley
              Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee)
              stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were
              applicable to the receivables transferred to the trust as of the closing date.

         (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

         (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

         (8) The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                  (ii)the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the
             pre-funding limit for the trust; and

                  (iv)that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
             certificateholders as repayments of principal.

         (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from certain
self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

          o   the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

          o   no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

          o   in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o   a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o   immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and
the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the
"Restricted Group").

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "securities" for purposes of the
Exemption and (b) that the specific and general conditions set forth in the
Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the
Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.
In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the
Exemption (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them).
If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of
PTE 95-60.

Review by Plan Fiduciaries

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial

ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the
Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for
certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                               LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust
Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined,
"residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union
Administration (the

"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift
Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in
Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the
Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any
Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any
Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co.
Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to
Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley
Capital

I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b)
under the Securities Act of 1933.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley &
Co. Incorporated acts as agent in the sale of offered certificates, Morgan
Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement.
To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan
Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley
& Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the
Securities Act.

     All or part of any class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan
Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley Austin LLP
or Latham & Watkins LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley
Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.)
Requests for this information should be directed in writing to Morgan Stanley
Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New
York, New York 10036, Attention: Steven S.

Stern, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has
determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 100
Fifth Street, N.W., Washington, D.C. 20549 or be accessed at the internet site
http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

                               GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

     "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

     o    the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due
     Period; and

o    all amounts in the certificate account that are due or reimbursable to
     Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     o    if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

     o    all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

     o    if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

     o    unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

     o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

     o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25%
          of the voting rights;

     o    any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
          Morgan Stanley Capital I Inc., or to the master servicer, Morgan
          Stanley Capital I Inc. and the trustee by the holders of
          certificates evidencing not less than 25% of the voting rights; and

     o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "FHLMC"  means the Federal Home Loan Mortgage Corporation.

     "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after
January 3, 1995 cannot be marked to market.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections
1271 through 1273 and 1275) and the related Treasury regulations.

     "Payment Lag Certificates" means certain of the REMIC Regular
Certificates.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

     "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

     "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section
860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of
1986, as amended from time to time, and related provisions, and regulations
(including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC and Regular
Certificates.

     "REMIC Regulations" means the REMIC Regulations promulgated by the
Treasury Department.

     "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of the REMIC Regular
Certificates.

     "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

     "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Servicing Standard" means:

     o    the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     o    applicable law; and

     o    the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United
States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means:

     o    with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

o    the sales price for that property; and

     o    with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.